As filed with the Securities and Exchange Commission on August 29, 2000
                                                     Registration No. 333 -
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                               ------------------

                            WPS Resources Corporation
             (Exact name of registrant as specified in its charter)

        Wisconsin                          4911                   39-1775292
(State or other jurisdiction     (Primary Standard Industrial   (I.R.S. Employer
of incorporation or organization)(classification code number)Identification No.)

                            WPS Resources Corporation
                             700 North Adams Street
                           Green Bay, Wisconsin 54301
                                 (920) 433-1050
            (Name, address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                               -------------------
                                 Larry L. Weyers
                      President and Chief Executive Officer
                            WPS Resources Corporation
                             700 North Adams Street
                           Green Bay, Wisconsin 54301
                                 (920) 433-1727

                               ------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                    ----------------------------------------
                                   Copies to:
     Michael S. Nolan, Esq.                      Robert J. Loots, Esq.
       Foley & Lardner                    von Briesen, Purtell & Roper, s.c.
   777 East Wisconsin Avenue             411 East Wisconsin Avenue, Suite 700
   Milwaukee, WI 53202-5367                      Milwaukee, WI 53202
                    ----------------------------------------

          Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and satisfaction or waiver of all other conditions to the merger (the "Merger") of Wisconsin Fuel and Light Company ("WFL") with and into Wisconsin Public Service Corporation or another subsidiary of WPS Resources Corporation ("WPS Resources") as described in the Agreement and Plan of Merger, dated as of July 13, 2000 (the "Merger Agreement") attached as Appendix A to the Joint Proxy Statement/Prospectus forming part of this Registration Statement.

                    ----------------------------------------

          If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

                           --------------------------

                         CALCULATION OF REGISTRATION FEE
================================================================================
Title of Each                     Proposed        Proposed
  Class of                         Maximum        Maximum           Amount of
Securities to    Amount to be   Offering Price    Aggregate        Registration
be Registered    Registered(1)    Per Share(2)   Offering Price(2)      Fee
--------------------------------------------------------------------------------
                    1,763,943        $31.445       $55,467,188      $14,643.34
                     plus an
                  indeterminable
 Common Stock,      number of
$1.00 par value  additional shares
--------------------------------------------------------------------------------

                    1,763,943
                     plus an
                  indeterminable
 Common Stock       number of
Purchase Rights   additional rights       (4)            (4)               (4)
================================================================================

(1) The amount of common stock, $1.00 par value, of WPS Resources (including the associated common stock purchase rights, the "WPS Resources Common Stock") to be registered hereunder has been determined on the basis of the initial exchange ratio for such shares in the Merger (i.e., 1.73 of a share of WPS Resources Common Stock for each outstanding share of common stock, $10 par value, of Wisconsin Fuel and Light Company (the "WF&L Common Stock")). The Merger Agreement provides for the issuance of additional shares of WPS Resources Common Stock if during a valuation period immediately prior to closing the average closing price of WPS Resources Common Stock falls below $27.79 per share.
(2) Estimated pursuant to Rules 457(f)(1) and 457(c) of the Securities Act of 1933, as amended (the "Securities Act"), based upon the market value of the shares of WPS Resources Common Stock to be received by the holders of WF&L Common Stock in the Merger ($31.445 per share, i.e., the average of the high and low sales prices per share of the WPS Resources Common Stock as reported on the New York Stock Exchange, Inc. ("NYSE") Composite Transactions reporting system on August 23, 2000).
(3) The registration fee for the WPS Common Stock registered hereby, $14,643.34, has been calculated pursuant to Section 6(b) of, and Rule 457(c) under, the Securities Act, as follows: .000264 times the product of:
     (x) $31.445, the average of the high and low sale prices per share of WPS Common Stock as reported in the NYSE Composite Transactions on August 23, 2000, and (y) 1,763,943, the number of shares of WPS Resources Common Stock to be received by WF&L shareholders in the Merger on the basis of the initial exchange ratio. The maximum and minimum market values of the WPS Resource Common Stock which will be issued has been fixed by the Merger. If the average closing price of WPS Resources during a valuation period immediately prior to the Merger exceeds $33.96 the exchange ratio decreases resulting in the issuance of fewer shares. If during the valuation period the average closing price of WPS Resources Common Stock is less than $27.79 the conversion ratio increases resulting in the issuance of a greater number of shares of WPSR common stock
(4) The common stock purchase rights (the "Rights") of WPS are attached to and trade with the shares of WPS Common Stock being registered hereby. The value attributable to such Rights, if any, is reflected in the market price of the WPS Common Stock.
                    ----------------------------------------

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                        WISCONSIN FUEL AND LIGHT COMPANY
                 211 Forest Street, Wausau, Wisconsin 54402-1627

_______________, 2000

Dear Shareholder:

On behalf of the board of directors, it is my pleasure to invite you to a Special Meeting of Shareholders of Wisconsin Fuel and Light Company ("WF&L") (the "Special Meeting"), which is being held in connection with the proposed merger (the "Merger") of WF&L into a subsidiary of WPS Resources Corporation ("WPSR"). This meeting will provide you with the opportunity to participate in shaping the future direction of your company and the future course of your investment. The meeting will be held on ___________, _____________, 2000 at the corporate offices of WF&L, 211 Forest Street, Wausau, Wisconsin 54402-1627, at ___________, Central Time.

At this important meeting, you will be asked to approve the Agreement and Plan of Merger among WPSR, Wisconsin Public Service Corporation ("WPSC"), WF&L Acquisition Corp. ("WF&L Acquisition") and WF&L (the "Merger Agreement") pursuant to which WF&L will be merged into WPSC or WF&L Acquisition, and each issued and outstanding share of Common Stock, $10 par value, of WF&L ("WF&L Common Stock") will be converted into 1.73 shares of Common Stock, par value $1.00 per share, of WPSR ("WPSR Common Stock"). This ratio is subject to adjustment as more fully described in the accompanying Joint Proxy Statement/Prospectus in the event that the average stock price of a share of WPSR Common Stock in a ten trading day period shortly before the closing of the Merger is more than $33.96 or less than $27.79. Based on the initial conversion ratio, the shares of WPSR Common Stock to be issued to holders of WF&L Common Stock in the Merger represent approximately 6% of the shares of WPSR Common Stock anticipated to be outstanding immediately after the effective time of the Merger.

Pursuant to the Merger Agreement each issued and outstanding share of WF&L Preferred Stock, $100 par value, will be converted into the right to receive $103 in cash plus any accrued and unpaid dividends including a pro-rata portion of the dividend accrued from the last dividend payment date to the date of the Merger.

As I have indicated to you on a number of occasions, change in the gas utility industry continues to accelerate, and the gas utility industry will continue to become increasingly competitive. The Merger will combine WF&L's gas utility, with a strong, well-managed company, which we have come to know well and respect, and should enable WF&L to serve its customers more effectively over the coming years than it could on a stand alone basis.

Your board of directors has carefully considered the terms and conditions included in the Merger Agreement and the effects of the Merger on the business and prospects of WF&L, and is in full agreement that entering into the Merger Agreement was the right decision, and will be beneficial to WF&L and the value of your investment in WF&L Common Stock. In addition, the board of directors has received the opinion of its financial advisor, Emory Business Valuation LLC to the effect that the ratio for conversion of WF&L Common Stock into shares of WPSR Common Stock is fair, from a financial point of view, to the holders of WF&L Common Stock. Accordingly, the board of directors has adopted and approved the Merger Agreement and the transactions contemplated thereby.

A copy of the Merger Agreement and more detailed information concerning the Merger and the transactions contemplated thereby, together with financial and other information concerning the businesses of WPSR and WF&L, are included in the Joint Proxy Statement/Prospectus that accompanies this letter. I urge you to review this material carefully.

Your board of directors has unanimously adopted and approved the Merger Agreement and the Merger and recommends that holders of WF&L Common Stock vote FOR approval of the Merger Agreement and the Merger at the Special Meeting.

The affirmative vote of the holders of 66 2/3% of the shares of Common Stock outstanding and entitled to vote is required to approve the Merger. Failure to vote has the same effect as a vote against the Merger Agreement and the Merger. I urge you to sign, date and mail the enclosed proxy card at your earliest convenience, even if you plan to attend the Special Meeting in person. Your vote is important, no matter how many shares you own. You retain the option to revoke your proxy at any time, or to vote your shares personally if you attend the Special Meeting in person.

We do not anticipate that the Merger will be consummated until some time in 2001. Please do not send in your stock certificates at this time.

This is a major step in the history of WF&L, but one that your board of directors believes is critical to assure the best possible future for all who share a stake in WF&L.

Thank you for your continued support.

Sincerely,



Mark T. Maranger
President and CEO



--------------------------------------------------------------------------------
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the WPS Resources Corporation Common Stock to be issued in the Merger or passed upon the accuracy of the Joint Proxy Statement/Prospectus. Any representation to the contrary is a criminal offense. This Joint Proxy Statement/Prospectus is dated _________, 2000 and is first being mailed to shareholders on or about _____________, 2000.
--------------------------------------------------------------------------------

                      WISCONSIN PUBLIC SERVICE CORPORATION
                             700 North Adams Street
                                 P.O. Box 19001
                         Green Bay, Wisconsin 54307-9001


________________________, 2000



Dear Preferred Shareholder:

          The boards of directors of WPS Resources Corporation and Wisconsin Public Service Corporation have approved a Plan and Agreement of Merger dated as of July 13, 2000 pursuant to which Wisconsin Fuel and Light Company will merge into Wisconsin Public Service Corporation or a special purpose subsidiary of WPS Resources Corporation organized to be the surviving corporation in the Merger if Wisconsin Public Service Corporation cannot itself be the surviving corporation. The Merger would not involve the issuance of capital stock by Wisconsin Public Service Corporation, but Wisconsin Public Service Corporation would acquire all of the assets of Wisconsin Fuel and Light Company and succeed to its liabilities.

          The Restated Articles of Incorporation of Wisconsin Public Service Corporation require that the holders of a majority of the outstanding shares of its preferred stock must vote for any merger or consolidation involving Wisconsin Public Service Corporation unless the Federal Energy Regulatory Commission or the Securities and Exchange Commission approves the transaction. Neither agency has jurisdiction over the proposed merger. Therefore the board of directors is requesting that you vote to approve the Merger so that Wisconsin Fuel and Light Company can merge directly with and into Wisconsin Public Service Corporation. If the preferred shareholders of Wisconsin Public Service Corporation do not approve the Merger, but all other conditions specified in the plan and agreement of Merger are satisfied, Wisconsin Fuel and Light Company will merge into another subsidiary of WPS Resources Corporation. WPS Resources Corporation intends following that merger to combine the former assets and operations of Wisconsin Fuel and Light Company with the assets and operations of Wisconsin Public Service Corporation through a series of transactions which would not involve a merger and which would not require approval by the preferred shareholders of Wisconsin Public Service Corporation. The end result will be the same as the direct merger of Wisconsin Fuel and Light Company into Wisconsin Public Service Corporation but would probably involve greater transaction costs and may result in tax liabilities that would not be incurred in the direct merger.

          The board of directors of Wisconsin Public Service Corporation is also requesting your approval of two amendments to the Wisconsin Public Service Corporation Restated Articles of Incorporation. The adoption of neither amendment is necessary in connection with the Wisconsin Fuel and Light Company merger. The first proposal, however, is intended to eliminate the requirement for preferred shareholder approval for mergers in which Wisconsin Public Service Corporation would be the surviving corporation and which would not result in a change of control of Wisconsin Public Service Corporation. The board of directors believes the current provisions serves little purpose and may result in Wisconsin Public Service Corporation adopting transaction structures that are more cumbersome and expensive than a direct merger but produce essentially the same result from the standpoint of the preferred shareholders. The current provision makes no distinction between types of mergers and applies even to the merger of a subsidiary into Wisconsin Public Service Corporation but does not apply to asset or stock acquisitions.

          The second amendment is being proposed at this time to avoid the effort and expense of a separate solicitation at a later date. The Restated Articles of Incorporation contain a provision requiring the prior approval by the holders of a majority of the outstanding shares of Wisconsin Public Service Corporation preferred stock for it to issue unsecured securities in a principal amount in excess of 20% of its combined secured indebtedness, and capital and surplus. This limitation presents no immediate practical limitation on Wisconsin Public Service Corporation, but we are considering following the lead of a growing number of other public utilities in replacing bonded indebtedness with unsecured indebtedness. This change would allow us to eliminate restrictions imposed by the provisions of a sixty-year-old bond indenture which do not contemplate the current realities of our industry and would allow us greater flexibility in responding to the demands of current and future corporate and industry restructuring. Your board of directors believes that it is in the best interest of all of the shareholders of Wisconsin Public Service Corporation to enable it to choose the right mix of secured and unsecured indebtedness even to the point of eliminating the use of secured indebtedness.

          I am very enthusiastic about the Wisconsin Fuel and Light merger and I seriously believe the adoption of the proposed amendments to the Restated Articles of Incorporation are in the best interest of Wisconsin Public Service Corporation. I join with all the other members of your board of directors in our strong recommendation that you vote to approve the Merger and adopt the proposed amendments to our Restated Articles of Incorporation.

                                        Sincerely,



                                        Larry L. Weyers
                                        Chairman and Chief Executive Officer



-------------------------------------------------------------------------------
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the WPS Resources Corporation Common Stock to be issued in the Merger or passed upon the accuracy of the Joint Proxy Statement/Prospectus. Any representation to the contrary is a criminal offense. This Joint Proxy Statement/Prospectus is dated _________, 2000 and is first being mailed to shareholders on or about _____________, 2000.
--------------------------------------------------------------------------------

                        WISCONSIN FUEL AND LIGHT COMPANY
                                211 Forest Street
                          Wausau, Wisconsin 54402-1627

                             -----------------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                             -----------------------


          NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of WISCONSIN FUEL AND LIGHT COMPANY will be held at the corporate offices of Wisconsin Fuel and Light Company ("Wisconsin Fuel and Light"), 211 Forest Street, Wausau, Wisconsin 54402-1627, at _________ P.M., Central Time, on ______________, 2000, for the following purposes:

     o To consider and vote upon the Agreement and Plan of Merger, dated as of July 13, 2000 (the "Merger Agreement"), providing for the merger of Wisconsin Fuel and Light with and into a subsidiary of WPS Resources Corporation (the "Merger"). Under the Merger Agreement, each outstanding share of Wisconsin Fuel and Light Common Stock, $10 par value, will be converted into the right to receive 1.73 shares of WPS Resources Common Stock unless the average stock price of WPS Resources Common Stock determined over a period shortly before the closing of the Merger is more than $33.96 or less than $27.79. The Merger Agreement provides that if the average closing price of WPS Resources Common Stock during this period is more than $33.96, the conversion ratio will be the same ratio that $58.75 ($33.96 x 1.73) bears to the average closing price of WPS Resources Common Stock during the period. The Merger Agreement also provides that if the average closing price of WPS Resources Common Stock during the period is less than $27.79, the conversion rate will be the same ratio that $48.08 ($27.79 x 1.73) bears to the average closing price of WPS Resources Common Stock during the period. The Merger Agreement also provides that each issued and outstanding share of Wisconsin Fuel and Light Preferred Stock, $100 par value, will be converted into the right to receive $103 in cash plus any accrued and unpaid dividends including a pro-rata portion of the dividend accrued from the last dividend payment date to the date of the Merger.

     o To consider any other matters that may be properly brought before the Special Meeting or any adjournment or postponement of the Special Meeting.

     Only shareholders of record at the close of business on ______________, 2000, are entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement of the Special Meeting.

     The board of directors of Wisconsin Fuel and Light has unanimously adopted and approved the Merger Agreement and the Merger and determined that they are in the best interests of Wisconsin Fuel and Light and its shareholders. The Board recommends that you vote "for" approval of the Merger Agreement and the Merger.

     Shareholders and beneficial owners of shares of Wisconsin Fuel and Light Common Stock and Preferred Stock will be entitled to assert dissenters' rights under Sections 180.1301 through 180.1331 of the Wisconsin Business Corporation Law, a copy of which is attached as Appendix C to the accompanying Joint Proxy Statement/Prospectus. Shareholders should read the Joint Proxy Statement/Prospectus and Appendix C for a description of all statutory provisions relating to dissenters' rights.

     The terms of the Merger are summarized in the accompanying Joint Proxy Statement/Prospectus, which you are urged to read carefully. A copy of the Merger Agreement is attached as Appendix A.

     Your vote is important. Whether or not you expect to attend the Special Meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage-paid return envelope. You can revoke your proxy at any time before it is voted by giving written notice to the corporate secretary of Wisconsin Fuel and Light, by filing another proxy, or by voting in person at the Special Meeting. Attendance at the Special Meeting, by itself, does not revoke your proxy.

                                        By Order of the Board of Directors


                                        Hugh H. Bell,
                                        Secretary
_________________, 2000

                      WISCONSIN PUBLIC SERVICE CORPORATION
                             700 North Adams Street
                                 P.O. Box 19001
                         Green Bay, Wisconsin 54307-9001


Notice of Special Meeting of Preferred Shareholders


Date:         ________________, 2000

Time:         10:30 a.m., Central Time

Place:

Purposes of the Meeting:

     o To consider and vote upon the merger of Wisconsin Fuel and Light Company with and into Wisconsin Public Service Corporation (the "Merger") pursuant to the Agreement and Plan of Merger, dated as of July 13, 2000, among WPS Resources Corporation, Wisconsin Public Service Corporation, WF&L Acquisition Corp. and Wisconsin Fuel and Light Company (the "Merger Agreement").

     o To consider and vote upon a proposed amendment to paragraph 8(b) of part C of article III of the Restated Articles of Incorporation of Wisconsin Public Service Corporation, as amended, to permit mergers of corporations with or into Wisconsin Public Service Corporation which do not involve a change in control of Wisconsin Public Service Corporation without the approval of the transaction by the holders of Preferred Stock of Wisconsin Public Service Corporation.

     o To consider and vote upon a proposed amendment to the Restated Articles of Incorporation of Wisconsin Public Service Corporation, as amended, to delete in its entirety paragraph (9) of part C of article III which requires the affirmative vote of the holders of record of a majority of the total number of outstanding shares of Preferred Stock for Wisconsin Public Service Corporation to issue unsecured securities in excess of 20% of the aggregate of the total principal amount of the corporation's secured indebtedness and of the total capital and surplus of the corporation.

     o To consider any other matters that may be properly brought before the Special Meeting or any adjournment or postponement of the special meeting.

          Only shareholders of record at the close of business on _____________, 2000, are entitled to notice of, and to vote, at this special meeting or any adjournment or postponement of the special meeting.

          The board of directors of Wisconsin Public Service Corporation and WPS Resources Corporation as the holder of all of the outstanding shares of Common Stock of Wisconsin Public Service Corporation has adopted and approved the proposed amendments to the Wisconsin Public Service Corporation Restated Articles of Incorporation.

          Shareholders and beneficial owners of shares of Wisconsin Public Service Corporation Preferred Stock will be entitled to assert dissenters' rights in connection with their vote to approve the Merger under Sections
180.1301 through 180.1331 of the Wisconsin Business Corporation Law, a copy of which is attached as Appendix C to the accompanying Joint Proxy Statement/Prospectus. Preferred shareholders should read the Joint Proxy Statement/Prospectus and Appendix C for a description of all statutory provisions relating to dissenters' rights.

          The terms of the Merger are summarized in the accompanying Joint Proxy Statement/Prospectus which you are urged to read carefully. A copy of the Merger Agreement is attached as Appendix A.

          Your vote is important. Whether or not you expect to attend the Special Meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage-paid, return envelope. You can revoke your proxy at any time before it is voted by giving written notice to the corporate secretary of Wisconsin Public Service Corporation, by filing another proxy, or by voting in person at the special meeting. Attendance at the special meeting, by itself, does not revoke your proxy.

                                        By Order of the Board of Directors



                                        BARTH J. WOLF
                                        Secretary

__________________, 2000

                                TABLE OF CONTENTS

                                                                            Page

WISCONSIN FUEL AND LIGHT COMPANY...............................................1
QUESTIONS AND ANSWERS ABOUT THE MERGER.........................................1
SUMMARY........................................................................4
     The Parties to the Merger.................................................4
         WPS RESOURCES CORPORATION.............................................4
         WISCONSIN FUEL AND LIGHT COMPANY......................................4
     Wisconsin Fuel and Light Special Meeting..................................4
         PLACE, TIME AND DATE..................................................4
         RECORD DATE...........................................................5
         MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING.......................5
         VOTE REQUIRED.........................................................5
         DISSENTERS' RIGHTS....................................................5
     Wisconsin Public Service Special Meeting of Preferred Shareholders........5
         PLACE, TIME AND DATE..................................................5
         RECORD DATE...........................................................6
         MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING.......................6
         VOTE REQUIRED.........................................................6
     The Merger................................................................7
         GENERAL...............................................................7
         EFFECTIVE TIME........................................................7
         CONVERSION OF SHARES; PROCEDURES FOR EXCHANGE OF CERTIFICATES.........8
         BACKGROUND OF THE MERGER..............................................9
         RECOMMENDATION OF THE WISCONSIN FUEL AND LIGHT BOARD;
           WISCONSIN FUEL AND LIGHT REASONS FOR THE MERGER.....................9
         WPS RESOURCES REASONS FOR THE MERGER.................................10
         OPINION OF WISCONSIN FUEL AND LIGHT'S FINANCIAL ADVISOR..............10
         INTERESTS OF CERTAIN PERSONS IN THE MERGER...........................10
         MATERIAL FEDERAL INCOME TAX CONSEQUENCES.............................11
         ACCOUNTING TREATMENT.................................................11
         REQUIRED REGULATORY APPROVALS AND OTHER REGULATORY MATTERS...........11
         FEDERAL SECURITIES LAW CONSEQUENCES..................................12
         CERTAIN OTHER AGREEMENTS.............................................13
         TERMINATION; FEES AND EXPENSES.......................................13
         COMPARISON OF SHAREHOLDER RIGHTS.....................................14
MARKET PRICE AND DIVIDEND INFORMATION.........................................14
SELECTED HISTORICAL CONDENSED FINANCIAL DATA..................................16
         WPS RESOURCES........................................................16
         WISCONSIN FUEL AND LIGHT.............................................17
COMPARATIVE PER SHARE DATA....................................................18
     CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS................19

RISK FACTORS..................................................................21
         TRANSACTION RISKS....................................................21
         OPERATIONAL RISKS....................................................22
THE SPECIAL MEETINGS..........................................................23
     Wisconsin Fuel and Light Special Meeting.................................23
     Wisconsin Public Service Special Meeting of Preferred Shareholders.......26
THE MERGER....................................................................33
         GENERAL..............................................................33
         EFFECTIVE TIME; CONDITIONS TO THE MERGER.............................33
         CONVERSION OF SHARES.................................................33
         BACKGROUND OF THE MERGER.............................................35
         RECOMMENDATIONS OF THE WISCONSIN FUEL AND LIGHT BOARD;
         WISCONSIN FUEL AND LIGHT REASONS FOR THE MERGER......................36
         OPINION OF WISCONSIN FUEL AND LIGHT'S FINANCIAL ADVISOR..............36
         Opinion of Emory Business Valuation, LLC.............................37
         WPS RESOURCES REASONS FOR THE MERGER.................................41
         INTERESTS OF CERTAIN PERSONS IN THE MERGER...........................41
         MATERIAL FEDERAL INCOME TAX CONSEQUENCES.............................43
         ACCOUNTING TREATMENT.................................................45
         REQUIRED REGULATORY APPROVALS AND OTHER REGULATORY MATTERS...........45
         FEDERAL SECURITIES LAW CONSEQUENCES..................................48
         CERTAIN OTHER AGREEMENTS.............................................49
THE MERGER AGREEMENT..........................................................50
         THE MERGER...........................................................50
         EFFECTIVE TIME.......................................................50
         TERMS OF THE MERGER..................................................51
         FRACTIONAL SHARES....................................................51

         CONVERSION OF SHARES; PROCEDURES FOR EXCHANGE OF CERTIFICATES........52
         CONDITIONS TO COMPLETION OF THE MERGER...............................53
         REPRESENTATIONS AND WARRANTIES.......................................56
         CONDUCT OF BUSINESS PENDING THE MERGER...............................57
         NO SOLICITATION OF TRANSACTIONS......................................59
         EMPLOYEE BENEFIT PLANS...............................................60
         INDEMNIFICATION......................................................60
         CERTAIN OTHER COVENANTS..............................................61
         TERMINATION; FEES AND EXPENSES.......................................62
         AMENDMENT; WAIVER....................................................65
         PERSONNEL MATTERS....................................................66
PARTIES TO THE MERGER.........................................................66
         WPS Resources, Wisconsin Public Service and WF&L Acquisition.........66
         Wisconsin Fuel and Light Company.....................................67
MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS
AND FINANCIAL CONDITION.......................................................67
DESCRIPTION OF WPS RESOURCES CAPITAL STOCK....................................74
AUTHORIZED CAPITAL STOCK......................................................74
         WPS RESOURCES COMMON STOCK...........................................74
         CERTAIN STATUTORY PROVISIONS.........................................76
         COMMON STOCK PURCHASE RIGHTS.........................................78
         RESTRICTION ON DIVIDENDS PAYABLE BY WISCONSIN PUBLIC SERVICE
           AND UPPER PENINSULA POWER TO WPS RESOURCES; LIMITATIONS ON
           CAPITAL STRUCTURE..................................................79
COMPARISON OF RIGHTS OF HOLDERS OF COMMON STOCK OF WPS RESOURCES
 AND WISCONSIN FUEL AND LIGHT.................................................79
         GENERAL..............................................................79
         AUTHORIZED CAPITAL STOCK.............................................79
         VOTING RIGHTS........................................................80
         PREEMPTIVE RIGHTS....................................................80
         BOARD OF DIRECTORS...................................................80
         REMOVAL OF DIRECTORS.................................................80
         VACANCIES ON THE BOARD OF DIRECTORS..................................81
         LIMITATION OF LIABILITY; INDEMNIFICATION.............................81
         AMENDMENTS TO ARTICLES OF INCORPORATION..............................82
         AMENDMENTS TO BYLAWS.................................................83
         CERTAIN OTHER SUPERMAJORITY VOTING PROVISIONS........................83
         RIGHTS PLAN..........................................................84
         INSPECTION OF BOOKS, RECORDS AND STOCKHOLDERS LIST...................87
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................89
         CERTAIN SHAREHOLDERS OF WISCONSIN FUEL AND LIGHT.....................89
         CERTAIN SHAREHOLDERS OF WPS RESOURCES................................90

MANAGEMENT OF WPS RESOURCES AND EXECUTIVE COMPENSATION........................90
LEGAL MATTERS.................................................................91
ACCOUNTANTS REPRESENTATIVES...................................................91
EXPERTS.......................................................................91
OTHER MATTERS.................................................................91
WHERE YOU CAN FIND MORE INFORMATION...........................................91
INDEX TO WISCONSIN FUEL AND LIGHT COMPANY
   FINANCIAL STATEMENTS......................................................F-1


APPENDIX A - AGREEMENT AND PLAN OF MERGER
APPENDIX B - EMORY BUSINESS VALUATION, LLC OPINION
APPENDIX C - DISSENTERS' RIGHTS
APPENDIX D - PARAGRAPHS III.C.(8)(b) AND III.C.(9) OF THE WISCONSIN PUBLIC
             SERVICE CORPORATION RESTATED ARTICLES
                     OF INCORPORATION

                        WISCONSIN FUEL AND LIGHT COMPANY

                     QUESTIONS AND ANSWERS ABOUT THE MERGER


Q.   What will I receive in the Merger?

A. Holders of Wisconsin Fuel and Light Common Stock will receive merger consideration valued at not more than $58.75 nor less than $48.08 per share of Wisconsin Fuel and Light Common Stock payable in shares of WPS Resources Common Stock. If the average closing price of WPS Resources Common Stock on the New York Stock Exchange determined during a ten trading day period shortly before the closing of the Merger is not more than $33.96 nor less than $27.79, each share of Wisconsin Fuel and Light Common Stock will convert at the closing of the Merger into the right to receive 1.73 shares of WPS Resources Common Stock. If the average closing price of a share of WPS Resources Common Stock on the New York Stock Exchange during the period is more than $33.96, the conversion ratio will decrease from 1.73 to an amount equal to $58.75 (the value of the merger consideration if the average closing price of WPS Resources Common Stock during the period were $33.96) divided by the actual average closing price of WPS Resources Common Stock on the New York Stock Exchange during the period. If the average closing price of WPS Resources Common Stock on the New York Stock Exchange during the period is less than $27.79, the conversion ratio will increase from 1.73 to an amount equal to $48.08 (the value of the merger consideration if the average closing price of WPS Resources Common Stock during the period were $27.79) divided by the actual average closing price of WPS Resources Common Stock on the New York Stock Exchange during the period.

     The holder of Wisconsin Fuel and Light Preferred Stock will receive $103 in cash per share of Wisconsin Fuel and Light Preferred Stock, plus any accrued and unpaid dividends including a pro-rata portion of the dividend accrued from the last dividend payment date to the date of the Merger.

Q.   When and where is the Wisconsin Fuel and Light shareholder meeting?

A.   __________________, 2000, at _____ p.m., local time at the Wisconsin Fuel and Light office, 211 Forest Street, Wausau, Wisconsin

Q.   What do I need to do now?

A. Please sign and mail in your proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at your shareholders' meeting. In order to ensure that your vote is recorded, please complete and sign your proxy card as instructed on your proxy card even if you currently plan to attend your shareholders' meeting in person. The board of directors of Wisconsin Fuel and Light recommends that you vote in favor of the Merger Agreement and the Merger. If you do not vote your shares at the special shareholders' meeting, it will have the same effect as if you had voted your shares against the Merger.

Q.   What do I do if I later want to change my vote?

A. Just send in a later-dated, signed proxy card to the Wisconsin Fuel and Light corporate secretary, or attend the special shareholders' meeting in person and vote. You may also revoke your proxy by sending a notice of revocation that the Wisconsin Fuel and Light corporate secretary receives at the address indicated above prior to the special shareholders' meeting.

Q.   What are Dissenters' Rights and how do I exercise them?

A. Provisions of the Wisconsin Business Corporation Law permit a shareholder of a Wisconsin corporation such as Wisconsin Fuel and Light to object to certain transactions including a merger and demand cash payment of the fair value of his or her shares determined as of the time immediately before the effectiveness of the Merger and excluding any appreciation or depreciation in value in anticipation of the Merger unless exclusion would be inequitable.

          Any shareholder or beneficial owner of Wisconsin Fuel and Light Common Stock who desires to assert dissenter's right must follow the procedure set forth in subchapter XIII of the Wisconsin Business Corporation Law. A copy of the relevant statutory provisions are set forth in Appendix C to the accompanying joint proxy statement/prospectus and should be carefully reviewed. The procedure requires that the shareholder or beneficial owner must do all of the following:

          Deliver to Wisconsin Fuel and Light before the special meeting of shareholders a written objection to the Agreement and Plan of Merger and a statement that the shareholder or owner intends to demand payment for his or her shares if the Merger goes into effect.

          Not vote in favor of the Merger at the special meeting.

          Demand payment in writing and surrender the certificates for the shares as to which he or she has dissented within thirty (30) days of receipt from Wisconsin Fuel and Light of a notice which the company is required to deliver to dissenting shareholders within ten (10) days after the special meeting of shareholders.

          Since dissenting shareholders cannot vote in favor of the proposed Merger, if more than one-third of the holders of Wisconsin Fuel and Light Common Stock decide to dissent from the Merger, with respect to their shares, the Merger will not be approved or go into effect and no cash payments will be made to the dissenting shareholders.

Q:   Should I send in my Wisconsin Fuel and Light stock certificates now?

A: No. If the Wisconsin Fuel and Light shareholders approve the Merger and all other conditions to the Merger are duly satisfied, we will send the Wisconsin Fuel and Light shareholders written instructions for turning in their common stock certificates if they hold the certificate representing their shares. Do not send in your Wisconsin Fuel and Light stock certificates now.

Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A: No, unless you provide instruction. You should therefore be sure to provide your broker with instructions on how to vote your shares.

Q: What should I do if my Wisconsin Fuel and Light shares are held in employee benefit plans?

A: The trustee of the employee benefit plans will solicit instructions from each plan participant regarding the voting of the shares held by the plan and will vote the shares as directed.

Q:   Will I continue to receive dividends?

A: We expect no change in the dividend policy of Wisconsin Fuel and Light while the Merger is pending. WPS Resources expects to continue to pay its dividends after the Merger. WPS Resources quarterly Common Stock divided is currently $.515 per share ($2.06 annually), which based on the initial Merger conversion ratio of 1.73 shares of WPS Resources Common Stock for each share of Wisconsin Fuel and Light Common Stock, would be equivalent to a quarterly dividend of $.89 per share ($3.56 annually) of Wisconsin Fuel and Light Common Stock.

Q:   When do you expect the merger to be completed?

A: We are working to complete the Merger as soon as possible, and hope to do so before the end of the first quarter of 2001. If regulatory approvals have not been obtained by the June 30, 2001, deadline in the Merger Agreement, the deadline will be automatically extended to December 31, 2001.

Q:   Who do I call if I have question about the meeting or the merger?

A: Any questions may be directed to Hugh H. Bell, Secretary of Wisconsin Fuel and Light (608-259-2309).

                                     SUMMARY

     This summary highlights selected information contained in this joint proxy statement/prospectus. It may not contain all of the information that is important to you. To understand the Merger fully and for a more complete description of the terms of the Merger, you should read this entire joint proxy statement/prospectus carefully, together with the other documents to which we refer. See "Where You Can Find More Information" on page 92. All references to WPS Resources Common Stock include any associated rights under the WPS Resources shareholder rights plan.

                            The Parties to the Merger

     WPS RESOURCES CORPORATION

     WPS Resources Corporation ("WPS Resources") is a holding company whose principal subsidiary is Wisconsin Public Service Corporation ("Wisconsin Public Service"), a regulated electric and gas utility. At June 30, 2000, Wisconsin Public Service served 390,700 electric retail customers and 231,493 gas retail customers in an 11,000 square mile service territory in Northeastern Wisconsin and Upper Michigan. Additionally, Wisconsin Public Service provides wholesale full or partial requirements electric service, either directly or indirectly, to 12 municipal utilities, three Rural Electrification Administration financed electric cooperatives, and a privately-held utility. WPS Resources also owns Upper Peninsula Power Company, a regulated electric utility which serves approximately 49,000 customers in two-thirds of Michigan's Upper Peninsula. WPS Resources also owns two non-utility subsidiaries, WPS Energy Services, Inc. and WPS Power Development, Inc. For fiscal year 1999, Wisconsin Public Service, Upper-Peninsula Power, Energy Services and Power Development represented approximately 65%, 5%, 27% and 3%, respectively, of WPS Resources consolidated revenues and 78%, 7%, 4% and 11%, respectively, of WPS Resources consolidated assets. The mailing address and telephone number of the principal executive offices of WPS Resources are 700 North Adams Street, Green Bay, Wisconsin 54307,
(920) 433-1727. See "PARTIES TO THE MERGER - WPS Resources."

     WISCONSIN FUEL AND LIGHT COMPANY

     Wisconsin Fuel and Light Company ("Wisconsin Fuel and Light") is a regulated utility engaged in the distribution of natural gas to a diversified base of residential, commercial and industrial customers primarily in the communities of Manitowoc and Wausau, Wisconsin.

                    Wisconsin Fuel and Light Special Meeting

     PLACE, TIME AND DATE

     The Wisconsin Fuel and Light Special Meeting will be held on ___________, 2000 at the offices of Wisconsin Fuel and Light, 211 Forest Street, Wausau, Wisconsin 54402-1627 commencing at _____ p.m., Central Time, and at any such time as may be specified upon any adjournments or postponements of the Special Meeting. See "THE SPECIAL MEETINGS - Wisconsin Fuel and Light Special Meeting."

     RECORD DATE

     The holders of record of shares of Wisconsin Fuel and Light Common Stock and Preferred Stock at the close of business on _________, 2000 are entitled to notice of, and to vote at, the Wisconsin Fuel and Light Special Meeting. See "THE WISCONSIN FUEL AND LIGHT SPECIAL MEETING."

     MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

     At the Wisconsin Fuel and Light Special Meeting, holders of shares of Wisconsin Fuel and Light Common Stock and Preferred Stock will vote separately upon a proposal to approve the Merger Agreement and the Merger. Holders of shares of Wisconsin Fuel and Light Common Stock and Preferred Stock will also consider and vote upon any matters incidental to the conduct of the Wisconsin Fuel and Light Special Meeting which may properly arise. See "THE SPECIAL MEETINGS - Wisconsin Fuel and Light Special Meeting."

     VOTE REQUIRED

     The affirmative vote of the holders of at least 66 2/3% of the outstanding shares of Wisconsin Fuel and Light Common Stock and the vote of at least 66 2/3% of the outstanding shares of Wisconsin Fuel and Light Preferred Stock is required to approve the Merger. Approval of the Merger by the holders of shares of Wisconsin Fuel and Light Common Stock and Preferred Stock is a condition to, and required for, the consummation of the Merger. The holder of all of the outstanding shares of Wisconsin Fuel and Light Preferred Stock has delivered a proxy to the President of Wisconsin Fuel and Light authorizing the voting of the shares of Wisconsin Fuel and Light Preferred Stock for approval of the Merger. The directors and executive officers of Wisconsin Fuel and Light hold in the aggregate 5.68% of the issued and outstanding shares of Wisconsin Fuel and Light common stock entitled to vote at the special meeting. See "THE SPECIAL MEETINGS
- Wisconsin Fuel and Light Special Meeting."

     DISSENTERS' RIGHTS

     Under the Wisconsin Business Corporation Law, holders of Wisconsin Fuel and Light Common Stock will be entitled to assert dissenters' rights in connection with the Merger. See "THE SPECIAL MEETINGS - Wisconsin Fuel and Light Special Meeting - Dissenters' Rights."

       Wisconsin Public Service Special Meeting of Preferred Shareholders

     PLACE, TIME AND DATE

     The Wisconsin Public Service Special Meeting of Preferred Shareholders will be held on _____________, 2000 at ____________________________________________,
Green Bay, Wisconsin commencing at ________ a.m. Central Time, and at any such time as may be specified upon any adjournments or postponements of the Special Meeting. See "THE SPECIAL MEETINGS - Wisconsin Public Service Special Meeting of Preferred Shareholders."

     RECORD DATE

     The holders of record of shares of Wisconsin Public Service Preferred Stock at the close of business on __________, 2000 are entitled to notice of, and to vote at, the Wisconsin Public Service Special Meeting of Preferred Shareholders.

     MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

     The holders of record of shares of Wisconsin Public Service Preferred Stock of all series voting as a single voting group will vote upon three proposals.

     o to approve the Merger of Wisconsin Fuel and Light into Wisconsin Public Service pursuant to the Merger Agreement.

     o to adopt an amendment to paragraph 8(b) of part C of article III of the Restated Articles of Incorporation of Wisconsin Public Service to permit without the approval of the transactions by the holders of Preferred Stock of Wisconsin Public Service the mergers of corporations with or into Wisconsin Public Service which do not involve a change of control of Wisconsin Public Service, and

     o to adopt an amendment to the Restated Articles of Incorporation of Wisconsin Public Service by deleting in its entirety paragraph (9) of part C of article III which requires the affirmative vote of the holders of a majority of the outstanding shares of Wisconsin Public Service Preferred Stock to issue unsecured securities in excess of 20% of the aggregate of the total principal amount of Wisconsin Public Service secured indebtedness and of its capital and surplus.

     Holders of shares of Wisconsin Public Service preferred stock will also consider and vote upon any matters incidental to the conduct of the Wisconsin Public Service special meeting of preferred shareholders which may properly arise. See "THE SPECIAL MEETINGS - Wisconsin Public Service Special Meeting of Preferred Shareholders."

     VOTE REQUIRED

     The affirmative vote of the holders of at least a majority of the outstanding shares of Wisconsin Public Service Preferred Stock of all series voting as one class is required to approve the Merger of Wisconsin Fuel and Light directly into Wisconsin Public Service. If the Wisconsin Public Service Preferred Shareholders do not approve the Merger but all other conditions contained in the Merger Agreement are satisfied, Wisconsin Fuel and Light will merge into WF&L Acquisition Corp., a wholly owned subsidiary of WPS Resources. WF&L Acquisition would then sell its business and assets to Wisconsin Public Service, or WPS Resources would then contribute the stock of WF&L Acquisition to Wisconsin Public Service, and Wisconsin Public Service would then dissolve and liquidate WF&L Acquisition into Wisconsin Public Service.

     The affirmative vote of the holders of at least 66 2/3% of the outstanding shares of Wisconsin Public Service Preferred Stock voting as a single class is required to approve each of the proposed amendments to the Wisconsin Public Service Restated Articles of Incorporation. The adoption of neither amendment is required to enable the Merger of Wisconsin Fuel and Light into Wisconsin Public Service to proceed.

     WPS Resources and the directors, executive officers and affiliates of Wisconsin Public Service hold in the aggregate 10 of the issued and outstanding shares of Wisconsin Public Service Preferred Stock entitled to vote at the Special Meeting.

     WPS Resources as the holder of all of the outstanding shares of Common Stock of Wisconsin Public Service has adopted and approved the two amendments to the Wisconsin Public Service Restated Articles of Incorporation. See "THE SPECIAL MEETINGS - Wisconsin Public Service Special Meeting of Preferred Shareholders."

                                   The Merger

     GENERAL

     The Merger Agreement contemplates that at its effective time, Wisconsin Fuel and Light will be merged with and into Wisconsin Public Service, a corporation all of the outstanding shares of common stock of which are owned by WPS Resources provided that the preferred shareholders of Wisconsin Public Service approve the Merger on or before February 1, 2001, if their approval is then required, or with and into WF&L Acquisition Corp., a wholly-owned subsidiary of WPS Resources, if the holders of Wisconsin Public Service Preferred Stock do not approve the Merger on or before February 1, 2001, and that approval is then required. In either case, the separate corporate existence of Wisconsin Fuel and Light will cease and Wisconsin Public Service or WF&L Acquisition, as the case may be, will be the surviving corporation. See "THE MERGER AGREEMENT - Terms of the Merger."

     EFFECTIVE TIME

     The Merger will become effective upon the filing of articles of merger with the Department of Financial Institutions of the State of Wisconsin or such later time as WPS Resources and Wisconsin Fuel and Light may agree upon and set forth in the articles of merger. The effective time will be three days after the satisfaction or waiver of the conditions precedent to the Merger set forth in the Merger Agreement or such other date as WPS Resources and Wisconsin Fuel and Light mutually agree upon, provided that if the Merger would otherwise close during the period beginning December 15, 2000 and ending February 1, 2001, both inclusive, the closing will be delayed until February 2, 2001 or such other date as WPS Resources and Wisconsin Fuel and Light mutually agree upon. See "THE MERGER - Effective Time."

     CONVERSION OF SHARES; PROCEDURES FOR EXCHANGE OF CERTIFICATES

     At the Effective Time, each share of Wisconsin Fuel and Light Common Stock outstanding immediately prior to the time the Merger becomes effective, other than dissenting shares and other than shares owned by Wisconsin Fuel and Light or WPS Resources or any of their respective subsidiaries, will, upon consummation of the Merger, be converted into the right to receive shares of WPS Resources Common Stock. The ratio for converting Wisconsin Fuel and Light common stock into WPS Resources Common Stock will vary depending upon the average closing price of WPS Resources common stock as reported in the New York Stock Exchange Composite Transactions in The Wall Street Journal during a determination period consisting of ten trading days ending with and including the third trading date next preceding the date on which the Merger becomes effective, as follows:

                                        Each share of Wisconsin Fuel and Light
                                         Common Stock Converted Into Right to
                                        Receive that Number of Shares of WPS
                                        Resources Common Stock Set Forth Below
   Average Closing Price of WPS        or that Number of Shares of WPS Resources
  Resources Common Stock During          Common Stock Equal to One Multiplied
     Determination Period                  by the Fraction Set Forth Below
----------------------------------    ------------------------------------------

$27.79 - $33.96 (both inclusive)       1.73 Shares of WPS Resources Common Stock

$33.97 or more                         $58.75(1) divided by
                                                    Average Closing Price of
                                                    WPS Resources Common Stock
                                                    During Determination Period

$27.78 or less                         $48.08(1) divided by
                                                    Average Closing Price of
                                                    WPS Resources Common Stock
                                                    During Determination Period


(1) In the above calculations $58.75 represents the value of 1.73 shares of WPS Resources common stock at $33.96 per share and $48.08 represents the value of 1.73 shares of WPS Resources common stock at $27.79 per share.

     The Merger Agreement provides that the conversion ratio will not be increased beyond such number that would result in the delivery of shares of WPS Resources Common Stock pursuant to the Merger in excess of 19.9% of the aggregate number of shares of WPS Resources Common Stock outstanding at the time that the Merger becomes effective. Based on the closing price of WPS Resources Common Stock on _________, 2000, the conversion ratio would be ______ and the number of shares of its Common Stock which WPS Resources would issue pursuant to the Merger would constitute approximately __% of the aggregate of the total of the number of presently outstanding shares of WPS Resources Common Stock plus the number of additional shares issuable pursuant to the Merger.

     Based on this conversion ratio and the ______ shares of Wisconsin Fuel and Light Common Stock outstanding on ________, 2000, WPS Resources would issue up to _______ shares of WPS

Resources Common Stock. See "THE MERGER AGREEMENT - Conversion of Shares; Procedures for Exchange of Certificates."

     WPS Resources will not issue fractional shares of WPS Resources Common Stock upon the surrender of certificates representing Wisconsin Fuel and Light Common Stock pursuant to the Merger. Instead, the Merger Agreement provides that holders of certificates representing shares of Wisconsin Fuel and Light Common Stock who otherwise would be entitled to fractional shares of WPS Resources Common Stock will receive cash as set forth in the Merger Agreement. See "THE MERGER AGREEMENT -- Fractional Shares."

     As soon as practicable after the Merger becomes effective, Firstar Bank N.A., Milwaukee, Wisconsin, a third-party exchange agent selected by WPS Resources, will mail to each holder of record of a certificate or certificates which immediately prior to the Merger represented outstanding shares of Wisconsin Fuel and Light Common Stock that were converted into the right to receive shares of WPS Resources Common Stock:

     o a letter of transmittal specifying that delivery shall be effected, and risk of loss and title to such certificates will pass, only upon actual delivery of the certificates to the exchange agent

     o instructions for use in effecting the surrender of the certificates in exchange for certificates representing WPS Resources Common Stock.

     Until surrendered, each certificate of Wisconsin Fuel and Light Common Stock eligible for conversion shall at any time after the Merger represent only the right to receive upon surrender the certificate representing WPS Resources Common Stock and cash in lieu of any fractional shares of WPS Resources Common Stock.

     No dividends or other distributions that are declared or made on WPS Resources Common Stock will be paid to any person entitled to receive certificates representing WPS Resources Common Stock until that person surrenders his or her certificates representing Wisconsin Fuel and Light Common Stock. See "THE MERGER AGREEMENT -Surrender and Payment."

     BACKGROUND OF THE MERGER

     For a description of the background of the Merger, see "THE MERGER - Background of the Merger."

     RECOMMENDATION OF THE WISCONSIN FUEL AND LIGHT BOARD; WISCONSIN FUEL AND LIGHT REASONS FOR THE MERGER

     The board of directors of Wisconsin Fuel and Light believes that the Merger is in the best interests of Wisconsin Fuel and Light, and that the terms of the Merger are fair to, and in the best interests of, the holders of Wisconsin Fuel and Light common stock and offer the holders of Wisconsin Fuel and Light common stock better financial prospects for the future than would be available to Wisconsin Fuel and Light on a stand-alone basis.

     The Wisconsin Fuel and Light board has unanimously adopted and approved the Merger Agreement and the Merger, and recommends that holders of Wisconsin Fuel and Light Common

Stock vote to approve the Merger Agreement and the Merger. The Wisconsin Fuel and Light Board adopted and approved the Merger Agreement based upon a number of factors, which are described under "THE MERGER - Recommendation of the Wisconsin Fuel and Light Board; Wisconsin Fuel and Light Reasons for the Merger."

     WPS RESOURCES REASONS FOR THE MERGER

     For the reasons WPS Resources has determined to engage in the Merger, see "THE MERGER - WPS Resources Reasons for the Merger."

     OPINION OF WISCONSIN FUEL AND LIGHT'S FINANCIAL ADVISOR

     As of July 11, 2000, Emory Business Valuation, LLC, Milwaukee, Wisconsin delivered to the Wisconsin Fuel and Light board its written opinion to the effect that, based upon the procedure and subject to the assumptions made, matters considered and the limitations discussed therein, the consideration for Wisconsin Fuel and Light Common Stock provided by the Merger Agreement is fair, from a financial point of view, to the holders of Wisconsin Fuel and Light Common Stock. A copy of the opinion of Emory Business Valuation, LLC is attached to this joint proxy statement/prospectus as Appendix B and should be read in its entirety. See "THE MERGER -- Opinion of Wisconsin Fuel and Light's Financial Advisor."

     INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Five executives, Mark T. Maranger, President and Chief Executive Officer, Paul C. Baird, Treasurer, Monte K. Gehring, Vice-President, John K. Keune, Vice-President, and Edward C. Vallis, Vice-President will continue to be covered by the existing Wisconsin Fuel and Light change in control severance agreements. In general, each of these agreements provides that if the employer terminates the employment of such executive "without cause" after a change in control or if the employee terminates his employment for "cause" after a change in control, the executive shall be entitled to a payment equal to 2.99 times the executive's "base amount" as defined under ss. 280G of the Internal Revenue Code (essentially annualized compensation over the past five calendar years) multiplied by a fraction, the numerator of which is 36 minus the number of calendar months elapsing from the effective date of the change in control to the effective date of termination of employment, and the denominator of which is 36. However, in no event would the aggregate benefits under a change in control, severance agreements and severance policies after the change in control exceed the amount that would trigger excise taxes under the "parachute payment" provisions of the tax laws.

     In order to induce these executives to join Wisconsin Public Service after the Merger, Wisconsin Public Service has decided to make the severance payments to those executives who agree to become Wisconsin Public Service employees following the Merger.

     Wisconsin Fuel and Light has a retainer agreement with its general legal counsel, Bell, Gierhart & Moore, S.C. in Madison, Wisconsin, extending through December 31, 2003 and calling for payment of $1,500 per month as a retainer for legal services. Hugh H. Bell, a principal shareholder of the law firm, is Secretary and a director of Wisconsin Fuel and Light.

     See "THE MERGER - Interests of Certain Persons in the Merger."

     MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The Merger is intended to qualify as a reorganization under the Internal Revenue Code of 1986, so that no gain or loss would be recognized by WPS Resources or by the wholly-owned subsidiary of WPS Resources that is a party to the Merger, or by Wisconsin Fuel and Light or the shareholders of Wisconsin Fuel and Light, except for gain or loss attributable to cash received in lieu of fractional shares of WPS Resources Common Stock or for dissenting shares. At the closing of the Merger pursuant to the Merger Agreement, von Briesen Purtell & Roper, s.c., special counsel to Wisconsin Fuel and Light, will have delivered to Wisconsin Fuel and Light its opinion and Foley & Lardner, counsel to WPS Resources, will have delivered to WPS Resources its opinion, both opinions dated as of the date that the Merger becomes effective, that, among other things, the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. See "THE MERGER -- Material Federal Income Tax Consequences."

     Von Briesen, Purtell & Roper, s.c. and Foley & Lardner have filed opinions as exhibits to the registration statement which includes this joint proxy statement/prospectus. In the opinion of von Briesen, Purtell & Roper, s.c., special counsel to Wisconsin Fuel and Light, the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. In the opinion of Foley & Lardner, counsel to WPS Resources, the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. The opinions of von Briesen, Purtell & Roper, s.c. and Foley & Lardner are based on current law, the information contained in this proxy statement/prospectus and certain representations as to factual matters made by Wisconsin Fuel and Light and WPS Resources.

     WPS Resource's obligation to effect the Merger is conditioned on, among other things, the delivery at the closing of the Merger transaction of an opinion to WPS Resources from Foley & Lardner, and Wisconsin Fuel and Light's obligation to effect the Merger is conditioned on, among other things, the delivery at the closing of an opinion from von Briesen Purtell & Roper, s.c., each such opinion substantially to the effect that, for federal income tax purposes, the Merger constitutes a tax-free reorganization within the meaning of
Section 368(a) of the Internal Revenue Code. WPS Resources and Wisconsin Fuel and Light may each waive the delivery of such opinions as conditions to closing. However, in the event that, in the opinion of WPS Resources or Wisconsin Fuel and Light or their respective counsel, such waiver would constitute a material event for Wisconsin Fuel and Light common shareholders, including, without limitation, that the Merger does not constitute a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code, the approval of the Wisconsin Fuel and Light common shareholders will be resolicited.

     ACCOUNTING TREATMENT

     The Merger will be treated by WPS Resources as a "purchase" for accounting and financial reporting purposes pursuant to generally accepted accounting principles. See "THE MERGER - Accounting Treatment".

     REQUIRED REGULATORY APPROVALS AND OTHER REGULATORY MATTERS

     The approval of the Public Service Commission of Wisconsin, as well as the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") are required in order to consummate the Merger.

     Although the parties believe that they will receive the requisite regulatory approvals for the Merger, there can be no assurance as to the timing of such approvals or the ability of the parties to obtain regulatory approval on satisfactory terms or otherwise. The Merger is not expected to be consummated until at least the first quarter of 2001.

     It is a condition to the consummation of the Merger that all approvals be obtained pursuant to final orders and on terms and conditions which do not have, in the aggregate, or insofar as reasonably can be foreseen, would not have, a material adverse effect on the business, assets, financial condition or results of operations of WPS Resources or Wisconsin Fuel and Light. There can be no assurance that any approvals will not contain terms or conditions which cause such approvals to fail to satisfy such condition to the consummation of the Merger. See "THE MERGER AGREEMENT - Required Regulatory Approvals and Other Regulatory Matters" and "THE MERGER AGREEMENT - Conditions to Consummation of the Merger" with respect to the approvals noted above and other filings and actions which also constitute conditions to the consummation of the Merger.

     Because Wisconsin Fuel and Light will either merge directly into Wisconsin Public Service or merge into WF&L Acquisition, and WF&L Acquisition will immediately following the Merger transfer its assets and operations to Wisconsin Public Service, WPS Resources and Wisconsin Fuel and Light do not believe that the Merger will involve the creation of a new Wisconsin utility holding company under section 196.795 of the Wisconsin Statutes, the Wisconsin Holding Company Act or require the prior approval of the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935. WPS Resources may seek confirmation of these conclusions from the Public Service Commission of Wisconsin and from the Securities and Exchange Commission. If such confirmations are not received, WPS Resources will make application for such approvals, but the approval processes may delay the time when the Merger Agreement becomes effective. The Merger Agreement provides that either Wisconsin Fuel and Light or WPS Resources may terminate the Merger Agreement if the Merger has not become effective on or before June 30, 2001, but if there are then pending applications for regulatory approvals, the Merger Agreement automatically extends this deadline to December 31, 2001.

     The Public Service Commission of Wisconsin will continue to have jurisdiction to review and regulate all costs projected to be incurred by Wisconsin Public Service for potential recovery in rates in Wisconsin including the rates charged to the former customers of Wisconsin Fuel and Light, and will regulate all affiliate dealings between Wisconsin Public Service and all of its affiliates.

     WPS Resources is currently exempt from the registration and other requirements of the Public Utility Holding Company Act, other than from Section 9(a)(2) thereof. WPS Resources is and will remain a public utility holding company under the Wisconsin Holding Company Act and as such will remain subject for certain purposes to the jurisdiction of the Wisconsin Commission. See "THE MERGER - Required Regulatory Approvals and Other Regulatory Matters - State Regulatory Matters."

     FEDERAL SECURITIES LAW CONSEQUENCES

     All WPS Resources Common Stock issued in connection with the Merger will be freely transferable, except that any WPS Resources Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act of 1933) of WPS Resources or

Wisconsin Fuel and Light will be subject to certain limitations on transfer. See "THE MERGER - Federal Securities Law Consequences."

     CERTAIN OTHER AGREEMENTS

     The Merger Agreement requires Wisconsin Fuel and Light to identify in writing to WPS Resources prior to the date of closing of the Merger any persons who are, or are deemed to be, affiliates of Wisconsin Fuel and Light, and to use reasonable efforts to have such persons execute and deliver, prior to the closing date, affiliates' letters in which they will make certain representations about their intentions to hold shares of WPS Resources Common Stock to be received in the Merger and agree to certain restrictions on resale of the shares of WPS Resources Common Stock. The representations and restrictions on resale are intended to preserve the characterization of the Merger for federal income tax purposes as a reorganization, and to comply with restrictions on resale of securities imposed by federal securities laws.

     TERMINATION; FEES AND EXPENSES

     The parties to the Merger Agreement may terminate the Merger Agreement in certain circumstances, whether before or after approval and adoption of the Merger Agreement by the shareholders of Wisconsin Fuel and Light, including:

     o by mutual written consent of WPS Resources and Wisconsin Fuel and Light;

     o by either party, in certain circumstances, if the Merger is not consummated by June 30, 2001 (which date shall under certain circumstances be extended to December 31, 2001);

     o by either party if the requisite Wisconsin Fuel and Light shareholder approval is not obtained;

     o by either party if any law or regulation is adopted which prohibits the Merger or if any court of competent jurisdiction in the United States issues a final order prohibiting the Merger;

     o by a non-breaching party if there occurs a material breach of the Merger Agreement which is not cured within 20 days;

     o by Wisconsin Fuel and Light, upon two days written notice, under certain circumstances, as a result of the acceptance of a third party tender offer or business combination proposal.

     The Merger Agreement requires the payment of a termination fee of $1,500,000 be paid in certain circumstances, including if, in certain circumstances, a business combination proposal with a third party is not rejected or withdrawn. See "THE MERGER AGREEMENT - Termination; Fees and Expenses."

     The Merger Agreement provides that except under the circumstances in which a termination fee is payable by one of the parties, all expenses incurred in connection with the Merger Agreement and the transactions contemplated by the Merger will be paid by the party incurring such expenses.

     COMPARISON OF SHAREHOLDER RIGHTS

     WPS Resources and Wisconsin Fuel and Light are both incorporated in Wisconsin and governed by Wisconsin law, so the rights of Wisconsin Fuel and Light shareholders who become WPS Resources shareholders will continue to be governed by Wisconsin law. Certain provisions of the Wisconsin Business Corporation Law which were not applicable to Wisconsin Fuel and Light are applicable to WPS Resources. There are some differences in the rights of the shareholders under the respective articles of incorporation and other documents relating to WPS Resources and Wisconsin Fuel and Light. WPS Resources is also subject to the Wisconsin Holding Company Act. For a discussion of the various differences between the rights of shareholders of Wisconsin Fuel and Light and the rights of shareholders of WPS Resources, see "COMPARISON OF SHAREHOLDER RIGHTS."

                      MARKET PRICE AND DIVIDEND INFORMATION

     The WPS Resources Common Stock is listed on the New York Stock Exchange. The Wisconsin Fuel and Light Common Stock is publicly traded in the over-the-counter market. The following table sets forth, for the periods indicated, the high and low sales prices of WPS Resources common stock and Wisconsin Fuel and Light Common Stock as reported by the New York Stock Exchange in the case of WPS Resources and by the National Association of Securities Dealers, Inc., in the case of Wisconsin Fuel and Light and dividends declared on each.

                                                                                                       WPS Resources Price
                                                                                                          Per Equivalent
                                                                                                        Share of Wisconsin
                                        WPS Resources                  Wisconsin Fuel and Light          Fuel and Light*
                               --------------------------------     -----------------------------    ----------------------
                                High        Low       Dividends      High       Low    Dividends      High         Low
                                ----        ---       ---------      ----       ---    ---------      ----         ---
1997
    First Quarter              28 3/4      26 1/8       $.475        20 1/8    20 1/8     $.30        49.74       45.20
    Second Quarter             27 7/8      23 3/8        .475        20 1/2    20 1/8      .31        48.22       40.44
    Third Quarter              29 1/4      26 3/4        .485        20 1/2    19 1/2      .31        50.60       46.28
    Fourth Quarter             34 1/4      28 1/16       .485        20 1/2    20 1/2      .31        59.25       48.55

1998
    First Quarter              33 13/16    32            .485        20 1/4    19 1/8      .31        58.50       55.36
    Second Quarter             34          29 15/16      .485        20        20          .32        58.82       51.80
    Third Quarter              35 3/4      31 5/8        .495        26        26          .32        61.85       54.71
    Fourth Quarter             37 1/2      33            .495        23 3/4    23 23/32    .32        64.87       57.09

1999
    First Quarter              35 3/4      29 1/4        .495        25        25          .32        61.85       50.60
    Second Quarter             32 1/4      28 3/8        .495        25        25          .33        55.79       49.09
    Third Quarter              30 11/16    27 13/16      .505        25 1/2    25          .33        53.09       48.12
    Fourth Quarter             39 1/16     24 1/4        .505        25        25          .33        67.58       41.95

2000
    First Quarter              26 11/16    22 3/4        .505        25        24          .33        46.17       39.36
    Second Quarter             32 1/4      25 1/4        .505        54        22          .34        55.79       43.68
    Third Quarter              32          29 7/8        .515                  **          .34        55.36       51.68
    (through
    August 25, 2000

---------------
*    Calculated by multiplying the WPS Resources Common Stock price per share by the exchange ratio of 1.73 shares of WPS Resources Common Stock for each share of Wisconsin Fuel and Light Common Stock.

**   One reported transaction at $41 on August 8, 2000.


     On May 26, 2000, the last full trading day before the public announcement of the proposed merger, the high, low and closing sales prices per share of WPS Resources Common Stock on the New York Stock Exchange Composite Tape were $32 1/4, $31 1/2 and $32 1/4, respectively, and the bid, ask and closing prices of Wisconsin Fuel and Light Common Stock in the over-the-counter market, were $22, $24 and $24, respectively.

     On _____________, 2000, the most recent date for which it was practicable to obtain market price data prior to printing this proxy statement/prospectus, the high, low and closing sales prices per share of WPS Resources Common Stock on the New York Stock Exchange Composite Tape were $______, $_______, and $_______, respectively, and the price per share of Wisconsin Fuel and Light Common Stock in the over-the-counter market was $____________________. If the Merger had been consummated on that date, the market value of the number of shares of WPS Resources Common Stock into which each share of Wisconsin Fuel and Light Common Stock would have been converted, based on the conversion ratio of 1.73, would have been $__________.

     The market prices of WPS Resources Common Stock and Wisconsin Fuel and Light Common Stock are subject to fluctuation. We recommend that Wisconsin Fuel and Light shareholders obtain current market quotations for WPS Resources Common Stock and Wisconsin Fuel and Light Common Stock prior to submitting their proxies or voting on the Merger.

     Wisconsin Fuel and Light Common Stock trades infrequently in the over-the-counter market. Until May 1, 2000, Wisconsin Fuel and Light Common Stock was quoted on the Nasdaq Over-the-Counter Bulletin Board ("OTCBB"). The Securities and Exchange Commission recently adopted a rule requiring companies to become compliant with Securities and Exchange Commission filing requirements in order to have their share prices quoted on the OTCBB. In view of the pending Merger, Wisconsin Fuel and Light chose not to comply, and Wisconsin Fuel and Light Common Stock is no longer quoted on the OTCBB.

                  SELECTED HISTORICAL CONDENSED FINANCIAL DATA

     The summary below sets forth selected historical financial data for WPS Resources and Wisconsin Fuel and Light. The WPS Resources financial data should be read in conjunction with the consolidated financial statements and notes thereto contained in the WPS Resources documents incorporated by reference herein. The Wisconsin Fuel and Light financial data should be read in conjunction with the financial statements and notes thereto appearing elsewhere in this proxy statement/prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "INDEX TO WISCONSIN FUEL AND LIGHT FINANCIAL STATEMENTS.

     WPS RESOURCES

     The selected historical consolidated year-end financial data of WPS Resources set forth below have been derived from the consolidated financial statements of WPS Resources for each of the five fiscal years in the period ended December 31, 1999. The selected historical consolidated six-month-end financial data of WPS Resources set forth below has been derived from the consolidated financial statements of WPS Resources for the six-month period ended June 30, 2000. The consolidated financial statements for each of the five years in the period ended December 31, 1999 have been audited by Arthur Andersen LLP, independent public accountants. The consolidated financial statements for the six-month period ended June 30, 2000 are unaudited. In the opinion of WPS Resources management, such unaudited data include all adjustments, consisting only of normal recurring accruals, necessary for fair presentation.

                                             WPS Resources Summary Financial Data
                                       (Dollars in thousands, except per share amounts)

                                       6 Months
                                      Ended June
                                       30, 2000                                    Years Ended December 31,
                                     -------------    ---------------------------------------------------------------------------
                                                          1999            1998           1997           1996           1995
                                     -------------    -------------   -------------  -------------  -------------  --------------
Income Statement Data:                (unaudited)
Operating revenues.................      $773,522       $1,098,540      $1,063,736       $935,837       $916,449        $780,953
Preferred stock dividends of
subsidiary.........................         1,555            3,111           3,132          3,133          3,134           3,136
Net income.........................        40,587           59,565          46,631         55,809         52,885          60,634
Basic and diluted earnings per
average share of common stock
outstanding........................         $1.53            $2.24           $1.76          $2.10          $1.99           $2.28
Cash dividends.....................          1.01             2.00            1.96           1.92           1.88            1.84
Balance Sheet Data:
Total assets.......................    $2,095,918       $1,816,548      $1,510,387     $1,435,804     $1,463,316      $1,393,908
Short-term borrowings..............        55,100           90,258          60,293         40,466         63,192          27,425
Long-term debt.....................       707,344          634,502         393,037        347,015        349,054         350,098
Preferred stock of subsidiaries....        51,189           51,193          51,200         51,645         51,656          51,703
Common stock equity................       542,291          536,300         517,190        518,764        510,642         505,178
Book value per share...............        $20.55           $20.03          $19.52         $19.56         $19.24          $19.03
Market Data-Common Stock:
Closing market price per share.....      $30 l/16          $25 1/8         $35 1/4      $33 13/16          $281/2           $34

     WISCONSIN FUEL AND LIGHT

     The selected historical year-end financial data of Wisconsin Fuel and Light set forth below have been derived from the financial statements of Wisconsin Fuel and Light for each of the five fiscal years in the period ended December 31, 1999. The selected historical six-month financial data of Wisconsin Fuel and Light set forth below has been derived from the financial statements of Wisconsin Fuel and Light for the six-month period ended June 30, 2000. The financial statements for each of the five years in the period ended December 31, 1999 have been audited by Arthur Andersen LLP, independent public accountants. The financial statements for the six-month period ended June 30, 2000 are unaudited. In the opinion of Wisconsin Fuel and Light management, such unaudited data include all adjustments, consisting of only normal recurring accruals, necessary for fair presentation.

                                       Wisconsin Fuel and Light Summary Financial Data
                                       (Dollars in thousands, except per share amounts)
                                       6 Months
                                      Ended June
                                       30, 2000                                    Years Ended December 31,
                                     -------------    ---------------------------------------------------------------------------
                                                          1999            1998           1997           1996           1995
                                     -------------    -------------   -------------  -------------  -------------  --------------
Income Statement Data:                 (unaudited)
Operating revenues.................       $26,444          $43,834         $40,543        $50,887        $53,693         $45,722
Preferred stock dividend...........            60              120             120            120            120             120
Net income.........................         1,404            2,145           1,121          1,841          2,364           1,744
Earnings per average share of
common stock outstanding...........         $1.33            $2.04           $1.01          $1.75          $2.29           $1.66
Diluted Earnings per average share
of common stock outstanding........         $1.33            $2.03           $1.01          $1.75          $2.28           $1.66
Cash dividends.....................          $.66            $1.30           $1.26          $1.22          $1.18           $1.16
Balance Sheet Data:
Total assets.......................       $41,136          $46,248         $44,950        $44,504        $47,420         $43,476
Short-term borrowings..............         1,825            8,101           5,545          4,701          3,110           1,515
Preferred stock....................         2,000            2,000           2,000          2,000          2,000           2,000
Common stock equity................        16,369           15,126          14,400         14,578         14,027          12,906
Book value per share...............        $16.05           $15.26          $14.53         $14.78         $14.26          $13.17
Market Data - Common Stock:
Closing market price per share.....       $ 54.00          $ 25.00          $23.75         $20.50         $19.75        $  17.00

     Earnings per share, diluted earnings per share, cash dividends, book value per share and market price per share has been restated to reflect a 2 for 1 stock split in 1999.

                           COMPARATIVE PER SHARE DATA

     The following table sets forth data per common share of WPS Resources and Wisconsin Fuel and Light on an historical basis, an unaudited pro forma combined basis for WPS Resources, and an equivalent unaudited pro forma basis for Wisconsin Fuel and Light. The unaudited WPS Resources pro forma combined basis was derived by giving effect to the Merger under the "purchase" method of accounting for business combinations. The equivalent unaudited pro forma data for Wisconsin Fuel and Light was calculated by multiplying the unaudited WPS Resources pro forma combined per common share data by a conversion ratio of 1.73 share of WPS Resources common stock for each share of Wisconsin Fuel and Light common stock.

     This information should be read in conjunction with the historical financial statements of WPS Resources incorporated by reference in this joint proxy statement/prospectus and the historical financial statements of Wisconsin Fuel and Light included in this joint proxy statement/prospectus.

                                                                                                   Years Ended
                                                                      Six Months                    December 31,
                                                                     Ended June 30,      -------------------------------------
                                                                          2000             1999          1998          1997
                                                                    -----------------    ----------    ---------     ---------
                                                                      (unaudited)
WPS Resources
Historical per common share data:
    Net income(a)(e)..............................................        $1.53          $  2.24      $  1.76       $  2.10
    Book value(b).................................................        20.55            20.03        19.52         19.56
    Cash dividends(c)(d)..........................................         1.01             2.00         1.96          1.92
Wisconsin Fuel and Light
Historical per common share data:
    Net income(a)(e)..............................................        $1.33          $  2.03      $  1.01       $  1.75
    Book value(b).................................................        16.05            15.26        14.53         14.78
    Cash dividends(c)(d)..........................................          .66             1.30         1.26          1.22

                                                                          Six Months Ended                 Year Ended
                                                                            June 30, 2000                December 31, 1999
                                                                         --------------------          --------------------
WPS Resources(f)
Unaudited pro forma combined per common share data:
    Net income(a)(e)..............................................             $1.50                        $2.19
    Book value(b).................................................             21.97                        21.45
    Cash dividends(c)(d)..........................................              1.01                         2.00
Wisconsin Fuel and Light(f)
Equivalent, unaudited pro forma per common share data:
    Net income(a)(e)..............................................             $2.60                        $3.79
    Book value(b).................................................             38.00                        37.11
    Cash dividends(c)(d)..........................................              1.75                         3.46

---------------

(a)  Per share amounts for net income were computed based on the weighted average shares outstanding during the period.

(b)  Per share amounts for book value were computed based on the number of shares outstanding as of the end of the period presented.

(c)  The payout ratio (ratio of cash dividends to net income) of WPS Resources and Wisconsin Fuel and Light combined would be 67%, based upon the WPS Resources quarterly dividend of $0.505 for the second quarter of 2000 and unaudited pro forma combined net income for the six months ended June 30, 2000. Such ratio should not be viewed as indicative of payout ratios for future periods.

(d)  Pursuant to Securities and Exchange Commission requirements based on historical dividends paid by WPS
     Resources and Wisconsin Fuel and Light combined. If based upon the WPS Resources current quarterly dividend of $0.515 per share, the equivalent cash dividend of Wisconsin Fuel and Light Common Stock would be $3.56 per share (annualized).

(e)  Net income per share data represents basic and diluted earnings per share, except for 1999 for Wisconsin
     Fuel and Light. Basic and diluted net income per share for Wisconsin Fuel and Light for 1999 was $2.04 and $2.03, respectively.

(f)  Several assumptions were made in determining the pro forma data. First, the sale price was calculated using the highest price in the collar for WPS Resources Common Stock of $33.96 and 1,763,943 shares issued by WPS Resources. This resulted in a purchase price of $59,903,504 and $45,503,400 of purchase premium at January 1, 1999. The purchase premium was then assumed to be amortized straightline over 40 years. All calculations further assume that Preferred Stock and required preferred dividends of Wisconsin
     Fuel and Light have been eliminated after the merger.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     This joint proxy statement/prospectus and other material to which we refer or incorporate by reference contain forward-looking statements made by or on behalf of WPS Resources or Wisconsin Fuel and Light. These are statements of opinion, intention or belief about future events or conditions, rather than historical facts. The forward-looking statements are based upon management's current expectations and are subject to risks and uncertainties that could cause the actual results of WPS Resources or Wisconsin Fuel and Light to differ materially from those contemplated in the statements. You should not place undue reliance on the forward-looking statements. The terms "anticipate," "believe," "estimate," "expect," "objective," "plan," "possible," "potential," "project" and similar expressions are intended to identify forward-looking statements. In addition to the assumptions and other factors we mention specifically in connection with the forward-looking statements, factors that could cause WPS Resources' or Wisconsin Fuel and Light's actual results to differ materially from those contemplated in any forward-looking statements include, among others, the following:

     o Unanticipated costs or difficulties related to the integration of the businesses of Wisconsin Fuel and Light and Wisconsin Public Service, or unexpected difficulties or delays in realizing anticipated net cost savings or receiving regulatory authorization to retain the benefit of those savings for the shareholders of WPS Resources.

     o Regulatory delays or conditions imposed by regulatory bodies in approving the merger, or adverse regulatory treatment of the merger.

     o Legislative or regulatory restrictions or caps on non-utility acquisitions, investments or projects, including the Wisconsin Holding Company law, which could limit WPS Resources' diversification and growth opportunities after the Merger.

     o Risks associated with non-utility diversification such as: competition; operating risks; dependence upon certain suppliers and customers; unanticipated changes in environmental or energy regulations; and the risk of higher interest costs associated with potentially reduced securities ratings by independent rating agencies as a result of these and other factors.

     o Factors affecting utility operations such as unusual weather conditions; catastrophic weather-related damages; availability of electric generating facilities; unscheduled generation outages, maintenance and repairs; unanticipated changes in fossil fuel, nuclear fuel, purchased power, gas supply or water supply costs or availability due to higher demand, shortages, transportation problems or other developments; nonperformance by electric energy or natural gas suppliers under existing power purchase or gas supply contracts; nuclear or environmental incidents; resolution of spent nuclear fuel storage and disposal issues; electric transmission or gas pipeline system constraints; unanticipated organizational structure or key personnel changes; collective bargaining agreements with union employees or work stoppages; inflation rates; or demographic and economic factors affecting utility service territories or operating environment.

     o Regulatory factors such as unanticipated changes in rate-setting policies or procedures; unanticipated changes in regulatory accounting policies and practices; industry restructuring initiatives; transmission system operation and/or administration initiatives; recovery of costs of previous investments made under traditional regulation; required approvals for new construction; changes in the United States Nuclear Regulatory

          Commission's regulations related to the Kewaunee Nuclear Power Plant of which Wisconsin Public Service is the principal owner; changes in the United States Environmental Protection Agency's as well as the Wisconsin Department of Natural Resources' regulations related to emissions from fossil-fuel-fired power plants; or the siting approval process for new generation and transmission facilities.

     o The rapidly changing and increasingly competitive electric and gas utility environment as market-based forces replace strict industry regulation and other competitors enter the electric and gas markets resulting in increased wholesale and retail competition.

     o    Timing, extent of changes and volatility in commodity pricing.

     o Consolidation of the industry as a result of the combination and acquisition of utilities in the Midwest, nationally and globally.

     o Restrictions imposed by various financing arrangements and regulatory requirements on the ability of the utility and other subsidiaries to transfer funds to their parent companies in the form of cash dividends, loans or advances.

     o Changes in social attitudes regarding the utility and power industries.

     o Customer business conditions including demand for their products and services and supply of labor and material used in creating their products and services.

     o The cost and other effect of legal and administrative proceedings, settlements, and investigations, claims and changes in those matters.

     o Factors affecting the availability or cost of capital such as changes in interest rates; market perceptions of the utility industry; WPS Resources or any of its subsidiaries; or security ratings.

     o Federal, state or local legislative factors such as changes in tax laws or rates; changes in trade, monetary and fiscal policies, laws and regulations; electric and gas industry restructuring initiatives; or changes in environmental laws and regulations.

     o Authoritative generally accepted accounting principle or policy changes from such standard setting bodies as the Financial Accounting Standards Board and the Securities and Exchange Commission.

     o Unanticipated technological developments that result in competitive disadvantages and create the potential for impairment of existing assets.

     o Other business or investment considerations that may be disclosed from time to time in filings with the Securities and Exchange Commission or in other publicly disseminated written documents.

     We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

                                  RISK FACTORS

     In addition to the other information we have included and incorporated by reference in this joint proxy statement/prospectus, you should carefully read and consider the following factors in evaluating the proposals to be voted on at your company's special shareholders' meeting:

     TRANSACTION RISKS

We may not be able to complete the Merger because we may not be able to obtain required regulatory approvals on satisfactory terms.

     Before we can complete the Merger, we must obtain final approvals from the Public Service Commission of Wisconsin under Wisconsin law and we may require approval from the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935, as well as complying with premerger notification requirements under the antitrust laws that apply to business combinations generally. Obtaining these regulatory approvals could delay the Merger for a significant period of time after the Wisconsin Fuel and Light shareholders have approved the Merger Agreement and the Merger at the Special Meeting. If the approvals are delayed past December 31, 2001, either company can terminate the Merger Agreement. We cannot assure you that we will obtain these and other regulatory approvals, or if we obtain them, whether the terms and conditions of the approvals will be satisfactory. We also cannot give any assurance on whether intervenors, if any, will appeal final orders approving the Merger to appropriate courts, which can further delay the Merger.

     We are required to take all reasonable actions necessary to obtain any required consent, authorization, order, approval or exemption of any governmental entity in connection with the Merger and related transactions. However, we are not required to complete the Merger if the regulators impose terms or conditions which, in the aggregate have, or insofar as reasonable can be foreseen, would have, a material adverse effect on the business, assets, financial condition or results of operations of WPS Resources or Wisconsin Fuel and Light as the case may be, or which would be materially inconsistent with agreements contained in the Merger Agreement. See "The Merger Agreement - Conditions to Completion of the Merger" "The Merger - Required Regulatory Approvals and Other Regulatory Matters".

The Merger may result in decreased earnings per share if Wisconsin Public Service is unable to timely realize the estimated cost savings that its management expects to achieve or if the regulatory treatment of the Merger does not permit WPS Resources to retain sufficient benefit of the savings for its shareholders.

     Wisconsin Public Service management estimates that Wisconsin Public Service can achieve Merger-related cost savings and avoidances in respect to the combined gas operations of Wisconsin Public Service and Wisconsin Fuel and Light of approximately $3.5 million annually beginning in the first full year after the Merger. Wisconsin Public Service has requested rate treatment which if granted by the Public Service Commission of Wisconsin would allow Wisconsin Public Service to offset Merger-related savings against acquisition premium amortization during the first two years following the Merger and recover $2 million of acquisition premium in rates during each of the following three years. If Wisconsin Public Service obtains the requested rate treatment, its management believes the Merger would have minimal impact on earnings per share for WPS Resources in the first five full years following the Merger. There can be no assurance that Wisconsin

Public Service will achieve the anticipated Merger related savings or obtain the requested rate treatment.

     For further information, see THE MERGER - WPS Resources Reasons for the Merger "and Regulatory" Approvals on the Other Regulatory Matters.

     OPERATIONAL RISKS

We cannot assure you that the operations of the two companies will be successfully coordinated.

     After the Merger we will need to coordinate the operations of Wisconsin Public Service and Wisconsin Fuel and Light companies. Coordinating the operations will involve a number of risks, including:

     o difficulties in combining operations and systems, including combining or coordinating gas utility operations;

     o    difficulties in retaining employees, customers and suppliers;

     o    potentially adverse short-term effects on operating results;

     o potential diversion of management's attention away from ongoing operations; and

     o the possibility that we will not achieve anticipated cost savings, or that any savings are offset by utility rate reductions and so do not benefit the shareholders.

The nonregulated businesses of WPS Resources are riskier than traditional utility businesses.

     We expect the nonregulated businesses of WPS Resources will in the future contribute a greater proportion of WPS Resources earnings than they currently contribute to its earnings. Nonregulated businesses generally operate with a higher level of risk than regulated utility businesses. As a result, the operating results of these businesses may exhibit more variability than our regulated utility businesses. This variability may also adversely affect our securities ratings and so increase our borrowing costs.

An investment in WPS Resources, unlike investment in Wisconsin Fuel and Light, is subject to risks arising from electric generation.

     Holders of Wisconsin Fuel and Light Common Stock should carefully consider the fact that WPS Resources operates electric generating facilities, including fossil and nuclear fueled operations. Some of the risks associated with the operation of electric generating facilities differ from those relating to Wisconsin Fuel and Light's utility business, including risks relating to regulatory action, deregulation, removal of generation assets from rate base, unscheduled outages, fluctuation in the cost of purchased power and changing environmental requirements.

                              THE SPECIAL MEETINGS

                    Wisconsin Fuel and Light Special Meeting

     PLACE, TIME AND DATE

     The Special Meeting of Wisconsin Fuel and Light will be held on _______________, 2000 at the office of Wisconsin Fuel and Light, 211 Forest Street, Wausau, Wisconsin commencing at _:__ p.m., Central Time, and at any time as may be specified upon any adjournments or postponements thereof. The Wisconsin Fuel and Light board of directors is furnishing this joint proxy statement/prospectus to the holders of Wisconsin Fuel and Light Common Stock and the holder of Wisconsin Fuel and Light Preferred Stock. Holders of Wisconsin Fuel and Light Common Stock will also receive a form of proxy, which the Wisconsin Fuel and Light board of directors is soliciting for use at the Wisconsin Fuel and Light Special Meeting and at any and all adjournments or postponements thereof.

     RECORD DATE

     The Wisconsin Fuel and Light board has fixed the close of business on ___________, 2000 as the date for determining holders of Wisconsin Fuel and Light Common Stock and Preferred Stock who will be entitled to notice of, and to vote at, the Special Meeting. Only holders of record of Wisconsin Fuel and Light Common Stock and Preferred Stock at the close of business on the record date will be entitled to notice of, and to vote at, the special meeting. As of the record date, there were a total of 1,019,620 shares of Wisconsin Fuel and Light Common Stock and 20,000 shares of Wisconsin Fuel and Light Preferred Stock outstanding and entitled to vote at the Special Meeting.

     MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

     At the Wisconsin Fuel and Light Special Meeting, holders of shares of Wisconsin Fuel and Light Common Stock and Preferred Stock will vote upon a proposal to approve the Merger Agreement and the Merger. Holders of shares of Wisconsin Fuel and Light Common Stock and Preferred Stock will also consider and vote upon any matters incidental to the conduct of the Wisconsin Fuel and Light Special Meeting which may properly arise. The Wisconsin Fuel and Light Board knows of no business that will be presented for consideration at the Wisconsin Fuel and Light Special Meeting other than the matters described in this joint proxy statement/prospectus.

     VOTE REQUIRED

     Approval of the Merger by the holders of Wisconsin Fuel and Light Common Stock and Preferred Stock is a condition to, and required for consummation of, the Merger.

     The affirmative vote of the holders of at least 66 2/3% of the outstanding shares of Wisconsin Fuel and Light Common Stock and of the holder of all of the Wisconsin Fuel and Light Preferred Stock is required to approve the Merger. The Wisconsin Fuel and Light Common Stock and Preferred Stock will vote as separate classes. For this purpose, holders of shares of Wisconsin Fuel and Light Common Stock and Preferred Stock will be entitled to one vote per share. Votes may be cast in person or by properly executed proxy. The directors and executive officers Wisconsin Fuel and Light hold in the aggregate approximately 5.68% of the issued and outstanding shares of Wisconsin Fuel and Light Common Stock entitled to vote at the Wisconsin Fuel and Light Special

Meeting. The holder of all the outstanding shares of Wisconsin Fuel and Light Preferred Stock has delivered a proxy to the president of Wisconsin Fuel and Light authorizing the voting of the shares of Wisconsin Fuel and Light Preferred Stock for approval of the Merger.

     In the tabulation of votes, abstentions and "non-votes" (i.e., shares held by brokers, fiduciaries or other nominees which are not permitted to vote due to the absence of instructions from beneficial owners) will have the same effect as negative votes.

     DISSENTERS' RIGHTS

     Under Sections 180.1301 through 180.1331 of the Wisconsin Business Corporation Law, dissenters' rights may be available to holders and beneficial owners of shares of Wisconsin Fuel and Light Common Stock and Preferred Stock subject to the procedures described therein. Dissenters' rights permit a shareholder to object to the Merger and demand payment of the "fair value" of his or her shares in cash in connection with the completion of the Merger.

     Under the Wisconsin Business Corporation Law, dissenters' rights are available to shareholders of a company in a merger if (i) a Wisconsin corporation is a party to the merger, (ii) shareholder approval of the merger is required under the Wisconsin Business Corporation Law or the company's articles of incorporation and (iii) either the merger is a "business combination" (as defined in Section 180.1130(3) of the Wisconsin Business Corporation Law) or the shares are not registered on a national securities exchange or quoted on the National Association of Securities Dealers, Inc. automated quotations system on the record date for notice to the shareholders of a special meeting to vote on the merger.

     "Fair value" means the value of the shares immediately before the completion of the Merger to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the Merger unless exclusion would be inequitable. The "fair value", as so determined, could be more or less than the value per share to be paid pursuant to the Merger.

     Holders of Wisconsin Fuel and Light Common Stock and Preferred Stock have the right to dissent from the proposed Merger. To receive in cash the fair value of their shares instead of shares of WPS Resources Common Stock in the case of holders of Wisconsin Fuel and Light Common Stock or the cash payment provided in the Merger Agreement in the case of the holder of Wisconsin Fuel and Light Preferred Stock, the dissenting shareholders are required to follow certain procedures set forth in the Wisconsin Business Corporation Law. The following is a brief summary of such procedures, which does not purport to be complete and is qualified in its entirety by reference to the statutory provisions of the Wisconsin Business Corporation Law governing dissenters' rights. Holders of shares of Wisconsin Fuel and Light Company should read Appendix C to this joint proxy statement/prospectus for a description of all statutory provisions related to dissenters' rights.

     Pursuant to Section 180.1321 of the Wisconsin Business Corporation Law, any owner or beneficial owner of shares of Wisconsin Fuel and Light Common Stock or Preferred Stock desiring to assert dissenters' rights must do all of the following:

     o deliver to Wisconsin Fuel and Light by mail or by delivery in person to the principal office of Wisconsin Fuel and Light at 211 Forest Street, P.O. Box 1627, Wausau, WI 54402-1627, before the vote to approve the Merger Agreement and Merger is taken at the special meeting, written objection to the Merger Agreement and the Merger which includes the dissenting shareholder's intent to demand payment for his or her shares if the proposed Merger is completed

     o    not vote in favor of the Merger Agreement.

     Dissenting shareholders who fail to satisfy both of the above conditions will waive their rights under Sections 180.1301 through 1331 of the Wisconsin Business Corporation Law and will not be entitled to payment of the fair value of such shares by Wisconsin Fuel and Light under such sections. Within ten (10) days after the Merger Agreement is approved at the Special Meeting, Wisconsin Fuel and Light will deliver a written dissenters' notice to each of its shareholders who has dissented to the Merger Agreement in accordance with Section 180.1321 of the Wisconsin Business Corporation Law. Upon receipt of such notice, each dissenting shareholder has 30 days to demand payment in writing and surrender the certificate or certificates formerly representing the shares with respect to which he or she has dissented. Dissenting shareholders who do not demand payment within the designated time period will waive their rights under Sections 180.1301 through 180.1331 of the Wisconsin Business Corporation Law, will not be entitled to payment for their shares under such sections and shall be bound by the terms of the Merger Agreement. Upon receipt of a payment demand or on the day of the completion of the Merger, whichever is later, the surviving corporation in the Merger, or its successors or assigns will pay each dissenting shareholder who has demanded payment the amount that the surviving corporation estimates to be the fair value of such shares, plus accrued interest. A dissenting shareholder who does not agree with the estimation of the fair value of his or her shares or the amount of interest due, must notify the surviving corporation in the Merger, or its successors or assigns of his or her estimate within 30 days after the surviving corporation in the Merger or its successors or assigns made or offered payment for such shares. If the dissenting shareholder and the surviving corporation in the Merger or its successors or assigns cannot agree upon the fair value of the shares or amount of interest due, the surviving corporation in the Merger or its successors or assigns must file a petition in any court of competent jurisdiction in the county in which its principal office is located, requesting a finding and determination of the fair value of such shares and the accrued interest thereon. If the surviving corporation in the Merger, or its successors or assigns fails to institute such a proceeding within 60 days after the dissenting shareholder notifies the surviving corporation in the Merger, or its successors or assigns of his or her disagreement, the surviving corporation in the Merger, or its successors or assigns shall pay each of its dissenters whose demand remains unsettled, the amount demanded by such shareholder.

     PROXIES

     Shares of Wisconsin Fuel and Light Common Stock and Preferred Stock represented by properly executed proxies received prior to or at the Wisconsin Fuel and Light Special Meeting will, unless such proxies have been revoked, be voted in accordance with the instructions indicated in the proxies. If no instructions are indicated on a properly executed proxy, the shares will be voted FOR the Merger Agreement and the Merger and will also confer authority on Wisconsin Fuel and Light management to so adjourn the Wisconsin Fuel and Light special meeting. Failure to vote (either by returning the proxy or, in the alternative, by voting in person at the Wisconsin Fuel and Light special meeting) will have the effect of a vote against the Merger Agreement and the Merger.

     Any proxy given pursuant to this solicitation or otherwise may be revoked by the person giving it at any time before it is voted (i) by delivering to the Secretary of Wisconsin Fuel and Light at 211 Forest Street, Wausau, Wisconsin 54402-1627, on or before the taking of the vote at the Wisconsin Fuel and Light Special Meeting, a written notice of revocation bearing a later date than the proxy relating to the same shares or (ii) by attending the Wisconsin Fuel and Light Special Meeting and voting in person. Attendance at the Wisconsin Fuel and Light Special Meeting will not in itself constitute the revocation of the proxy.

     If any other matters are properly presented at the Wisconsin Fuel and Light Special Meeting for consideration, the persons named in the proxy or acting thereunder will have discretion to vote on such matters in accordance with their best judgment; provided, however, that the persons named in the proxy will not have the discretion to vote such proxy to adjourn the meeting to solicit additional votes FOR the Merger Agreement and the Merger if such proxy is marked as a vote AGAINST the Merger Agreement and the Merger.

     The cost of soliciting proxies from holders of Wisconsin Fuel and Light Common Stock will be borne by Wisconsin Fuel and Light. In addition to soliciting proxies by mail, officers and employees of Wisconsin Fuel and Light, without receiving additional compensation therefor, may solicit proxies by telephone, by telegram or in person. Wisconsin Fuel and Light will also make arrangements with brokerage firms and other custodians, nominees and fiduciaries to send proxy materials to their principals.

       Wisconsin Public Service Special Meeting of Preferred Shareholders

     PLACE, TIME AND DATE

     The Special Meeting of the holders of Preferred Stock of Wisconsin Public Service will be held on ____________, 2000 at _______________________________________, Green Bay, Wisconsin commencing at
___________ Central Time, and at any time as may be specified upon any adjournment or postponements thereof. This joint proxy statement/prospectus is being sent to holders of Wisconsin Public Service preferred stock accompanied by a form of proxy, which is being solicited by the Wisconsin Public Service board of directors for use at the special meeting of the holders of Preferred Stock of Wisconsin Public Service and at any and all adjournments or postponements thereof.

     RECORD DATE

     The Wisconsin Public Service board of directors has fixed the close of business on _____________, 2000 as the date for determining holders of Wisconsin Public Service Preferred Stock who will be entitled to notice of, and to vote at, the Special Meeting. Only holders of record of Wisconsin Public Service Preferred Stock at the close of business on the record date will be entitled to notice of, and to vote at, the Special Meeting. As of the record date, there were a total of ________ shares of Wisconsin Public Service Preferred Stock outstanding and entitled to vote at the special meeting.

     MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

     At the Wisconsin Public Service Special Meeting, holders of shares of Wisconsin Public Service Preferred Stock will vote upon three proposals:

     The first proposal is to approve the Merger of Wisconsin Fuel and Light with and into Wisconsin Public Service pursuant to the Merger Agreement among WPS Resources, the owner of all of the outstanding Common Stock of Wisconsin Public Service, Wisconsin Public Service, WF&L Acquisition Corp., a wholly-owned subsidiary of WPS Resources, and Wisconsin Fuel and Light.

     Paragraph (8)(b) of part C of article III of the Restated Articles of Incorporation of Wisconsin Public Service, as previously amended prohibits Wisconsin Public Service from merging or consolidating with or into another corporation without the affirmative vote of the holders of record of a majority of the total number of shares of Preferred Stock then outstanding unless the merger or consolidation is ordered, approved or permitted by the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935 or by the Federal Power Commission (now the Federal Energy Regulatory Commission) under the Federal Power Act. The text of paragraph III C. (8)(b) is set forth in Appendix D to this joint proxy statement/prospectus.

     Since Wisconsin Fuel and Light is not an electric utility the Federal Energy Regulatory Commission has no jurisdiction over the Merger. Since neither WPS Resources nor Wisconsin Public Service are registered holding companies under the Public Utility Holding Company Act of 1935 and the Merger of Wisconsin Fuel and Light into Wisconsin Public Service would not involve the acquisition of voting securities of a public utility, the approval by the Securities and Exchange Commission of the Merger is not required under the Public Utility Holding Company Act of 1935.

     The requirement of an affirmative vote of the holders of Preferred Stock of Wisconsin Public Service does not apply to the purchase or other acquisition by Wisconsin Public Service of the franchises or assets of another company or otherwise apply in any manner which does not involve a merger or consolidation.

     If the holders of a majority of the outstanding shares of Preferred Stock of Wisconsin Public Service do not approve the Merger of Wisconsin Fuel and Light into Wisconsin Public Service but all other conditions to the completion of the Merger as provided in the Merger Agreement are satisfied, Wisconsin Fuel and Light will merge into WF&L Acquisition Corp., and immediately or as promptly as practical following the Merger either WPS Resources will transfer all of the outstanding common stock of WF&L Acquisition to Wisconsin Public Service, and Wisconsin Public Service will cause WF&L Acquisition to be dissolved and liquidated into Wisconsin Public Service with Wisconsin Public Service assuming the liabilities of WF&L Acquisition, or WF&L Acquisition will sell its business and assets to Wisconsin Public Service and Wisconsin Public Service will assume the liabilities of WF&L Acquisition. In either case the end result will be essentially the same as if Wisconsin Fuel and Light had been merged directly into Wisconsin Public Service.

     The board of directors of Wisconsin Public Service is requesting the affirmative vote of the holders of Wisconsin Public Service Preferred Stock required by paragraph III.C.(8)(b) of its restated articles of incorporation, because the direct merger of Wisconsin Fuel and Light into Wisconsin Public Service will lower transaction costs of the Merger by eliminating the need to document separate transfers of assets and eliminate tax liabilities and additional legal costs that the alternative forms of transaction may entail.

     The second proposal is to amend paragraph III.C.(8)(b) of the Restated Articles of Incorporation of Wisconsin Public Service, to exclude from its scope mergers in which Wisconsin Public Service is the surviving corporation and which do not involve a change in control of Wisconsin Public Service, such as the proposed Merger of Wisconsin Fuel and Light into Wisconsin Public Service.

     Paragraph III.C.(8)(b) as presently written does not distinguish between mergers in which Wisconsin Public Service is the acquiring corporation and those in which it is the acquired corporation, mergers in which Wisconsin Public Service capital stock is being issued or mergers such as the proposed Merger of Wisconsin Fuel and Light into Wisconsin Public Service in which no capital stock of Wisconsin Public Service is being issued. The paragraph even applies to a merger of a wholly-owned subsidiary of Wisconsin Public Service into Wisconsin Public Service. On the other hand the requirements of paragraph III.C.(8)(b) do not apply to any other form of acquisition of assets by Wisconsin Public Service which are not mergers or consolidations.

     The management of Wisconsin Public Service believes that the current scope of paragraph III.C.(8)(b) unnecessarily complicates, and increases the cost of acquisitions by Wisconsin Public Service, and prompts transactions to be structured on a less than optimum basis from the perspective of Wisconsin Public Service and its shareholders. At the same time, the paragraph provides no meaningful protection to the holders of Wisconsin Public Service Preferred Stock since most acquisition of business and assets by Wisconsin Public Service can be structured in a manner that does not involve a merger or consolidation albeit at increased cost to Wisconsin Public Service.

     The third proposal is to amend the Restated Articles of Incorporation of Wisconsin Public Service to eliminate paragraph (9) of Part C of Article III in its entirety. The full text of paragraph III.C.(9) is set forth in Appendix D to this joint proxy statement/prospectus.

     This paragraph limits the ability of Wisconsin Public Service to issue unsecured indebtedness by requiring the approval of the holders of a majority of the shares of Wisconsin Public Service Preferred Stock before Wisconsin Public Service can issue unsecured debt securities in excess of 20% of the aggregate of the capital and surplus plus the principal amount of bonds and other secured indebtedness of Wisconsin Public Service. As of June 30, 2000, the aggregate of the capital surplus and bonds and other secured indebtedness of Wisconsin Public Service was $834,695,418 and the aggregate principal amount of its outstanding unsecured securities was $142,320 or .01%. Wisconsin Public Service, however, in the future may refinance its bonds with unsecured indebtedness when conditions are favorable and thereafter do any further long term financing on an unsecured basis.

     The management of Wisconsin Public Service believes that legislative, regulatory, technological and market developments will lead to a more competitive environment in the electric and gas utility industries. As competition intensifies, Wisconsin Public Services' ability to retain flexibility and reduce costs will be even more crucial to its success. Because the electric and gas utility industries are extremely capital intensive, control and minimization of financing costs are of particular importance to Wisconsin Public Service. In response to competitive forces and regulatory changes, Wisconsin Public Service management has from time to time considered, and expects to continue to consider, various strategies designed to increase the ability of Wisconsin Public Service to adapt to and anticipate changes in its utility business. An example of one such strategy is the transfer presently under consideration of Wisconsin Public Service's transmission assets to a transmission company being organized by major Wisconsin electric utilities as contemplated by the Wisconsin "Reliability 2000 Legislation" enacted into law as part of 1999 Wisconsin Act 9.

     Management believes that adoption of the proposed amendment is critical to maintaining financial flexibility and facilitating capital cost reduction. Historically, Wisconsin Public Service debt financing generally has been accomplished through the issuance of long-term mortgage bonds and unsecured indebtedness. The Wisconsin Public Service mortgage bond indenture contains certain restrictive covenants with respect to, among other things, the disposition of assets and its ability to issue additional mortgage bonds. Although the use of the mortgage bonds may have been an acceptable and attractive financing vehicle in the non-competitive environment of the past, the restrictive covenants contained in the Wisconsin Public Service mortgage bond indenture limit its ability to respond to changing circumstances in a competitive environment. Unsecured indebtedness generally has fewer restrictions than mortgage bonds, will provide Wisconsin Public Service more flexibility, and is, therefore, more desirable as the environment becomes more competitive. Short-term indebtedness, a lower cost form of debt available to Wisconsin Public Service, represents one type of unsecured indebtedness.

     Inasmuch as the limitation on the issuance of unsecured debt contained in paragraph III.c.(9) could restrict flexibility in planning and financing Wisconsin Public Service's business activities, Wisconsin Public Service will ultimately be at a competitive disadvantage unless this provision is eliminated. Wisconsin Public Services' current and future competitors (for example, power marketers, exempt wholesale generators, independent power producers and cogeneration facilities) generally are not subject to the type of financing restrictions this provision imposes on Wisconsin Public Service. Recently, several other utilities with the same or similar charter restrictions have successfully eliminated such provisions by soliciting their shareholders for the same or similar amendments. In addition, some potential utility competitors have no comparable provision restricting the issuance of unsecured debt. Given the onset of competition in the utility industry, Wisconsin Public Service must continue to explore new ways of reducing its costs and enhancing its flexibility. Wisconsin Public Service management believes that the adoption of the proposed amendment will be in the best long-term competitive interests of our shareholders.

     If the proposed amendment is adopted, Wisconsin Public Service will have increased flexibility (i) to choose among different types of debt financing and
(ii) to finance projects using the most cost effective means. Various types of unsecured debt alternatives may increase in importance as a financing option. The proposed amendment will enable Wisconsin Public Service to tailor the terms of unsecured debt to take full advantage of changing conditions in securities markets.

     In addition, although Wisconsin Public Service can currently issue additional mortgage bonds and preferred stock, there is no guarantee that this will be true in the future. Other utilities have been unable to issue mortgage bonds during certain periods because of restrictive covenants in their mortgages. The inability of Wisconsin Public Service to issue mortgage bonds or preferred stock in the future, combined with an inability to issue additional unsecured debt, could limit its financing options to more costly options. Moreover, continued reliance on the issuance of mortgage bonds could limit the ability of Wisconsin Public Service in the future to strategically redeploy its assets.

     Replacement of bonds with unsecured indebtedness, however, would both increase the amount of unsecured debt securities for purposes of the paragraph III.C.(9) formula and would also reduce the base against which the 20% limit would be applied and could result in the ongoing and recurring need of Wisconsin Public Service to secure prior affirmative vote of the holders of its Preferred Stock. Holders of Wisconsin Public Service Preferred Stock may enjoy a level of comfort from the effect of paragraph III.C.(9) which limits the ability of the corporation to borrow on an unsecured basis, requiring it to issue bonded indebtedness and meet the requirement of its bond indenture to have applicable bondable property equal to at least 160% of its bonds. Management, however, believes this type of requirement is unduly restrictive to its business operations, which are being increasingly measured by revenues and income parameters rather than by physical assets and creates an inflexibility in Wisconsin Public Services' ability to meet the demands of current business conditions.

     The proposed amendment will not only allow Wisconsin Public Service to issue a greater amount of its debt as unsecured indebtedness, it also will allow Wisconsin Public Service to issue a greater amount of total indebtedness. Wisconsin Public Service presently has no intention, however, of issuing a greater amount of total debt than it would have issued absent the adoption of the proposed amendment. It is management's present intention to retain flexibility in the mix of outstanding debt and therefore have the option to use more short-term and other unsecured debt and fewer mortgage bonds, not to increase the overall debt level of Wisconsin Public Service. Moreover, as a regulated utility, Wisconsin Public Service's capital structure will continue to be subject to the approval of the Public Service Commission of Wisconsin which currently limits its indebtedness to approximately 50% of the total capitalization of Wisconsin Public Service.

     RATING AGENCIES

     As of the date of this Proxy Statement, each series of Wisconsin Public Service Preferred Stock was rated aa2 by Moody's Investors Service, Inc. and AA by Standard & Poor's Rating Services, a division of McGraw-Hill Companies, Inc. These rating agencies have advised Wisconsin Public Service that the adoption of the proposed amendments in and of itself, will not result in a reduction in their current ratings of Wisconsin Public Service Preferred Stock.

     Ratings are not recommendations to purchase, hold or sell the Wisconsin Public Service Preferred Stock inasmuch as the ratings do not comment as to market price or suitability for a particular investor. The ratings are based on current information furnished to the rating agencies by Wisconsin Public Service and obtained from other sources. The ratings may be changed, suspended or withdrawn as a result of changes in, or the unavailability of, such information.

     VOTE REQUIRED

     The affirmative vote of the holders of at least a majority of the outstanding shares of Wisconsin Public Service Preferred Stock is required for the adoption of proposal 1, the approval of the Merger of Wisconsin Fuel and Light into Wisconsin Public Service. The affirmative vote of the holders of at least 66 2/3% of the outstanding shares of Wisconsin Public Service Preferred Stock is required for the adoption of proposals 2 and 3, the proposed amendments to the restated articles of incorporation of Wisconsin Public Service.

     Holders of shares of Wisconsin Public Service Preferred Stock will be entitled to one vote per share. Votes may be cast in person or by properly-executed proxy. WPS Resources and the directors, executive officers and affiliates of Wisconsin Public Service hold in the aggregate less than one percent of the issued and outstanding shares of Wisconsin Public Service Preferred Stock entitled to vote at the Wisconsin Public Service Special Meeting.

     In the tabulation of votes, abstentions and "non-votes" (i.e., shares hold by brokers, fiduciaries or other nominees which are not permitted to vote due to the absence of instructions from beneficial owners) will have the same effect as negative votes.

     WPS Resources as the holder of all the outstanding shares of common stock of Wisconsin Public Service has adopted and approved the Merger Agreement and the Merger and the two proposed amendments to the restated articles of incorporation of Wisconsin Public Service.

     DISSENTERS' RIGHTS

     Under Sections 180.1301 through 180.1331 of the Wisconsin Business Corporation Law, dissenters' rights may be available to holders and beneficial owners of shares of Wisconsin Public Service Preferred Stock with respect to the approval of the Merger with Wisconsin Fuel and Light subject to the procedures described therein. Dissenters' rights permit a shareholder to object to the Merger and demand payment of the "fair value" of his or her shares in cash in connection with the completion of the Merger.

     Under the Wisconsin Business Corporation Law, dissenters' rights are available to shareholders of a company in a merger if (i) a Wisconsin corporation is a party to the merger, (ii) shareholder approval of the merger is required under the Wisconsin Business Corporation Law or the company's articles of incorporation and (iii) either the merger is a "business combination" (as defined in Section 180.1130(3) of the Wisconsin Business Corporation Law) or the shares are not registered on a national securities exchange or quoted on the National Association of Securities Dealers, Inc. automated quotations system on the record date for notice to the shareholders of a special meeting to vote on the merger.

     "Fair value" means the value of the shares immediately before the completion of the Merger to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the Merger unless exclusion would be inequitable. The "fair value", as so determined, could be more or less than the value per share to be paid pursuant to the Merger.

     Holders of Wisconsin Public Service Preferred Stock have the right to dissent from the proposed Merger. To receive in cash the fair value of their shares of Wisconsin Public Service Preferred Stock, the dissenting shareholders are required to follow certain procedures set forth in the Wisconsin Business Corporation Law. Holders of Wisconsin Public Service Preferred Stock do not have dissenter's rights with respect to the two proposed amendments to the Wisconsin Public Service Restated Articles of Incorporation. The following is a brief summary of such procedures, which does not purport to be complete and is qualified in its entirety by reference to the statutory provisions of the Wisconsin Business Corporation Law governing dissenters' rights. Holders of shares of Wisconsin Public Service Preferred Stock should read Appendix C to this joint proxy statement/prospectus for a description of all statutory provisions related to dissenters' rights.

     Pursuant to Section 180.1321 of the Wisconsin Business Corporation Law, any owner or beneficial owner of shares of Wisconsin Public Service Preferred Stock desiring to assert dissenters' rights must do all of the following:

     o deliver to Wisconsin Public Service by mail or by delivery in person to the principal office of Wisconsin Public Service at 700 North Adams Street, P.O. Box 19001, Green Bay, Wisconsin 54307-9001, before the vote to approve the Merger is taken at the Wisconsin Public Service Special Meeting of Preferred Shareholders, written objection to the Merger which includes the dissenting shareholder's intent to demand payment for his or her shares if the proposed Merger is completed

     o    not vote in favor of the Merger.

     Dissenting shareholders who fail to satisfy both of the above conditions will waive their rights under Sections 180.1301 through 180.1331 of the Wisconsin Business Corporation Law and will not be entitled to payment of the fair value of such shares by Wisconsin Public Service under such sections. Within ten (10) days after the Merger is approved at the Wisconsin Public Service Special Meeting of Preferred Shareholders, Wisconsin Public Service will deliver a written dissenters' notice to each of its shareholders who has dissented to the Merger Agreement in accordance with Section 180.1321 of the Wisconsin Business Corporation Law. Upon receipt of such notice, each dissenting shareholder has 30 days to demand payment in writing and surrender the certificate or certificates formerly representing the shares with respect to which he or she has dissented. Dissenting shareholders who do not demand payment within the designated time period will waive their rights under Sections
180.1301 through 180.1331 of the Wisconsin Business Corporation Law, will not be entitled to payment for their shares under such sections and shall be bound by the terms of the Merger Agreement. Upon receipt of a payment demand or on the day of the completion of the Merger, whichever is later, Wisconsin Public Service will pay each dissenting shareholder who has demanded payment the amount that Wisconsin Public Service estimates to be the fair value of such shares, plus accrued interest. A dissenting shareholder who does not agree with the estimation of the fair value of his or her shares or the amount of interest due, must notify Wisconsin Public Service of his or her estimate within 30 days after Wisconsin Public Service made or offered payment for such shares. If the dissenting shareholder and Wisconsin Public Service cannot agree upon the fair value of the shares or amount of interest due, Wisconsin Public Service must file a petition in any court of competent jurisdiction in the county in which its principal office is located, requesting a finding and determination of the fair value of such shares and the accrued interest thereon. If Wisconsin Public Service fails to institute such a proceeding within 60 days after the dissenting shareholder notifies Wisconsin Public Service of his or her disagreement, Wisconsin Public Service shall pay each of its dissenters whose demand remains unsettled, the amount demanded by such shareholder.

     PROXIES

     Shares of Wisconsin Public Service Preferred Stock represented by properly executed proxies received prior to or at the Wisconsin Public Service Special Meeting of Preferred Shareholders will, unless such proxies have been revoked, be voted in accordance with the instructions indicated in the proxies. If no instructions are indicated on a properly executed proxy, the shares will be voted FOR the Merger and FOR each of the two proposed amendments to the Wisconsin Public Service Restated Articles of Incorporation and will also confer authority on Wisconsin Public Service management to adjourn the Wisconsin Public Service Special Meeting. Failure to vote (either by returning the proxy or, in the alternative, by voting in person at the Wisconsin Public Service Special Meeting) will have the effect of a vote against the Merger and the two proposed amendments to the Wisconsin Public Service Restated Articles of Incorporation.

     Any proxy given pursuant to this solicitation or otherwise may be revoked by the person giving it at any time before it is voted (i) by delivering to the Secretary of Wisconsin Public Service at 700 North Adams Street, P.O. Box 19001, Green Bay, Wisconsin 54307-9001, on or before the taking of the vote at the Wisconsin Public Service special meeting, a written notice of revocation bearing a later date than the proxy relating to the same shares or (ii) by attending the Wisconsin Public Service special meeting and voting in person. Attendance at the Wisconsin Public Service Special Meeting will not in itself constitute the revocation of the proxy.

     If any other matters are properly presented at the Wisconsin Public Service Special Meeting for consideration, the persons named in the proxy or acting thereunder will have discretion to vote on such matters in accordance with their best judgment; provided, however, that the persons named in the proxy will not have the discretion to vote such proxy to adjourn the meeting to solicit additional votes FOR the Merger if such proxy is marked as a vote AGAINST the Merger.

     The cost of soliciting proxies from holders of Wisconsin Public Service Preferred Stock will be borne by Wisconsin Public Service. In addition to soliciting proxies by mail, officers and employees of Wisconsin Public Service, without receiving additional compensation therefor, may solicit proxies by telephone, by telegram or in person. Wisconsin Public Service will also make arrangements with brokerage firms and other custodians, nominees and fiduciaries to send proxy materials to their principals. Wisconsin Public Service has retained Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies and the fee paid to such firm is not expected to exceed $20,000, plus reimbursement for reasonable out-of-pocket costs and expenses.

                                   THE MERGER

     GENERAL

     The Merger is to be effected pursuant to the Merger Agreement by and among WPS Resources, Wisconsin Public Service, WF&L Acquisition and Wisconsin Fuel and Light. The Merger Agreement contemplates that, at its effective time, Wisconsin Fuel and Light will merge with and into Wisconsin Public Service provided the holders of a majority of the outstanding shares of Preferred Stock of Wisconsin Public Service approve the Merger on or before February 1, 2001, or their approval is not then required under the Wisconsin Public Service Restated Articles of Incorporation, or if the approval of the Wisconsin Public Service Preferred Shareholders is then required and the Preferred Shareholders of Wisconsin Public Service do not approve the Merger on or before February 1, 2001, Wisconsin Fuel and Light will merge with and into WF&L Acquisition. In either case, the separate corporate existence of Wisconsin Fuel and Light will cease and Wisconsin Public Service or WF&L Acquisition, as the case may be, will be the surviving corporation.

     EFFECTIVE TIME; CONDITIONS TO THE MERGER

     If the Merger Agreement receives the requisite approval of the shareholders of Wisconsin Fuel and Light, the parties will complete the Merger with either Wisconsin Public Service (if approved by the required vote of the holders of its Preferred Stock) or with WF&L Acquisition on the third business day, or at such other time as WPS Resources and Wisconsin Fuel and Light shall agree upon after they have received all requisite regulatory approvals, and all other conditions to the Merger have been met or waived provided however that if the Merger closing would otherwise occur during the period from December 15, 2000, to February 1, 2001, both inclusive, the parties will delay the closing until February 2, 2001 or such other date as they may mutually agree upon. See "THE MERGER AGREEMENT - Conditions to the Completion of the Merger." The Merger will become effective at the effective time specified in the articles of merger filed pursuant to the Wisconsin Business Corporation Law, or, absent such specification, upon such filing.

     CONVERSION OF SHARES

     At the effective time of the Merger, pursuant to the Merger Agreement each issued and outstanding share of Wisconsin Fuel and Light Common Stock (other than shares owned by

Wisconsin Fuel and Light or WPS Resources or any of their respective subsidiaries, all of which will be canceled and cease to exist, and other than dissenting shares) shall be converted into the right to receive 1.73 shares of duly authorized, validly issued, fully paid and nonassessable (except as otherwise provided under the Wisconsin Business Corporation Law) WPS Resources Common Stock. The ratio for converting Wisconsin Fuel and Light Common Stock into WPS Resources Common Stock will vary depending upon the average closing price of WPS Resources Common Stock as reported in the New York Stock Exchange Composite Transactions in The Wall Street Journal during a determination period consisting of ten trading days ending with and including the third trading date next proceeding the date on which the Merger becomes effective as follows:


                                        Each share of Wisconsin Fuel and Light
                                         Common Stock Converted Into Right to
                                        Receive that Number of Shares of WPS
                                        Resources Common Stock Set Forth Below
   Average Closing Price of WPS        or that Number of Shares of WPS Resources
  Resources Common Stock During          Common Stock Equal to One Multiplied
     Determination Period                  by the Fraction Set Forth Below
----------------------------------    ------------------------------------------

$27.79 - $33.96 (both inclusive)       1.73 Shares of WPS Resources Common Stock

$33.97 or more                         $58.75(1) divided by
                                                    Average Closing Price of
                                                    WPS Resources Common Stock
                                                    During Determination Period

$27.78 or less                         $48.08(1) divided by
                                                    Average Closing Price of
                                                    WPS Resources Common Stock
                                                    During Determination Period


(1) In the above calculations $58.75 represents the value of 1.73 shares of WPS Resources common stock at $33.96 per share and $48.08 represents the value of 1.73 shares of WPS Resources common stock at $27.79 per share.

     For example if the average closing price of WPS Resources common stock during the ten day determination period is $35.00 each share of Wisconsin Fuel and Light Common Stock will be converted into 1.68 shares of WPS Resources Common Stock and if the average closing price of WPS Resources Common Stock during the determination period is $25.00, each share of Wisconsin Fuel and Light Common Stock will be converted into 1.92 shares of WPS Resources Common Stock.

     The Merger Agreement provides that the conversion ratio will not be increased beyond such number that would result in the delivery of shares of WPS Resources Common Stock pursuant to the Merger in excess of 19.9% of the aggregate number of shares of WPS Resources Common Stock outstanding at the time the Merger becomes effective. Based on the closing price of WPS Common Stock on _____________, 2000, the conversion ratio would be _______ and the number of shares of its Common Stock which WPS Resources would issue pursuant to the Merger would be ____________ constituting approximately ______% of the total of the number of presently outstanding shares of WPS Resources Common Stock plus the number of additional shares issuable pursuant to the merger.

     Pursuant to the Merger Agreement each issued and outstanding share of Wisconsin Fuel and Light Preferred Stock, $100 par value, will be converted into the right to receive $103 in cash plus any accrued and unpaid dividends including a pro-rata portion of the dividend accrued from the last dividend payment date to the date of the Merger.

     See "THE MERGER AGREEMENT - Conversion of Shares; Procedures for Exchange of Certificates." Also see "COMPARISON OF SHAREHOLDER RIGHTS - WPS Resources Common Stock."

     BACKGROUND OF THE MERGER

     In December 1999 Wisconsin Fuel and Light retained the Corporate Finance Group of Arthur Andersen LLP ("AA Finance Group") to assist the Wisconsin Fuel and Light board of directors in evaluating strategic alternatives. This included an assessment of a range of strategic options, addressing the changes occurring in the utility industry and recent industry transactions, and culminated in a presentation to the board of directors evaluating strategic options. In February 2000, the Wisconsin Fuel and Light board, after further consideration of the strategic alternatives, retained AA Finance Group in connection with the sale of all or any part of Wisconsin Fuel and Light by means of a merger, consolidation, reorganization, spin off, joint venture, exchange offer, tender offer, purchase or sale of stock or assets or other similar transaction or series of transactions. Wisconsin Fuel and Light then sent invitations to a significant number of regional and national utilities inviting them to submit preliminary indications of interest relating to a possible transaction involving the acquisition of the Common Stock of Wisconsin Fuel and Light or alternative transaction structures. Seven companies returned signed confidentiality agreements to Wisconsin Fuel and Light and received confidential information memoranda, and three companies submitted preliminary indications of interest and visited the data room. These three companies each submitted a written proposal for a transaction. Following further discussions and consideration of the offers, and after discussing the offers with AA Finance Group, on May 26, 2000 the Wisconsin Fuel and Light board of directors accepted the proposal from WPS Resources and Wisconsin Fuel and Light entered into a letter of intent with WPS Resources. On July 7, 2000, the board retained Emory Business Valuation, LLC for the purpose of providing its opinion as to whether the proposed Merger is fair to the Wisconsin Fuel and Light common shareholders from a financial point of view (the "fairness opinion"). As of July 11, 2000, Emory Business Valuation, LLC delivered its opinion to the board confirming the fairness of the Merger to the Wisconsin Fuel and Light common shareholders, and the board approved the Merger Agreement and the Merger now being presented to the shareholders of Wisconsin Fuel and Light for approval. The Merger Agreement was signed and delivered by the parties on July 13, 2000.

     Under the engagement letter with AA Finance Group, Wisconsin Fuel and Light paid a $50,000 non-refundable retainer at the time of engagement and an additional $100,000 upon execution of the Merger Agreement (with the latter fee to be credited against the "Value-Added Adjustment" due upon completion of the Merger. The Value-Added Adjustment to be paid upon completion is to be mutually determined between AA Finance Group and Wisconsin Fuel and Light immediately prior to completion, with the expected range of $450,000 to $650,000 (but not in excess of $650,000). In addition, Wisconsin Fuel and Light has agreed to pay certain out-of-pocket expenses of AA Finance Group and has agreed to indemnify AA Finance Group against certain liabilities in connection with the rendering of its services.

     RECOMMENDATIONS OF THE WISCONSIN FUEL AND LIGHT BOARD; WISCONSIN FUEL AND LIGHT REASONS FOR THE MERGER

     The Wisconsin Fuel and Light Board believes that the Merger is in the best interests of Wisconsin Fuel and Light, and that the terms of the Merger are fair to, and in the best interests of, the holders of Wisconsin Fuel and Light Common Stock and offer the holders of Wisconsin Fuel and Light Common Stock better financial prospects for the future than would be available to Wisconsin Fuel and Light on a stand-alone basis.

     In particular, acceptance of the proposal by WPS Resources under the terms of the Merger will provide the holders of Wisconsin Fuel and Light Common Stock with an equity value of not less than $48.08 per share as compared to $24.00 per share, the last quoted price for Wisconsin Fuel and Light Common Stock immediately prior to the announcement of the proposed merger. In addition, based upon the exchange ratio under the proposed Merger and the current annual dividend of WPS Resources, the dividend per share in the hands of the former holders of Wisconsin Fuel and Light Common Stock will more than double. Finally, the board of directors of Wisconsin Fuel and Light, based upon information and analysis provided by AA Finance Group, concluded that it is appropriate to move towards sale of Wisconsin Fuel and Light at this time. That determination was primarily based upon the board's conclusion that the natural gas industry remains in transition, the current market remains favorable for strategic acquisition opportunities, and that Wisconsin Fuel and Light may find it difficult in the future to compete against larger and stronger competitors.

     In determining to adopt and approve the Merger Agreement, the Wisconsin Fuel and Light board considered the information and analyses as a whole in light of its knowledge of Wisconsin Fuel and Light, WPS Resources, and their respective businesses and the Board's own business experience. The Wisconsin Fuel and Light board did not assign any relative or specific weights to the foregoing factors, and individual directors may have ascribed differing weights to different factors. Throughout its deliberations, the Wisconsin Fuel and Light board received the advice of special counsel.

     THE WISCONSIN FUEL AND LIGHT BOARD HAS UNANIMOUSLY ADOPTED AND APPROVED THE MERGER AGREEMENT AND THE MERGER, BELIEVES THAT THE TERMS OF THE MERGER ARE FAIR TO AND IN THE BEST INTERESTS OF WISCONSIN FUEL AND LIGHT AND ITS SHAREHOLDERS AND RECOMMENDS THAT WISCONSIN FUEL AND LIGHT SHAREHOLDERS VOTE TO APPROVE THE MERGER AGREEMENT AND THE MERGER.

     OPINION OF WISCONSIN FUEL AND LIGHT'S FINANCIAL ADVISOR

     Emory Business Valuation, LLC has acted as financial advisor to Wisconsin Fuel and Light in connection with the Merger and has assisted the Wisconsin Fuel and Light board in its examination of the fairness, from a financial point of view, of the consideration for each share of Wisconsin Fuel and Light Common Stock to be received pursuant to the Merger. As described herein, the Emory Business Valuation opinion dated as of July 11, 2000 (together with the related presentations) to the Wisconsin Fuel and Light board was only one of the many factors taken into consideration by the Wisconsin Fuel and Light board in determining to approve and adopt the Merger Agreement.

     The full text of the Emory Business Valuation written opinion dated July 11, 2000, which sets forth the assumptions made, matters considered and limitations on review undertaken, is attached as Appendix B to this joint proxy statement/prospectus and is incorporated herein by reference. The opinion is directed to the Wisconsin Fuel and Light board and addresses the fairness of the conversion ratios from a financial point of view to the holders of Wisconsin Fuel and Light Common Stock. It does not address any other aspect of the Merger or any related transaction and does not constitute a recommendation to any holder as to how such holder should vote at the Special Meeting. The summary of the opinion of Emory Business Valuation LLC set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of such opinion.

     Opinion of Emory Business Valuation, LLC

     As of July 11, 2000, Emory Business Valuation rendered its opinion to the board of directors of Wisconsin Fuel and Light to the effect that, as of such date, and based on certain assumptions and limiting conditions, the proposed consideration to be received by the holders of Wisconsin Fuel and Light's Common Stock in the Merger was fair, from a financial point of view, to the holders of Wisconsin Fuel and Light's Common Stock.

     Emory Business Valuation is a business valuation firm that is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, employee stock ownership plans, estate planning, corporate and other purposes. Emory Business Valuation does not beneficially own, nor has it ever beneficially owned, any interest in Wisconsin Fuel and Light or WPS Resources.

     The following is a brief summary and general description of the valuation methodologies used by Emory Business Valuation. The summary set forth below does not purport to be a complete statement of the analyses and procedures applied, the judgments made or the conclusion reached by Emory Business Valuation. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Accordingly, Emory Business Valuation believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors considered by Emory Business Valuation, without considering all analyses and factors, could create an incomplete view of the processes underlying Emory Business Valuation's opinions.

     Emory Business Valuation's opinion, attached to this document as Appendix B, sets forth the assumptions made, matters considered and certain limitations on the scope of review undertaken by Emory Business Valuation. Each holder of Wisconsin Fuel and Light's Common Stock is urged to read such opinion in its entirety. The summary of the opinion set forth below is qualified in its entirety by reference to the full text of the opinion attached as Appendix B.

     Emory Business Valuation's opinion was intended for the use and benefit of Wisconsin Fuel and Light's board of directors, was directed only to the fairness of the proposed Merger consideration from a financial point of view to the holders of Wisconsin Fuel and Light's Common Stock, did not address the merits of the underlying decision by Wisconsin Fuel and Light to engage in the Merger, and does not constitute a recommendation to any shareholder as to how that shareholder should vote on the proposed Merger or any related matter.

     In arriving at its opinion, Emory Business Valuation, among other things:

     1. reviewed the Merger Agreement;

     2. reviewed Wisconsin Fuel and Light's audited financial statements for the six years ended December 31, 1999, and unaudited interim financial statements, which Wisconsin Fuel and Light's management has identified as being the most current financial statements available;

     3. reviewed certain operating and financial information provided it by management relating to Wisconsin Fuel and Light's business and prospects;

     4. considered the impact of Wisconsin statutory restrictions limiting the ability of non-Wisconsin corporations to hold Wisconsin Fuel and Light's stock or assets;

     5. interviewed certain members of the AA Finance Group, which assisted Wisconsin Fuel and Light's board of directors in obtaining and analyzing offers by third parties considering purchasing or merging with Wisconsin Fuel and Light;

     6. reviewed certain materials prepared by the AA Finance Group for Wisconsin Fuel and Light's board of directors dated December 10, 1999, April 27, 2000, and May 26, 2000, regarding Wisconsin Fuel and Light's strategic alternatives and the process of obtaining third party offers to acquire or merge with Wisconsin Fuel and Light;

     7. reviewed the Confidential Information Memorandum prepared by the AA Finance Group, dated April 2000, which was sent to certain third parties that were considering extending offers to acquire or merge with Wisconsin Fuel and Light;

     8. interviewed certain members of Wisconsin Fuel and Light's senior management to discuss its operations, regulatory environment, historical financial statements, and future prospects;

     9. reviewed certain publicly available filings, financial data, stock market performance data, and dividend policies regarding Wisconsin Fuel and Light and WPS Resources;

     10. reviewed publicly available financial data and stock market performance data of publicly traded companies Emory Business Valuation considered somewhat similar to Wisconsin Fuel and Light, and publicly available prices and premiums paid in other transactions Emory Business Valuation considered somewhat similar to the Merger; and

     11. conducted such other studies, analyses, inquiries, and investigations, as Emory Business Valuation deemed appropriate for purposes of its opinion.

     In providing its opinion, Emory Business Valuation relied upon and assumed, without independent verification, the accuracy and completeness of all financial information that was available to it from public sources and all the financial and other information provided to it by Wisconsin Fuel and Light or its representatives. Emory Business Valuation further relied upon the assurances of Wisconsin Fuel and Light's management that they were unaware of any facts that would make the information Wisconsin Fuel and Light or its representatives provided incomplete or misleading.

     With respect to the projected financial results, Emory Business Valuation assumed they were reasonably prepared on bases reflecting the best currently available estimates and judgment of Wisconsin Fuel and Light's management. Emory Business Valuation did not express an opinion or any other form of assurance as to the reasonableness of the underlying assumptions.

     Emory Business Valuation did not solicit any third party indications of interest for the acquisition of all or any part of Wisconsin Fuel and Light. Emory Business Valuation did not negotiate the Merger's terms or advise Wisconsin Fuel and Light's board of directors on alternatives to it.

     Emory Business Valuation's opinion is necessarily based on economic, market, financial and other conditions as they exist and can be evaluated by it as of the date of its opinion. Emory Business Valuation did not perform or obtain an independent appraisal of any of Wisconsin Fuel and Light's assets. Emory Business Valuation did not conduct or provide environmental liability assessments of any kind, so its opinion does not reflect any actual or contingent environmental liabilities. Emory Business Valuation further assumed the Merger would be structured as a tax-free exchange for the holders of Wisconsin Fuel and Light's Common Stock.

     The following summary of valuation methodologies and analyses performed by Emory Business Valuation relates to its opinion rendered to Wisconsin Fuel and Light's board of directors as of July 11, 2000.

     Assessment of Wisconsin Fuel and Light's Public Stock Price

     As part of Emory Business Valuation's analysis, it examined the trading price and volume of Wisconsin Fuel and Light's Common Stock prior to the announcement on May 30, 2000, of the proposed Merger. Wisconsin Fuel and Light's Common Stock traded over-the-counter on the OTC Bulletin Board until it was delisted and moved to the "pink sheets" on May 1, 2000. According to Nasdaq Trading and Market Services, there were only six trades of Wisconsin Fuel and Light's Common Stock in year 2000 prior to the May 30 Merger announcement, for a total volume of 5,700 shares at prices ranging from $22 to $25 per share. The last trade in Wisconsin Fuel and Light's Common Stock prior to the Merger announcement occurred on April 11, 2000, when 400 shares traded at a price of $24.50 per share.

     Wisconsin Fuel and Light's Common Stock does not trade actively. While this limits the usefulness of the trading information, Emory Business Valuation believes it does provide some indication as to a reasonable approximation of the value shareholders placed on Wisconsin Fuel and Light's Common Stock prior to the Merger announcement.

     Acquisition Premium Analysis

     Emory Business Valuation calculated the publicly traded market value of WPS Resources' Common Stock to be received by holders of Wisconsin Fuel and Light's Common Stock as a result of the Merger at $52.66 per share of Wisconsin Fuel and Light's Common Stock, based on WPS Resources' Common Stock's closing price on July 11, 2000, of $30.4375 times the exchange ratio of 1.73. This $52.66 per share amount represents a premium of 115% relative to the last public trade of Wisconsin Fuel and Light's Common Stock before the May 30, 2000 Merger announcement, which occurred at $24.50 per share.

     Emory Business Valuation compared this 115% acquisition premium to other acquisition premiums seen in the public marketplace. According to data published by Mergerstat Review, the mean and median premiums offered for the 723 company acquisition transactions reviewed during 1999 were 43.3% and 34.6%, respectively.

     Guideline Public Company Analysis

     Emory Business Valuation compared selected financial and operating data and ratios for Wisconsin Fuel and Light with data available for publicly traded companies somewhat similar to Wisconsin Fuel and Light. This information was related to the general market for securities as of July 11, 2000, and resulted in the estimation of a valuation range based on the multiplication of various earnings and cash flow measures of Wisconsin Fuel and Light by appropriate multiples. Earnings and cash flow multiples for the guideline companies were calculated based on daily trading prices. Emory Business Valuation determined the multiples through an analysis of publicly traded guideline companies selected on the basis of operational and economic similarity with Wisconsin Fuel and Light. As part of this analysis, Emory Business Valuation made quantitative and qualitative comparisons of Wisconsin Fuel and Light's financial, operational and economic information with similar information for the guideline companies.

     Emory Business Valuation selected the following companies for its guideline public company analysis:

     o    Delta Natural Gas Company, Inc.

     o    RGC Resources, Inc.

     o    Energy West Incorporated

     o    EnergySouth, Inc.

     o    WPS Resources Corporation

     o    Madison Gas & Electric Company

     Based on its guideline public company analysis, Emory Business Valuation estimated a value of Wisconsin Fuel and Light's Common Stock in the range of $25.00 to $27.00 per share on a freely traded basis, based on 1,019,620 common shares outstanding as of July 11, 2000.

     Comparable Transaction Analysis

     In its comparable transaction analysis, Emory Business Valuation examined eleven merger and acquisition transactions of companies in lines of business reasonably similar to Wisconsin Fuel and Light. Emory Business Valuation reviewed financial information concerning these transactions, including multiples of latest twelve months ratios of price-to-sales, price-to-earnings, and price-to-book value, among other information. Based on its comparable transaction analysis, Emory Business Valuation estimated a value of Wisconsin Fuel and Light's Common Stock in the range of $33.00 to $37.00 per share, based on 1,019,620 common shares outstanding as of July 11, 2000.

     Fees and Expenses

     Pursuant to a letter agreement accepted July 7, 2000, Wisconsin Fuel and Light engaged Emory Business Valuation to analyze the fairness, from a financial point of view, of the proposed consideration to be received by the holders of Wisconsin Fuel and Light's Common Stock in the Merger. Wisconsin Fuel and Light has agreed to pay Emory Business Valuation a fee of between $50,000 and $80,000, plus Emory Business Valuation's out-of-pocket expenses incurred in connection with rendering its fairness opinion. Wisconsin Fuel and Light has further agreed to indemnify Emory Business Valuation against certain liabilities and expenses in connection with the rendering of its services. Emory Business Valuation has not provided business valuation services to Wisconsin Fuel and Light or WPS Resources prior to this engagement by Wisconsin Fuel and Light.

     WPS RESOURCES REASONS FOR THE MERGER

     The WPS Resources Board believes the Merger is in the best interest of WPS Resources and its shareholders because the consideration to be paid reflects the value that will result from the efficiencies and other opportunities to be realized in the merger. WPS Resources management estimates that if the Merger were consummated, WPS Resources could achieve total cost savings, primarily from the consolidation of administrative, engineering and accounting functions as well as other support services, of approximately $3.5 million annually, net of costs of achieving those savings but excluding transaction costs, beginning in the first full five years following the consummation of the Merger. Although WPS Resources management believes that the assumptions underlying the estimates of cost savings are reasonable, the achievement of such cost savings will depend upon numerous factors beyond the control of WPS Resources. Wisconsin Public Service has requested the Public Service Commission of Wisconsin to allow Wisconsin Public Service to retain those savings during the first two years following the Merger and to recover in rates $2 million of the Merger acquisition premium during each of the following three years which would allow Wisconsin Public Service to recover in rates approximately 25% of the Merger acquisition premiums during the first five years following the Merger. The allocation of the benefits and cost savings among shareholders and ratepayers will depend on the results of regulatory proceedings before the Public Service Commission of Wisconsin. Wisconsin Public Service has requested that synergy savings be offset against the acquisition premium during the first two years following the Merger and that it be allowed to recover $2 million of the acquisition premium in each of the following three years. WPS Resources' subsidiary, Wisconsin Public Service, has existing electric and gas utility operations in close proximity to the territories served by Wisconsin Fuel and Light. WPS Resources management believes that the Merger constitutes an attractive business opportunity for WPS Resources which, although limited by the size of Wisconsin Fuel and Light relative to that of WPS Resources, will nevertheless result in economic and operational synergies between Wisconsin Fuel and Light and Wisconsin Public Service. WPS Resources management believes the Merger will permit Wisconsin Public Service to extend the reach of its "core" competencies to operate gas distribution systems and to spread its overhead over an increased volume of sales.

     INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the Merger by the Wisconsin Fuel and Light board, the shareholders of Wisconsin Fuel and Light should be aware that some directors and executive officers of Wisconsin Fuel and Light have interests in the completion of the Merger that are described below and that may be considered different from, or in addition to, the interests of holders of Wisconsin Fuel and Light Common Stock generally. The Wisconsin Fuel and Light board was aware of these interests and considered them when it approved the Merger Agreement and the Merger.

     Employment Matters

     Under the Merger Agreement, WPS Resources and the surviving corporation in the Merger have the obligation to honor, without modification, all contracts, agreements, collective bargaining agreement, and commitments of Wisconsin Fuel and Light to which it or its subsidiary are parties, including employee benefit plans (subject to any reserved right contained in such plans to amend, modify, suspend, revoke or terminate any such plan). Some of these agreements include a "change in control" provision that may be triggered by a termination of employment following a change in control.

     Severance Agreements

     Five executives, Mark T. Maranger, President and Chief Executive Officer, Paul C. Baird, Treasurer, Monte K. Gehring, Vice-President, John K. Keune, Vice-President, and Edward C. Vallis, Vice-President will continue to be covered by the existing Wisconsin Fuel and Light change in control severance agreements. In general, each of these agreements provides that if the employer terminates the employment of such executive "without cause" after a change in control or if the employee terminates his employment for "cause" after a change in control, the executive shall be entitled to a payment equal to 2.99 times the executive's "base amount" as defined under ss. 280G of the Internal Revenue Code (essentially annualized compensation over the past five calendar years) multiplied by a fraction, the numerator of which is 36 minus the number of calendar months elapsing from the effective date of the change in control to the effective date of termination of employment, and the denominator of which is 36. Termination of employment by the employer for "cause" is essentially the employee's failure to substantially perform his duties or engaging in conduct materially harmful to the employer or conviction of felony or misdemeanor which impairs his ability to substantially perform his duties or results in personal gain or enrichment at the expense of the employer. Termination by the employee for "cause" following a change in control includes assigning duties inconsistent with his duties, responsibilities and status prior to the change in control, requiring the employee to establish his principal office at a location outside of an area within a 50 mile radius of its present location, or failure to continue in effect any employee benefit plans, policies, practices or arrangements (including a reduction in base salary) on substantially the same basis as existing prior to the change in control, unless the employer replaces such plan, policy, practice or arrangement with one that is of substantially equivalent value to the employee. However, in no event would the aggregate benefits under a change in control, severance agreements and severance policies after the change in control exceed the amount that would trigger excise taxes under the "parachute payment" provisions of the tax laws.

     Since the effective time of the Merger may well be in the first part of the year 2001, the precise severance amounts cannot be determined at this time. However, a reasonable estimate can be made for year 2000 taxable income of each executive, and accordingly, a reasonable estimate of the maximum severance payments is as follows: Mark T. Maranger, $518,542; Paul C. Baird, $231,256; Monte K. Gehring, $279,233; John K. Keune, $261,934; and Edward C. Vallis, $264,244. In order to induce these executives to join Wisconsin Public Service after the Merger, Wisconsin Public Service has decided to pay these amounts to executives who agree to become employees of Wisconsin Public Service following the Merger.

     Retainer Agreement

     WF&L has a retainer agreement with its general legal counsel, Bell, Gierhart & Moore, S.C. in Madison, Wisconsin, extending through December 31, 2003 and calling for payment of $1,500 per month as a retainer for legal services. Hugh H. Bell, a principal shareholder of the law firm, is Secretary and a director of WF&L.

     MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following is a discussion of the material federal income tax consequences of the Merger to Wisconsin Fuel and Light, WPS Resources and the holders of Wisconsin Fuel and Light and WPS Resources Common Stock. This discussion is based on the current provisions of the Internal Revenue Code, applicable Treasury Regulations, judicial decisions, and administrative rulings and practice. Changes in any of the foregoing could alter the conclusions reached herein, and such changes may have retroactive effect. The tax treatment of a shareholder may vary depending upon his or her particular situation, and certain shareholders (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers and foreign persons or entities) may be subject to special rules not discussed below.

     EACH SHAREHOLDER IS URGED TO CONSULT HIS OR HER TAX ADVISER AS TO THE PARTICULAR TAX CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY CHANGES IN APPLICABLE TAX LAWS.

     Von Briesen, Purtell & Roper, s.c. is of the opinion that: (1) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code; (2) WPS Resources, Wisconsin Public Service or WF&L Acquisition, as the case may be, and Wisconsin Fuel and Light will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code; (3) no gain or loss will be recognized by Wisconsin Fuel and Light pursuant to the Merger; (4) each holder of Wisconsin Fuel and Light Common Stock who exchanges those shares solely for shares of WPS Resources Common Stock pursuant to the Merger will not recognize any gain or loss as a result of the Merger; (5) the aggregate tax basis of the WPS Resources Common Stock received by each Wisconsin Fuel and Light shareholder will be the same as the aggregate tax basis of the stock exchanged therefor less cash received for fractional shares; and (6) the holding period of the WPS Resources Common Stock received by each Wisconsin Fuel and Light shareholder will include the period for which the Wisconsin Fuel and Light stock exchanged therefor was held, provided that the stock is held as a capital asset at the effective time of the Merger.

     Von Briesen, Purtell & Roper, s.c. is also of the opinion that the payment of cash to a Wisconsin Fuel and Light shareholder in lieu of issuing fractional shares of WPS Resources Common Stock will be treated as if the fractional share was distributed pursuant to the Merger and then redeemed by Wisconsin Public Service or WF&L Acquisition. The cash payment will be treated as having been received as a distribution in full payment in exchange for the fractional share. The Wisconsin Fuel and Light shareholder will recognize gain or loss equal to the difference between (i) the cash payment, and (ii) the portion of the Wisconsin Fuel and Light shareholder's basis in the Wisconsin Fuel and Light Common Stock which is allocable to the fractional share. This gain or loss will be capital gain or loss, provided that such stock is held as a capital asset at the effective time of the Merger.

     As indicated in the discussion concerning dissenters' rights, a holder of Wisconsin Fuel and Light Common Stock who dissents from the proposed Merger and perfects dissenters rights pursuant to Wisconsin law will receive in cash the "fair value" of the holder's shares of Wisconsin Fuel and Light Common Stock instead of shares of WPS Resources Common Stock. In that event the cash payment will be treated as a sale of the stock by the shareholder and that shareholder will recognize gain or loss equal to the difference between the cash payment and that shareholder's basis in the Wisconsin Fuel and Light Common Stock held by that shareholder. That gain or loss will be a capital gain or loss provided such stock is held as a capital asset at the effective time of the Merger. See "THE SPECIAL MEETINGS - Wisconsin Fuel and Light Special Meeting - Dissenters' Rights".

     In the opinion of Foley & Lardner, counsel to WPS Resources, the Merger will qualify as a reorganization within the meaning of Section 368(a)(l)(A) of the Code. No gain or loss will be recognized to WPS Resources, Wisconsin Public Service or WF&L Acquisition or the shareholders of WPS Resources or Wisconsin Public Service upon consummation of the Merger and there will be no change to the tax basis and holding period of the WPS Resources Common Stock of WPS Resources shareholders.

     Foley & Lardner is also of the opinion that the payment of cash to a holder of Wisconsin Public Service Preferred Stock who asserts and perfects dissenters' rights under the Wisconsin Business Corporation law will be treated as if such stock was redeemed by Wisconsin Public Service. The dissenting shareholder will recognize gain or loss equal to the difference between (i) the cash payment (excluding any accrued interest paid), and (ii) the dissenting shareholder's basis in the Wisconsin Public Service Preferred Stock being surrendered. This gain or loss will be capital gain or loss provided such stock is held as a capital asset at the effective time of the redemption. Any accrued interest paid to the dissenting shareholder as part of the cash payment shall be taxable as ordinary income.

     The opinions of von Briesen, Purtell & Roper, s.c. and Foley & Lardner are based on current law, the information contained in this joint proxy statement/prospectus and certain representations as to factual matters made by Wisconsin Fuel and Light, WPS Resources and certain shareholders of Wisconsin Fuel and Light. These opinions have been filed with the Securities and Exchange Commission as exhibits to the registration statement which includes this joint proxy statement/prospectus. Any inaccuracy or change with respect to such information or representations, or any past or future actions by Wisconsin Fuel and Light, WPS Resources, or the shareholders contrary to such representations, could adversely affect the conclusions reached herein.

     An opinion of counsel is not binding on the Internal Revenue Service or the courts, and only represents such counsel's best judgment. The parties have not and will not request a ruling from the Internal Revenue Service in connection with the federal income tax consequences of the Merger. If the Internal Revenue Service successfully challenges the status of the Merger as a tax-free reorganization, holders of Wisconsin Fuel and Light Common Stock will be treated as if they sold their Wisconsin Fuel and Light Common Stock in a taxable transaction. In such event, each holder of Wisconsin Fuel and Light Common Stock would recognize gain or loss equal to the difference between the holder's tax basis in the shares of the Wisconsin Fuel and Light Common Stock surrendered in the Merger and the fair market value, at the effective time of the Merger, of the WPS Resources Common Stock received in exchange therefor (plus any cash received for fractional shares of WPS Resources Common Stock).

     WPS Resources' obligation to effect the Merger is conditioned on, among other things, the delivery at the closing of an opinion to WPS Resources from Foley & Lardner, and Wisconsin Fuel and Light's obligation to effect the Merger is conditioned on, among other things, the delivery at the closing of an opinion from von Briesen, Purtell & Roper s.c., each such opinion substantially to the effect that, for federal income tax purposes, the Merger constitutes a tax-free reorganization within the meaning of Section 368(a) of the Code. WPS Resources and Wisconsin Fuel and Light may each waive the delivery of such opinions as conditions to closing. However, in the event that, in the opinion of WPS Resources or Wisconsin Fuel and Light or their respective counsel, such waiver would constitute a material event for Wisconsin Fuel and Light Common Shareholders, including, without limitation, that the Merger does not constitute a tax-free reorganization within the meaning of Section 368(a) of the Code, the approval of the Wisconsin Fuel and Light Common Shareholders will be re-solicited.

     ACCOUNTING TREATMENT

     The Merger will be treated by WPS Resources as a "purchase" for accounting and financial reporting purposes.

     REQUIRED REGULATORY APPROVALS AND OTHER REGULATORY MATTERS

     Although the parties believe that they will receive the requisite regulatory approvals and clearances for the Merger that are summarized below, there can be no assurance as to the timing of such approvals or clearances or the ability of the parties to obtain such approvals and clearances on satisfactory terms or otherwise. It is a condition to consummation of the Merger that such approvals be obtained pursuant to final orders which shall not impose terms and conditions which, in the aggregate have, or insofar as reasonably can be foreseen, would have, a material adverse effect on the business, assets, financial condition or results of operation of WPS Resources or Wisconsin Fuel and Light. There can be no assurance that any such approvals will not contain terms or conditions which cause such approvals to fail to satisfy such condition to the consummation of the Merger. Even assuming each regulatory approval is obtained in the optimal time for such action, the Merger is not expected to be consummated until the first quarter of 2001.

     Hart-Scott-Rodino Antitrust Improvements Act of 1976 - Pre-Merger Notification

     The Hart-Scott-Rodino Act, and the rules and regulations thereunder, provide that certain transactions (including the Merger) may not be consummated until certain information has been submitted to the Antitrust Division of the United States Department of Justice and the Federal Trade Commission and specified Hart-Scott-Rodino Act waiting period requirements have been satisfied. WPS Resources and Wisconsin Fuel and Light filed notifications under the Hart-Scott-Rodino Act on August 17, 2000. The waiting period under the Hart-Scott-Rodino Act relating to these filings will terminate 30 days following the initial filing, unless additional information is requested. The termination of the Hart-Scott-Rodino Act waiting period does not preclude the Antitrust Division or the Federal Trade Commission from challenging the Merger on antitrust grounds. There can be no assurance that such a challenge, if made, would not be successful. Neither WPS Resources nor Wisconsin Fuel and Light believes that the Merger will violate Federal antitrust laws. If the Merger is not consummated within 12 months after the termination of the initial Hart-Scott-Rodino Act waiting period, WPS Resources and Wisconsin Fuel an Light would be required to submit new information to the Antitrust Division and the Federal Trade Commission, and a new Hart-Scott-Rodino Act waiting period would have to expire or be earlier terminated before the Merger could be consummated.

     Public Utility Holding Company Act of 1935

     WPS Resources is not required to obtain Securities and Exchange Commission approval under the Public Utility Holding Company Act in connection with the Merger.

     WPS Resources currently claims exemption from the registration and other requirements of the Public Utility Holding Company Act, other than from Section 9(a)(2) thereof, pursuant to annual filings made with the Securities and Exchange Commission. The basis of the exemption under Section 3(a)(1) is that WPS Resources and its public utility subsidiaries from which it receives any material amount of its income are predominantly intrastate in character and carry on their businesses substantially in a single state in which they are organized (Wisconsin).

     The completion of the Merger will reinforce the basis for WPS Resources' exemption from registration under the Public Utility Holding Company Act.

     If WPS Resources were required to register under the Public Utility Holding Company Act, WPS Resources would become subject to numerous restrictions imposed by the Public Utility Holding Company Act on the operations of a registered holding company and its subsidiaries and affiliates. Subject to limited exceptions, Securities and Exchange Commission approval is required under the Public Utility Holding Company Act for a registered holding company or any of its subsidiaries to: (i) issue securities, (ii) acquire utility assets from a third person, (iii) acquire any securities of another public utility, (iv) amend its articles of incorporation, or (v) acquire stock, extend credit, pay dividends, lend money or invest in any manner in any other businesses. The Public Utility Holding Company Act also limits the ability of registered holding companies to engage in non-utility ventures and regulates holding company system service companies and the rendering of services by holding company affiliates to the system's utilities. WPS Resources believes the foregoing restrictions and limitations imposed by the Public Utility Holding Company Act in its current form may limit possible operations of WPS Resources. In addition, the Securities and Exchange Commission historically has interpreted the Public Utility Holding Company Act to preclude registered holding companies, with limited exceptions, from owning both electric and gas utility systems, although the Securities and Exchange Commission has recommended that registered holding companies be allowed to hold both gas and electric utility operations if the affected states agree. If Wisconsin Public Service were required to divest its gas utility properties, such a required divestiture could, under certain circumstances, be at a price below fair market value or otherwise on terms deemed unsatisfactory by WPS Resources and could have a materially adverse effect on the operations, earnings and financial condition of WPS Resources. It is not possible to predict whether the restrictions resulting from losing exempt status and being required to register under the Public Utility Holding Company Act would have a material adverse effect on the business, assets, financial condition or results of operation of WPS Resources.

     Approval of the Merger and Related State Regulatory Matters

     The Wisconsin statutes require Wisconsin Fuel and Light, WPS Resources and Wisconsin Public Service to secure the consent or approval of the Public Service Commission of Wisconsin for the merger of Wisconsin Fuel and Light into Wisconsin Public Service or WF&L Acquisition and any subsequent liquidation and dissolution of WF&L Acquisition and transfer of assets to Wisconsin Public Service. On August 7, 2000, WPS Resources, Wisconsin Public Service, WF&L Acquisition and Wisconsin Fuel and Light filed an application with the Public Service Commission of Wisconsin for the required consent or approval.

     The Public Service Commission of Wisconsin will continue to have jurisdiction to review and regulate all costs projected to be incurred by Wisconsin Public Service for potential recovery in rates in Wisconsin, and will regulate all affiliate dealings between Wisconsin Public Service and all of its affiliates.

     WPS Resources will remain a public utility holding company under the Wisconsin Holding Company Act and will remain subject for certain purposes to the jurisdiction of the Public Service Commission of Wisconsin. The following is a brief summary of certain provisions of the Wisconsin Holding Company Act that will continue to apply to WPS Resources after the effective time of the Merger.

     The Wisconsin Holding Company Act prohibits any person from forming a public utility holding company or acquiring or holding more than 10% of the outstanding voting securities of a public utility holding company, without the approval of the Public Service Commission of Wisconsin and requires that any holding company of a Wisconsin public utility be a corporation organized under the laws of the State of Wisconsin. The Public Service Commission of Wisconsin, if it finds the capital of any public utility affiliate will be impaired by payment of a dividend, may order the utility affiliate to limit or cease payment of dividends to the public utility holding company. Various transactions by a public utility affiliate with others in the public utility holding system are prohibited, including lending money, guaranteeing obligations, combined advertising, providing utility service on terms different from those for other consumers in the same class, and, without the approval of the Public Service Commission of Wisconsin, certain sales or leases of real property and use of services of utility employees. The Wisconsin Holding Company Act prohibits (i) any public utility affiliate from providing any non-utility product or service in a manner or at a price that unfairly discriminates against any competing provider; (ii) any non-utility activity from being subsidized materially by the customers of any public utility in the system; (iii) the operation of the system in any way which materially impairs the credit, ability to acquire capital on reasonable terms or ability to provide safe, reasonable, reliable and adequate utility service, of any public utility affiliate in the system; (iv) any transfer by a public utility affiliate to any other system company of any confidential public utility information, including customer lists, for any non-utility purpose, unless the Public Service Commission of Wisconsin has approved the transfer; and (v) any termination of the system's interest in a public utility affiliate without Wisconsin commission's approval. Other statutory provisions in addition to the Wisconsin Holding Company Act include requirements for submission to the Public Service Commission of Wisconsin for approval of certain contracts or other arrangements for furnishing property or services between a public utility and an affiliate.

     The Wisconsin Holding Company Act also limits non-utility diversification, in that, stated generally, the net book value of the assets of all non-utility affiliates may not exceed the sum of 25% of the net book value of the assets of all electric utility affiliates and a percentage, to be determined by the Wisconsin Commission (but not less than 25%), of the net book value of the assets of all other public utility affiliates. In 1999 a law was enacted which provides a Wisconsin Public utility holding company partial relief from limits on non-utility assets it may own if the Wisconsin electric utilities in the holding company system transfer their electric transmission facilities to a separate transmission company which, in turn, transfers operational control of the transmission facilities to the Midwest Independent System Operator. The deadline for such transfer is currently December 31, 2000, and Wisconsin Public Service is considering the transfer of its electric transmission facilities to a separate transmission company organized by the major Wisconsin electric utilities as contemplated by the 1999 law subject to the satisfaction of certain conditions.

     In addition, the Wisconsin Holding Company Act requires the Public Service Commission of Wisconsin to investigate periodically the impact of the operation of every holding company system on every public utility affiliate in the system and to determine whether each non-utility affiliate does, or can reasonably be expected to do, at least one of the following: (i) substantially retain, attract or promote business activity or employment or provide capital to businesses within the service territory of any public utility affiliate or certain others, (ii) increase or promote energy conservation or develop, produce or sell renewable energy products or equipment, (iii) conduct a business that is functionally related to the provision of utility service or to the development or acquisition of energy resources, and (iv) develop or operate commercial or industrial parks in the service territory of any public utility affiliate. WPS Resources believes that its existing non-utility businesses meet the requirements of the Wisconsin Holding Company Act. In 1998, the Public Service Commission of Wisconsin conducted its first tri-annual review of the WPS Resources holding company system and issued an audit report stating that "based upon a review of the activities of the nonutility subsidiaries of [WPS Resources] all major subsidiaries appear to comply with at least one" of the goals specified in the Wisconsin Holding Company Act. The Public Service Commission of Wisconsin also is authorized to order a holding company to terminate its interest in a public utility affiliate if the Public Service Commission of Wisconsin finds that, based upon clear and convincing evidence, termination of the interest is necessary to protect the interest of utility investors in a financially healthy utility and the interest of consumers in reasonably adequate utility service at a just and reasonable price.

     Given WPS Resources' experience under the Wisconsin Holding Company Act, WPS Resources does not expect the restrictions of the Wisconsin Holding Company Act to have a materially adverse effect upon WPS Resources following the Merger.

     Other

     Additional consents from and notifications to governmental agencies may be required in connection with the Merger. At the present time, neither WPS Resources nor Wisconsin Fuel and Light anticipates any material difficulties in obtaining such consents or furnishing such notifications.

     FEDERAL SECURITIES LAW CONSEQUENCES

     All WPS Resources Common Stock issued in connection with the Merger will be freely transferable, except that any WPS Resources Common Stock received by persons who are deemed to be affiliates of WPS Resources or of Wisconsin Fuel and Light prior to the Merger may be sold by them only in transactions permitted by the resale provisions of Rule 145 under the Securities Act of 1933 with respect to affiliates of Wisconsin Fuel and Light or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of Wisconsin Fuel and Light generally include individuals or entities that control, are controlled by, or are under common control with, Wisconsin Fuel and Light and may include certain officers and directors of Wisconsin Fuel and Light as well as its principal shareholders.

     Affiliates may not sell their shares of WPS Resources Common Stock acquired in connection with the Merger, except pursuant to an effective registration statement under the Securities Act of 1933 covering such shares or in compliance with Rule 145 (or Rule 144 under the Securities Act in the case of persons who become affiliates of WPS Resources) or another applicable exemption from the registration requirements of the Securities Act. In general, under Rule 145, for one year following the effective time of the Merger an affiliate (together with certain related persons) would be entitled to sell shares of WPS Resources Common Stock acquired in connection with the Merger only through unsolicited "broker transactions" or in transactions directly with a "market maker," as such terms are defined in Rule 144. Additionally, the number of shares to be sold by an affiliate (together with certain related persons and certain persons acting in concert) within any three-month period for purposes of Rule 145 may not exceed the greater of 1% of the outstanding shares of WPS Resources Common Stock or the average weekly trading volume of such stock during the four calendar weeks preceding such sale. Rule 145 would only remain available, however, to affiliates if WPS Resources remained current with its informational filings with the Securities and Exchange Commission under the Securities Exchange Act of 1934. One year after the effective time of the Merger, an affiliate would be able to sell shares of WPS Resources Common Stock received in the Merger without regard to the manner of sale or volume limitations provided that WPS Resources is then current with its Exchange Act informational filings and the affiliate is not then an affiliate of WPS Resources. Two years after the effective time of the Merger, an affiliate would be able to sell shares of WPS Resources Common Stock received in the Merger without any restrictions so long as the affiliate had not been an affiliate of WPS Resources for at least three months prior to the sale.

     CERTAIN OTHER AGREEMENTS

     The Merger Agreement requires Wisconsin Fuel and Light to identify in writing to WPS Resources prior to the closing date any persons who are, or are deemed to be, affiliates of Wisconsin Fuel and Light, and to use reasonable efforts to have such persons execute and deliver, prior to the closing date, affiliates' letters in which they will make certain representations about their intentions to hold the shares of WPS Resources Common Stock to be received in the Merger and agree to certain restrictions on resale of such shares of WPS Resources Common Stock. The representations and restrictions on resale are intended to preserve the characterization of the Merger for federal income tax purposes as a reorganization and to comply with restrictions on resale of securities imposed by federal securities laws.

                              THE MERGER AGREEMENT

     The following description of the Merger Agreement among WPS Resources, Wisconsin Public Service, WF&L Acquisition and Wisconsin Fuel and Light does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Appendix A and is incorporated herein by reference. Shareholders of Wisconsin Fuel and Light and holders of Wisconsin Public Service Preferred Stock are urged to read the Merger Agreement in its entirety.

     THE MERGER

     The Merger Agreement provides that, subject to the approval and adoption of the Merger Agreement by the shareholders of Wisconsin Fuel and Light and the satisfaction or waiver of the other conditions to the Merger, Wisconsin Fuel and Light will be merged in accordance with the Wisconsin Business Corporation Law with and into Wisconsin Public Service provided that the Preferred Shareholders of Wisconsin Public Service approve the Merger on or before February 1, 2001, if their approval is then required, or with or into WF&L Acquisition, a wholly-owned subsidiary of WPS Resources, if the Preferred Shareholders of Wisconsin Public Service do not approve the Merger on or before February 1, 2001, and that approval is then required. In either case, the separate existence of Wisconsin Fuel and Light will then cease, and Wisconsin Public Service or WF&L Acquisition will be the surviving corporation. At the effective time of the Merger, the conversion of Wisconsin Fuel and Light Common Stock pursuant to the Merger Agreement will be effected as described below. The Articles of Incorporation and Bylaws of the surviving corporation will survive the Merger. The directors and officers of the surviving corporation immediately prior to the effective time of the Merger will remain directors and officers of the surviving corporation following the effective time of the Merger.

     EFFECTIVE TIME

     Following the approval and adoption of the Merger Agreement and subject to satisfaction or waiver of the terms and conditions to closing, contained in the Merger Agreement, the Merger will become effective at the time specified in the articles of merger filed with the Department of Financial Institutions of the State of Wisconsin or absent such specification upon such filing. The filing of the articles of merger will be made on the third business day after all conditions contemplated by the Merger Agreement have been satisfied or waived or at such other time, date and place as WPS Resources and Wisconsin Fuel and Light shall mutually agree upon, provided, however, that if the third business day immediately following the date on which the last of the conditions contemplated by the Merger Agreement is satisfied or waived occurs on or after December 15, 2000 and on or before February 1, 2001, then the effective time will be February 2, 2001, or such other date as WPS Resources and Wisconsin Fuel and Light mutually agree upon.

     TERMS OF THE MERGER

     At the effective time:

     o each share of Wisconsin Fuel and Light Common Stock held in Wisconsin Fuel and Light treasury or by any subsidiary of Wisconsin Fuel and Light or held by WPS Resources or any of its subsidiaries immediately prior to the effective time of the Merger will be cancelled, retired and cease to exist and no shares of WPS Resources Common Stock will be delivered with respect to those shares;

     o each remaining outstanding share of Wisconsin Fuel and Light Common Stock other than dissenting shares will be converted into the right to receive fully paid and nonassessable (except as otherwise provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law (see "DESCRIPTION OF WPS RESOURCES CAPITAL STOCK - Common Stock")) shares of WPS Resources Common Stock, except that cash will be paid in lieu of any fractional share of WPS Resources Common Stock; and

     o each share of Wisconsin Fuel and Light Preferred Stock will be converted into the right to receive $103 in cash plus accrued and unpaid dividends, including a pro rata portion of the dividends accrued from the last dividend payment date to the effective time of the Merger.

     For a detailed description of the method of determining the number of shares of WPS Resources Common Stock which each share of Wisconsin Fuel and Light Common Stock will be converted into the right to receive, see "THE MERGER AGREEMENT - Conversion of Shares."

     Each share of WPS Resources Common Stock issued to Wisconsin Fuel and Light shareholders in the Merger will include, if then applicable, a right issued pursuant to the WPS Resources Rights Agreement. See "COMPARISON OF SHAREHOLDER RIGHTS - WPS Resources Rights Agreement" and "DESCRIPTION OF WPS RESOURCES CAPITAL STOCK - Common Stock Purchase Rights."

     At the effective time of the Merger, holders of Wisconsin Fuel and Light Common Stock will cease to have any rights as holders of the shares, but will have the right to receive shares of WPS Resources Common Stock and cash in lieu of any fractional shares of WPS Resources Common Stock. After the effective time of the Merger, the stock transfer books of Wisconsin Fuel and Light will be closed and there will be no further transfers of Wisconsin Fuel and Light Common Stock. See "THE MERGER -Conversion of Shares; Procedures for Exchange of Certificates" and "COMPARISON OF SHAREHOLDER RIGHTS."

     FRACTIONAL SHARES

     Fractional shares of WPS Resources Common Stock will not be issued in connection with the Merger. In lieu of any such fractional share, each holder of Wisconsin Fuel and Light Common Stock who would otherwise have been entitled to a fraction of a share of WPS

Resources Common Stock upon surrender of certificates for exchange will be paid in cash (without interest) in an amount determined by multiplying the average of the last reported sales price per share of WPS Resources Common Stock as reported on the New York Stock Exchange Composite Transactions reporting system for the last ten trading days prior to and including the third trading day immediately prior to the effective time of the Merger on which WPS Resources Common Stock was traded on the New York Stock Exchange by the fractional share interest (rounded to the nearest thousandth) to which the Wisconsin Fuel Light shareholder would otherwise be entitled.

     CONVERSION OF SHARES; PROCEDURES FOR EXCHANGE OF CERTIFICATES

     As soon as practicable following the effective time of the Merger, WPS Resources will deposit with the Firstar Bank, N.A. Milwaukee, Wisconsin as agent, or such other agent as may be appointed by WPS Resources and approved by Wisconsin Fuel and Light, certificates representing the appropriate number of shares of WPS Resources Common Stock (and cash to be paid in lieu of fractional shares of WPS Resources Common Stock) issuable in connection with the Merger. As soon as reasonably practicable after the effective time of the Merger, the exchange agent will mail to each holder of record of Wisconsin Fuel and Light Common Stock a letter of transmittal and instructions for surrendering the certificates representing shares of Wisconsin Fuel and Light Common Stock, and each holder of Wisconsin Fuel and Light Common Stock will be entitled to receive, upon surrender to the exchange agent (or such other agent as may be appointed by agreement of WPS Resources and Wisconsin Fuel and Light) of one or more certificates representing the Wisconsin Fuel and Light Common Stock, certificates representing the number of shares of WPS Resources Common Stock into which such shares are converted in the Merger and cash in consideration of fractional shares of WPS Resources Common Stock, as described above. WPS Resources Common Stock into which Wisconsin Fuel and Light Common Stock will be converted in the Merger will be deemed to have been issued at the effective time of the Merger.

     No dividends or other distributions that are declared or made on WPS Resources Common Stock with a record date after the effective time of the Merger will be paid to persons entitled to receive certificates representing WPS Resources Common Stock until the persons surrender their certificates representing the Wisconsin Fuel and Light Common Stock. Upon such surrender, there shall be paid to the person in whose name the certificates representing such WPS Resources Common Stock shall be issued any dividends or other distributions which shall have become payable with respect to such WPS Resources Common Stock in respect of a record date after the effective time of the Merger. In no event shall the person entitled to receive dividends be entitled to receive interest on dividends. In the event that any certificates representing shares of WPS Resources Common Stock are to be issued in a name other than that in which the certificates representing shares of Wisconsin Fuel and Light Common Stock surrendered in exchange therefor are registered, it shall be a condition of such exchange that the person requesting such exchange present to the exchange agent the certificates with all documents required to evidence and effect the transfer and evidence that any applicable stock transfer taxes have been paid. Neither WPS Resources nor Wisconsin Fuel and Light shall be liable to any holder of shares of Wisconsin Fuel and Light Common

Stock or WPS Resources Common Stock, as the case my be, for any shares of WPS Resources Common Stock (or dividends thereon) or cash in lieu of fractional shares of WPS Resources Common Stock delivered to a public official pursuant to any applicable abandoned property escheat or similar law.

     Detailed instructions, including a transmittal letter, will be mailed to shareholders as soon as reasonably practicable following the effective time of the Merger as to the method of exchanging certificates formerly representing shares of Wisconsin Fuel and Light Common Stock for certificates representing shares of WPS Resources Common Stock. See "THE MERGER - Conversion of Shares; Procedures for Exchange of Certificates." Shareholders should not send certificates representing their shares to Wisconsin Fuel and Light Company or, prior to receipt of the transmittal letter, to the exchange agent.

     Each outstanding share of Wisconsin Fuel and Light Preferred Stock, $100 par value, will be converted pursuant to the Merger into the right to receive $103 in cash, plus any accrued and unpaid dividends including a pro-rata portion of the dividend accrued from the last dividend payment date to the effective time of the Merger without interest on such amount after the effective time of the Merger.

     CONDITIONS TO COMPLETION OF THE MERGER

     The respective obligations of each of WPS Resources and Wisconsin Fuel and Light to effect the Merger are subject to the satisfaction at or prior to the closing date of the following conditions:

     o the shareholders of Wisconsin Fuel and Light shall have approved the Merger Agreement by the required vote;

     o the holders of a majority of shares of Wisconsin Public Service Preferred Stock shall have approved the Merger on or before February 1, 2001 in accordance with the requirements of the Restated Articles of Incorporation of Wisconsin Public Service or such approval shall not then be required, provided, however, the absence of such approval if required shall not after February 1, 2001 relieve any of the other parties to the Merger Agreement from completing the Merger of Wisconsin Fuel and Light into WF&L Acquisition;

     o no temporary restraining order or preliminary or permanent injunction or other order by any federal or state court shall be in effect preventing the completion of the Merger, and the Merger and the other transactions contemplated by the Merger Agreement shall not have been prohibited under any applicable federal or state law or regulation;

     o any waiting period applicable to the Merger under the Hart Scott Rodino Antitrust Improvements Act shall have terminated or expired and any other governmental or regulatory approvals required with respect to the transactions contemplated by the Merger Agreement including, but not limited to, the approval of the Public Service Commission of Wisconsin and any approval by the Securities and Exchange Commission, under the Public Utility Holding Company Act of 1935, shall have been obtained and such approvals shall become final and shall not have imposed terms or conditions which, in the aggregate have, or insofar as reasonably can be foreseen would have, a material adverse effect on the business, assets, financial condition or results of operation of WPS Resources or Wisconsin Fuel and Light or which would be materially inconsistent with the agreements of WPS Resources and Wisconsin Fuel and Light contained in the Merger Agreement;

     o the registration statement relating to the shares of WPS Resources Common Stock issuable pursuant to the Merger shall have become effective under the Securities Act of 1933 and no stop order suspending such effectiveness shall be in effect; and

     o the New York Stock Exchange shall have authorized for listing the shares of WPS Resources Common Stock issuable to Wisconsin Fuel and Light shareholders in the Merger upon official notice of issuance.

     The obligation of Wisconsin Fuel and Light to effect the Merger is subject to the satisfaction at or prior to the closing date of the following conditions:

     o the accuracy of the representations and warranties of WPS Resources contained in the Merger Agreement as of the date of the Merger Agreement and as of the closing date (except as would not be reasonably likely to result in a material adverse effect);

     o the performance in all material respects of all obligations of WPS Resources required to be performed under the Merger Agreement;

     o the receipt by Wisconsin Fuel and Light of a certificate of an officer of WPS Resources that certain conditions set forth in the Merger Agreement have been satisfied;

     o the receipt by Wisconsin Fuel and Light of an opinion of its counsel dated as of the closing date to the effect that the Merger will be treated as a tax-free reorganization under Section 368(a) of the Internal Revenue Code;

     o the receipt by Wisconsin Fuel and Light of an opinion of legal counsel to WPS Resources as to certain matters (substantially in the form set forth in an exhibit to the Merger Agreement);

     o the receipt by Wisconsin Fuel & Light of the opinion of Emory Business Valuation LLC as to the fairness from a financial point of view of the consideration to be received by the holders of Wisconsin Fuel and Light common stock in the Merger, which condition has been satisfied;

     o the absence of any event that would result in any right or entitlement of WPS Resources shareholders under the WPS Resources rights agreement which in Wisconsin Fuel and Light's reasonable judgment would have, or is reasonably likely to result in, a material adverse effect on WPS Resources or materially change the number of outstanding equity securities of WPS Resources, and the WPS Resources stock purchase rights not having become nonredeemable by any action of the WPS Resources board of directors; and

     o the absence of any material adverse effect on the business, assets, condition (financial or otherwise) or results of operation of WPS Resources and its subsidiaries taken as a whole and the absence of any facts or conditions (other than facts or conditions of general applicability to electric or gas utility companies in the region in which WPS Resources conducts its utility operations) which have, or insofar as reasonably can be foreseen would have, such a materially adverse effect.

     The obligations of WPS Resources to effect the Merger are subject to the satisfaction at or prior to the Closing Date of the following conditions:

     o the accuracy of the representations and warranties of Wisconsin Fuel and Light contained in the Merger Agreement as of the date of the Merger Agreement and as of the closing date (except as would not be reasonably likely to result in a material adverse effect);

     o the performance in all material respects of all obligations of Wisconsin Fuel and Light required to be performed under the Merger Agreement;

     o the receipt by WPS Resources of a certificate of an officer of Wisconsin Fuel and Light that certain conditions set forth in the Merger Agreement have been satisfied;

     o the receipt by WPS Resources of an opinion of its counsel dated as of the closing date to the effect that the Merger will be treated as a tax-free reorganization under Section 368(a) of the Internal Revenue Code;

     o the receipt by WPS Resources of an opinion of legal counsel to Wisconsin Fuel and Light as to certain matters (substantially in the form attached as an exhibit to the Merger Agreement);

     o the receipt by WPS Resources of letter agreements relating to trading in securities of WPS Resources (substantially in the form attached as an exhibit to the Merger Agreement) duly executed by each affiliate of Wisconsin Fuel and Light; and

     o the absence of any material adverse effect on the business, assets, condition (financial or otherwise) or results of operation of Wisconsin Fuel and Light and its subsidiary taken as a whole and the absence of any facts or conditions (other than facts or conditions of general applicability to gas distribution utility companies in Wisconsin including, but not limited to general restructuring orders or legislation) which have, or insofar as reasonably can be foreseen would have, such a materially adverse effect.

     There can be no assurance that all of the conditions to the Merger will be satisfied. The parties to the Merger for whose benefit any of the foregoing conditions are intended can waive any of those conditions (see "Amendment; Waiver").

     REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains various representations and warranties of WPS Resources and Wisconsin Fuel and Light relating to, among other things, the following matters (which representations and warranties are subject, in certain cases, to specified exceptions):

     o the due organization, power and similar corporate matters with respect to, each of Wisconsin Fuel and Light, WPS Resources and the subsidiaries of WPS Resources;

     o the capitalization of Wisconsin Fuel and Light, WPS Resources, Wisconsin Public Service and WF&L Acquisition;

     o the authorization, execution, delivery and enforceability of the Merger Agreement by each party and the completion of the transactions contemplated by the Merger Agreement;

     o reports and other documents filed with the Securities and Exchange Commission since January 1, 1997, from WPS Resources, and the accuracy of the information contained therein;

     o the absence of any material untrue statements in this joint proxy statement/prospectus;

     o the absence of any conflict with each of Wisconsin Fuel and Light; WPS Resources', Wisconsin Public Service's and WF&L Acquisition's corporate charter and bylaws and compliance with applicable laws;

     o governmental or regulatory authorizations, consents or approvals required to complete the Merger;

     o the absence of any material undisclosed liabilities by Wisconsin Fuel and Light;

     o the absence of certain changes or events having a material adverse effect on the business, results of operations, condition (financial or otherwise) or prospects of Wisconsin Fuel and Light or WPS Resources;

     o the absence of any litigation having a material adverse effect on Wisconsin Fuel and Light or WPS Resources;

     o compliance with laws and regulations, a violation of which could have a material adverse effect on Wisconsin Fuel and Light or WPS Resources;

     o Wisconsin Fuel and Light's employee benefit plans and compliance in all material respects with statutes governing their administration;

     o the disclosure of any acceleration of benefits under any Wisconsin Fuel and Light employee benefit plans pursuant to the transactions contemplated by the Merger Agreement;

     o    Wisconsin Fuel and Light's labor union contracts;

     o material compliance by Wisconsin Fuel and Light with environmental laws and the absence of environmental claims which would have a material adverse effect on Wisconsin Fuel and Light;

     o compliance by Wisconsin Fuel and Light with tax laws and regulations, including the absence of tax delinquencies; and

     o the absence of any brokerage, finders' or other fees associated with the Merger payable to any broker, finder, investment banker or advisor (other than fees payable to Arthur Andersen Finance Group and Emory Business Valuation).

     All representations, warranties and agreements in the Merger Agreement (with certain exceptions) expire upon completion of the Merger.

     CONDUCT OF BUSINESS PENDING THE MERGER

     Pursuant to the Merger Agreement, Wisconsin Fuel and Light has agreed that, during the period from the date of the Merger Agreement until the effective time of the Merger, except as expressly contemplated or permitted by the Merger Agreement or as otherwise consented to in writing by WPS Resources, it will (and will cause its subsidiary to), subject to certain exceptions specified therein, among other things:

     o carry on its business in the ordinary course consistent with prior practice provided that Wisconsin Fuel and Light may dissolve its subsidiary, WF&L Service, or with the prior approval of WPS Resources sell the subsidiary or its assets to a third party;

     o not declare or pay any dividends on or make other distributions in respect of any of its capital stock, other than to such party or its wholly-owned subsidiary and regular quarterly dividends to be paid on Wisconsin Fuel and Light Common Stock not to exceed in any quarter the dividends for the last quarter preceding the execution of the Merger Agreement and regular quarterly dividends to be paid on Wisconsin Fuel and Light Preferred Stock;

     o not effect certain other changes in its capitalization other than redeeming capital stock in accordance with the terms thereof;

     o not issue or encumber any capital stock rights, warrants, options or convertible or similar securities other than intercompany issuances;

     o not amend its articles of incorporation, by-laws or regulations or similar corporate documents;

     o    not engage in material acquisitions;

     o not make any capital expenditures in excess of $100,000 in the aggregate over the amounts budgeted by Wisconsin Fuel and Light for capital expenditures;

     o not sell, lease, encumber or otherwise dispose of material assets in an aggregate amount equaling or exceeding $100,000, other than dispositions and encumbrances in the ordinary course of business consistent with past practice;

     o not incur indebtedness (or guarantees thereof), other than short-term indebtedness in the ordinary course of business consistent with prior practice, long-term indebtedness not aggregating more than $100,000, arrangements between Wisconsin Fuel and Light and its subsidiary, or in connection with the refunding of existing indebtedness at a lower cost of funds;

     o not enter into, adopt or amend or increase the amount or accelerate the payment or vesting of any benefit or amount payable under, any employee benefit plan or other contract, agreement, commitment, arrangement, plan or policy, except for normal increases in the ordinary course of business consistent with past practice that in the aggregate do not result in a material increase in benefits or compensation expense to Wisconsin Fuel and Light or its subsidiary;

     o not make any material change in their accounting methods other than as required by law or in accordance with generally accepted accounting principles;

     o not take any action that would adversely affect the status of the Merger as a tax-free transaction;

     o not enter into agreements with affiliates (other than wholly-owned subsidiaries) other than on an arms-length basis;

     o cooperate with WPS Resources, provide it with reasonable access to Wisconsin Fuel and Light books and records and notify WPS Resources of any significant changes;

     o    refrain from taking specified actions relating to certain tax matters;

     o not discharge or satisfy any material claims, liabilities or obligations, other than discharges in the ordinary course of business or in accordance with their terms, of liabilities reflected in the most recent consolidated financial statements of Wisconsin Fuel and Light;

     o except in the ordinary course of business, not change the status of any of its material contracts or agreements or waive, release or assign any material rights or claims; and

     o maintain adequate insurance and use reasonable efforts to maintain all existing governmental permits.

     The Merger Agreement provides that if the parties are unable to obtain the necessary statutory approvals which are necessary to effect the business combination in the form contemplated by the Merger Agreement, and the adoption of an alternative structure (that otherwise substantially preserves for WPS Resources and Wisconsin Fuel and Light the economic benefits of the Merger would result in such conditions being satisfied or waived), then the parties shall use their respective best efforts to effect a business combination among themselves by means of a mutually agreed upon structure other than the Merger that so preserves such benefits.

     NO SOLICITATION OF TRANSACTIONS

     Wisconsin Fuel and Light has agreed that it will not, and will use its best efforts to cause its subsidiary not to, permit any of its or their respective officers, directors, employees, representatives or agents to, directly or indirectly, initiate, solicit or take any action to facilitate the making of any offer or proposal which constitutes or is reasonably likely to lead to participation in any business combination proposal (as hereinafter defined), or, in the event of an unsolicited business combination proposal, except to the extent required by their fiduciary duties under applicable law if so advised in a written opinion of outside counsel, engage in negotiations or provide any information or data to any person relating to any business combination proposal. Wisconsin Fuel and Light will promptly notify WPS Resources in the event it receives any inquiry, offer or proposal concerning a business combination proposal including its terms and conditions and the identity of the party making it; and will take reasonable steps to keep WPS Resources informed of the status and details of such inquiry, offer or proposal and give WPS Resources advance notice of any agreement to be entered into with or information to be supplied to any person relating to any business combination proposal.

     "Business combination proposal" means any tender or exchange offer, proposal for a merger, consolidation or other business combination involving Wisconsin Fuel and Light or any of its material subsidiaries, or any proposal or offer to acquire in any manner, directly or indirectly, a substantial equity interest in or a substantial portion of the assets of Wisconsin Fuel and Light or its subsidiary other than pursuant to the transactions contemplated by the Merger Agreement.

     EMPLOYEE BENEFIT PLANS

     Wisconsin Fuel and Light and its subsidiaries maintain a number of employee benefit plans and compensation arrangements in which eligible employees of Wisconsin Fuel and Light and its affiliates participate. Following the effective time of the Merger, the Wisconsin Fuel and Light benefit plans will continue until WPS Resources otherwise determines.

     INDEMNIFICATION

     The Merger Agreement provides that, to the extent, if any, not provided by an existing right of indemnification or other agreement or policy, from and after the effective time of the Merger, WPS Resources will, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each person who was at, or who had been at any time prior to, the date of the Merger Agreement, or who becomes prior to the effective time of the Merger, an officer, director or employee of Wisconsin Fuel and Light or its subsidiary against all losses, expenses (including reasonable attorney's fees and expenses), claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the effective time of the Merger (and whether asserted or claimed prior to, at or after the effective time) that are, in whole or in part, based on or arising out of the fact that such person is or was a director, officer or employee of Wisconsin Fuel and Light or its subsidiary, and all such indemnified liabilities to the extent they are based on or arise out of or pertain to the transactions contemplated by the Merger Agreement. In the event of any such loss, expense, claim, damage or liability (whether or not arising before the effective time of the Merger):

     o WPS Resources will pay the reasonable fees and expenses of counsel selected by the indemnified parties, which counsel will be reasonably satisfactory to WPS Resources and otherwise advance to such indemnified parties upon request reimbursement of documented expenses reasonably incurred,

     o    WPS Resources will cooperate in the defense of any such matter and

     o Any determination required to be made with respect to whether an indemnified party's conduct complies with the standards set forth under Wisconsin law and the WPS Resources articles of incorporation or by-laws will be made by independent counsel mutually acceptable to WPS Resources and the indemnified party; provided, however, that WPS Resources will not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld).

The Merger Agreement further provides that the indemnified parties as a group may retain only one law firm with respect to each unrelated matter except to the extent there is, in the opinion of counsel to an indemnified party, under applicable standards of professional conduct, a conflict on any significant issue between positions of such indemnified party and any other indemnified party or indemnified parties.

     In addition, the Merger Agreement requires that for a period of six years after the effective time of the Merger, WPS Resources will cause to be maintained in effect policies of directors' and officers' liability insurance maintained by Wisconsin Fuel and Light for the benefit of those persons who were covered by such policies as of the date of the Merger Agreement on terms no less favorable than the terms of such insurance coverage or obtain new policies of directors' and officers' liability insurance at least as favorable as the coverage offered by the policies currently maintained by Wisconsin Fuel and Light, provided that WPS Resources will not be required to expend in any year an amount in excess of 200% of the annual aggregate premiums currently paid by Wisconsin Fuel and Light for such insurance and, provided further that if the annual premiums of such insurance coverage exceed such amount, WPS Resources shall be obligated to obtain a policy with the best coverage available, in the reasonable judgment of the WPS Resources board of directors, for a cost not exceeding such amount. Also, the Merger Agreement provides that to the fullest extent allowed by law, from and after the effective time, all rights to indemnification existing in favor of the employees, agents, directors and officers of Wisconsin Fuel and Light and its subsidiary with respect to their activities as such prior to the effective time of the Merger, as provided in their respective articles of incorporation and bylaws in effect on the date of the Merger Agreement or otherwise in effect on the date of the Merger Agreement will survive the Merger and will continue in full force and effect for a period of not less than six years from the effective time of the Merger.

     CERTAIN OTHER COVENANTS

     WPS Resources and Wisconsin Fuel and Light have agreed to take certain other actions with respect to the Merger, including:

     o Each will use its best efforts to have the registration statement of which this joint proxy statement/prospectus forms a part declared effective as promptly as practicable after its filing with the Securities and Exchange Commission;

     o WPS Resources will take any required action under state securities laws with respect to the issuance of WPS Resources common stock pursuant to the Merger;

     o Wisconsin Fuel and Light will take all action necessary to hold a meeting of shareholders as promptly as practicable to approve the Merger;

     o Wisconsin Fuel and Light will give WPS Resources reasonable access to, and permit reasonable inspection of, properties, books, contracts, commitments and records of itself and its subsidiary;

     o WPS Resources and Wisconsin Fuel and Light will use all commercially reasonable efforts to obtain all necessary permits, consents, approvals and authorizations necessary or advisable to complete the Merger (including but not limited to preparing filings under the Hart-Scott-Rodino Antitrust Improvements Act, Wisconsin public utilities laws, and the Public Utility Holding Company Act of 1935);

     o WPS Resources and Wisconsin Fuel and Light will cooperate with each other in the development and distribution of news releases or other public information disclosures with respect to the Merger Agreement or any transactions contemplated thereby and will not issue any announcement or statements with respect to the Merger Agreement without the other party's consent; and

     o WPS Resources and Wisconsin Fuel and Light will give prompt notice to one another of any significant change in the other's business, properties, assets, condition (financial or other), results of operations or prospects and advise the other party of any event which has, or insofar as reasonably can be foreseen, is reasonably likely to result in, a material adverse effect on Wisconsin Fuel and Light (in the case of Wisconsin Fuel and Light) or WPS Resources (in the case of WPS Resources).

     TERMINATION; FEES AND EXPENSES

     One or both of the parties may terminate the Merger Agreement at any time prior to the closing date, whether before or after approval of the Merger Agreement by the shareholders of Wisconsin Fuel and Light:

     o    by mutual consent of WPS Resources and Wisconsin Fuel and Light;

     o by WPS Resources or Wisconsin Fuel and Light if any law or regulation is adopted which prohibits the Merger; or if any court of competent jurisdiction within the United States issues a final order enjoining or prohibiting the Merger;

     o if the Merger shall not have been completed by June 30, 2001, provided the terminating party's failure to fulfill its obligations under the Merger Agreement is not the reason that the Merger has not been completed; provided that if on June 30, 2001 the required statutory approvals required in connection with the Merger have not been obtained, then the termination date shall be extended to December 31, 2001; or

     o by WPS Resources or Wisconsin Fuel and Light if the approval by the Wisconsin Fuel and Light shareholders of the Merger shall not have been obtained at a duly held meeting of the shareholders.

     Wisconsin Fuel and Light may terminate the Merger Agreement at any time prior to the closing date, whether before or after approval of the Merger Agreement by the shareholders of Wisconsin Fuel and Light, if

     o any representations or warranties of WPS Resources in the Merger Agreement are breached which, individually or in the aggregate, would have a material adverse effect on WPS Resources and have not been remedied within 20 days after receipt by WPS Resources of written notice from Wisconsin Fuel and Light;

     o failure by WPS Resources or Wisconsin Public Service or WF&L Acquisition to comply with, in all material respects, their other agreements and covenants in the Merger Agreement, which failure has not been remedied within 20 days after receipt by WPS Resources of written notice from Wisconsin Fuel and Light;

     o the board of directors of WPS Resources withdraws or modifies it's approval of the Merger Agreement or the Merger in any manner materially adverse to Wisconsin Fuel and Light or shall fail to reaffirm such adoption upon Wisconsin Fuel and Light's request or resolves to withdraw or modify or fail to reaffirm such approval, or

     o upon two days' prior written notice to WPS Resources, if as a result of a tender offer by a party other than WPS Resources or any written offer or proposal with respect to a merger, sale of a material portion of its assets or other business combination by a party other than WPS Resources, the Wisconsin Fuel and Light board determines in good faith (after negotiating with WPS Resources to make adjustments in the terms and conditions of the Merger Agreement which would enable Wisconsin Fuel and Light to proceed with the transactions contemplated by the Merger Agreement and after being so advised by a written opinion of outside counsel) that its fiduciary obligations under applicable law required that such tender offer or other written offer or proposal be accepted.

     WPS Resources may terminate the Merger Agreement at any time prior to the closing date, whether before or after approval of the Merger Agreement by the shareholders of Wisconsin Fuel and Light, if

     o any representations or warranties of Wisconsin Fuel and Light in the Merger Agreement are breached which, individually or in the aggregate, would have a material adverse effect on Wisconsin Fuel and Light, and have not been remedied within 20 days after receipt by Wisconsin Fuel and Light of written notice from WPS Resources;

     o failure by Wisconsin Fuel and Light and/or its subsidiary to comply with its covenants in the Merger Agreement with respect to dividends and security issuances pending the Merger or the failure by Wisconsin Fuel and Light or its subsidiary to comply with, in all material respects, the other agreements and covenants in the Merger Agreement, which failure has not been cured within 20 days after receipt by Wisconsin Fuel and Light of written notice by WPS Resources;

     o the Wisconsin Fuel and Light Board withdraws or modifies its adoption and approval of the Merger in a manner materially adverse to WPS Resources or shall fail to reaffirm such adoption or recommendation upon WPS Resources' request; or

     o the Wisconsin Fuel and Light Board adopts or recommends any business combination involving Wisconsin Fuel and Light Company other than the Merger or any tender offer for the shares of capital stock of Wisconsin Fuel and Light in each case by or involving a party other than WPS Resources.

     If the Merger Agreement terminates as a result of

     o a breach of any representations or warranties on the part of WPS Resources which individually or in the aggregate have a material adverse effect on WPS Resources, and such breach or breaches shall not have been remedied within 20 days after receipt of notice by WPS Resources;

     o failure by WPS Resources to perform or comply with, in all material respects, its covenants or agreements under the Merger Agreement and WPS Resources has not remedied such failure within 20 days after receipt of notice by it;

     o a breach of any representations or warranties on the part of Wisconsin Fuel and Light which individually or in the aggregate have a material adverse effect, and such breach or breaches shall not have been remedied within 20 days after receipt of notice by Wisconsin Fuel and Light; or

     o a failure by Wisconsin Fuel and Light and of its subsidiary to perform or comply with covenants with respect to dividends and security issuances pending the Merger or failure of Wisconsin Fuel and Light and/or its subsidiary to perform or comply with, in all material respects, any of the other covenants or agreements under the Merger Agreement and Wisconsin Fuel and Light has not remedied such failure within 20 days after receipt of notice by it;

then the breaching party is obligated to pay promptly to the non-breaching party in cash $1,500,000; provided, however, that if the Merger Agreement is terminated as a result of a willful breach of the Merger Agreement, the non-breaching party may pursue any other remedies without being limited to the specified amount.

     In addition, if the Merger Agreement terminates due to

     o Wisconsin Fuel and Light's acceptance of a tender offer or business combination offer or proposal;

     o failure of Wisconsin Fuel and Light's shareholders to approve the Merger in accordance with the Wisconsin Business Corporation Law or

     o as a result of Wisconsin Fuel and Light's breach of its covenant to take certain actions to secure shareholder approval as set forth in the Merger Agreement and at the time of termination or prior to the special meeting of Wisconsin Fuel and Light's shareholders to consider and vote upon the Merger, there shall have been a third-party tender offer for shares of, or a third-party offer or proposal with respect to a business combination involving Wisconsin Fuel and Light, which at the time of such termination or of the special meeting of Wisconsin Fuel and Light's shareholders shall not have been rejected or withdrawn and within 2 1/2 years of any such termination Wisconsin Fuel and Light becomes a subsidiary or affiliate of such offeror or accepts a written offer to complete or completes a business combination with such offeror or its affiliate, then Wisconsin Fuel and Light Company will pay to WPS Resources a termination fee of $1,500,000.

     In the event one party fails to pay the other party the termination fees due under the Merger Agreement, the defaulting party will pay the other party's costs and expenses in connection with any action taken to collect payment, together with interest. In all other cases, WPS Resources and Wisconsin Fuel and Light will each bear their own expenses.

     AMENDMENT; WAIVER

     The Merger Agreement provides that the boards of directors of the parties may amend it at any time before or after approval of the Merger by the shareholders of Wisconsin Fuel and Light, provided that, after such approval, no amendment may alter or change the amount or kind of shares, rights or the treatment of Wisconsin Fuel and Light shareholders under the Merger Agreement or alter or change the terms and conditions of the Merger Agreement if any of the alterations or changes would alone or in the aggregate materially adversely affect the rights of holders of WPS Resources and Wisconsin Fuel and Light Common Stock. Any amendment of the Merger Agreement must be an instrument in writing signed on behalf of each of WPS Resources and Wisconsin Fuel and Light.

     At any time prior to the effective time of the Merger, the parties to the Merger Agreement may

     o extend the time for the performance of any of the obligations or other acts of the other parties thereto;

     o waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any documents delivered pursuant to the Merger Agreement; or

     o waive compliance with any of the agreements or conditions contained in the Merger Agreement, to the extent permitted by applicable law. Any agreement on the part of a party to the Merger Agreement to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of that party.

     PERSONNEL MATTERS

     Subject to applicable collective bargaining agreements, WPS Resources has agreed to offer employment opportunities to employees of Wisconsin Fuel and Light and WF&L Service on terms and conditions consistent with the employment opportunities offered to employees of WPS Resources or its subsidiaries. WPS Resources will provide relocation assistance and benefits. WPS Resources has also agreed, pursuant to the Merger Agreement, that to the extent that any reductions in work force to be implemented by involuntary termination of employment are deemed to be required, such reductions will be made on a fair and equitable basis, in light of the circumstances and objectives to be achieved giving appropriate consideration to previous work history, job experience and qualifications, and treating all employees equally, without regard to whether prior employment was with WPS Resources or any of its subsidiaries. WPS Resources and Wisconsin Fuel and Light have agreed to consult with each other with respect to the retention of personnel pending the effective time of the Merger.

                              PARTIES TO THE MERGER

     WPS Resources, Wisconsin Public Service and WF&L Acquisition

     WPS Resources is a holding company whose principal subsidiary is Wisconsin Public Service, a regulated electric and gas utility. At June 30, 2000, Wisconsin Public Service served 390,700 electric retail customers and 231,493 gas retail customers in an 11,000 square mile service territory in northeastern Wisconsin and Upper Michigan. Additionally, Wisconsin Public Service provides wholesale (full or partial requirements) electric service, either directly or indirectly, to 12 municipal utilities, three Rural Electrification Administration financed electric cooperatives, and a privately-held utility. WPS Resources also owns Upper Peninsula Power Company an electric utility which serves approximately 49,000 customers in two-thirds of Michigan's Upper Peninsula. WPS Resources also owns two non-regulated subsidiaries, WPS Energy Services, Inc. and WPS Power Development, Inc. WF&L Acquisition is a wholly-owned subsidiary of WPS Resources organized for the specific purpose of being the surviving corporation in the Merger if Wisconsin Public Service does not obtain the required approval of its Preferred Shareholders to be a party to the Merger.

     For 1999 the principal subsidiaries of WPS Resources represented the following percentages of its consolidated revenues and assets.

                                          Consolidated         Consolidated
                                            Revenues              Assets
                                              1999                 1999
                                              ----                 ----

          Wisconsin Public Service             65%                  78%
          Upper Peninsula Power                 5%                   7%
          WPS Power Development                 3%                  11%
          WPS Energy Services                  27%                   4%

     Wisconsin Fuel and Light Company

     Wisconsin Fuel and Light began with the incorporation of Manitowoc Gas Company in 1907 selling manufactured gas. Natural gas was introduced in 1949, and in 1950 Wisconsin Fuel and Light purchased the Wausau Gas Company. The introduction of natural gas in plentiful supplies for industrial, commercial and residential customers enabled Wisconsin Fuel and Light to expand rapidly. As of June 30, 2000, Wisconsin Fuel and Light served approximately 49,700 customers through more than 1,130 miles of mains in the Manitowoc and Wausau divisions, with approximately two-thirds of the customer base in the Wausau division and the headquarters functions located in Wausau. Winter heating loads due to the northern climate of Wisconsin Fuel and Light's service area and a well diversified commercial and industrial sales base give the utility an annual through-put of over 18 million dekatherms. Wisconsin Fuel and Light has approximately 118 employees and annual revenues of more than $47 million. In 1944, control of Wisconsin Fuel and Light was acquired by a group of investors and through the passage of time and periodic sales of stock to employees, Wisconsin Fuel and Light now has approximately 150 shareholders.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 RESULTS OF OPERATIONS AND FINANCIAL CONDITIONS

Results of Operations-Six Months Ended June 2000 Compared to Six Months Ended June 1999

Earnings for the six months ended June 2000 were $1.34 million compared to $1.11 million for the six months ended June 1999. Higher gas margins and lower losses for Wisconsin Fuel & Light's non-regulated subsidiary offset warmer than normal weather and higher depreciation charges for an overall increase in earnings of $230,000. Diluted earnings per share were $1.33 for the six months ended June 30, 2000 compared to $1.12 for the same period in 1999.

Gas margins increased $232,000 to $9.3 million in 2000. Margins, defined as revenues less cost of gas sold, are a better indicator of comparative performance than revenues because revenues are affected by changes in gas cost which do not impact margin. Although weather was 2.9% warmer than 1999, higher fixed charges collected from customers offset the effects of weather. The increased fixed charges for the six months ended June 2000 were a result of an increase in the overall number of customers and an increase in the amount of fixed charges collected from large customers which were based on an election by the customers of the maximum daily quantity of gas they will use during a twelve month contract period.

Through October 1999, Wisconsin Fuel and Light operated under a purchase gas adjustment clause (PGA) which allowed it to collect all of its cost for gas purchased from its customers. Beginning in November 1999, the PGA was replaced with a gas cost incentive mechanism (GCIM) which provides Wisconsin Fuel and Light a limited opportunity for income or loss on its purchases of natural gas. For the six months ended June 2000, Wisconsin Fuel and Light estimates it has just reached the annual level of savings required on its purchases of natural gas, to begin sharing future savings with shareholders and customers on a 50-50 basis. However, there has been no revenue recognized as a result of the GCIM through June 2000.

Operation and maintenance expenses are slightly less than 1999 levels, largely due to lower pension expense as a result of favorable returns on the pension plan assets.

Depreciation expense is $131,000 above 1999's level of $1.3 million due to higher depreciation rates and increased depreciable plant.

Wisconsin Fuel and Light's wholly owned non-regulated subsidiary WFL Service Company, Inc., had a $79,000 after tax loss for the six months ended June 2000 compared to a $250,000 after tax loss through June 1999. This decrease in Service Company losses almost entirely explains the lower variation in Other Income (Expense) between periods. Wisconsin Fuel and Light has just begun the process of closing down Service Company. The closing should be completed before the end of this year.

Results of Operations - 1999 Compared to 1998

Earnings available to common shareholders in 1999 of $2,024,570 were more than double the earnings in 1998 of $1,000,776. Diluted earnings per share likewise rose to $2.03 in 1999 compared to $1.01 in 1998. The combination of colder weather, reduced operation and maintenance expenses, and new rate design all contributed to the improvement in profitability.

Beginning in 1999, Wisconsin Fuel and Light instituted a new rate design which is designed to collect more of the Company's margin on a fixed customer basis and less on a per therm volumetric basis. The new rates create a more stable pattern of earnings for Wisconsin Fuel and Light which are less impacted by the effects of weather than the previous rate design. Under the new rate design, approximately two-thirds of Wisconsin Fuel and Light's margins are collected on a fixed basis compared to one-third previously. Customers bills are somewhat more level throughout the year and are less impacted by the effects of weather.

Margins, defined as revenues less cost of gas sold, is a better indicator of comparative performance than revenues because revenues are affected by changes in gas cost which do not impact margin. Through October 1999, Wisconsin Fuel and Light operated under a purchase gas adjustment clause (PGA) which allowed it to collect all of its cost for gas purchased from its customers. Beginning in November 1999, the PGA was replaced with a gas cost incentive mechanism (GCIM) which provides Wisconsin Fuel and Light a limited opportunity for income or loss on its purchases of natural gas. During 1999, there was no revenue or loss recognized as a result of the GCIM.

The following table sets forth the margins and sales volumes for the years ended December 31, 1999 , 1998, and 1997 and for the first six months for years 2000 and 1999.

                                                6 Months Ended                             Year Ended
                                                --------------                             ----------
                                          June 2000        June 1999              1999         1998          1997
                                          ---------        ---------              ----         ----          ----
Thousands of Dollars
--------------------
Operating Revenues                         $ 26,444         $ 23,320            $ 43,833     $ 40,543      $ 50,887

Natural Gas Purchased                        17,180           14,289              26,635       24,915        33,632
                                           --------         --------            --------     --------      --------
Margin                                        9,264            9,031              17,198       15,628        17,255

Thousands of Therms
-------------------
Sales Volumes                                47,096           49,060              79,782       74,541        88,533

Transportation Volumes                       47,750           47,790              93,889       91,789        91,134
                                           --------         --------            --------     --------      --------
Total Sales and Transportation               94,846           96,850             173,671      166,330       179,667

Heating Degree Days                           4,297            4,427               7,216        6,511         7,830

% (Warmer) Colder Than 20-year Avg            (9.8)            (7.1)              (9.9)       (18.7)         (2.2)


The increase in sales volumes in 1999 was primarily due to colder weather, as measured by heating degree days, than in 1998. Weather was still 9.9% warmer than the 20-year degree day average. Transportation volumes are much less weather sensitive and the increase in volumes is largely due to more customers purchasing their gas from another gas marketer rather than Wisconsin Fuel and Light directly, but transporting those volumes over Wisconsin Fuel and Light's distribution system. Wisconsin Fuel and Light's gas margins are unaffected by a customer who switches from a sales customer rate to the corresponding transportation customer rate.

Operation and maintenance expenses decreased 2.6% in 1999 compared to 1998. A large portion of the decrease can be attributed to the elimination of $225,000 in amortization expense related to a deferred regulatory asset for uncollected conservation expenditures which was approved in the new rate design order effective in 1999.

Depreciation expense in 1999 increased by $121,000 from $2.5 million in 1998 due to increased investment in depreciable plant assets.

Taxes other than income decreased $144,000 in 1999 from $900,000 in 1998, primarily due to a lower gross receipts tax. Wisconsin utilities pay a gross receipts tax based on revenues in lieu of property taxes. This gross receipts tax is based upon the previous year's operating revenues.

Wisconsin Fuel and Light formed a wholly owned non-regulated subsidiary, WFL Service Company, Inc., in 1996. The Service Company is currently involved in two main lines of business, the sales and servicing of gas furnaces and appliances and performance of energy conservation programs for other utilities. The Service Company has been unsuccessful in building its revenues to levels which would result in profitability. The Service Company incurred after tax losses of $313,128 and $243,413 in 1999 and 1998, respectively. The increase in the Service Company losses along with an increase in charitable donations resulted in an increase of $113,000 in after tax losses in other income (expense) in 1999 compared to 1998.

With much higher pretax profits in 1999, the overall effective income tax rate returned to a more normal level of 35.9% compared to 31.0% in 1998.

Results of Operations - 1998 Compared to 1997

Earnings available to common shareholders in 1998 of $1,000,776 was $720,239 less than 1997 earnings. Diluted earnings per share likewise dropped from $3.50 per share in 1997 compared to $2.03 in 1998. The loss can almost totally be attributed to weather which was 16.5% warmer than in 1997 and 18.7% warmer than the 20-year normal.

Therm sales volumes were almost 14 million less in 1998 compared to 1997. This likewise reduced revenues over $10 million between periods, to $41 million in 1998. Gas margins fell to $15.6 million in 1998 from $17.3 million in 1997.

Earnings, however, were positively affected by operation expenses dropping over $500,000 to $7.8 million in 1998. Most of the improvement came from lower distribution expenses, pension, and post retirement medical benefit costs. Wisconsin Fuel and Light was able to lower its distribution expenses $243,000 in 1999 through more efficiencies and less mapping conversion costs. Post retirement benefit accrual was reduced $160,000 due to changes in estimates. Pension expense decreased $135,000 due to more favorable returns on plan assets when compared to expected returns.

Maintenance expenses were reduced $350,000 in 1998 from $1.65 million in 1997. Most of the decrease can be attributed to a $226,000 reduction in the amortization expense of a regulatory asset for Wisconsin Fuel and Light's former manufactured gas site plant. A portion of the amount deferred in prior years became fully amortized in 1998.

Depreciation expenses increased $120,000 from $2.4 million in 1997 due to increased depreciable plant.

Wisconsin Fuel and Light's wholly owned non-regulated subsidiary, WFL Service Company, Inc., had after taxes losses of $243,413 in 1998 compared to $52,184 in 1997. The increase in the Service Company losses largely explains the $208,000 in after tax losses in other income (expense) in 1998 compared to 1997.

Overall total interest charges in 1998 was comparable to the level in 1997. The reduction in interest expense on bonds was offset by increased interest expense on short-term notes. Short-term notes were used to finance normal bond sinking payments.

With much lower pretax profits in 1998, the overall effective income tax rate dropped to a abnormal level of 31.0% compared to 35.6% in 1997.

New Accounting Standards

In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133). In June 1999, the FASB issued Statement No. 137, "Accounting for Derivative Instruments and Hedging Activities-Deferral of the Effective Date of FASB Statement No. 133." In June 2000, FASB issued Statement No. 138, "Accounting for Derivative Instruments and Certain Hedging Activities." SFAS 133, as amended by SFAS 137 and SFAS 138, establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS 133 requires changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria is met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the income statement and requires that a company must formally document, designate, and assess the effectiveness of the transactions that receive hedge accounting.

SFAS 133, as amended, is effective for the fiscal year beginning after June 15, 2000. Wisconsin Fuel and Light has not yet completed its assessments of its gas commodity contracts or determined the impact of adopting this statement on Wisconsin Fuel and Light's financial statements. However, management believes that few, if any, of its existing contracts will qualify as a derivative under SFAS 133. Therefore, management does not believe that the adoption of Statement 133 will have a material impact on Wisconsin Fuel and Light's financial statements.

During 1999, Wisconsin Fuel and Light adopted Statement of Position No. 98-1, (SOP 98-1) "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." SOP No. 98-1 requires more of the cost of computer software developed or obtained for internal use to be capitalized as an asset. The impact of adopting this statement on Wisconsin Fuel and Light's 1999 financial statements was not significant.

Liquidity and Capital Resources

Wisconsin Fuel and Light's net cash generated from operating activities was $4.6 million in 1999, $5.4 million in 1998, and $4.3 million in 1997. Due to the seasonal nature of business, accounts receivable including unbilled revenues and accounts payable are higher during the heating season months of October through May as compared with summer months of June through September.

Wisconsin Fuel and Light has access to outside capital markets and has been able to generate sufficient funds internally to meet its investment needs. Wisconsin Fuel and Light's last external capital financing occurred in 1993 with its $2 million Preferred Stock issuance.

Wisconsin Fuel and Light has issued 28,450 shares of stock as a result of the exercise of Common Stock options by its key executives during 2000. There are no remaining unexercised options. As part of the merger agreement with WPSR, Wisconsin Fuel and Light is precluded from issuing any more stock options.

Investing Activities

Wisconsin Fuel and Light's major capital requirements are used to upgrade the efficiency of the existing gas distribution system and expanding the system to serve additional customers. During 1999, capital expenditures totaled $3.8 million compared to $3.4 million in 1998 and $3.5 million in 1997. Wisconsin Fuel and Light's planned construction expenditures for plant additions for 2000 are estimated at $4.96 million. The larger than normal increase in the construction budget in 2000 is a result of Wisconsin Fuel and Light planning to replace plastic pipe over a 3 year period beginning in 2000.

Financing Activities

Capital expenditures and other cash requirements were financed by internally generated funds supplemented by short-term borrowings. Wisconsin Fuel and Light maintains an unsecured line of credit agreement to finance such short term borrowings which expires August 31, 2001. At December 31, 1999, Wisconsin Fuel and Light had a $10 million line of credit with $8.1 million in current borrowings. Wisconsin Fuel and Light has first mortgage bonds in the amounts of $7.4 million, $8.45 million, and $9.5 million at the end of 1999, 1998, and 1997, respectively. Fixed maturities and sinking fund requirements totaled $1.05 million in 1999, $1.08 million in 1998, and $1.07 million in 1997 and will be $1.05 million in 2000. Sinking fund payments have been financed using short-term debt.

Wisconsin Fuel and Light paid cash dividends to common and preferred shareholders in the amount of $1.42 million, $1.37 million, and $1.33 million in 1999, 1998, and 1997, respectively. The first mortgage bond indenture contains restrictions on cash dividends and certain other payments. As of December 31, 1999, none of the retained earnings balance was subject to restriction.

In November 1999, Wisconsin Fuel and Light's Board of Directors declared a two-for-one stock split. The remainder of Common Stock issued since 1997 has been as a result of the exercise of stock options by key executives. Previous year per share financial information has been restated to reflect the two-for-one stock split.

Regulatory Matters

Wisconsin Fuel and Light is subject to the jurisdiction of the Public Service Commission of Wisconsin.

The Company is subject to the provisions of Statement of Financial Accounting Standards (SFAS No. 71) "Accounting for the Effects of Certain Types of Regulation." Regulatory assets represent probable future revenue associated with certain incurred costs which will be recovered from customers through the ratemaking process. The regulatory liabilities represent costs previously collected that are refundable in future rates.

Through October 1999, Wisconsin Fuel and Light's rate schedules permitted the recovery of actual purchased gas costs incurred. The difference between actual gas costs incurred and costs recovered through its rates is deferred as a current asset or liability. The deferred balance is then collected or returned to customers through rate adjustments.

Effective November 1, 1999, a new Gas Cost Incentive Mechanism (GCIM) was approved by the Public Service Commission of Wisconsin. The GCIM provides an opportunity for Wisconsin Fuel and Light to increase or decrease its revenues if the actual commodity costs (as defined) differ from a benchmark cost with a 1.5%
- 4% band. Under the GCIM, Wisconsin Fuel and Light's commodity and capacity release gas costs are compared to monthly benchmarks. At the end of the GCIM year, any differences in actual gas costs and the monthly benchmark costs between 1.5% and 4% of the total benchmark costs are shared with customers on a 50-50 basis. Gas costs incurred or cost savings outside this band are 100% collected from or returned to customers.

Interstate pipelines have been allowed to pass through to local gas distributors various costs incurred in the transition to FERC Order 636. On the basis of past Public Service Commission of Wisconsin rulemaking, Wisconsin Fuel and Light anticipates all such transition costs will be recoverable in future rates.

Quantitative and Qualitative Disclosure About Market Risks

Wisconsin Fuel and Light's market risk includes potential loss arising from adverse changes in the price of its natural gas. Wisconsin Fuel and Light's commodity and capacity release gas costs are subject to a Gas Cost Incentive Mechanism (GCIM) where these costs are compared to monthly benchmarks. At the end of the GCIM year, any differences in actual gas costs and the monthly benchmark costs between 1.5% and 4% of the total benchmark costs are shared by Wisconsin Fuel and Light with customers on a 50-50 basis. Gas costs incurred or cost savings outside this band and all other Wisconsin Fuel and Light pipeline or storage contract costs are 100% collected from or returned to customers.

Wisconsin Fuel and Light has not historically used derivative financial instruments.

Environmental Matters

Wisconsin Fuel and Light has been working with an environmental consultant and the Wisconsin Department of Natural Resources in the cleanup of a manufactured gas site at its Manitowoc office location. Wisconsin Fuel and Light has remediated the land portion of the site and is still investigating its options related to the river portion of the site. Based upon past and current treatment by the Public Service Commission of Wisconsin, Wisconsin Fuel and Light expects to recover in rates all remediation costs incurred in connection with this site.

Wisconsin Fuel and Light has also conducted a preliminary investigation of the manufactured gas site at the Wausau location and has had correspondence with the Wisconsin Department of Natural Resources with respect to that investigation. No allegations of non-compliance have been made. Wisconsin Fuel and Light expects any future costs incurred for environmental remediation to be recoverable in future rates.

     See Wisconsin Fuel and Light's "Notes to Financial Statements", note 6(c) for more information regarding environmental matters.

                   DESCRIPTION OF WPS RESOURCES CAPITAL STOCK

     AUTHORIZED CAPITAL STOCK

     The aggregate number of shares of WPS Resources capital stock which WPS Resources has authority to issue is One Hundred Million (100,000,000), consisting of one class only, designated as "common stock," with a par value of one dollar ($1.00) per share. As of August 31, 2000, 26,485,592 shares of WPS Resources Common Stock were issued and outstanding.

     WPS RESOURCES COMMON STOCK

     Dividend and Liquidation Rights

     All shares of WPS Resources Common Stock will participate equally with respect to dividends and rank equally upon liquidation subject to the rights of holders of any prior ranking stock which may be authorized and issued in the future. In the event of liquidation, dissolution or winding up of WPS Resources, the owners of WPS Resources Common Stock are entitled to receive pro rata the assets and funds of WPS Resources remaining after satisfaction of all creditors of WPS Resources and payment of all amounts which owners of prior ranking stock, if any, then outstanding may be entitled to receive.

     Voting Rights

     Except as described below and subject to Section 180.1150 of the Wisconsin Business Corporation Law (described under "Certain Statutory and Other Provisions" below), every holder of WPS Resources Common Stock has one vote for each share.

     No shareholder of WPS Resources has cumulative voting rights which means that the holders of shares entitled to exercise more than 50% of the voting power of shares entitled to vote, represented in person or by proxy at a meeting at which a quorum (a majority of the shares entitled to vote) is represented, have the power to elect all of the directors to be elected. The WPS Resources articles of incorporation and by-laws divide the WPS Resources board of directors into three classes of three directors each. The shareholders elect one class each year for a three-year term.

     Article 5 of WPS Resources' articles of incorporation provide that, subject to the exception discussed below, shareholders may remove a director only for cause by the affirmative vote of shareholders possessing a majority of the voting power of the then outstanding shares of voting stock. As defined in
Article 5, "cause" exists only if a court of competent jurisdiction has convicted the director of a felony and such conviction is no longer subject to direct appeal or there has been an adjudication that the director is liable for negligence or misconduct in the performance of his duty to WPS Resources in a matter which has a materially adverse effect on the business of WPS Resources, and such adjudication is no longer subject to direct appeal. Article 5 also provides that the shareholders may remove a director without cause when the directors recommend the removal by the "requisite vote" of the directors and the shareholders approve the removal by the affirmative vote of shareholders possessing a majority of the voting power of the then outstanding shares of voting stock. Article 5 defines the term "requisite vote" as the affirmative vote of at least two-thirds of the directors then in office plus one director. Unless there is "cause" for removal or the directors recommend removal by the requisite vote of the directors, shareholders may not remove a director from office even if shareholders possessing a majority of the voting power favor such action. Additionally, pursuant to Article 5, the remaining members of the board by a majority vote may fill vacancies on the WPS Resources board, including those resulting from the removal of a director for the unexpired portion of the director's term.

     Article 5 of WPS Resources' articles of incorporation provides that the amendment, alteration, change or repeal of those sections of article III of WPS Resources' by-laws which set forth the general powers, number, qualifications and classification of directors requires the affirmative vote of shareholders possessing at least 75% of the voting power of the then outstanding shares of WPS Resources Common Stock generally possessing voting rights in the election of directors or the requisite vote of the directors. Article 5 of WPS Resources' articles of incorporation requires the affirmative vote of shareholders possessing at least 75% of the voting power of the then outstanding shares of WPS Resources Common Stock generally possessing voting rights in the election of directors for the amendment, alteration or repeal of Article 5.

     Preemptive Rights

     No holder of WPS Resources common stock has any preemptive or subscription rights.

     Conversion Rights, Redemption Provisions and Sinking Fund Provisions

     WPS Resources Common Stock is not convertible, is not redeemable and has no sinking fund.

     Liability to Further Calls or to Assessment

     The shares of WPS Resources Common Stock issued pursuant to the Merger will be fully-paid and non-assessable by WPS Resources, except for certain statutory personal liability which may be imposed upon shareholders under Section 180.0622(2)(b) of the Wisconsin Business Corporation Law. The substantially identical predecessor to such statute has been judicially interpreted by a Wisconsin trial court to mean that shareholders of a Wisconsin corporation are subject to personal liability, up to an amount equal to the consideration for which their shares were issued (instead of the aggregate par value in the case of shares with par value, as the statute states), for all debts owing to employees of the corporation for services performed for the corporation, but not exceeding six months service in any one case. The provisions of this section of the Wisconsin Business Corporation Law are applicable to the shares of capital stock of WPS Resources and Wisconsin Fuel and Light.

     CERTAIN STATUTORY PROVISIONS

     Sections 180.1140 to 180.1144 of the Wisconsin Business Corporation Law (the "Wisconsin Business Combination Statute") regulate a broad range of "business combinations between a Wisconsin corporation and an "interested stockholder." The Wisconsin Business Combination Statute defines a "business combination" to include a merger or a share exchange, sale, lease, exchange, mortgage, pledge, transfer, or other disposition of assets equal to at least 5% of the market value of the stock or assets of a corporation or 10% of its earning power, or issuance of stock or rights to purchase stock with a market value equal to at least 5% of the outstanding stock, adoption of a plan of liquidation, and certain other transactions involving an "interested stockholder." The statute defines an "interested stockholder" as a person who beneficially owns, directly or indirectly, 10% of the voting power of the outstanding voting stock of a corporation or who is an affiliate or associate of the corporation and beneficially owned 10% of the voting power of the then outstanding voting stock within the last three years. The Wisconsin Business Combination Statute prohibits a corporation from engaging in a business combination (other than a business combination of a type specifically excluded from the coverage of the statue) with an interested stockholder for a period of three years following the date such person becomes an interested stockholder, unless the board of directors approved the business combination or the acquisition of the stock that resulted in a person becoming an interested stockholder before such acquisition. Business combinations after the three-year period following the stock acquisition date are permitted only if (a) the board of directors approved the acquisition of the stock prior to the acquisition date, (b) the business combination is approved by a majority of the outstanding voting stock not beneficially owned by the interested stockholder, or (c) the consideration which the shareholders are to receive meets certain requirements of the Wisconsin Business Combination Statute with respect to form and amount.

     In addition, the Wisconsin Business Corporation Law provides that certain mergers, share exchanges or sales, leases, exchanges or other dispositions of assets in a transaction involving a "significant shareholder" are subject to a supermajority vote of shareholders, in addition to any approval otherwise required. The statute defines a "significant shareholder" as a person who beneficially owns, directly or indirectly, 10% or more of the voting stock of a corporation or an affiliate of the corporation which beneficially owned, directly or indirectly, 10% or more of the voting stock of a corporation within the last two years. The statute requires approval of certain transactions with a significant shareholder to be by 80% of the voting power of the corporation's stock and at least two-thirds of the voting power of the corporation's stock not beneficially held by the significant shareholder who is a party to the relevant transaction or any of its affiliates or associates, in each case voting together as a single group, unless the following fair price standards have been met: (a) the aggregate value of the per share consideration is equal to the higher of

     o the highest price paid for any common shares of the corporation by the significant shareholder in the transaction in which it became a significant shareholder or within two years before the date of the transaction,

     o the market value of the corporation's shares on the date of commencement of any tender offer by the significant shareholder, the date on which the person became a significant shareholder or the date of the first public announcement of the proposed transaction, whichever is higher, or

     o the highest liquidation or dissolution distribution to which holders of the shares would be entitled,

and (b) the significant shareholder offers either cash, or the form of consideration used by the significant shareholder to acquire the largest number of shares.

     Section 180.1150 of the Wisconsin Business Corporation Law limits the voting power of shares, including shares issuable upon conversion of securities or exercise of options or warrants of an "issuing public corporation" held by any person or persons acting as a group in excess of 20% of the voting power in the election of directors to 10% of the full voting power of those shares. This restriction does not apply to shares acquired directly from the issuing public corporation in certain specified transactions, or in a transaction in which the corporation's shareholders have approved restoration of the full voting power of the otherwise restricted shares.

     Finally, Section 180.1134 (the "Wisconsin Defensive Action Restrictions") of the Wisconsin Business Corporation Law requires, in addition to the vote otherwise required by law or the articles of incorporation of an issuing public corporation, the approval of the holders of a majority of the shares entitled to vote before such corporation can take certain action while a takeover offer is being made or after a takeover offer has been publicly announced and before it is concluded. The Wisconsin Defensive Action Restrictions require shareholder approval for the corporation to (a) acquire more than 5% of the outstanding voting shares at a price above the market price from any individual or organization that owns more than 3% of the outstanding voting shares and has held such shares for less than two years, unless a similar offer is made to acquire all voting shares or (b) sell or option assets of the corporation which amount to at least 10% of the market value of the corporation, unless the corporation has at least three independent directors or a majority of the independent directors vote not to have this provision apply to the corporation. The restrictions described in clause

(a) above may have the effect of deterring a shareholder from acquiring shares of WPS Resources with the goal of seeking to have WPS Resources repurchase such shares at a premium over the market price.

     The above sections of the Wisconsin Business Corporation Law and certain provisions of the WPS Resources articles of incorporation and by-laws, could have the effect, among others, of discouraging takeover proposals for WPS Resources or impeding a business combination between WPS Resources and a major shareholder of WPS Resources.

     Section 196.795 of the Wisconsin Statutes (the "Wisconsin Public Utility Holding Company Act") states that no person may hold or acquire directly or indirectly more than 10% of the outstanding voting securities of a public utility holding company with the unconditional power to vote such securities unless the Public Service Commission of Wisconsin determines, after investigation and an opportunity for hearing, that such holding or acquisition is in the best interests of utility customers, investors and the public. The Wisconsin Public Utility Holding Company Act also requires that any direct or indirect holding company of a Wisconsin public utility be a corporation organized under the laws of Wisconsin.

     COMMON STOCK PURCHASE RIGHTS

     On December 12, 1996, the board of directors of WPS Resources approved the issuance to shareholders as of December 16, 1996, of a dividend of one right for each outstanding share of WPS Resources Common Stock. The rights are not presently exercisable, but ten days after a person or group acquires 15% or more of WPS Resources Common Stock or ten business days (subject to extension) after a person or group announces a tender offer to acquire at least 15% of the WPS Resources Common Stock, the rights will become exercisable. The rights will entitle each holder of Common Stock of WPS Resources to purchase one share of authorized but unissued Common Stock of WPS Resources for each right. The exercise price of each right is currently $85. Upon the acquisition by any person or group of 15% or more of the Common Stock of WPS Resources, each right, other than rights held by an acquiring party, will entitle the holder to purchase, at the exercise price, Common Stock of WPS Resources having a market value of two times the exercise price. The rights agreement excludes from its effects the inadvertent acquisition of 15% or more of WPS Resources Common Stock, provided there is prompt divestment to less than 15%. The rights may be redeemed or may under certain circumstances, be exchanged for shares of Common Stock of WPS Resources, all as provided and subject to the limitations set forth in the agreement setting forth the terms of the rights; otherwise, such rights expire on December 11, 2006. None of the shareholders or percentages of outstanding shares reported in this joint proxy statement/prospectus reflect the rights or shares of Common Stock which may be purchased upon the exercise of the rights. See also "COMPARISON OF RIGHTS OF SHAREHOLDERS OF WPS RESOURCES AND WISCONSIN FUEL AND LIGHT -- WPS RIGHTS PLAN."

     RESTRICTION ON DIVIDENDS PAYABLE BY WISCONSIN PUBLIC SERVICE AND UPPER PENINSULA POWER TO WPS RESOURCES; LIMITATIONS ON CAPITAL STRUCTURE

     Wisconsin Public Service is restricted by an order of the Public Service Commission of Wisconsin to paying normal dividends on Common Stock of no more than 109% of the previous year's Common Stock dividend. Wisconsin Public Service must maintain a capital structure (i.e., the percentages by which each of Common Stock, Preferred Stock and debt constitute the total capital invested in a utility) which has a common equity range of 50% to 55%. Each of these limitations may be modified by a future order of the Public Service Commission of Wisconsin. Upper Peninsula Power is limited by the trust indenture securing its first mortgages with respect to dividends and stock purchases to an aggregate amount of $5,455,000 as of December 31, 1999.

               COMPARISON OF RIGHTS OF HOLDERS OF COMMON STOCK OF
                   WPS RESOURCES AND WISCONSIN FUEL AND LIGHT

     GENERAL

     Upon consummation of the Merger, the shareholders of Wisconsin Fuel and Light will become shareholders of WPS Resources, and their rights will be governed by the WPS Resources articles of incorporation and the WPS Resources bylaws which differ in certain material respects from the Wisconsin Fuel and Light articles of incorporation and Wisconsin Fuel and Light bylaws. As shareholders of WPS Resources, the rights of former Wisconsin Fuel and Light shareholders will be governed by those provisions of the Wisconsin Business Corporation Law described under "DESCRIPTION OF WPS RESOURCES CAPITAL STOCK - CERTAIN STATUTORY PROVISIONS" which are not presently applicable to Wisconsin Fuel and Light. In addition, Section 196.795 of the Wisconsin Statutes is applicable to WPS Resources and its subsidiaries but is not applicable to Wisconsin Fuel and Light. Described below are certain significant differences between the current rights of Wisconsin Fuel and Light shareholders and the rights of WPS Resources shareholders following consummation of the Merger.

     The following discussion is not complete and is qualified in its entirety by reference to the WPS Resources articles of incorporation and bylaws, each of which is available for inspection at the principal executive offices of WPS Resources, and the Wisconsin Fuel and Light articles of incorporation and bylaws, each of which is available for inspection at the principal executive offices of Wisconsin Fuel and Light, and the Wisconsin Business Corporation Law.

     AUTHORIZED CAPITAL STOCK

     The authorized capital stock of Wisconsin Fuel and Light currently consists of 2,000,000 shares of Wisconsin Fuel and Light Common Stock, $10 par value (of which 1,019,620 shares are issued and outstanding) and 50,000 shares of preferred stock, $100 par value (of which 20,000 shares are issued and outstanding). The authorized capital stock of

WPS Resources currently consists of 100,000,000 shares of WPS Resources Common Stock of which 26,485,592 shares were issued and outstanding as of August 31, 2000

     VOTING RIGHTS

     Both the WPS Resources articles of incorporation and the Wisconsin Fuel and Light articles of incorporation grant the holders of common stock the exclusive right to vote for the election of directors and for all other purposes, except as may be otherwise provided in the articles of incorporation or by applicable law. Under the Wisconsin Business Corporation Law, shareholders are entitled to cumulate their voting power only if a corporation's articles of incorporation expressly grant the right. Neither the WPS Resources articles of incorporation nor the Wisconsin Fuel and Light articles of incorporation grant cumulative voting rights to shareholders.

     PREEMPTIVE RIGHTS

     Holders of Wisconsin Fuel and Light presently have preemptive rights to purchase additional shares of its common stock to preserve their relative ownership interest in Wisconsin Fuel and Light. Holders of WPS Resources common stock do not have preemptive rights.

     BOARD OF DIRECTORS

     The Wisconsin Fuel and Light by-laws provide that the number of directors of Wisconsin Fuel and Light shall be seven, exclusive of directors emeritus.

     The WPS Resources by-laws provide that the number of directors of WPS Resources shall be nine (9).

     The WPS Resources by-laws provide that the board of directors will be divided into three classes, and each class will generally serve for a term of three (3) years. The term of one class of directors expires annually, so it is only possible to elect one class of the board of directors in any one year. Wisconsin Fuel and Light's board of directors is not classified.

     REMOVAL OF DIRECTORS

     The Wisconsin Corporation Business Law provides for the removal of directors by the shareholders with or without cause, unless the articles of incorporation provide that directors may be removed only for cause. The Wisconsin Fuel and Light articles of incorporation do not address the removal of directors. The Wisconsin Fuel and Light bylaws provide that a director may be removed by the vote of a majority of the shares entitled to vote for the election of the director. The WPS Resources articles of incorporation generally provide that shareholders may remove any director from office only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of the then outstanding shares of all classes of stock of the corporation generally possessing voting rights in the election for directors, considered for this purpose as one class; provided, however, that if the board of directors by a resolution adopted by the requisite vote recommends removal of a director, the shareholders may remove the director by the foregoing vote without cause. Under the Wisconsin Business Corporation Law, shareholders may remove a director only at a special meeting called expressly for that purpose.

     VACANCIES ON THE BOARD OF DIRECTORS

     The Wisconsin Business Corporation Law provides that unless the articles of incorporation provide otherwise, the shareholders, the board of directors, or if the directors remaining in office constitute fewer than a quorum of the board, the directors, by the affirmative vote of a majority of all directors remaining in office, may fill a vacancy on the board of directors. A vacancy that will occur at a specific later date, because of a resignation effective at a later date may be filled before the vacancy occurs, but the new directors may not take office until the vacancy occurs.

     The Wisconsin Business Corporation Law further provides that if the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group may vote to fill the vacancy if it is filled by the shareholders, and only the remaining directors elected by that voting group may vote to fill the vacancy if it is filled by the directors.

     The Wisconsin Fuel and Light Company articles of incorporation do not address the filling of vacancies on the board of directors. The Wisconsin Fuel and Light bylaws provide that vacancies in the board of directors shall be filled by the remaining directors. Any director so elected shall serve until his successor is elected by the shareholders at the next annual meeting of the shareholders or at any special meeting called for that purpose. The Wisconsin Fuel and Light bylaws provide that vacancies in the board of directors may be filled by the remaining directors. Any director so elected shall serve until his successor is elected by the shareholders at the next annual election of directors. The WPS Resources articles of incorporation provide that the board of directors may fill any vacancy occurring in the board of directors, including a vacancy caused by an increase in the number of directors, by the affirmative vote of a majority of directors then in office, though less than a quorum of the board of directors, or by a sole remaining director. Any director so elected to fill a vacancy shall hold office until the next election of the class to which such director is elected and until a successor shall have been elected and qualified.

     LIMITATION OF LIABILITY; INDEMNIFICATION

     The WPS Resources Bylaws provide that WPS Resources shall indemnify and hold harmless any person who is or was a party or threatened to be made a party to any action by reason of his status as a director or officer of WPS Resources or an affiliate (an "executive") and/or by reason of acts performed in the course of the executive's duties to WPS Resources and/or an affiliate against liabilities and reasonable expenses incurred by or on behalf of such executive in connection with any action to the extent such executive has been successful on the merits or otherwise in connection with such action. WPS Resources will not indemnify an executive if the action was initiated or brought voluntarily by the executive, subject to certain exceptions enumerated in the WPS Resources Bylaws. WPS Resources is required to pay any expenses incurred by a director or officer in defending such an action, in advance of the final disposition of such action, following the satisfaction of certain conditions.

     The Wisconsin Fuel and Light bylaws obligate the corporation to indemnify a director or officer for all reasonable expenses incurred in a proceeding, to the extent he or she has been successful on the merits or otherwise in the defense of a proceeding, if the director or officer was a party to the proceeding because he or she is a director or officer of the corporation, or serves as a director or officer of another entity at the corporation's request.

     In addition, the Wisconsin Fuel and Light bylaws provide that the corporation shall indemnify an officer or director against liability incurred in a proceeding in which the officer or director was a party, or threatened to be made a party, because he or she is a director or officer of the corporation, or serves as a director or officer of another entity at the corporation's request, unless the officer or director incurs liability because of his or her breach of or failure to perform a duty owed to the corporation, and the breach or failure to perform constitutes: a willful failure to deal fairly with the corporation or its stockholders on a matter in which the director officer has a material conflict of interest, a violation of criminal law (unless the officer or director had reasonable cause to believe his or her conduct was lawful or no reasonable basis to believe his or her conduct was unlawful), a transaction from which the director or officer derived an improper personal profit, or willful misconduct.

     The Wisconsin Fuel and Light bylaws also obligate the corporation to pay or reimburse the reasonable expenses of a director or officer who is a party to a proceeding, subject to the director's or officer's written undertaking to repay the corporation if it is determined that the corporation is not required to indemnify the director or officer against liability incurred in the proceeding.

     The rights to indemnification and payment of expenses under the Wisconsin Fuel and Light bylaws apply to directors emeritus, and continue to apply after a person ceases to be an officer or director of the corporation.

     The Wisconsin Fuel and Light bylaws further provide that the corporation may indemnify and allow expenses of employees and agents who are not officers or directors, to the extent of indemnification and allowance of expenses provided to officers and directors under the bylaws.

     AMENDMENTS TO ARTICLES OF INCORPORATION

     The Wisconsin Business Corporation Law generally requires the approval of a majority of the votes entitled to be cast on the amendment by each voting group with respect to which the amendment would create dissenters' rights and a majority of votes of every other voting group entitled to vote on the amendment, unless the articles of incorporation, bylaws adopted under authority granted in the articles of incorporation or the Wisconsin Business Corporation Law require a greater proportion. Because Wisconsin Fuel and Light Common Stock was authorized prior to January 1, 1991, the Wisconsin Business Corporation Law provides that approval of amendments to the corporation's articles of incorporation requires the affirmative vote of the majority of the shares entitled to vote on the proposal.

     The WPS Resources articles of incorporation provide that certain provisions with respect to the powers, removal and the filling of vacancies on the board of directors may only be amended, altered, changed or repealed by the affirmative vote of shareholders possessing at least three-fourths of the voting power of the then outstanding shares of all classes of stock of the corporation generally possessing voting rights in elections for directors, considered for this purpose as one class.

     AMENDMENTS TO BYLAWS

     The Wisconsin Fuel and Light articles of incorporation state that the bylaws may be amended by a majority vote of the shareholders or by the board of directors, but that the board of directors may not amend any bylaws adopted by the shareholders without the authorization of the shareholders. Any bylaws adopted by the board of directors shall be subject to amendment or repeal by a majority vote of the shareholders, as well as by the board of directors.

     The WPS Resources bylaws provide that the WPS Resources board of directors shall have authority to adopt, amend, or repeal the bylaws upon affirmative vote of a majority of the total number of directors at a meeting of the board, the notice of which shall have included notice of the proposed amendment; but the board of directors shall have no power to amend any bylaw or to reinstate any bylaw repealed by the shareholders unless the shareholders confer such authority upon the board of directors. The WPS Resources bylaws further provide that by the affirmative vote of a majority of shareholders entitled to vote thereon, the shareholders have power to adopt, amend, or repeal any of the WPS Resources bylaws, at any regular or special meeting of the shareholders, provided, however, that the holders of at least 5% of the voting stock or the board of directors include in the notice of such regular or special meetings a statement of the nature of any amendment that is proposed for the consideration of the shareholders.

     The WPS Resources articles of incorporation further limit the authority of the board of directors to amend certain bylaws covering the power, number, term and qualification of the members of the Board. Specifically, the WPS Resources articles of incorporation provide that any amendment alteration, change or repeal of these bylaws must have the affirmative vote of shareholders possessing at least three-fourths of the voting power of the then outstanding shares of all classes generally possessing voting rights in elections for directors, considered for this purpose as one class; provided, however, that the board of directors, by a resolution adopted by the affirmative vote of at least two-thirds of the directors then in office plus one director, may amend, alter, change or repeal such bylaws without the vote of shareholders.

     CERTAIN OTHER SUPERMAJORITY VOTING PROVISIONS

     In addition to the supermajority voting provisions previously described, the WPS Resources articles of incorporation also contain certain other supermajority voting provisions requiring the affirmative vote of not less than three-fourths of the voting power of the then outstanding shares of all classes possessing voting rights in election for directors to effect any change, amendment, alteration or repeal of the provisions of article 5 of the WPS Resources articles of incorporation or article III, sections 1, 2, 3 and 4 of the WPS Resources bylaws relating to the general powers, number and classification of directors; provided that the board of directors may make such change, amendment, alteration or repeal of article III, sections 1, 2, 3 and 4 with the affirmative vote of at least two-thirds of the directors then in office plus one director, without the vote of shareholders.

     Except as discussed above, the Wisconsin Fuel and Light bylaws do not contain similar supermajority voting provisions. However, because Wisconsin Fuel and Light's common stock was authorized prior to January 1, 1991, the Wisconsin Business Corporation Law provides that approval of a plan of merger or share exchange, a plan to sell all or substantially all of the corporation's property other than in the ordinary course of business, or a plan of dissolution of the corporation or the revocation of a plan of dissolution, requires the affirmative vote of two-thirds (2/3) of the shares entitled to vote on the proposal.

     RIGHTS PLAN

     On December 12, 1996, WPS Resources declared a dividend of one common share purchase right (a "Right") for each outstanding share of common stock, $1.00 par value (the "Common Shares"), of WPS Resources which dividend was paid on December 16, 1996 to the shareholders of record on that date. Each Right entitles the registered holder to purchase from WPS Resources one Common Share of WPS Resources at a price of $85 per Common Share, subject to adjustment (the "Purchase Price"). The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between WPS Resources and Firstar Trust Company (succeeded by Firstar Bank, N.A.), as Rights Agent (the "Rights Agent").

     Until the earlier to occur of 10 days following a public announcement that a person or group of affiliated or associated persons (other than WPS Resources, a subsidiary of WPS Resources or of an employee benefit plan of WPS Resources or a subsidiary) (an "Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding Common Shares (the "Shares Acquisition Date") or 10 business days (or such later date as may be determined by action of WPS Resources' board of directors prior to such time as any person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the completion of which would result in the beneficial ownership by a person or group (other than WPS Resources, a subsidiary of WPS Resources or an employee benefit plan of WPS Resources or of a subsidiary) of 15% or more of such outstanding Common Shares (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of December 16, 1996, by such Common Share certificate. Any person or group of affiliates or associated persons who, at the close of business on December 12, 1996, was the beneficial owner of at least 3,584,545 Common Shares (which number of shares constituted 15% of the number of Common Shares outstanding on such date) will not be deemed an "Acquiring Person" unless such person or group of affiliated or associated persons acquires beneficial ownership of additional Common Shares at any time that such person or group of affiliated or associated persons is or thereby becomes the beneficial owner of 15% or more of the Common Shares then outstanding.

     The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after December 16, 1996, upon transfer or new issuance of Common Shares, will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares, outstanding as of December 16, 1996, even without such notation, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

     The Rights are not exercisable until the Distribution Date. The Rights will expire on December 11, 2006 (the "Final Expiration Date"), unless the Rights are earlier redeemed or exchanged by WPS Resources, in each case as described below.

     The Purchase Price payable, and the number of Common Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution

     o in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Shares,

     o upon the grant to holders of the Common Shares of certain rights or warrants to subscribe for or purchase Common Shares at a price, or securities convertible into preferred shares with a conversion price, less than the then current market price of the Common Shares or

     o upon the distribution to holders of the Common Shares of evidences of indebtedness or assets (excluding regular quarterly cash dividends or dividends payable in Common Shares) or of subscription rights or warrants (other than those referred to above).

     In the event that any person becomes an Acquiring Person (a "Flip-In Event"), each holder of a Right (other than the Acquiring Person) will thereafter have the right to receive upon exercise that number of Common Shares (or, in certain circumstances cash, property or other securities of WPS Resources or a reduction in the Purchase Price) having a market value of two times the then current Purchase Price. Notwithstanding any of the foregoing, following the occurrence of a Flip-In Event all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, or subsequently become beneficially owned by an Acquiring Person, related persons and transferees will be null and void. For example, if at the time of such transaction the Common Shares were trading at $34 per share and the exercise price of the Rights at such time were $85 per Right, each Right would thereafter be exercisable at $85 for five Common Shares (i.e., the number of shares that could be purchased in the open market for $170, or two times the exercise price of the Rights).

     In the event that, at any time following the Shares Acquisition Date, (i) WPS Resources is acquired in a merger or other business combination transaction or (ii) 50% or more of its consolidated assets or earning power are sold (the events described in clauses (i) and (ii) are herein referred to as "Flip-Over Events"), proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the then current Purchase Price. For example, if at the time of such transaction the acquiring company's common stock were trading at $40 per share and the exercise price of the Rights at such time were $85 per Right, each Right would thereafter be exercisable at $85 for 4.25 shares (i.e., the number of shares that could be purchased for $170 in the open market, or two times the exercise price of the Rights) of the acquiring company's common stock.

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in the Purchase Price. No fractional Common Shares will be issued. In lieu thereof, an adjustment in cash will be made based on the market price of the Common Shares on the last trading day prior to the date of exercise.

     The Purchase Price is payable by certified check, cashier's check, bank draft or money order or, if so provided by WPS Resources, the Purchase Price following the occurrence of a Flip-In Event and until the first occurrence of a Flip-Over Event may be paid in Common Shares having an equivalent value.

     At any time after a person becomes an Acquiring Person and prior to the acquisition by any Acquiring Person of 50% or more of the outstanding Common Shares, the board of directors of WPS Resources may exchange the Rights (other than Rights owned by any Acquiring Person which have become void), in whole or in part, at an exchange ratio of one Common Share, (or of a share of a class or series of preferred stock of WPS Resources having equivalent rights, preferences and privileges), per Right (subject to adjustment).

     At any time prior to a person becoming an Acquiring Person, the board of directors of WPS Resources may redeem the Rights in whole, but not in part, at a price of $.001 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the board of directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     Other than provisions relating to the Redemption Price or Final Expiration Date, the terms of the Rights may be amended by the board of directors of WPS Resources without the consent of the holders of the Rights, including an amendment to lower the threshold for exercisability of the Rights from 15% to not less than 10%, with appropriate exceptions for any person then beneficially owning a percentage of the number of Common Shares then outstanding equal to or in excess of the new threshold, except that from and after the Distribution Date no such amendment may adversely affect the interests of the holders of the Rights.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of WPS Resources, including, without limitation, the right to vote or to receive dividends. While distribution of the Rights will not constitute a taxable event to the shareholders or WPS Resources, the shareholders may, depending on the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Shares (or other consideration) of WPS Resources or for common stock of the acquiring company, as set forth above.

     As of December 12, 1996, there were 23,896,962 Common Shares issued and outstanding. Each outstanding Common Share on December 16, 1996 received one Right. As long as the Rights are attached to the Common Shares, WPS Resources will issue one Right for each Common Share which becomes outstanding between December 16, 1996 and the Distribution Date so that all such shares will have attached Rights.

     The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire WPS Resources without conditioning the offer on redemption of the Rights or on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the board of directors of WPS Resources prior to the time that the Rights may not be redeemed (as described above) since the board of directors may, at its option, at any time until the Shares Acquisition Date redeem all but not less than all the then outstanding Rights at $.001 per Right. The Rights are designed to provide additional protection against abusive takeover tactics such as offers for all shares at less than full value or at an inappropriate time (in terms of maximizing long-term shareholder value), partial tender offers and selective open-market purchases. The Rights are intended to provide the WPS Resources board of directors with the ability to protect shareholders and WPS Resources if efforts are made to gain control of WPS Resources in a manner that is not in the best interests of WPS Resources and its shareholders.

     The Rights Agreement is attached as Exhibit 4.1 to WPS Resources' Form 8-A filed December 13, 1996 (File No. 1-11337), which form is incorporated by reference in the Registration Statement of which this proxy statement/prospectus forms a part. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement and the form of Rights Certificate attached to the Rights Agreement.

     Wisconsin Fuel and Light does not have a shareholders rights plan.

     INSPECTION OF BOOKS, RECORDS AND STOCKHOLDERS LIST

     The WPS Resources bylaws provide that the shareholders' list must be available for inspection by any shareholder beginning two business days after notice of the meeting is given for which the list was prepared and continuing to be available up to and through such meeting at the corporation's principal office or at a place identified in the notice of such meeting located in the city where the meeting will be held.

     The Wisconsin Fuel and Light bylaws provide that a shareholder list must be available for inspection at least ten days before an annual meeting and five days before any special meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     CERTAIN SHAREHOLDERS OF WISCONSIN FUEL AND LIGHT

     The following table sets forth the names of shareholders owning of record or beneficially more than five percent (5%) of the outstanding Common Stock of Wisconsin Fuel and Light as of June 15, 2000.

                                     Number of Common Stock        Percent of
                                  Shares Beneficially Owned(1)      Class(2)
                                  ----------------------------- ----------------

Harry K. Wrench and
   Ruth Frazer Wrench Trusts (3)            401,944                  39.42%
1997 LBW Limited Partnership (4)             63,088                6.19% (4)

     (1) 178,450 shares of Wisconsin Fuel and Light's stock is registered in street name. A notice to non-objecting beneficial owners (NOBO) as of July 26, 2000, indicated none of these shareholders owned over 5% of Wisconsin Fuel and Light's Common Stock.

     (2) In computing the percent ownership, a total of 1,019,620 shares outstanding was used.

     (3) Mr. Protz, a director of Wisconsin Fuel and Light, is trustee of this trust and has full voting rights.

     (4) Louis B. Wrench is the general partner of this partnership and additionally owns 20,400 shares in her own name.

     The following table sets forth certain information regarding the beneficial ownership of Wisconsin Fuel and Light Common Stock as of June 15, 2000: (a) Wisconsin Fuel and Light Directors; (b) Wisconsin Fuel and Light's Chief Executive Officer and certain other Executive Officers; and (c) the Executive Officers and Directors of Wisconsin Fuel and Light as a group. Except as otherwise described in the notes below, the following beneficial owners have sole voting power and sole investment power with respect to all common stock set forth opposite their names:

                                           Number of Common
                                               Stock Shares      Percent of
Directors                            Beneficially Owned (a)        Class(b)
---------                            ----------------------        --------

Hugh H. Bell (1)                                      3,400               *
Donald L. Grade                                         600               *
Thomas A. Mack                                          600               *
William D. Maki                                         350               *
William F. Protz, Jr. (2)                               656               *
Susan W. Teteak                                       1,920               *
Mark T. Maranger (3)                                 16,032           1.57%

                                               Number of Common
                                                   Stock Shares    Percent of
Officers                                 Beneficially Owned (a)      Class(b)
--------                                 ----------------------      --------

Paul C. Baird, Treasurer                                  8,900             *
Monte K. Gehring, Vice President                          8,500             *
John K. Keune, Vice President                             8,500             *
Edward C. Vallis, Vice President                          8,500             *

Executive Officers and Directors
as a Group - (11 persons)                                57,958         5.68%

     (1)  Secretary of the Company

     (2) Additionally Mr. Protz' spouse owns 12,532 shares in her name and as indicated above, votes 401,944 shares as trustee.

     (3)  President and CEO of the Company.

     (4) In computing the percent ownership, a total of 1,019,620 shares outstanding was used.


(a) Each of the beneficial owners identified above has sole voting and investment power as to all of the shares shown in this column as beneficially owned.

(b)  Asterisk indicates less than one percent.

     CERTAIN SHAREHOLDERS OF WPS RESOURCES

     The information required herein is hereby incorporated by reference to WPS Resources' annual report on Form 10-K for the fiscal year ended December 31, 1999 and the portions of the WPS Resources proxy statement filed in connection with the WPS Resources annual meeting of shareholders held on May 11, 2000 that have been incorporated by reference into the WPS Resources 1999 Form 10-K.

             MANAGEMENT OF WPS RESOURCES AND EXECUTIVE COMPENSATION

     The Merger Agreement provides that the WPS Resources board of directors will take such action as is necessary to increase the size of the WPS Resources board of directors by one director as of the effective time of the Merger, and that the Wisconsin Fuel and Light board of directors will designate a person, acceptable to the WPS Resources board, to fill such position.

     The information required herein respecting WPS Resources is hereby incorporated by reference to WPS Resources' annual report on Form 10-K for the fiscal year ended December 31, 1999 and the portions of the WPS Resources proxy statement filed in connection with WPS Resources annual meeting of shareholders held on May 11, 2000 that have been incorporated by reference into the WPS Resources 1999 Form 10-K.

                                  LEGAL MATTERS

     Foley & Lardner, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202 will pass upon certain legal matters with respect to the validity of the securities offered hereby and the Merger for WPS Resources. von Briesen, Purtell & Roper s.c., 411 East Wisconsin Avenue, Milwaukee, Wisconsin 53202 will pass upon certain legal matters in connection with the Merger for Wisconsin Fuel and Light.

                           ACCOUNTANTS REPRESENTATIVES

     Wisconsin Fuel and Light expects that representatives of Arthur Andersen LLP, Wisconsin Fuel and Light's accountants, will be present at the Wisconsin Fuel and Light special meeting to respond to appropriate questions of shareholders and to make a statement if they desire.

                                     EXPERTS

     The consolidated financial statements of WPS Resources and Wisconsin Public Service incorporated by reference in this joint proxy statement/prospectus from the Annual Report on Form 10-K of WPS Resources and of Wisconsin Public Service for the year ended December 31, 1999, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

     The financial statements of Wisconsin Fuel and Light included in this joint proxy statement/prospectus for the year ended December 31, 1999 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report which are included herein, and have been so included in reliance upon the authority of said firm as experts in auditing and accounting in giving said report.

                                  OTHER MATTERS

     It is not expected that any matters other than those described in this joint proxy statement/prospectus will be brought before the special meeting. If any other matters are presented, however, it is the intention of the persons named in the Wisconsin Fuel and Light proxy to vote the proxy in accordance with the discretion of the persons named in such proxy.

                       WHERE YOU CAN FIND MORE INFORMATION

     WPS Resources files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. These filings are available to the public over the Internet at the Security and Exchange Commission's web site at http://www.sec.gov and through WPS Resources' own web site at http://www.wpsr.com. You may also read and copy any document we file at the Security and Exchange Commission's public reference rooms in Washington, D.C., New York, and Chicago, as well as the offices of the New York Stock Exchange, 20 Broad Street, New York, New York, 10005, where WPS Resources Common Stock is listed under the symbol "WPS". You can call the Security and Exchange Commission at 1-800-732-0330 for further information about the public reference rooms.

     The Securities and Exchange Commission allows WPS Resources to "incorporate by reference" the information WPS Resources and Wisconsin Public Service file with them, which means WPS Resources is assumed to have disclosed important information to you when it refers you to documents that are on file with the Security and Exchange Commission. The information WPS Resources has incorporated by reference is an important part of this joint proxy statement/prospectus, and information that WPS Resources and Wisconsin Public Service file later with the Security and Exchange Commission will automatically update and supersede this information. WPS Resources incorporates by reference the documents listed below and any future documents which WPS Resources or Wisconsin Public Service file with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the date of our respective shareholders' meetings.

     o Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

     o Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000.

     o    Current Reports on Form 8-K filed March 8, 2000 and May 30, 2000.

     o The description of WPS Resources' common stock contained in its Registration Statement on Form 8-B filed on June 1, 1994. The description is also included in this joint proxy statement/prospectus under "DESCRIPTION OF WPS RESOURCES CAPITAL STOCK"

     o The description of common stock purchase rights contained in Registration Statement in Form 8-A filed on December 13, 1996. The description is also included in this joint proxy statement/prospectus under "COMPARISON OF RIGHTS OF SHAREHOLDERS OF WPS RESOURCES CORPORATION AND WISCONSIN FUEL AND LIGHT CORPORATION - Rights Plan."

     You may request a copy of these documents at no cost by writing to us at the following address:

                  WPS Resources Corporation
                  Attn:  Secretary
                  700 North Adams Street
                  P.O. Box 19001
                  Green Bay, Wisconsin 54307-9001
                  (920) 433-1727

     You should rely only on the information provided in or incorporated by reference (and not later changed) in this joint proxy statement/prospectus. Neither WPS

Resources nor Wisconsin Fuel and Light has authorized anyone else to provide you with additional or different information. WPS Resources is not making an offer of any securities in any state where the offer is not permitted. You should not assume that the information in this joint proxy statement/prospectus is accurate as of any date other than the date on the front of this document.

         INDEX TO WISCONSIN FUEL AND LIGHT COMPANY FINANCIAL STATEMENTS

                                                                            Page

Audited Annual Financial Statements

      Report of Independent Public Accountants                              F-2
      Statements of Income for the Three Years Ended
           December 31, 1999                                                F-3
      Balance Sheets as of December 31, 1999 and 1998                       F-4
      Statements of Cash Flows for the Three Years Ended
           December 31, 1999                                                F-5
      Statements of Capitalization as of December 31,
           1999 and 1998                                                    F-6
      Statements of Stockholders' Equity for the Three
           Years Ended December 31, 1999                                    F-7
      Notes to Financial Statements                                         F-8

Unaudited Interim Financial Statements

      Statements of Income for Six Months Ended June 30,
           2000 and 1999                                                    F-18
      Balance Sheet as of June 30, 2000                                     F-19
      Statements of Cash Flows for Six Months Ended
           June 30, 2000                                                    F-20
      Statement of Capitalization as of June 30, 2000                       F-21
      Statements of Stockholders Equity for Six Months
           Ended June 30, 2000 and 1999                                     F-22
      Condensed Notes to Financial Statements June 30, 2000                 F-23

Report of Independent Public Accountants



To the Stockholders and Board of Directors of Wisconsin Fuel and Light Company:

We have audited the accompanying balance sheets of Wisconsin Fuel and Light Company (a Wisconsin Corporation) as of December 31, 1999 and 1998, and the related statements of income, common stockholders' equity and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wisconsin Fuel And Light Company as of December 31, 1999 and 1998, and the results of its operations and cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States..



ARTHUR ANDERSEN LLP


Milwaukee, Wisconsin
February 9, 2000 (except with respect to Note 10, as to which the date is August 4, 2000).

WISCONSIN FUEL & LIGHT COMPANY
   Statements of Income
                                                           For the Years Ended December 31
                                                     1999                1998                 1997
                                              ----------------------------------------------------------

OPERATING REVENUES                                $ 43,833,511        $ 40,543,410         $ 50,887,462
                                              ----------------------------------------------------------

OPERATING EXPENSES:

   Cost of gas sold                                 26,635,474          24,915,143           33,632,251
   Operation                                         7,399,802           7,780,739            8,289,334
   Maintenance                                       1,446,958           1,301,755            1,652,982
   Depreciation                                      2,613,890           2,511,067            2,389,730
   Taxes other than income                             776,073             919,700              944,727
   Income taxes                                      1,442,743             679,205            1,035,387
                                              ----------------------------------------------------------

        Total Operating Expenses                    40,314,940          38,107,609           47,944,411
                                              ----------------------------------------------------------

        Net Operating Income                         3,518,571           2,435,801            2,943,051

OTHER INCOME (EXPENSE)
   Other income, net                                  (590,289)           (406,338)             (41,869)
   Income taxes                                        245,366             175,081               18,711
                                              ----------------------------------------------------------

       Total Other Income                             (344,923)           (231,257)             (23,158)
                                              ----------------------------------------------------------

        Income Before Interest Charges               3,173,648           2,204,544            2,919,893
                                              ----------------------------------------------------------


INTEREST CHARGES:


   Interest on bonds                                   724,489             835,899              936,335
   Interest on short term notes                        271,494             165,666               93,170
   Other                                                33,095              82,203               49,373
                                              ----------------------------------------------------------

        Total interest charges                       1,029,078           1,083,768            1,078,878
                                              ----------------------------------------------------------

NET INCOME                                           2,144,570           1,120,776            1,841,015

Preferred Stock Dividend Requirement                   120,000             120,000              120,000
                                              ----------------------------------------------------------

EARNINGS ON COMMON STOCK                           $ 2,024,570         $ 1,000,776          $ 1,721,015
                                              ==========================================================


PER SHARE OF COMMON STOCK
  Basic earnings                                         $2.04               $1.01                $1.75
  Diluted Earnings                                       $2.03               $1.01                $1.75
  Cash Dividend Paid                                     $1.30               $1.26                $1.22
  Average Common Shares Outstanding                    991,170             986,932              984,036
  Average Diluted Shares Outstanding                   996,287             989,795              986,060


The accompanying Notes to Financial Statements are an integral part of these statements.

WISCONSIN FUEL & LIGHT COMPANY
       Balance Sheets
                                                                           As of December 31
      ASSETS                                                           1999                1998
                                                               ---------------------------------------
UTILITY PLANT:
   Original Cost                                                     $ 62,864,772         $59,876,833
   Less - Accumulated Depreciation                                     33,003,768          31,193,442
                                                               ---------------------------------------
        Net Utility Plant                                              29,861,004          28,683,391
                                                               ---------------------------------------

INVESTMENTS AND OTHER                                                     110,344             176,975
                                                               ---------------------------------------
CURRENT ASSETS:
   Cash and cash equivalents                                              392,857              32,943
   Accounts receivable, less reserves of $107,239
    and $108,476, respectively                                          3,397,997           2,362,199
   Unbilled utility revenues                                            3,165,205           3,798,349
   Materials and supplies, at average cost                                361,178             378,093
   Gas in storage, at average cost                                      5,218,945           5,256,223
   Prepayments and others                                                 646,787             733,456
                                                               ---------------------------------------

        Total Current Assets                                           13,182,969          12,561,263
                                                               ---------------------------------------

DEFERRED CHARGES:
   Environmental costs                                                  3,045,002           3,471,606
   Other                                                                   48,835              56,817
                                                               ---------------------------------------

        Total Deferred Charges                                          3,093,837           3,528,423
                                                               ---------------------------------------
                                                               ---------------------------------------
        TOTAL                                                        $ 46,248,154         $44,950,052
                                                               =======================================

CAPITALIZATION AND LIABILITIES
CAPITALIZATION:
   Common stockholders                                               $ 15,126,244         $14,400,104
   Preferred stockholders                                               2,000,000           2,000,000
   First mortgage bonds                                                 7,400,000           8,450,000
                                                               ---------------------------------------

        Total Capitalization                                           24,526,244          24,850,104
                                                               ---------------------------------------

CURRENT LIABILITIES:
   Notes payable                                                        8,101,459           5,544,809
   Current maturities of bonds                                          1,050,000           1,050,000
   Accounts payable                                                     3,754,164           3,419,366
   Refunds due customers                                                1,678,446           2,391,593
   Accrued taxes                                                          351,063             543,288
   Dividends payable                                                      357,086             347,175
   Obligations under capital lease                                         59,595             132,197
   Other accrued liabilities                                            1,165,230           1,163,894
                                                               ---------------------------------------

        Total Current Liabilities                                      17,900,886          15,676,015
                                                               ---------------------------------------

OTHER LIABILITIES AND DEFERRED CREDITS:
   Accrued environmental costs                                          2,439,976           2,522,015
   Accumulated deferred income taxes                                      338,044             582,682
   Investment tax credits                                                 163,301             190,221
   Customer advances                                                      249,790             192,293
   Regulatory liability                                                 1,936,882           1,773,381
   Other deferred credits                                                  76,874             247,034
                                                               ---------------------------------------

        Total Other Liabilities and Deferred Credits                    3,821,024           4,423,933
                                                               ---------------------------------------

        TOTAL                                                        $ 46,248,154         $44,950,052
                                                               =======================================


 The accompanying Notes to Financial Statements are an integral part of these balance sheets.

WISCONSIN FUEL & LIGHT COMPANY
  Statements of Cash Flows
                                                                             For the Years Ended December 31
                                                                        1999                1998                1997
                                                             ------------------------------------------------------------

    Net Income                                                       $ 2,144,570         $ 1,120,776         $ 1,841,015
    Adjustments to reconcile net income to net cash from
     operating activities -
      Depreciation                                                     2,818,690           2,713,744           2,603,466
      Investment tax credit restored                                     (26,920)            (29,753)            (34,758)
      Deferred income taxes                                             (381,287)           (467,053)           (448,159)
      Amortization of deferred environmental costs                       386,100             386,100             612,504
      Conservation escrow                                                300,150             668,289             251,436
      Other                                                              369,939             255,203             162,271

    Changes in Assets and Liabilities -
      Accounts receivable including unbilled revenues, net              (402,654)          1,006,711           2,850,589
      Gas in storage                                                      37,278            (238,302)           (685,034)
      Other assets                                                       163,943             241,532             (82,349)
      Incurred environmental costs                                       (82,039)            (79,146)           (139,889)
      Accounts payable                                                   334,798            (837,901)         (1,754,610)
      Refunds due customers                                             (713,147)            773,762            (796,276)
      Accrued taxes                                                     (192,225)            268,060            (260,912)
      Other liabilities                                                 (191,011)           (393,162)            196,119
                                                             ------------------------------------------------------------

      Net Cash From (Used For) Operating Activities                    4,566,185           5,388,860           4,315,413
                                                             ------------------------------------------------------------

CASH FLOWS FROM (USED FOR) INVESTING ACTIVITES:
    Construction expenditures, net                                    (4,051,988)         (3,480,878)         (3,753,732)
    Temporary investments
                                                                               -                   -              20,926
    Advances and contributions for construction                           57,497             (43,562)             (3,636)
    Non-utility investments                                             (300,000)           (300,000)           (100,000)
                                                             ------------------------------------------------------------
      Net Cash From (Used For) Investing Activities                   (4,294,491)         (3,824,440)         (3,836,442)
                                                             ------------------------------------------------------------

CASH FLOWS FROM (USED FOR) FINANCING ACTIVITES:
    Retirement of bonds                                               (1,050,000)         (1,080,000)         (1,070,000)
    Issuance of common stock
                                                                               -              76,037              40,775
    Common stock dividends                                            (1,298,430)         (1,254,471)         (1,211,006)
    Preferred stock dividends                                           (120,000)           (120,000)           (120,000)
    Change in notes payable                                            2,556,650             843,796           1,591,013
                                                             ------------------------------------------------------------
      Net Cash From (Used For) Financing Activities                       88,220          (1,534,638)           (769,218)
                                                             ------------------------------------------------------------

NET INCREASE (DECREASE) IN CASH                                          359,914              29,782            (290,247)
Cash at Beginning of Year                                                 32,943               3,161             293,408
                                                             ------------------------------------------------------------
Cash at End of Year                                                   $  392,857          $   32,943          $    3,161
                                                             ============================================================

SUPPLEMENTAL DISCLOSURE:
Cash Paid During Year For -
     Interest                                                        $ 1,076,406         $ 1,005,925         $ 1,042,779
     Income taxes                                                    $ 1,875,000         $   900,000         $ 1,758,501


The accompanying Notes to Financial Statements are an integral part of these statements.


WISCONSIN FUEL & LIGHT COMPANY
 Statements of Capitalization
                                                                                   For the Years Ended December 31
                                                                                      1999                    1998
                                                                            ------------------------------------------------
Long-Term Debt
  9.9% First mortgage-series B due 2005                                                  $ 2,500,000            $ 3,000,000
  7.02% First mortgage-series C due 2008                                                   4,900,000              5,450,000
                                                                            ------------------------------------------------
   Total Long-Term Debt                                                                    7,400,000              8,450,000
                                                                            ------------------------------------------------

Redeemable Preferred Stock
                                                                            ------------------------------------------------
  $100 par, 20,000 shares issued                                                           2,000,000              2,000,000
                                                                            ------------------------------------------------

Common Stock Equity
Common Stock, $10 par value, authorized 2,000,000 shares;
outstanding 991,170 and 495,585 shares, respectively                                       9,911,700              4,955,850
Other paid in capital                                                                              -                169,550
Retained earnings                                                                          5,214,544              9,274,704
                                                                            ------------------------------------------------
  Total Common Stock Equity                                                               15,126,244             14,400,104
                                                                            ------------------------------------------------

                                                                            ------------------------------------------------
Total Capitalization                                                                    $ 24,526,244            $24,850,104
                                                                            ================================================

The accompanying Notes to Financial Statements are an integral part of these statements.

WISCONSIN FUEL & LIGHT COMPANY
 Statements of Stockholders' Equity
                                                                           For the Years Ended December 31
                                                                        1999                1998             1997
                                                             -------------------------------------------------------------
COMMON STOCK:
   $10 par value; authorized 2,000,000 shares, issued and
   outstanding 991,170 and 495,585 shares respectively
   Balance, Beginning of Year                                        $ 4,955,850         $ 4,931,100          $ 4,917,100
        Two-for-one stock split                                        4,955,850
                                                                                                   -                    -
        Par value of common stock issued                                       -              24,750               14,000
                                                             -------------------------------------------------------------
   Balance, End of Year                                                9,911,700           4,955,850            4,931,100

ADDITIONAL PAID IN CAPITAL:

   Balance, Beginning of Year                                            169,550             118,263               91,488
        Two-for-one stock split                                         (169,550)                  -                    -
        Proceeds from common stock issued                                      -              51,287               26,775
                                                             -------------------------------------------------------------
   Balance, End of Year                                                        -             169,550              118,263

RETAINED EARNINGS:

   Balance, Beginning of Year                                          9,274,704           9,528,399            9,018,390
        Add - Net income                                               2,144,570           1,120,776            1,841,015
        Deduct  - Two-for-one stock split                             (4,786,300)                  -                    -
                     - Cash dividend on common stock                  (1,298,430)         (1,254,471)          (1,211,006)
                     - Preferred stock dividends accrued                (120,000)           (120,000)            (120,000)
                                                             -------------------------------------------------------------
   Balance, End of Year                                                5,214,544           9,274,704            9,528,399
                                                             -------------------------------------------------------------

             TOTAL COMMON STOCKHOLDERS' EQUITY                      $ 15,126,244         $14,400,104          $14,577,762
                                                             =============================================================


The accompanying Notes to Financial Statements are an integral part of these statements.


         WISCONSIN FUEL AND LIGHT COMPANY NOTES TO FINANCIAL STATEMENTS


(1)  ACCOUNTING POLICIES -

(a)  Nature of operations -

Wisconsin Fuel & Light Company (the "Company") is a public utility engaged in the distribution of natural gas to a diversified base of residential, commercial, and industrial customers primarily in the communities of Manitowoc and Wausau, Wisconsin. It is subject to the regulation of the Public Service Commission of Wisconsin (PSCW).

The Company has a wholly owned non-utility subsidiary, WFL Service Company, Inc., which is mainly involved in the sale and servicing of gas appliances and performing energy conservation programs. The Company has invested $800,000 in the subsidiary to date. WFL Service Company, Inc. incurred net losses of $313,128, $243,413, and $52,184 during 1999, 1998, and 1997, respectively, which is included on the Statements of Income under the heading Other Income
(Expense).

During 1999, WFL Service Company sold its Lakeshore Fireplace store which sold and installed natural gas and wood burning fireplaces. The Company incurred a loss of approximately $100,000 in exiting the business.

(b) Use of estimates -

The preparation of the Company's financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(c) Regulatory accounting -

The Company is subject to the provisions of Statement of Financial Accounting Standards ("SFAS") No. 71, "Accounting for the Effects of Certain Types of Regulation." Regulatory assets represent probable future revenue associated with certain incurred costs which will be recovered from customers through the rate making process. Regulatory liabilities represent costs previously collected that are refundable in future customer rates. The regulatory liability at December 31, 1999 and 1998 consists of future refunds related to income taxes and conservation activities.

(d) Cash and cash equivalents -

The Company considers short-term investments with an original maturity of three months or less to be cash equivalents.

(e) Inventories -

All gas in storage is priced using the weighted cost method of accounting. Costs considered in this calculation are largely composed of pipeline transportation contract costs, commodity costs, storage fees, and capacity costs.

(f)  Gas revenues and purchased gas costs -

The Company accrues estimated revenues related to gas service rendered but not yet billed at month end. It is required to provide service and grant credit to customers within its defined service territory and is precluded by statute from discontinuing service to residential customers during a certain portion of the heating season. The Company continually reviews customer credit worthiness and obtains or refunds customer deposits as permitted.

Through October 1999, the Company's rate schedules permitted the recovery of actual purchased gas costs incurred. The difference between actual gas costs incurred and costs recovered through rates is deferred as a current asset or liability. The deferred balance is then collected or returned to customers through future rate adjustments.

Effective November 1999, a new Gas Cost Incentive Mechanism (GCIM) was approved by the PSCW. The GCIM provides an opportunity for the Company to increase or decrease its revenues if the actual commodity gas costs (as defined) differ from a benchmark cost within a 1.5% - 4% band.

Under the GCIM, the Company's commodity and capacity gas costs are compared to monthly benchmarks. At the end of the GCIM year, any differences in actual gas costs and the monthly benchmark costs between 1.5% and 4% of the total benchmark gas cost are shared with customers on a 50-50 basis. Gas costs incurred or cost savings outside this band are 100% collected from or returned to customers.

The Company has reflected no incentive income or expense in its results of operations during the first two months of the GCIM in 1999.

(g)      Income taxes -

The Company follows the liability method of accounting for income taxes prescribed by Statement of Financial Accounting Standards ("SFAS") No. 109 "Accounting for Income Taxes" for rate making and financial reporting.

As of December 31, 1999 and 1998, the Company had deferred income tax assets and liabilities established for the following temporary differences:

                                                1999            1998
                                                ----            ----

Deferred Tax Assets:
  Regulatory liability                      $  553,039     $  689,688
  Advances for construction                     97,807         75,338
    Conservation expense                       540,188        422,895
  Vacation pay accrual                         143,889        139,122
    Gas inventory                              494,722        468,967
    Other                                       99,755        107,808
                                            ----------     ----------
      Total Deferred Tax Assets              1,929,400      1,903,818
                                            ----------     ----------

Deferred Tax Liabilities:
  Property related items                     2,045,999      2,136,984
  Environmental costs                          221,445        349,516

    Total Deferred Tax
     Liabilities                             2,267,444      2,486,500
                                            ----------     ----------
  Net Deferred Tax
       Liability                            $  338,044     $  582,682
                                            ==========     ==========

The effective tax rate is computed by dividing total income tax expense (including investment tax credit restored) by the sum of such expense and net income. The following table reconciles the statutory federal tax rate to the effective income tax rate:

                                     1999            1998         1997
                                    ------          ------       ------
Statutory federal tax rate           34.0%           34.0%        34.0%
State income tax, net                 5.8             5.2          4.7
Investment tax credit restored        (.8)           (1.8)        (1.2)
 Contributions in aid of
  construction                       (1.2)           (2.5)        (1.4)
 Excess deferred income taxes-
  property                            (.8)           (1.8)        (1.0)
Other, net                           (1.1)           (2.1)          .5
                                    ------          ------       ------
Effective income tax rate            35.9%           31.0%        35.6%
                                    ======          ======       ======

The following table reflects the components of income tax expense:

                                    1999           1998           1997
                                 -----------    -----------    -----------
Current:
    Federal                      $ 1,295,403    $   792,486    $ 1,193,980
    State                            316,604        197,167        309,575
                                 -----------    -----------    -----------
                                   1,612,007        989,653      1,503,555
                                 -----------    -----------    -----------
Deferred                            (387,710)      (455,776)      (452,121)
Investment tax credit restored       (26,920)       (29,753)       (34,758)
                                 -----------    -----------    -----------
                                 $ 1,197,377    $   504,124    $ 1,016,676
                                 ===========    ===========    ===========

Income tax expense is included in the Statements of Income as follows:

                                 1999           1998           1997
                             -----------    -----------    -----------
Income taxes                 $ 1,442,743    $   679,205    $ 1,035,387
Other income (expense),net      (245,366)      (175,081)       (18,711)
                             -----------    -----------    -----------
                             $ 1,197,377    $   504,124    $ 1,016,676
                             ===========    ===========    ===========

(h)  Utility plant -

Utility plant is stated at the original cost of construction.

Replacements of minor items of property are charged to maintenance expense. The cost of property retired, plus removal costs, less salvage, is charged to accumulated depreciation; as a result, no profit or loss is recognized in connection with ordinary retirements of depreciable property.

Substantially all of the Company's utility plant is subject to a first mortgage lien.

(i)      Depreciation -

The composite straight-line depreciation rate certified by the PSCW was approximately 4.8%, 4.8%, and 4.9% for 1999, 1998, and 1997, respectively. The reasonableness of the depreciation rates is regularly reviewed by the Company.

(j)  Pension plans -

The Company has two defined benefit pension plans (union and non-union) covering substantially all employees. Benefits are based upon years of service and compensation. Company contributions and funding are consistent with the funding requirements of federal law and regulations. Pension plan costs have been calculated and recovered in customer rates in accordance with SFAS No. 87 "Employers' Accounting for Pensions."

The following table provides a reconciliation of benefit obligations, plan assets, and funded status of the Company's defined benefit pension plans. The Company's obligation for its post-retirement medical benefit is fully accrued but is not material for disclosure purposes.

                                        1999             1998             1997
                                    ------------     ------------     ------------

Change in benefit obligation
Benefit obligation at 1/1           $ 16,062,691     $ 14,731,877     $ 13,005,462
Service costs                            528,081          506,568          461,417
Interest cost                            998,823          947,923          925,334
Actuarial(gain)loss                   (2,058,765)         597,598          945,713
Benefits paid from plan assets          (708,001)        (721,275)        (606,049)
                                    ------------     ------------     ------------
Benefit obligation at 12/31         $ 14,822,829     $ 16,062,691     $ 14,731,877
                                    ============     ============     ============

Change in plan assets
Fair value of plan
    assets at 1/1                   $ 18,100,151     $ 16,417,304     $ 14,338,843
Actual return on plan assets           1,836,806        2,404,122        2,684,510
Employers contribution                      --               --               --
Benefits paid from plan assets          (708,001)        (721,275)        (606,049)
                                    ------------     ------------     ------------
Fair value of plan assets
   at 12/31                         $ 19,228,956     $ 18,100,151     $ 16,417,304
                                    ============     ============     ============

Funded status of plans              $  4,406,127     $  2,037,460     $  1,685,427
Unrecognized transition (asset)         (303,536)        (324,046)        (344,556)
Unrecognized prior service cost          199,399          217,526          235,653
Unrecognized net actuarial
   (gain)                             (4,274,429)      (2,026,095)      (1,706,277)
                                    ------------     ------------     ------------
Net amount recognized               $     27,561     $    (95,155)    $   (129,753)
                                    ============     ============     ============

Amounts recognized in the
  financial statements
(Accrued) pension liability
  at 1/1                            $    (95,155)    $   (129,753)    $    (15,444)
Net periodic pension (income)
  cost                                  (122,716)         (34,598)         114,309
Employer contributions                      --               --              --___
                                    ------------     ------------     ------------
Prepaid (accrued) pension asset
  (liability) at 12/31              $     27,561     $    (95,155)    $   (129,753)
                                    ------------     ------------     ------------

Assumptions as of December 31
Discount rate                               7.50%            6.50%            6.75%
Expected return on plan assets              9.00%            9.00%            9.00%
Rate of compensation increase               4.80%            4.80%            4.80%

Net Periodic Pension Cost(Income)
Service costs                       $    528,081     $    506,568     $    461,417
Interest costs on projected
  benefit obligations                    998,823          947,923          925,334
Expected (gain) on assets             (1,603,914)      (1,453,970)      (1,268,695)
Amortization of transition
  (asset)                                (20,510)         (20,510)         (20,510)
Amortization of prior service
  costs                                   18,127           18,127           18,127
Amortization of actuarial(gain)          (43,323)         (32,736)          (1,364)
                                    ------------     ------------     ------------
Net benefit(income) expense         $   (122,716)    $    (34,598)    $    114,309
                                    ============     ============     ============


(2)      LONG TERM DEBT

First Mortgage Bonds as of December 31, consisted of the following:

                                     1999                   1998
                                     ----                   ----

9.90%  Series B Due 2005        $ 3,000,000            $ 3,500,000
7.02%  Series C Due 2008          5,450,000              6,000,000
                                 ----------              ---------
                                  8,450,000              9,500,000
  Less: Current maturities        1,050,000              1,050,000
                                 ----------             ----------

Total First Mortgage Bonds      $ 7,400,000            $ 8,450,000
                                 ==========             ==========

Fixed maturities and sinking fund requirements on bonds total $1,050,000, $1,050,000, $1,050,000, $1,050,000, and $1,150,000 for each of the years 2000 through 2004, respectively. Under indenture provisions, Series B first mortgage bonds are not currently eligible for redemption as of December 31, 1999. All outstanding bond series have a make-whole provision for early redemption.

The first mortgage bond indenture, as supplemented and amended, contains restrictions on cash dividends and certain other payments. As of December 31, 1999, $5,327,368 of retained earnings were not subject to such restrictions.

(3)      NOTES PAYABLE AND LINE OF CREDIT

The Company maintains an unsecured $10,000,000 line of credit which expires August 31, 2000. Certain cash balances represent compensating balances for the credit line and bank services; however, there are no legal restrictions as to the withdrawal of these funds. The following information relates to short-term borrowing and lines of credit for the years indicated:

                                             1999                1998
                                       ----------          ----------
As of year-end:
  Weighted average interest rate              8.6%                7.0%
  Notes payable                        $8,101,459          $5,544,809
  Unused line                          $1,898,541          $2,455,191
For the year ended:
  Maximum notes payable                $8,787,010          $6,031,919
  Average notes payable                $3,473,389          $2,164,665
  Average interest rate on
    notes                                     7.8%                7.7%

(4)  FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value.

The Company's carrying amount for its cash, energy conservation loans, and notes payable approximates fair value due to the short maturity of those investments and obligations.

The fair value of the Company's first mortgage bonds and preferred stock are estimated based on the quoted market price for the same or similar issues or on the current rates offered to the Company or debt of the same remaining maturity.

The estimated fair values of the Company's financial instruments as of December 31 are as follows:

                                        1999                       1998
                                        ----                       ----
                              Carrying        Fair        Carrying       Fair
                                Amount        Value        Amount        Value

Cash and cash equivalents    $  392,857   $  392,857   $   30,658    $   30,658
Energy conservation loans          --           --          3,503         3,503
Notes payable                 8,101,459    8,101,459    5,544,809     5,544,809
First mortgage bonds          8,450,000    8,529,400    9,500,000     9,968,630
Preferred stock               2,000,000    1,650,000    2,000,000     1,842,500

(5)      STOCK OPTION PLAN

The Company has a stock option plan for its key executives. All options are granted at approximate market value at the date of grant and expire in ten years from date of grant. SFAS No. 123, "Accounting for Stock Based Compensation Plans," establishes standards of financial accounting and reporting for stock-based compensation plans. As allowed under SFAS No. 123, the Company elected to continue to apply APBO No. 25, "Accounting for Stock Issued to Employees," in accounting for stock based compensation plans. Accordingly, no compensation cost has been recognized for its stock option plan. Had compensation cost for the Company's stock option plan been determined based on the fair value at the grant dates for awards under the plan, the Company's basic and diluted earnings per share would have been reduced by approximately $.01 in 1999, 1998, and 1997.

A summary of the Company's stock options at December 31, 1999, 1998, and 1997 and changes for the years then ended are as follows:

                               1999              1998                1997
                               ----              ----                ----
                           Wtd      Ave      Wtd       Ave       Wtd        Ave
                          Shares   Price    Shares    Price     Shares     Price
Outstanding at Jan 1     23,450    $19.29   23,400    $18.27    21,200    $17.37
   Granted                5,000    $25.50    5,000    $20.19     5,000    $20.00
   Exercised              ---        ---    (4,950)   $15.36    (2,800)   $14.56
                         ------             ------              ------
Outstanding at Dec 31    28,450    $20.38   23,450    $19.29    23,400    $18.27
Exercisable at Dec 31    28,450    $20.38   23,450    $19.29    23,400    $18.27
Available for Future
   Grants                50,000             55,000              60,000


(6) SEGMENTS OF BUSINESS

The Company has two reportable segments: a Regulated Gas Utility responsible for natural gas distribution and related services, and a segment titled Other which captures the non-regulated activities of the Company, primarily those of WFL Service Company which is involved in the sale and servicing of gas appliances and performing energy conservation programs. The Company's reportable segments are managed separately because each business unit requires different technology and marketing strategies.

The accounting policies of the segments are the same as those described in Note 1 of the Notes to Financial Statements. The Company evaluates the performance of its operating segments based on income from continuing operations. Although intersegment sales and transfers are not significant, the Company accounts for them as if the sales or transfers were to third parties, that is, at current market prices.

Consistent with utility industry financial reporting practices to reflect nonregulated operations below net operating income, and due to the relative insignificance of the results of operations of WFL Service Company, the results of this segment have been reflected in Other income (expense) on the statements of income, and the net investment has been reflected in Investments and Other on the balance sheets. Therefore, the reconciling eliminations column primarily results from the reporting presentation for segment reporting purposes and what was reported in Wisconsin Fuel and Light Company's financial statements.

Summarized financial information concerning the Company's reportable segments is shown in the following table:

                                              Regulated                              Reconciling              Total
1999                                          Gas Utility           Other            Eliminations              WF&L
                                              -----------           -------          ------------             -----

Income Statement
     Operating revenues                       $43,833,511         $1,318,943          $(1,318,943)         $43,833,511
     Depreciation                               2,613,890             53,021              (53,021)           2,613,890
     Other income (exp)                          (590,289)                --                   --             (590,289)
     Interest expense                           1,029,078             21,338              (21,338)           1,029,078
     Income taxes                               1,688,109           (224,053)             224,053            1,688,109
     Net income (loss)                          2,144,570           (313,128)             313,128            2,144,570

Balance Sheet
     Total assets                             $46,248,154           $340,171            $(340,171)         $46,248,154
        Cash expenditures for long-lived        3,836,357              3,193               (3,193)           3,836,357
        assets


                                              Regulated                               Reconciling              Total
1998                                          Gas Utility             Other           Eliminations              WF&L
                                              -----------             -------         ------------              ----

Income Statement
     Operating revenues                       $40,543,410         $1,649,913          $(1,649,913)         $40,543,410
     Depreciation                               2,511,067             33,255              (33,255)           2,511,067
     Other income (exp)                          (406,338)                --                                  (406,338)
     Interest expense                           1,083,768              2,981               (2,981)           1,083,768
     Income taxes                                 854,286           (181,002)             181,002              854,286
     Net income (loss)                          1,120,776           (243,413)             243,413            1,120,776

Balance Sheet
     Total assets                             $44,950,052           $643,798            $(643,798)         $44,950,052
     Cash expenditures for                      3,372,280            293,943             (293,943)           3,372,280
        long-lived assets

                                      F-14

                                              Regulated                               Reconciling              Total
1997                                          Gas Utility             Other           Elimination               WF&L
                                              -----------             -------         -----------               ----
Income Statement
     Operating revenues                       $50,887,462           $555,701            $(555,701)         $50,807,462
     Depreciation                               2,389,730              5,346               (5,346)           2,389,730
     Other income (exp)                           (41,869)                --                   --              (41,869)
     Interest expense                           1,078,878                 --                   --            1,078,878
     Income taxes                               1,054,098            (37,332)              37,332            1,054,098
     Net income (loss)                          1,841,015            (52,185)              52,185            1,841,015

Balance Sheet
     Total assets                             $45,504,380           $231,889            $(231,889)         $45,504,380
        Cash expenditures for                   3,538,072             33,172              (33,172)           3,530,072
        long-lived assets


(7)      COMMITMENTS AND CONTINGENCIES

(a)      Construction -

The Company's 2000 planned expenditures for utility plant construction are estimated at $4.96 million, and certain commitments have been made in connection with this budget.

(b) Gas supply-

The Company has agreements for pipeline transportation and storage capacity and gas supply contracts. The majority of the pipeline transportation and storage capacity contracts range from 4-8 years and gas supply contracts up to 4 years in length. The total required payments under such agreements totals approximately $61 million. For 2000, these agreements include reservation fees of approximately $6.3 million for pipeline capacity and approximately $3.0 million for natural gas supply.

Federal Energy Regulatory Commission (FERC) Order No. 636 allows pipelines to collect a portion of their transition costs in restructuring their sales and transportation services as a result of this order. The Company estimates annual payments of approximately $42,000 in transition costs which have been included in the total pipeline transportation costs previously shown. On the basis of past PSCW rulemaking, the Company anticipates all such transition costs will be recoverable in future rates.

(c)      Environmental matters -

During 1991, the Company hired an environmental consultant to perform testing on an old manufactured gas site that was previously used by the Company in the early 1900's. The results of the testing indicated that the soil in the area of the manufactured gas site was contaminated and that river and ground water surrounding the site were also affected. The Company has substantially remediated the land portion of the site and continues to monitor and treat groundwater at the site. The Company management has been working with its consultant and the Wisconsin Department of Natural Resources (DNR) on what remediation actions should be taken regarding the river portion of the site.

Through December 31, 1999, the Company spent $4.5 million on environmental remediation costs, of which $41,511 and $79,146 was spent in 1999 and 1998, respectively, in land remediation costs. An additional $31,000 is estimated to be spent in 2000 for groundwater monitoring and treatment.

As of December 31, 1999, the Company has accrued $2.44 million as its best estimate of future remediation costs. The majority of the estimated future remediation costs is for cleanup of the river soils using a treatment technique which would require final approval from the DNR. A change in treatment techniques could significantly change future estimates.

In the Company's last rate order, the Company was allowed to continue to defer incurred costs. The Company amortized $386,100 of these deferred costs during 1999 and 1998, and $612,504 in 1997. During 2000, the Company expects to amortize $302,074 of deferred costs.

As future expenditures are approved for deferral, each amount is expected to be amortized over a 5-year period based upon current regulatory policy. The PSCW did not allow the Company to earn a return on remediation costs spent, net of amortization and income taxes. This unrecovered deferred amount totaled $605,000 as of December 31, 1999. Based on past and current treatment by the PSCW, management expects to recover in rates all remediation costs incurred in connection with this site. The Company expects to receive some insurance proceeds that will reduce the amounts to be recovered in future rates. The amount and timing of any additional insurance proceeds cannot be reasonably estimated at this time.

(8) COMMON AND PREFERRED STOCK

On November 23, 1999, the Company's Board of Directors declared a two-for-one common stock split. On December 1, 1999, 495,585 new shares of common stock were issued to stockholders of record as of November 15, 1999. The par value of the additional shares ($10 par), was transferred to common stock from additional paid in capital and retained earnings.

In connection with the stock dividend, the Company increased its authorized shares of common stock to 2,000,000 shares. Previous year financial information has been restated to reflect this stock split.

Preferred Stock at December 31, 1999 and 1998 consists of 20,000 shares of $100 par value stock with a 6% annual dividend. The shares are non-voting, cumulative and may not be redeemed prior to 2004. Scheduled redemptions of $333,333 begin in 2004.

(9) NEW ACCOUNTING STANDARDS

Effective December 31, 1997,the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard No. 128, "Earnings Per Share" (SFAS 128). SFAS 128 requires a dual presentation of earnings per share-basic and diluted. Basic earnings per share has been computed by dividing net earnings by the weighted average number of common shares outstanding. Diluted earnings per share has been computed by dividing net earnings by the weighted average number of common shares outstanding, including the dilutive effects of stock options.

In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133). In June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities-Deferral of the Effective Date of SFAS No. 133." SFAS 133 establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS 133 requires changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria is met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the income statement and requires that a company must formally document, designate, and assess the effectiveness of the transactions that receive hedge accounting.

SFAS 133, as amended, is effective for the fiscal year beginning after June 15, 2000. The Company has not quantified the effects of adopting SFAS 133 on its financial statements.

During 1999, the Company adopted Statement of Position No. 98-1, (SOP 98-1) "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." SOP No. 98-1 requires more of the cost of computer software developed or obtained for internal use to be capitalized as an asset. The impact of adopting this statement on the Company's 1999 financial statements was not significant.

(10)  AGREEMENT TO MERGE WITH WPS RESOURCES CORPORATION

On July 13, 2000, the Company signed a merger agreement with WPS Resources Corporation. Under the agreement, Wisconsin Fuel & Light shareholders will receive 1.73 shares of WPS Resources common stock for each share of Wisconsin Fuel & Light common stock. The exchange ratio will be adjusted if, at the time of closing the transaction, the market price of WPS Resources common stock exceeds $33.96 per share or is less than $27.79 per share. The merger is subject to (i) approval by the Wisconsin Fuel & Light shareholders; (ii) approval by the Public Service Commission of Wisconsin; (iii) the Form S-4 Registration Statement being declared effective by the Securities and Exchange Commission;
(iv) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; (v) receipt of an opinion of counsel that the exchange of stock qualifies as a tax-free transaction; and
(vi) the satisfaction of various other conditions.

                        WISCONSIN FUEL AND LIGHT COMPANY
                              Statements of Income
                                                                      Six Months Ended
                                                                           June 30
                                                                 2000                   1999
                                                              (unaudited)            (unaudited)
                                                        ----------------------------------------------
OPERATING REVENUES                                           $    26,443,814           $23,319,728
                                                        ----------------------------------------------

OPERATING EXPENSES:

              Cost of gas sold                                    17,179,864            14,288,537
              Operation                                            3,781,319             3,800,969
              Maintenance                                            688,250               704,829
              Depreciation                                         1,460,400             1,328,598
              Taxes other than income                                426,356               407,209
              Income taxes                                           963,380               906,212
                                                        ----------------------------------------------

                   Total Operating Expenses                       24,499,569            21,436,354
                                                        ----------------------------------------------

                   Net Operating Income                            1,944,245             1,883,374

OTHER INCOME (EXPENSE)

              Other income (expense), net                           (144,166)             (415,429)
              Income taxes                                            56,532               158,602
                                                        ----------------------------------------------

                  Total Other Income                                 (87,634)             (256,827)
                                                        ----------------------------------------------

                   Income Before Interest Charges                  1,856,611             1,626,547
                                                        ----------------------------------------------


INTEREST CHARGES:

              Interest on bonds                                      327,744               370,867
              Interest on short term notes                           114,723                62,657
              Other                                                   10,362                21,160
                                                        ----------------------------------------------

                   Total interest charges                            452,829               454,684
                                                        ----------------------------------------------

NET INCOME                                                         1,403,782             1,171,863

Preferred Stock Dividend Requirement                                  60,000                60,000
                                                        ----------------------------------------------

EARNINGS ON COMMON STOCK                                      $    1,343,782            $1,111,863
                                                        ==============================================


PER SHARE OF COMMON STOCK
  Basic Earnings                                                     $1.33                 $1.12
  Diluted Earnings                                                   $1.33                 $1.12
  Cash Dividend Paid                                                 $0.66                 $0.64
  Average Common Shares Outstanding                                1,008,035               991,170
  Average Diluted Shares Outstanding                               1,008,657               996,032


                        WISCONSIN FUEL AND LIGHT COMPANY
                                 Balance Sheets
                                                               June 30, 2000
                                                                (unaudited)
                                                             -------------------
              ASSETS
UTILITY PLANT:
              Original Cost                                       $  64,273,918
              Less - Accumulated Depreciation                        34,442,162
                                                             -------------------
                   Net Utility Plant                                 29,831,756
                                                             -------------------

INVESTMENTS AND OTHER                                                    30,861
                                                             -------------------
CURRENT ASSETS:
              Cash and cash equivalents                                 562,911
              Accounts receivable, less reserves of
              $129,915 and $180,340, respectively                     2,656,500
              Unbilled utility revenues                                 622,005
              Materials and supplies, at average cost                   704,678
              Gas in storage, at average cost                         3,322,096
              Prepayments and others                                    507,635
                                                             -------------------
                   Total Current Assets                               8,375,825
                                                             -------------------

DEFERRED CHARGES:
              Environmental costs                                     2,851,952
              Other                                                      46,056
                                                             -------------------

                   Total Deferred Charges                             2,898,008
                                                             -------------------

                   TOTAL                                          $  41,136,450
                                                             ===================

              CAPITALIZATION AND LIABILITIES

CAPITALIZATION:

              Common stockholders                                 $  16,368,846
              Preferred stockholders                                  2,000,000
              First mortgage bonds                                    6,850,000
                                                             -------------------

                   Total Capitalization                              25,218,846
                                                             -------------------
CURRENT LIABILITIES:
              Notes payable                                           1,825,222
              Current maturities of bonds                             1,050,000
              Accounts payable                                        3,243,875
              Refunds due customers                                   2,955,517
              Accrued taxes                                             218,990
              Dividends payable                                         376,671
              Obligations under capital lease                            34,937
              Other accrued liabilities                                 839,974
                                                             -------------------

                   Total Current Liabilities                         10,545,186
                                                             -------------------
OTHER LIABILITIES AND DEFERRED CREDITS:
              Accrued environmental costs                             2,417,477
              Accumulated deferred income taxes                         354,871
              Investment tax credits                                    163,301
              Customer advances                                         279,130
              Regulatory liability                                    2,080,255
              Other deferred credits                                     77,384
                                                             -------------------
                   Total Other Liabilities and
                     Deferred Credits                                 5,372,418
                                                             -------------------

                   TOTAL                                          $  41,136,450
                                                             ===================

The accompanying Notes to Financial Statements are an integral part of these balance sheets.

                        WISCONSIN FUEL AND LIGHT COMPANY
                            Statements of Cash Flows
                                                                       Six Months Ended
                                                                            June 30
                                                                    2000                   1999
                                                                 (unaudited)            (unaudited)
                                                            -------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net Income                                                   $  1,403,782       $  1,171,863
    Adjustments to reconcile net income to net
      cash from operating activities -
      Depreciation                                                  1,594,236          1,434,228
      Investment tax credit restored                                        -                  -
      Deferred income taxes                                            16,827                  -
      Amortization of deferred environmental costs                    193,050            193,050
      Other                                                           106,321            288,354

    Changes in Assets and Liabilities -
      Accounts receivable including unbilled
      revenues, net                                                 3,284,697          3,794,881
      Gas in storage                                                1,896,849          2,471,380
      Other assets                                                   (204,348)           103,007
      Incurred environmental costs                                    (22,499)           (28,165)
      Accounts payable                                               (510,289)          (917,053)
      Refunds due customers                                         1,277,071           (413,371)
      Accrued taxes                                                  (132,073)          (327,296)
      Other liabilities                                              (186,449)            (1,760)
                                                            -------------------------------------------

      Net Cash From (Used For) Operating Activities                 8,717,175          7,769,118
                                                            -------------------------------------------

CASH FLOWS FROM (USED FOR) INVESTING ACTIVITIES:
    Construction expenditures, net                                 (1,589,047)        (1,844,673)
    Temporary investments                                                   -                  -
    Advances and contributions for construction                        29,340             24,662
    Non-utility investments                                                 -           (250,000)
                                                            -------------------------------------------
      Net Cash From (Used For) Investing Activities                (1,559,707)        (2,070,011)
                                                            -------------------------------------------

CASH FLOWS FROM (USED FOR) FINANCING ACTIVITIES:
    Retirement of bonds                                              (550,000)          (550,000)
    Issuance of common stock                                          579,888                  -
    Common stock dividends                                           (681,065)          (644,260)
    Preferred stock dividends                                         (60,000)           (60,000)
    Change in notes payable                                        (6,276,237)        (4,233,738)
                                                            -------------------------------------------
      Net Cash From (Used For) Financing Activities                (6,987,414)        (5,487,998)
                                                            -------------------------------------------

NET INCREASE (DECREASE) IN CASH                                       170,054            211,109
Cash at Beginning of Period                                           392,857             32,943
                                                            -------------------------------------------
Cash at End of Period                                            $    562,911       $    244,052
                                                            ===========================================

SUPPLEMENTAL DISCLOSURE:
Cash Paid During Year For -
     Interest                                                    $    518,707       $    473,322
     Income taxes                                                $    900,000        $ 1,215,000



The accompanying Notes to Financial Statements are an integral part of these statements.

                         WISCONSIN FUEL & LIGHT COMPANY
                          Statements of Capitalization

                                                            June 30
                                                             2000
                                                          (unaudited)
                                                       ---------------------
Long-Term Debt
  9.9% First mortgage-series B due 2005                   $    2,500,000
  7.02% First mortgage-series C due 2008                       4,350,000
                                                       ---------------------
   Total Long-Term Debt                                        6,850,000
                                                       ---------------------

Redeemable Preferred Stock
                                                       ---------------------
  $100 par, 20,000 shares issued                               2,000,000
                                                       ---------------------

Common Stock Equity
Common Stock, $10 par value, authorized
2,000,000 shares; outstanding 1,019,620 and
495,585 shares, respectively                                  10,196,200
Other paid in capital                                            295,388
Retained earnings                                              5,877,258
                                                       ---------------------
  Total Common Stock Equity                                   16,368,846
                                                       ---------------------

                                                       ---------------------
Total Capitalization                                       $  25,218,846
                                                       =====================

The accompanying Notes to Financial Statements are an integral part of these statements.

                        WISCONSIN FUEL AND LIGHT COMPANY
                       Statements of Stockholders' Equity
                                                                       Six Months Ended
                                                                            June 30
                                                                   2000                   1999
                                                                (unaudited)            (unaudited)
                                                             ------------------------------------------
COMMON STOCK:
   $10 par value; authorized 2,000,000 shares, issued
      and outstanding 1,019,620 and 495,585 shares
      respectively
   Balance, Beginning of Period                                $    9,911,700        $    4,955,850
        Par Value of common stock issued                              284,500                     -
                                                             ------------------------------------------
   Balance, End of Period                                          10,196,200             4,955,850

ADDITIONAL PAID IN CAPITAL:

   Balance, Beginning of Period                                             -               169,550
        Excess of proceeds over par value of
          common stock issued                                         295,388                     -
                                                             ------------------------------------------
   Balance, End of Period                                             295,388               169,550

RETAINED EARNINGS:

   Balance, Beginning of Period                                     5,214,544             9,274,704
        Add - Net income                                            1,403,782             1,171,863
        Deduct  - Common stock dividends declared                    (681,068)             (644,258)
                    - Preferred stock dividends accrued               (60,000)              (60,000)
                                                             ------------------------------------------
   Balance, End of Period                                           5,877,258             9,742,309
                                                             ------------------------------------------

              TOTAL COMMON STOCKHOLDERS' EQUITY                 $  16,368,846         $  14,867,709
                                                             ==========================================


The accompanying Notes to Financial Statements are an integral part of these statements.


                        WISCONSIN FUEL AND LIGHT COMPANY
                     CONDENSED NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2000


(1)  FINANCIAL INFORMATION

We have prepared the consolidated financial statements of Wisconsin Fuel & Light Company under the rules and regulations of the Securities and Exchange Commission. These financial statements have not been audited. Management believes that these financial statements include all normal recurring adjustments which are necessary for a fair presentation of the financial results for each period shown. We have condensed or omitted certain information and footnote disclosures normally included in financial statements prepared under generally accepted accounting principles. Management believes that the disclosures made are adequate to make the information presented not misleading. These financial statements should be read along with the annual financial statements and notes included within this filing.

(2)      MERGER WITH WPS RESOURCES CORPORATION

On July 13, 2000, the Company signed a merger agreement with WPS Resources Corporation. The merger is subject to (i) approval by the Wisconsin Fuel & Light shareholders; (ii) approval by the Public Service Commission of Wisconsin; (iii) the Form S-4 Registration Statement being declared effective by the Securities and Exchange Commission; (iv) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; (v) receipt of an opinion of counsel that the exchange of stock qualifies as a tax-free transaction; and (vi) the satisfaction of various other conditions.

                                                                      Appendix A








                          AGREEMENT AND PLAN OF MERGER

                                  By and Among

                           WPS RESOURCES CORPORATION,

                      WISCONSIN PUBLIC SERVICE CORPORATION,

                             WF&L ACQUISITION CORP.

                                       and

                        WISCONSIN FUEL AND LIGHT COMPANY

                            Dated as of July 13, 2000

                                TABLE OF CONTENTS


                                                                            Page

ARTICLE I THE MERGER .........................................................1
   Section 1.1       The Merger...............................................1
   Section 1.2       Effects of the Merger....................................2
   Section 1.3       Effective Time of the Merger.............................2

ARTICLE II TREATMENT OF SHARES................................................3
   Section 2.1       Effect of the Merger on Capital Stock....................3
   Section 2.2       Issuance of New Certificates.............................4
   Section 2.3       Dissenting Shares........................................7

ARTICLE III THE CLOSING ......................................................7
   Section 3.1       The Closing..............................................7

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF WPSR.............................8
   Section 4.1       Organization and Qualification...........................8
   Section 4.2       Capitalization...........................................9
   Section 4.3       Authority; Non-contravention; Statutory Approvals;
                       Compliance...... ......................................9
   Section 4.4       Reports and Financial Statements........................11
   Section 4.5       Absence of Certain Changes or Events....................11
   Section 4.6       Litigation..............................................11
   Section 4.7       Registration Statement and Proxy Statement..............12
   Section 4.8       Vote Not Required.......................................13
   Section 4.9       Ownership of WF&L Common Stock..........................13
   Section 4.10      WPSR Rights Agreement...................................13

ARTICLE V REPRESENTATIONS AND WARRANTIES OF WF&L.............................13
   Section 5.1       Organization and Qualification..........................13
   Section 5.2       Subsidiaries............................................14
   Section 5.3       Capitalization..........................................14
   Section 5.4       Authority; Non-contravention; Statutory Approvals;
                       Compliance..... ......................................14
   Section 5.5       Reports and Financial Statements........................16
   Section 5.6       Absence of Certain Changes or Events....................17
   Section 5.7       Litigation..............................................17
   Section 5.8       Registration Statement and Proxy Statement..............18
   Section 5.9       Tax Matters.............................................18
   Section 5.10      Employee Matters; ERISA.................................20
   Section 5.11      Environmental Protection................................24
   Section 5.12      Regulation as a Utility.................................26
   Section 5.13      Vote Required...........................................26
   Section 5.14      Opinion of Financial Advisor............................26
   Section 5.15      Insurance...............................................27
   Section 5.16      Ownership of WPSR Common Stock..........................27
   Section 5.17      Title to Assets.........................................27
   Section 5.18      No Violation of Law; Buildings and Equipment............27

   Section 5.19      Existing Contracts......................................27
   Section 5.20      Performance of Contracts................................28
   Section 5.21      Contingent and Undisclosed Liabilities..................28
   Section 5.22      Sole Representations and Warranties.....................29

ARTICLE VI CONDUCT OF BUSINESS BY WF&L PENDING THE MERGER....................29
   Section 6.1       Covenants of the Parties................................29
   Section 6.2       Ordinary Course of Business.............................29
   Section 6.3       Dividends...............................................30
   Section 6.4       Issuance of Securities..................................31
   Section 6.5       Charter Documents.......................................31
   Section 6.6       No Acquisitions.........................................31
   Section 6.7       Capital Expenditures....................................31
   Section 6.8       No Dispositions.........................................31
   Section 6.9       Indebtedness............................................32
   Section 6.10      Compensation, Benefits..................................32
   Section 6.11      Certain Agreements......................................33
   Section 6.12      Accounting..............................................33
   Section 6.13      Affiliate Transactions..................................33
   Section 6.14      Tax Matters.............................................33
   Section 6.15      Discharge of Liabilities................................33
   Section 6.16      Contracts...............................................34
   Section 6.17      Insurance...............................................34
   Section 6.18      Permits.................................................34
   Section 6.19      Access to Information...................................34

ARTICLE VII ADDITIONAL AGREEMENTS............................................35
   Section 7.1       Proxy Statement and Registration Statement..............35
   Section 7.2       Regulatory Matters......................................35
   Section 7.3       Shareholder Approval....................................36
   Section 7.4       Director and Officer Indemnification....................36
   Section 7.5       Disclosure Schedules....................................38
   Section 7.6       Public Announcements....................................39
   Section 7.7       Rule 145 Affiliates.....................................39
   Section 7.8       Employee Agreements.....................................39
   Section 7.9       Employee Benefit Plans..................................40
   Section 7.10      No Solicitations........................................40
   Section 7.11      WPSR Board of Directors.................................41
   Section 7.12      Workforce Matters.......................................41
   Section 7.13      Expenses................................................41
   Section 7.14      Further Assurances......................................41
   Section 7.15      Charter and By-law Amendments...........................42
   Section 7.16      Tax-free Status.........................................42
   Section 7.17      Cooperation, Notification...............................42
   Section 7.18      Third-party Consents....................................42

ARTICLE VIII CONDITIONS .....................................................43
   Section 8.1       Conditions to each Party's Obligation to Effect
                       the Merger........ ...................................43
   Section 8.2       Further Conditions to Obligation of WF&L to Effect
                       the Merger..... ......................................44
   Section 8.3       Further Conditions to Obligation of WPSR and WPSC or
                     Acquisition Corp. to Effect the Merger..................45

ARTICLE IX TERMINATION, AMENDMENT AND WAIVER.................................46
   Section 9.1       Termination.............................................46
   Section 9.2       Effect of Termination...................................48
   Section 9.3       Termination Fee.........................................49
   Section 9.4       Amendment...............................................50
   Section 9.5       Waiver..................................................50

ARTICLE X GENERAL PROVISIONS.................................................51
   Section 10.1      Non-survival; Effect of Representations and Warranties..51
   Section 10.2      Brokers.................................................51
   Section 10.3      Notices.................................................51
   Section 10.4      Miscellaneous...........................................52
   Section 10.5      Interpretation..........................................53
   Section 10.6      Counterparts; Effect....................................53
   Section 10.7      Binding Effect; Benefits................................53
   Section 10.8      Enforcement.............................................53

EXHIBITS:

        1.3.1         Plan of Merger (WF&L into WPSC)
        1.3.2         Plan of Merger (WF&L into Acquisition Corp.)
        7.7           Affiliate Agreement
        8.2(g)        Form of Legal Opinion (Foley & Lardner)
        8.3(h)        Form of Legal Opinion (von Briesen, Purtell & Roper, S.C.)

1935 Act.....................................................................25
Acquisition Corp..............................................................1
Affiliate....................................................................32
Affiliate Agreement..........................................................37
Affiliated Employees.........................................................38
Agreement.....................................................................1
Business Combination.........................................................45
Business Combination Proposal................................................39
Certificates..................................................................4
Closing.......................................................................7
Closing Agreement............................................................19
Closing Date..................................................................7
Code..........................................................................1
Confidentiality Agreement....................................................33
control......................................................................32
Converted Common Shares.......................................................4
Disclosure Schedules.........................................................37
Dissenting Shares.............................................................7
Effective Time................................................................2
Environmental Claim..........................................................24
Environmental Laws...........................................................25
Environmental Permits........................................................23
ERISA........................................................................19
Exchange Act.................................................................11
Exchange Agent................................................................4
Final Order..................................................................42
GAAP.........................................................................11
Governmental Authority.......................................................10
Hazardous Materials..........................................................25
HSR Act......................................................................34
Indemnified Liabilities......................................................35
Indemnified Parties..........................................................35
Indemnified Party............................................................35
Initial Termination Date.....................................................44
IRS..........................................................................21
Joint Venture.................................................................8
Merger........................................................................1
Merger Consideration..........................................................7
Merger Ratio..................................................................3
NYSE..........................................................................3
PBGC.........................................................................20
Plan of Merger................................................................2
Proxy Statement..............................................................12
Proxy/Registration Statement.................................................33
Registration Statement.......................................................12

Release......................................................................25
Representatives..............................................................33
SEC..........................................................................10
Securities Act...............................................................12
Subchapter XIII...............................................................7
Subsidiary....................................................................8
Surviving Corporation.........................................................2
Tax Return...................................................................19
Tax Ruling...................................................................19
Taxes........................................................................19
Violation....................................................................10
WBCL..........................................................................2
WF&L..........................................................................1
WF&L Benefit Plans...........................................................20
WF&L Common Stock.............................................................3
WF&L Disclosure Schedule.....................................................13
WF&L Financial Statements....................................................16
WF&L Material Adverse Effect.................................................13
WF&L Preferred Stock..........................................................4
WF&L Required Consents.......................................................15
WF&L Required Statutory Approvals............................................15
WF&L Shareholders' Approval..................................................26
WF&L Special Meeting.........................................................35
WFL Service..................................................................13
WFL Service Common Stock.....................................................14
WPSC..........................................................................1
WPSC Preferred Stock..........................................................1
WPSR..........................................................................1
WPSR Average Stock Price......................................................3
WPSR Common Stock.............................................................3
WPSR Disclosure Schedule......................................................8
WPSR Financial Statements....................................................11
WPSR Material Adverse Effect..................................................8
WPSR Required Consents.......................................................10
WPSR Required Statutory Approvals............................................10
WPSR Rights...................................................................3
WPSR Rights Agreement.........................................................3
WPSR SEC Reports.............................................................10
WPSR Subsidiary...............................................................8

            THIS AGREEMENT AND PLAN OF MERGER, dated as of July 13, 2000 (this "Agreement"), by and among WPS Resources Corporation, a corporation incorporated under the laws of the State of Wisconsin ("WPSR"), WISCONSIN PUBLIC SERVICE CORPORATION, a wholly-owned subsidiary of WPSR and a corporation incorporated under the laws of the State of Wisconsin ("WPSC"). WF&L ACQUISITION CORP., a wholly-owned subsidiary of WPSR and a corporation incorporated under the laws of the State of Wisconsin ("Acquisition Corp."), and WISCONSIN FUEL AND LIGHT COMPANY, a corporation incorporated under the laws of the State of Wisconsin ("WF&L"),

                              W I T N E S S E T H:

            WHEREAS, WPSR and WF&L have determined that it would be in their respective best interests and in the interests of their respective shareholders to effect the transactions contemplated by this Agreement;

            WHEREAS, in furtherance thereof, the respective Boards of Directors of WPSR, WPSC, Acquisition Corp. and WF&L and WPSR as the sole shareholder of WPSC and Acquisition Corp. have approved this Agreement and the Merger (as defined in Section 1.1 below) on the terms and conditions set forth in this Agreement;

            WHEREAS, for Federal income tax purposes, it is intended that the transaction contemplated herein will be a reorganization described in Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder, and that the parties hereto and their respective shareholders will recognize no gain or loss for Federal income tax purposes as a result of the consummation of the Merger;

            NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I

                                   THE MERGER

            Section 1.1 The Merger. Upon the terms and subject to the conditions of this Agreement:

            (a) at the Effective Time WF&L shall be merged with and into WPSC provided that such merger shall have been approved by the affirmative vote of the holders of a majority of the outstanding shares of preferred stock of WPSC ("WPSC Preferred Stock") on or before February 1, 2001 or such approval shall not then be required under the WPSC Articles of Incorporation or if such approval shall then be required under the WPSC Articles of Incorporation and shall not have been obtained on or before February 1, 2001, WF&L shall be merged with and into Acquisition Corp. (either of such mergers being hereinafter referred to as the "Merger") in either case in accordance with the laws of the State of Wisconsin;

            (b) WPSC or Acquisition Corp., as the case may be, shall be the surviving corporation of the Merger (the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Wisconsin; and

            (c) the effects and the consequences of the Merger shall be as set forth in Section 1.2.

            Section 1.2  Effects of the Merger.  At the Effective Time,

            (a) the Articles of Incorporation of the Surviving Corporation, as in effect immediately prior to the Effective Time shall at and after the Effective Time be the Articles of Incorporation of the Surviving Corporation until thereafter amended, and

            (b) the By-laws of the Surviving Corporation, as in effect immediately prior to the Effective Time, shall at and after the Effective Time be the By-laws of the Surviving Corporation until thereafter amended, and

            (c) subject to applicable law, the directors of the Surviving Corporation immediately prior to the Effective Time shall be the directors of the Surviving Corporation at and after the Effective Time and shall hold office until their respective successors are duly elected and qualified or their earlier death, resignation or removal, and

            (d) the officers of Surviving Corporation immediately prior to the Effective time shall be the officers of the Surviving Corporation at and after the Effective Time and shall hold office until their respective successors are duly elected and qualified or their earlier death, resignation or removal.

Subject to the foregoing, the additional effects of the Merger shall be as provided in the applicable provisions of the Wisconsin Business Corporation Law (the "WBCL").

            Section 1.3 Effective Time of the Merger. On or prior to the Closing Date (as hereinafter defined), articles of merger together with a Plan of Merger in substantially the form attached hereto as Exhibit 1.3, in the case of the merger of WF&L with and into WPSC or in substantial the form attached hereto as
Exhibit 1.3.2 in the case of the merger of WF&L with and into Acquisition Corp., which Plans of Merger are incorporated by reference herein and deemed a part hereof (each, the "Plan of Merger"), complying with the requirements of the WBCL and the appropriate Plan of Merger, shall be executed by the Surviving Corporation and WF&L and on the Closing Date shall be filed by the Surviving Corporation and WF&L with the Department of Financial Institutions of the State of Wisconsin pursuant to the WBCL. The Merger shall become effective at the time (the "Effective Time") specified in the appropriate articles of merger filed with respect to the Merger, or absent such specification upon such filing.

                                   ARTICLE II

                               TREATMENT OF SHARES

            Section 2.1 Effect of the Merger on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of the Surviving Corporation or WF&L:

            (a) Cancellation of Certain Common Stock. Each share of Common Stock, $10 par value, of WF&L (the "WF&L Common Stock") that is owned by WF&L or WPSR or any of their respective Subsidiaries (as hereinafter defined) shall be canceled and shall cease to exist.

            (b) Conversion of Certain Common Stock.

                (i) Each issued and outstanding share of WF&L Common Stock (but excluding shares canceled pursuant to Section 2.1(a) and Dissenting Shares (as hereinafter defined)) shall be converted into the right to receive one and seventy-three-one hundredths (1.73) of a share (the "Merger Ratio") of duly authorized, validly issued, fully paid and nonassessable (except as otherwise provided in Section 180.0622(2)(b) of the WBCL) Common Stock, par value $1.00 per share, of WPSR ("WPSR Common Stock"), including if applicable, associated rights (the "WPSR Rights") to purchase shares of WPSR Common Stock pursuant to the terms of that certain Rights Agreement between WPSR and Firstar Trust Company, as Rights Agent thereunder, dated as of December 12, 1996 (the "WPSR Rights Agreement") provided that the average of the closing sale prices of a share of WPSR Common Stock as reported in the New York Stock Exchange ("NYSE") Composite Transactions as reported in The Wall Street Journal, during the ten trading days ending with and including the third trading day immediately preceding the Effective Time of the Merger on which WPSR Common stock was traded on the NYSE (hereinafter referred to as the "WPSR Average Stock Price") shall not be more than $33.96 and not less than $27.79. In the event that the WPSR Average Stock Price shall be more than $33.96, the Merger Ratio shall be redetermined by dividing $58.75 by the WPSR Average Stock Price. In the event that the WPSR Average Stock Price shall be less than $27.79, the Merger Ratio shall be redetermined by dividing $48.08 by the WPSR Average Stock Price. In either event, the Merger Ratio as so redetermined shall be the basis on which shares of WF&L Common Stock are converted into the right to receive shares of WPSR Common Stock pursuant to the Merger. Notwithstanding the foregoing, the Merger Ratio will not be increased beyond such number as would result in the delivery of shares of WPSR Common Stock pursuant to the Merger in excess of 19.9% of the aggregate number of shares of WPSR Common Stock outstanding as of the Effective Time. Until the Distribution Date (as defined in the WPSR Rights Agreement) all references in this Agreement to WPSR Common Stock shall be deemed to include the associated WPSR Rights.

                (ii) Upon such conversions and except as otherwise provided in
      Section 2.2, all such shares of WF&L Common Stock shall be canceled and cease to exist, and each holder of a certificate formerly representing any such shares of WF&L Common Stock shall cease to have rights with respect thereto, except the right to receive the shares of WPSR Common Stock to be issued in consideration therefor upon the surrender of such certificate in accordance with Section 2.3 and any cash in lieu of fractional shares of WPSR Common Stock.

            (c) Conversion of Preferred Stock. Each issued and outstanding share of WF&L Preferred Stock, $100 par value ("WF&L Preferred Stock"), shall be converted into the right to receive $103 in cash plus any accrued and unpaid dividends including a pro-rata portion of the dividend accrued from the last dividend payment date to the Closing Date. Upon such conversion, all such shares of WF&L Preferred Stock shall be canceled and cease to exist, and each holder of a certificate previously representing any such shares of WF&L Preferred Stock shall cease to have rights with respect thereto, except the right to receive the cash payment in consideration therefor upon the surrender of such Certificate to the Exchange Agent or other agent referred to in Section 2.2(a). Upon such surrender of a certificate for WF&L Preferred Stock, together with a duly executed letter of transmittal and such other documents as the Exchange Agent shall require, the Exchange Agent shall pay to holder of such WF&L Preferred Stock Certificate the cash consideration for the shares of WF&L Preferred Stock evidenced by such certificate. WPSR and the holder of the shares of WF&L Preferred Stock may agree upon an alternative method for surrender of certificates for shares of the WF&L Preferred Stock.

            Section 2.2  Issuance of New Certificates.

            (a) Deposit with Exchange Agent. As soon as practicable after the Effective Time, WPSR shall deposit with Firstar Bank, N.A., Milwaukee, Wisconsin, or other appropriate entity mutually agreeable to WPSR and WF&L (the "Exchange Agent"), certificates representing shares of WPSR Common Stock required to effect the issuance referred to in Section 2.1, together with cash payable in respect of fractional shares pursuant to Section 2.2(d) and the cash payable with respect to the WF&L Preferred Stock, provided that WPSR and the holder of the Shares of WF&L Preferred Stock may agree upon an alternative method for the payment for the WF&L Preferred Stock.

            (b) Issuance Procedures.

               (i) As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of WF&L Common Stock (the "Converted Common Shares"), that were converted into the right to receive shares of WPSR Common Stock pursuant to Section 2.1 and the Plan of Merger, (A) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Exchange Agent), and (B) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing WPSR Common Stock.

                (ii) Upon surrender of a Certificate to the Exchange Agent for cancellation (or to such other agent or agents as may be appointed by agreement of WPSR and WF&L), together with a duly executed letter of transmittal and such other documents as the Exchange Agent shall require, the holder of such Certificate shall be entitled to receive a certificate representing that number of whole shares of WPSR Common Stock which such holder has the right to receive pursuant to the provisions of this Article II and the Plan of Merger. In the event of a transfer of ownership of Converted Common Shares which is not registered in the transfer records of WF&L, a certificate representing the proper number of shares of WPSR Common Stock may be issued to a transferee if the Certificate representing such Converted Common Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence satisfactory to the Exchange Agent that any applicable stock transfer taxes have been paid. If any Certificate shall have been lost, stolen, mislaid or destroyed, upon receipt of (i) an affidavit of that fact from the holder claiming such Certificate to be lost, mislaid, stolen or destroyed, (ii) such bond, security or indemnity as WPSR or the Exchange Agent may reasonably require, and (iii) any other documentation necessary to evidence and effect the bona fide exchange thereof, the Exchange Agent shall issue to such holder a certificate representing the number of shares of WPSR Common Stock into which the shares represented by such lost, stolen, mislaid or destroyed Certificate shall have been converted.

                (iii) Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing WPSR Common Stock and cash in lieu of any fractional shares of WPSR Common Stock contemplated by this Section 2.2.

            (c) Distributions with Respect to Unsurrendered Shares.

                (i) No dividends or other distributions declared or made after the Effective Time with respect to shares of WPSR Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of WPSR Common Stock to be delivered upon surrender thereof and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(d) until the holder of record of such Certificate (or a transferee as described in Section 2.2(b)) shall surrender such Certificate.

                (ii) Subject to the effect of unclaimed property, escheat and other applicable laws, following surrender of any such Certificate, there shall be paid to the record holder (or a transferee as described in Section 2.2(b)) thereof the certificates representing whole shares of WPSR common Stock issued in consideration therefor, without interest,

                    (A) at the time of such surrender, the amount of cash in lieu of a fractional share of WPSR Common Stock to which such holder (or transferee) is entitled pursuant to Section 2.2(d) and the amount of dividends or other distributions with a record date after the Effective Time which theretofore became payable but which were not paid by reason of Section 2.2(c)(i) with respect to such whole shares of WPSR Common Stock, and

                    (B) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of WPSR Common Stock.

            (d) No Fractional Securities.

                (i) Notwithstanding any other provision of this Agreement, no certificates or scrip representing fractional shares of WPSR Common Stock shall be issued upon the surrender for exchange of Certificates and such fractional shares shall not entitle the owner thereof to vote as, or to any other rights of, a holder of WPSR Common Stock.

                (ii) A holder of WF&L Common Stock who would otherwise have been entitled to receive a fractional share of WPSR Common Stock shall be entitled to receive a cash payment in lieu of such fractional share in an amount equal to the product (rounded to the nearest cent) of such fraction (rounded to the nearest thousandth) multiplied by the average of the last reported sales prices, per share of WPSR Common Stock as reported in the NYSE Composite Transactions as reported in The Wall Street Journal for the ten trading days ending with and including the third trading day immediately preceding the Effective Time on which WPSR Common Stock was traded on the NYSE, without any interest thereon.

            (e) Closing of WF&L Common Stock Transfer Books. From and after the Effective Time, the stock transfer books of WF&L with respect to shares of WF&L Common Stock issued and outstanding prior to the Effective Time shall be closed and no transfer of any such shares shall thereafter be made. If, after the Effective Time, Certificates are presented to WPSR, they shall be canceled and exchanged for certificates representing the appropriate number of shares of WPSR Common Stock as provided in this Section 2.2.

            (f) Termination of Duties of Exchange Agent. Any certificates representing WPSR Common Stock deposited with the Exchange Agent pursuant to
Section 2.2(a) and not exchanged within one year after the Effective Time pursuant to this Section 2.2 shall be returned by the Exchange Agent to WPSR, which shall thereafter act as Exchange Agent. All funds held by the Exchange Agent for payment to the holders of unsurrendered Certificates or to the holder of shares of WF&L Preferred Stock and unclaimed at the end of one year from the Effective Time shall be returned to WPSR, after which time any holder of unsurrendered Certificates shall look as a general unsecured creditor only to WPSR for payment of such funds to which such holder may be due, subject to applicable law. WPSR shall not be liable to any person for such shares or funds delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

            Section 2.3  Dissenting Shares.

            (a) Notwithstanding anything in this Agreement to the contrary, if Sections 180.1301 through 180.1331 of the WBCL ("Subchapter XIII") shall be applicable to the Merger, shares of WF&L Common Stock that are issued and outstanding immediately prior to the Effective Time and which are held by shareholders who have not voted such shares in favor of the Merger, who shall have delivered, prior to any vote on the merger, a written objection to the Merger in the manner provided in Subchapter XIII and who as of the Effective Time, shall not have effectively withdrawn or lost such right to dissenters' rights ("Dissenting Shares") shall not be converted into or represent a right to receive WPSR Common Stock and WPSR Rights pursuant to Section 2.1, and cash in lieu of a fractional share pursuant to Section 2.2(d) (collectively the "Merger Consideration"), but the holders of Dissenting Shares shall be entitled only to such rights as are granted by Subchapter XIII. Each holder of Dissenting Shares who becomes entitled to payment for such shares pursuant to Subchapter XIII shall receive payment therefor from the surviving corporation in the Merger in accordance with Subchapter XIII; provided, however, that if any such holder of Dissenting Shares shall have effectively withdrawn such holder's demand for appraisal of such shares or lost such holder's right to appraisal and payment of such shares under Subchapter XIII, such holder or holders (as the case may be) shall forfeit the right to appraisal of such shares and each such share shall thereupon be deemed, as of the Effective Time, to have been cancelled, extinguished and converted into and represent the right to receive payment of the Merger Consideration as provided in Section 2.1.

            (b) WF&L shall give WPSR (i) prompt notice of any written demand for fair value, any withdrawal of a demand for fair value and any other instrument served pursuant to Subchapter XIII received by WF&L and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for fair value under such Subchapter XIII. WF&L shall not, except with the prior written consent of WPSR, voluntarily make any payment with respect to any demand for fair value or offer to settle or settle any such demand.

                                  ARTICLE III

                                  THE CLOSING

            Section 3.1 The Closing. The closing of the Merger (the "Closing") shall take place at the offices of Foley & Lardner, 777 East Wisconsin Avenue, Milwaukee, Wisconsin, at 10:00 a.m. (Milwaukee, Wisconsin local time) on the third business day immediately following the date on which the last of the conditions set forth in Article VIII hereof is fulfilled or waived, or at such other time and date and place as WPSR and WF&L shall mutually agree (the "Closing Date"), provided, however, that if the third business day immediately following the date on which the last of the conditions set forth in Article VIII hereof is fulfilled or waived is on or after December 15, 2000 and before February 2, 2001, then the Closing shall take place on February 2, 2001, or on such other date as WPSR and WF&L shall mutually agree upon.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF WPSR

            WPSR represents and warrants to WF&L as follows:

            Section 4.1  Organization and Qualification.

            (a) Except as set forth in Section 4.1 of the Disclosure Schedule to this Agreement prepared and delivered by WPSR (the "WPSR Disclosure Schedule"), each of WPSR and the WPSR Subsidiaries (as hereinafter defined) is a corporation duly organized and validly existing under the laws of its respective jurisdiction of incorporation or organization, has all requisite corporate power and authority, and has been duly authorized by all necessary approvals and orders to own, lease and operate its assets and properties to the extent owned, leased and operated and to carry on its business as it is now being conducted and is duly qualified and in good standing (to the extent applicable) to do business in each respective jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified and in good standing would not, when taken together with all other such failures, have a WPSR Material Adverse Effect.

            (b) As used in this Agreement,

                (i) "Subsidiary" of a person shall mean any corporation or other entity (including partnerships and other business associations) of which at least a majority of the outstanding capital stock or other voting securities having voting power under ordinary circumstances to elect directors or similar members of the governing body of such corporation or entity shall at the time be held, directly or indirectly, by such person or entity.

                (ii) "Joint Venture" of a person or entity shall mean any corporation or other entity (including partnerships and other business associations) that is not a Subsidiary of such person or entity, in which such person or one or more of its Subsidiaries owns directly or indirectly an equity interest, other than equity interests held for passive investment purposes which are less than 5% of each class of the outstanding voting securities or equity interests of any such entity.

                (iii)  "WPSR Subsidiary" shall mean any Subsidiary of WPSR.

                (iv) "WPSR Material Adverse Effect" shall mean a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise), or the results of operations of WPSR and the WPSR Subsidiaries taken as a whole or on the consummation of the transactions contemplated hereby.

            Section 4.2  Capitalization.

            (a) The authorized capital stock of WPSR consists of 100,000,000 shares of WPSR Common Stock of which 26,468,372 shares were issued and outstanding as of May 31, 2000;

            (b) The authorized capital stock of WPSC consists of 32,000,000 shares of common stock $4.00 par value of which 23,896,962 shares are issued and outstanding as of May 31, 2000 and 1,000,000 shares of WPSC Preferred Stock, $100 par value, of which 511,887 shares are issued and outstanding as of May 31, 2000;

            (c) The authorized capital stock of Acquisition Corp. consists of 9,000 shares of common stock, $1.00 par value of which 1,000 shares are issued and outstanding as of June 21, 2000;

            (d) All of the issued and outstanding shares of WPSR Common Stock and shares of common stock of WPSC and Acquisition Corp. and of WPSC Preferred Stock are, and any shares of WPSR Common Stock issued pursuant to the Merger will be, duly authorized, validly issued, fully paid, nonassessable (except as otherwise provided in Section 180.0622(2)(b) of the WBCL) and free of preemptive rights.

            Section 4.3 Authority; Non-contravention; Statutory Approvals; Compliance.

            (a) Authority. WPSR, WPSC and Acquisition Corp. have all requisite corporate power and authority to enter into this Agreement, and, subject to the applicable WPSR Required Statutory Approvals (as hereinafter defined), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by WPSR, WPSC and Acquisition Corp. and the consummation by WPSR and WPSC or Acquisition Corp. as the case may be, of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of WPSR, WPSC and Acquisition Corp. This Agreement has been duly and validly executed and delivered by WPSR, WPSC and Acquisition Corp. and, assuming the due authorization, execution and delivery hereof by WF&L, constitutes the valid and binding obligations of WPSR, WPSC and Acquisition Corp. enforceable against them in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of any court before which any proceeding therefor may be brought.

            (b) Non-contravention. Except as set forth in Section 4.3(b) of the WPSR Disclosure Schedule, the execution and delivery of this Agreement by WPSR, WPSC and Acquisition Corp. do not, and the consummation of the transactions contemplated hereby will not violate, conflict with, or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time or both) under, or result in the termination or modification of, or accelerate the performance required by, or result in a right of termination, cancellation, or acceleration of any obligation or the loss of a benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of WPSR or any of the WPSR Subsidiaries or (any such violation, conflict, breach, default, termination, modification, cancellation, acceleration, loss or creation, a "Violation" with respect to WPSR, such term when used in Article V having a correlative meaning with respect to WF&L) pursuant to any provisions of:

                (i) the Articles of Incorporation, By-laws or similar governing documents of WPSR or any of the WPSR Subsidiaries;

                (ii) subject to obtaining the WPSR Required Statutory Approvals, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority (as hereinafter defined) applicable to WPSR or any of the WPSR Subsidiaries or any of their respective properties or assets; or

                (iii) subject to obtaining the third-party consents set forth in
      Section 4.3(b) of the WPSR Disclosure Schedule (the "WPSR Required Consents") any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which WPSR or any of the WPSR Subsidiaries is a party or by which it or any of its properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such Violations which, in the aggregate do not, and insofar as reasonably can be foreseen, would not, have a WPSR Material Adverse Effect.

            (c) Statutory Approvals. No declaration, filing or registration with, or notice to or authorization, consent or approval of, any court, Federal, state, local or foreign governmental or regulatory body (including a stock exchange or other self-regulatory body) or authority (each, a "Governmental Authority") is necessary for the execution and delivery of this Agreement by WPSR, WPSC or Acquisition Corp. or the consummation by WPSR and WPSC or Acquisition Corp., as the case may be, of the transactions contemplated hereby, the failure to obtain, make or give which would have, in the aggregate, a WPSR Material Adverse Effect, except as described in Section 4.3(c) of the WPSR Disclosure Schedule (the "WPSR Required Statutory Approvals," it being understood that references in this Agreement to "obtaining" such WPSR Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notices; obtaining such authorizations, consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law).

            Section 4.4  Reports and Financial Statements.

            (a) WPSR has made available to WF&L a true and complete copy of each form, report, schedule, registration statement and definitive proxy statement filed by each of WPSR and WPSC with the Securities and Exchange Commission (the "SEC") since January 1, 1997 (as such documents have since the time of their filing been amended or supplemented, the "WPSR SEC Reports"). As of their respective dates, the WPSR SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (b) The audited consolidated financial statements and unaudited interim financial statements of WPSR and WPSC, as the case may be, included in the WPSR SEC Reports (collectively, the "WPSR Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q under the Securities Exchange Act of 1934, as amended, (the "Exchange Act")) and fairly present in all material respects the financial position of WPSR or WPSC, as the case may be, as of the dates thereof and the results of its operations and cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring audit adjustments.

            (c) True, accurate and complete copies of the Restated Articles of Incorporation and By-laws of WPSR and the WPSR Rights Agreement, as in effect on the date hereof, have been delivered or made available to WF&L.

            Section 4.5 Absence of Certain Changes or Events. Except as disclosed in the WPSR and WPSC SEC Reports filed prior to the date hereof or as set forth in Section 4.5 of the WPSR Disclosure Schedule, since December 31, 1999, WPSR and each of the WPSR Subsidiaries have conducted their businesses only in the ordinary course of their respective businesses consistent with past practice and there has not been, and no facts or conditions exist (other than facts or conditions of general applicability to electric and gas utility companies in the region in which WPSR operates) which, in the aggregate have, or insofar as reasonably can be foreseen, would have, a WPSR Material Adverse Effect.

            Section 4.6 Litigation. Except as disclosed in the WPSR SEC Reports filed prior to the date hereof or as set forth in Section 4.6 of the WPSR Disclosure Schedule,

            (a) there are no claims, suits, actions or proceedings pending or, to the knowledge of WPSR, threatened, nor are there, to the knowledge of WPSR, any investigations or reviews pending or threatened against, relating to or affecting WPSR or any of the WPSR Subsidiaries;

            (b) there have not been any developments since December 31, 1999 with respect to such disclosed claims, suits, actions, proceedings, investigations or reviews; and

            (c) there are no judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to WPSR or any of the WPSR Subsidiaries, which, when taken together with any other nondisclosures of matters described in clauses (a), (b) and (c), have, or insofar as reasonably can be foreseen, would have, a WPSR Material Adverse Effect.

            Section 4.7  Registration Statement and Proxy Statement.

            (a) None of the information supplied or to be supplied by or on behalf of WPSR for inclusion or incorporation by reference in:

                (i) the registration statement on Form S-4 to be filed with the SEC by WPSR in connection with the issuance of shares of WPSR Common Stock in the Merger (the "Registration Statement") will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act of 1933, as amended (the "Securities Act"), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and

                (ii) the joint proxy statement, in definitive form, relating to the meetings of WF&L shareholders and holders of shares of WPSC Preferred Stock to be held in connection with the Merger (the "Proxy Statement") will, at the date mailed to such shareholders and, as the same may be amended or supplemented, at the time of the meetings of WF&L shareholders and of holders of shares of WPSC Preferred Stock to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

            (b) The Registration Statement will comply as to form in all material respects with the provisions of the Securities Act and the applicable rules and regulations thereunder.

            Section 4.8 Vote Not Required. The approval by the holders of WPSR Common Stock is not required for any of the transactions contemplated by this Agreement.

            Section 4.9 Ownership of WF&L Common Stock. Except as set forth in
Section 4.9 of the WPSR Disclosure Schedule, WPSR does not "beneficially own" (as such term is defined for purposes of Section 13(d) of the Exchange Act) any shares of WF&L Common Stock.

            Section 4.10 WPSR Rights Agreement. Assuming the accuracy of the representations contained in Section 5.16, the consummation of the transactions contemplated by this Agreement will not result in the triggering of any right or entitlement of WPSR shareholders under the WPSR Rights Agreement.

                                   ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF WF&L

            WF&L represents and warrants to WPSR and Acquisition Corp. as follows:

            Section 5.1  Organization and Qualification.

            (a) Except as set forth in Section 5.1 of the Disclosure Schedule to this Agreement prepared and delivered by WF&L (the "WF&L Disclosure Schedule"), each of WF&L and its wholly-owned subsidiary WFL Service Company, Inc., a corporation organized under the laws of the State of Wisconsin ("WFL Service") is a corporation duly organized, validly existing under the laws of the State of Wisconsin, has all requisite corporate power and authority, and has been duly authorized by all necessary approvals and orders to own, lease and operate its assets and properties to the extent owned, leased and operated and to carry on its business as it is now being conducted and is duly qualified and in good standing (to the extent applicable) to do business in each respective jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified and in good standing would not, when taken together with all other such failures, have a "WF&L Material Adverse Effect." The foregoing is not a representation as to the adequacy of any rate order to which WF&L is subject.

            (b) As used in this Agreement, "WF&L Material Adverse Effect" shall mean a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise), or the results of operations of WF&L and WFL Service taken as a whole or on the consummation of the transactions contemplated hereby.

            Section 5.2  Subsidiaries.

            (a) WF&L has no Subsidiary other than WFL Service and neither WF&L nor WFL Service has an equity interest in any Joint Venture.

            (b) Except as set forth in Section 5.2 of the WF&L Disclosure Schedule, all of the issued and outstanding shares of capital stock of WFL Service are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, and are owned, directly by WF&L free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever, and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating WFL Service to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock, or granting to any person other than WF&L any right to participate in its dividends or earnings or obligating it to grant, extend or enter into any such agreement or commitment.

            Section 5.3  Capitalization.

            (a) The authorized capital stock of WF&L consists of 2,000,000 shares of WF&L Common Stock, $10 par value, of which 1,019,620 shares are issued and outstanding as of the date hereof and 50,000 shares of preferred stock, $100 par value of which 20,000 shares are issued and outstanding.

            (b) The authorized capital stock of WFL Service consists of

                (i) 10,000 shares of common stock, no par value, of which 8,000 shares are issued and outstanding as of the date hereof ("WFL Service Common Stock"), and

            (c) All of the issued and outstanding shares of WF&L Common Stock and WFL Service Common Stock are duly authorized, validly issued, fully paid and nonassessable except as otherwise provided in Section 180.0602(2)(b) of the WBCL.

            (d) Except as otherwise set forth in Section 5.3 of the WF&L Disclosure Schedule, as of the date hereof, there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating WF&L or WFL Service to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of WF&L, or obligating WF&L to grant, extend or enter into any such agreement or commitment.

            Section 5.4 Authority; Non-contravention; Statutory Approvals; Compliance.

            (a) Authority. WF&L has all requisite corporate power and authority to enter into this Agreement and, subject to the applicable WF&L Shareholders' Approval (as hereinafter defined) and the applicable WF&L Required Statutory Approvals (as hereinafter defined), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by WF&L of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of WF&L, subject to obtaining the applicable WF&L Shareholders' Approval. This Agreement has been duly and validly executed and delivered by WF&L and, assuming the due authorization, execution and delivery hereof and thereof by WPSR and Acquisition Corp., constitutes the valid and binding obligation of WF&L enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of any court before which any proceeding therefor may be brought.

            (b) Non-contravention. Except as set forth in Section 5.4(b) of the WF&L Disclosure Schedule, the execution and delivery of this Agreement by WF&L do not, and the consummation of the transactions contemplated hereby will not, result in a Violation pursuant to any provisions of:

                (i) subject to obtaining the consent of the holder of the shares of WF&L Preferred Stock, the Articles of Incorporation, By-laws or similar governing documents of WF&L or WFL Service;

                (ii) subject to obtaining the WF&L Required Statutory Approvals, and the receipt of the WF&L Shareholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any

      Governmental Authority applicable to WF&L or WFL Service or any of their respective properties or assets, or

                (iii) subject to obtaining the third-party consents set forth in
      Section 5.4(b) of the WF&L Disclosure Schedule (the "WF&L Required Consents"), any material note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which WF&L or WFL Service is a party or by which it or any of its properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such violations which, in the aggregate do not, and insofar as reasonably can be foreseen, would not, have a WF&L Material Adverse Effect.

            (c) Statutory Approvals. No declaration, filing or registration with, or notice to or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement or the consummation by WF&L of the transactions contemplated hereby, except as described in this Agreement or Section 5.4(c) of the WF&L Disclosure Schedule (the "WF&L Required Statutory Approvals", the failure to obtain, make or give which would have, in the aggregate, a WF&L Material Adverse Effect, it being understood that references in this Agreement to "obtaining" such WF&L Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notices; obtaining such authorizations, consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law).

            (d)  Compliance.

                (i) (A)  Except as set forth in Section 5.4(d), Section 5.10 or
      Section 5.11 of the WF&L Disclosure Schedule, to the knowledge of WF&L neither WF&L nor WFL Service is in violation of, is under investigation with respect to any violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any Governmental Authority, except for violations which, in the aggregate do not, and insofar as reasonably can be foreseen, would not, have a WF&L Material Adverse Effect.

                    (B) For purposes of this Agreement "knowledge" shall mean, with respect to any party hereto, the actual knowledge after due inquiry of principal executive officers of such party.

                (ii) Except as set forth in Section 5.4(d) or in Section 5.11 of the WF&L Disclosure Schedule, to the knowledge of WF&L, WF&L and WFL Service have all permits, licenses, franchises and other government authorizations, consents and approvals (collectively "Permits") necessary to conduct their businesses as presently conducted, except those the failure of which to obtain, in the aggregate do not, and insofar as reasonably can be foreseen, would not, have a WF&L Material Adverse Effect.

                (iii) Except as set forth in Section 5.4(d) of the WF&L Disclosure Schedule, each of WF&L and WFL Service is not in breach, violation, or default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default under,

                    (A)  its Articles of Incorporation or By-laws, or

                    (B) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which it is bound or to which any of its property is subject, except for breaches, violations or defaults which, in the aggregate do not, and insofar as reasonably can be foreseen, would not, have a WF&L Material Adverse Effect.

            Section 5.5  Reports and Financial Statements.

            (a) The filings required to be made by WF&L and WFL Service since January 1, 1997 under Wisconsin laws and regulations relating to public utilities have been filed with the Public Service Commission of Wisconsin including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, and complied, as of their respective dates, in all material respects with all applicable requirements of the appropriate statute and the rules and regulations thereunder.

            (b) WF&L has delivered to WPSR a true and complete copy of its audited consolidated balance sheets as of December 31, 1997, December 31, 1998, and December 31, 1999 and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1999 (including the related notes and schedules thereto) and of its unaudited consolidated financial statements for the three months ended March 31, 1999 and March 31, 2000 (collectively the "WF&L Financial Statements").

            (c) The WF&L Financial Statements have been prepared in accordance with GAAP (except as may be indicated therein or in the notes thereto and except for the absence of notes to unaudited statements) and fairly present in all material respects the financial position of WF&L, as of the dates thereof and the results of its operations and cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring audit adjustments.

            (d) True, accurate and complete copies of the Articles of Incorporation and By-laws of WF&L, as in effect on the date hereof, have been delivered to WPSR.

            Section 5.6 Absence of Certain Changes or Events. Except as set forth in Section 5.6 of the WF&L Disclosure Schedule, since December 31, 1999, WF&L and WFL Service have conducted their businesses only in the ordinary course of their respective businesses consistent with past practice and there has not been, and no facts or conditions exist (other than facts or conditions of general applicability to gas distribution utility companies in

Wisconsin, including, but not limited to general utility industry restructuring orders or legislation) which, in the aggregate have or, insofar as reasonably can be foreseen, would have, a WF&L Material Adverse Effect.

            Section 5.7 Litigation. Except as set forth in Section 5.7, Section
5.9 or Section 5.11 of the WF&L Disclosure Schedule,

            (a) there are no claims, suits, actions or proceedings pending or, to the knowledge of WF&L, threatened, nor are there, to the knowledge of WF&L, any investigations or reviews pending or threatened against, relating to or affecting WF&L or WFL Service;

            (b) there have not been any developments since December 31, 1999 with respect to such disclosed claims, suits, actions, proceedings, investigations or reviews; and

            (c) there are no judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to WF&L or WFL Service, which, when taken together with any other nondisclosures of matters described in clauses (a), (b) and (c), have, or insofar as reasonably can be foreseen, would have, a WF&L Material Adverse Effect.

            Section 5.8 Registration Statement and Proxy Statement. None of the information supplied or to be supplied by or on behalf of WF&L for inclusion or incorporation by reference in:

               (i) the Registration Statement will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and

               (ii) the Proxy Statement will, at the date mailed to shareholders and, as the same may be amended or supplemented, at the time of the meeting of shareholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

            Section 5.9 Tax Matters. Except as set forth in Section 5.9 of the WF&L Disclosure Schedule:

            (a) Filing of Timely Tax Returns. Each of WF&L and WFL Service have filed (or there has been filed on its behalf) all Tax Returns required to be filed by each of them under applicable law. All such Tax Returns were and are in all material respects true, complete and correct and filed on a timely basis.

            (b) Payment of Taxes. Each of WF&L and WFL Service have, within the time and in the manner prescribed by law, paid all Taxes that are currently due and payable except for those contested in good faith and for which adequate reserves have been established on their books and records.

            (c) Tax Reserves. Each of WF&L and WFL Service have established on their books and records reserves adequate to pay all Taxes and reserves for deferred income taxes in accordance with GAAP and requirements of the Public Service Commission of Wisconsin.

            (d) Tax Liens. There are no Tax liens upon the assets of WF&L or WFL Service except liens for Taxes not yet due.

            (e) Withholding Taxes. Each of WF&L and WFL Service have complied in all material respects with the provisions of the Code relating to the withholding of Taxes, as well as similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required.

            (f) Extensions of Time for Filing Tax Returns. Neither WF&L nor WFL Service has requested any extension of time within which to file any Tax Return, which Tax Return has not since been timely filed.

            (g) Waivers of Statute of Limitations. Neither WF&L nor WFL Service has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

            (h) No Assessments. No deficiency for any Taxes has been proposed, asserted or assessed against WF&L or WFL Service that has not been resolved and paid in full.

            (i) Audit, Administrative and Court Proceedings. No audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of WF&L or WFL Service.

            (j) Powers of Attorney. No power of attorney currently in force has been granted by WF&L or WFL Service concerning any Tax matter.

            (k) Tax Rulings. Neither WF&L nor WFL Service has received a Tax Ruling or entered into a Closing Agreement with any taxing authority that would have a continuing adverse effect after the Closing Date.

            (l) Availability of Tax Returns. For the three years ended December 31, 1999, WF&L has made available to WPSR complete and accurate copies of (i) all Tax Returns, and any amendments thereto, filed by WF&L or WFL

Service, (ii) all audit reports received from any taxing authority relating to any Tax Return filed by WF&L or WFL Service, and (iii) any Closing Agreements entered into by WF&L or WFL Service with any taxing authority.

            (m) Tax Sharing Agreements. Except for agreements among members of the WF&L consolidated group, neither WF&L nor WFL Service is a party to any agreement relating to allocating or sharing of Taxes.

            (n) Code Section 280G. Except as set forth in Section 5.9(n) of the WF&L Disclosure Schedule, neither WF&L nor WFL Service is a party to any agreement, contract, or arrangement that could result, on account of the transactions contemplated hereunder, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

            (o) Liability for Others. Neither WF&L nor WFL Service has any liability for Taxes of any person other than WF&L and WFL Service (i) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, (ii) by contract, or (iii) otherwise.

            (p)  Certain Definitions.  As used in this Agreement:

                (i) "Taxes " means any Federal, state, county, local or foreign taxes, charges, fees, levies, or other assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipts, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any governmental entity, and includes any interest and penalties (civil or criminal) on or additions to any such taxes;

                (ii) "Tax Return" means a report, return or other information required to be supplied to a governmental entity with respect to Taxes including, where permitted or required, combined or consolidated returns for a group of entities;

                (iii) "Tax Ruling" means a written ruling of a taxing authority relating to Taxes; and

                (iv) "Closing Agreement" means a written and legally binding agreement with a taxing authority relating to Taxes.

            Section 5.10  Employee Matters; ERISA.

            (a) Benefit Plans. Section 5.10(a) of the WF&L Disclosure Schedule contains a true and complete list of each employee benefit plan, fund program, contract, policy or arrangement covering employees, former employees or directors of WF&L and WFL Service or their beneficiaries, or providing benefits to such persons in respect of services provided to any such entity, including, but not limited to, employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and any severance or change in control agreement (collectively, the

"WF&L Benefit Plans"). For the purposes of this Section 5.10 only, the term "WF&L" shall be deemed to include the predecessors of such company.

            (b) Contributions. Except as set forth in Section 5.10(b) of the WF&L Disclosure Schedule, all material contributions and other payments required to be made by WF&L or WFL Service to any WF&L Benefit Plan (or to any person pursuant to the terms thereof) have been made or the amount of such payment or contribution obligation has been reflected in the WF&L Financial Statements.

            (c) Multiemployer Pension Plans. Neither WF&L nor WFL Service nor any member of a controlled group (as defined in Section 401(a)(14) of ERISA, disregarding the reference to single employer plans) that includes WF&L or WFL Service contributes to or is obligated to contribute to, or has during the past ten (10) years contributed to or been obligated to contribute to, a multiemployer pension plan (as defined in Section 4011(a)(3) of ERISA).

            (d) Title IV of ERISA. With respect to each WF&L Benefit Plan and any other plan, fund or program maintained or contributed to during the past ten
(10) years by WF&L or WFL Service or any member of a controlled group (as defined in Section 401(a)(14) of ERISA) that includes WF&L or WFL Service and that is subject to Title IV of ERISA:

                (i) no such plan has been terminated so as to subject, directly or indirectly, WF&L or WFL Service to any liability, contingent or otherwise, or the imposition of any lien under Title IV of ERISA on the assets of WF&L or WFL Service;

                (ii) no proceeding has been initiated or threatened by any person (including the Pension Benefit Guaranty Corporation ("PBGC")) to terminate any such plan;

                (iii) to the knowledge of WF&L, no condition or event exists or is expected to occur that could subject, directly or indirectly, WF&L or WFL Service to any liability, contingent or otherwise, or the imposition of any lien under Title IV of ERISA on the assets of WF&L or WFL Service, whether to the PBGC or to any other person or otherwise;

               (iv) if any such plan were to be terminated, no assets of WF&L or WFL Service would be subject, directly or indirectly, to any liability, contingent or otherwise, or the imposition of any lien under Title IV of ERISA other than for the payment of benefits in the ordinary course of business;

                (v) no "reportable event" (as defined in Section 4043 of ERISA other than a reportable event with respect to which the 30-day notice to the PBGC has been waived) has occurred with respect to any such plan; and

                (vi)  no such plan which is subject to Section 302 of ERISA or
      Section 412 of the Code has incurred an "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not such deficiency has been waived.

            (e) Qualification; Compliance. Except as set forth in Section 5.10(e) of the WF&L Disclosure Schedule, each of the WF&L Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the Internal Revenue Service (the "IRS") to be so qualified as to form, and, to the knowledge of WF&L, no circumstances exist that are reasonably expected by WF&L to result in the revocation of any such determination. To the knowledge of WF&L, WF&L is in compliance in all respects with, and each of the WF&L Benefit Plans is and has been operated in accordance with the term of such plan and in all respects in compliance with, all applicable laws, rules and regulations governing each such plan, including, without limitation, ERISA and the Code, except for any violations that, in the aggregate do not, and insofar as reasonably can be foreseen, would not, give rise to a WF&L Material Adverse Effect. To the knowledge of WF&L, each WF&L Benefit Plan (and where applicable, its related trust) intended to provide for the deferral of income, the reduction of salary or other compensation, or to afford other income tax benefits, complies in all material respects with the requirements of the applicable provisions of the Code or other laws, rules and regulations required to provide such income tax benefits.

            (f) Liabilities. With respect to the WF&L Benefit Plans, individually and in the aggregate, no event has occurred, and, to the knowledge of WF&L, there does not now exist any condition or set of circumstances that could subject WF&L or any of the WF&L Subsidiaries to any liability arising under the Code, ERISA or any other applicable law (including, without limitation, any liability of any kind whatsoever, whether direct or indirect, contingent, inchoate or otherwise, to any such plan or the PBGC), or under any indemnity agreement to which WF&L is subject, which liability, excluding liability for PBGC premiums, benefit claims and funding obligations payable in the ordinary course, has, or insofar as reasonably can be foreseen, would have, a WF&L Material Adverse Effect.

            (g) Welfare Plans. Except as set forth in Section 5.10(g) of the WF&L Disclosure Schedule, (i) none of the WF&L Benefit Plans that are "welfare plans" within the meaning of Section 3(1) of ERISA, provides for any benefits (and neither WF&L nor WFL Service has any obligation to provide benefits) payable to or on behalf of any employee or director after termination of employment or service, as the case may be, other than elective continuation coverage required to be provided under Section 4980B of the Code or Part 6 of Title I of ERISA or coverage which expires at the end of the calendar month following such event, and (ii) with respect to each WF&L Benefit Plan (or other plan, contract or arrangement under which WF&L or WFL Service has an obligation to provide benefits) identified in Section 5.10(g) of the WF&L Disclosure Schedule as providing welfare benefits payable to or on behalf of any employee or director after termination of employment or service, WF&L or WFL Service may at any time amend, modify or terminate such benefits.

            (h) Documents made Available. WF&L has made available to WPSR a true and correct copy of each collective bargaining agreement to which WF&L or WFL Service is a party or under which WF&L or WFL Service has obligations and, with respect to each WF&L Benefit Plan, where applicable,

                (i)  such current plan and summary plan description,

                (ii)  the most recent annual report filed with the IRS,

                (iii) each current related trust agreement, insurance contract, service provider or investment management agreement (including all amendments to each such document),

                (iv) the most recent determination of the IRS with respect to the qualified status of such WF&L Benefit Plan, and

                (v)  the most recent actuarial report or valuation.

            (i) Payments Resulting from Merger. Except as set forth in Section 5.10(i) of the WF&L Disclosure Schedule:

                (i) The consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any

                    (A) payment (whether of severance pay or otherwise) becoming due from WF&L or WFL Service to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement that would not have been paid without regard to such consummation or announcement or

                    (B) benefit under any WF&L Benefit Plan being established or becoming accelerated, vested or payable; and

                (ii)  neither WF&L nor WFL Service is a party to

                    (A) any management, employment, deferred compensation, severance (including any payment, right or benefit resulting from a change in control), bonus or other contract for personal services with any officer, director or employee,

                    (B) any consulting contract with any person who prior to entering into such contract was a director or officer of WF&L, or

                    (C) any material plan, agreement, arrangement or understanding similar to any of the foregoing.

            (j) Labor Agreements. Except as set forth in Section 5.10(j) of the WF&L Disclosure Schedule, as of the date hereof, neither WF&L nor WFL Service is a party to any collective bargaining agreement or other labor agreement with any union or labor organization. To the knowledge of WF&L, as of the date hereof, there is no current union representation question involving employees of WF&L or WFL Service, nor does WF&L know of any activity or proceeding of any labor organization (or representative thereof) or employee group to organize any such employees. Except as disclosed in Section 5.10(j) of the WF&L Disclosure Schedule,

                (i) there is no material unfair labor practice, employment discrimination or other complaint against WF&L or WFL Service pending, or to the knowledge of WF&L, threatened,

                (ii) there is no strike, lockout or material dispute, slowdown or work stoppage pending, or to the knowledge of WF&L, threatened, against or involving WF&L or WFL Service, and

                (iii) there is no material proceeding, claim, suit, action or governmental investigation pending or, to the knowledge of WF&L, threatened, in respect of which any director, officer, employee or agent of WF&L or WFL Service is or may be entitled to claim indemnification from WF&L or WFL Service pursuant to their respective Articles of Incorporation or By-laws.

            Section 5.11 Environmental Protection. Except as set forth in
Section 5.11 of the WF&L Disclosure Schedule:

            (a)  Compliance.

                (i) To the knowledge of WF&L, each of WF&L and WFL Service is in compliance with all applicable Environmental Laws, except where the failure to be in compliance, in the aggregate does not, and insofar as reasonably can be foreseen, would not, have a WF&L Material Adverse Effect; and

                (ii) neither WF&L nor WFL Service has received any communication (written or oral) from any person or Governmental Authority that alleges that WF&L or WFL Service is not in such compliance with applicable Environmental Laws.

            (b) Environmental Permits. To the knowledge of WF&L each of WF&L and WFL Service has obtained all environmental, health and safety permits and governmental authorizations (collectively "Environmental Permits") necessary for the construction of their facilities and the conduct of their operations, as applicable, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and WF&L and WFL Service are in compliance with all terms and conditions of the Environmental Permits, except where the failure to be in such compliance, in the aggregate does not, and insofar as reasonably can be foreseen, would not, have a WF&L Material Adverse Effect.

            (c) Environmental Claims. There is no material Environmental Claim pending

                (i)  against WF&L or WFL Service,

                (ii) against any person or entity whose liability for any Environmental Claim WF&L or WFL Service has or may have retained or assumed either contractually or by operation of law, or

                (iii) against any real or personal property or operations which WF&L or WFL Service owns, leases or manages, in whole or in part.

            (d) Releases. To the knowledge of WF&L, there have not been any material Releases of any Hazardous Material that would be reasonably likely to form the basis of any material Environmental Claim against WF&L or WFL Service, or against any person or entity whose liability for any material Environmental Claim WF&L or WFL Service has or may have retained or assumed either contractually or by operation of law.

            (e) Predecessors. To the knowledge of WF&L, with respect to any predecessor of WF&L or WFL Service, there is no material Environmental Claim pending or threatened, and there has been no Release of Hazardous Materials that would be reasonably likely to form the basis of any material Environmental Claim.

            (f) Disclosure. WF&L has disclosed to WPSR all material facts which WF&L reasonably believes form the basis of a material Environmental Claim arising from

                (i) the cost of WF&L pollution control equipment currently required or known to be required in the future;

                (ii) current WF&L remediation costs or WF&L remediation costs known to be required in the future; or

                (iii) any other environmental matter affecting WF&L or WFL Service.

            (g) Certain Definitions. As used in this Agreement:

                (i) "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance, liability or violation (written or oral) by any person or entity (including any Governmental Authority) alleging potential liability (including, without limitation, potential responsibility or liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from

                    (A) the presence, or Release or threatened Release into the environment, of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by WF&L or any of the WF&L Subsidiaries or WF&L Joint Ventures (as hereinafter defined); or

                    (B) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law; or

                    (C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials;

                (ii) "Environmental Laws" means all Federal, state and local laws, rules and regulations relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to the environment including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials;

                (iii) "Hazardous Materials" means (a) any petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls; and (b) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import, under any Environmental Law; and (c) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any Environmental Law in a jurisdiction in which WF&L or WFL Service operates; and

                (iv) "Release" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

            Section 5.12 Regulation as a Utility. WF&L is regulated as a public utility in the State of Wisconsin and in no other state. Except as set forth in
Section 5.12 of the WF&L Disclosure Schedule, neither WF&L nor any "subsidiary company" or "affiliate" (as such terms are defined in the Public Utility Holding Company Act of 1935, as amended (the "1935 Act") of WF&L is subject to regulation as a public utility or public service company (or similar designation) by any other state in the United States or any foreign country. WF&L is not a holding company as defined in Section 2(a)(7) of the 1935 Act.

            Section 5.13 Vote Required. Assuming the accuracy of WPSR's representations in Section 4.10 of this Agreement and subject to Sections 180.1130-180.1133 of the WBCL, the approval by the holders of at least two-thirds (2/3rds) of the votes entitled to be cast by all holders of WF&L Common Stock and the approval of the holder of all of the outstanding shares of Preferred Stock of WF&L (the "WF&L Shareholders' Approval") to approve the WF&L Merger, are the only votes of the holders of any class or series of capital stock of WF&L required for any of the transactions required by this Agreement.

            Section 5.14 Opinion of Financial Advisor. WF&L has retained Emory Business Valuation LLC, Milwaukee, Wisconsin, to provide its written opinion to the holders of shares of WF&L Common Stock as to the fairness from a financial point of view of the consideration to be received by such holders in the Merger. A copy of the engagement letter retaining Emory Business Valuation LLC has been made available to WPSC.

            Section 5.15 Insurance. Except as set forth in Section 5.15 of the WF&L Disclosure Schedule, each of WF&L and WFL Service is, and has been continuously since January 1, 1990, insured with financially responsible insurers in such amounts and against such risks and losses as are customary in all material respects for companies conducting the business conducted by WF&L and WFL Service during such time period. Except as set forth in Section 5.15 of the WF&L Disclosure Schedule, neither WF&L nor WFL Service has received any notice of cancellation or termination with respect to any material insurance policy of WF&L or WFL Service. The insurance policies of WF&L and WFL Service are valid and enforceable policies in all material respects.

            Section 5.16 Ownership of WPSR Common Stock. Except as set forth in
Section 5.16 of the WF&L Disclosure Schedule, WF&L does not "beneficially own" (as such term is defined for purposes of Section 13(d) of the Exchange Act) any shares of WPSR Common Stock.

            Section 5.17 Title to Assets. Except as set forth in Section 5.17 of the WF&L Disclosure Schedule, WF&L or WFL Service owns good and valid title to the assets and properties which WF&L or WFL Service owns or purports to own, free and clear of any and all liens and encumbrances.

            Section 5.18  No Violation of Law; Buildings and Equipment.

            (a) Except as set forth in Section 5.18 of the WF&L Disclosure Schedule, to the knowledge of WF&L, neither WF&L nor WFL Service nor any of the assets of WF&L or WFL Service violates or conflicts with any law, governance, regulation, judgment or order or any zoning, building line restrictions, planning, use or other similar restriction.

            (b) Except as set forth in Section 5.18 of the WF&L Disclosure Schedule, to the knowledge of WF&L, (i) the buildings and equipment owned by WF&L or WFL Service are in good operating condition and repair, reasonable wear and tear excepted; (ii) such assets and their use conform in all respects to applicable laws, ordinances and governmental regulations and (iii) no written notice of any violation of any building, zoning or other law or governmental regulation relating to such assets or their use has been received by WF&L or WFL Service.

            Section 5.19 Existing Contracts. Set forth in Section 5.19 of the WF&L Disclosure Schedule is a list of all contracts to which WF&L or WFL Service is a party which constitute:

            (a) a lease of, or agreement to purchase or sell, any capital assets in excess of $100,000;

            (b)  any union labor contracts;

            (c) any management, consulting, employment, personal service, agency or other contracts providing for employment or rendition of services and which:
(i) are in writing; or (ii) create other than an at will employment relationship; or (iii) provide for any commission, bonus, profit sharing, incentive, retirement, consulting or additional compensation;

            (d) any agreements or notes evidencing any indebtedness;

            (e) an agreement for the storage, transportation, treatment or disposal of any hazardous waste or hazardous byproduct;

            (f) a power of attorney (whether revocable or irrevocable) given to any Person by WF&L or WFL Service that is in force;

            (g) an agreement by WF&L or WFL Service not to compete in any business or in any geographical area;

            (h) an agreement restricting the right of WF&L or WFL Service to use or disclose any information in its possession;

            (i) a partnership, joint venture or similar arrangement;

            (j) a license;

            (k) an agreement or arrangement with any Affiliate; or

            (l) any other agreement which: (i) involves an amount in excess of $100,000.00; or (ii) is not in the ordinary course of business of WF&L or WFL Service.

            Section 5.20 Performance of Contracts. WF&L and WFL Service have complied in all material respects with each contract which is to be performed by it at or before the date hereof. Each of the contracts identified in Section
5.19 of the WF&L Disclosure Schedule is in full force and effect and constitutes the legal and binding obligation of WF&L or WFL Service and to the knowledge of WF&L, constitutes the legal and binding obligation of the other parties thereto.

            Section 5.21 Contingent and Undisclosed Liabilities. Except pursuant to the deposit and collection of checks in the ordinary course of business, neither WF&L nor WFL Service has guaranteed or become a surety or is otherwise contingently liable for the obligation of any other Person. Neither WF&L nor WFL Service has any liabilities of any nature except for those which: (a) are disclosed in the WF&L Financial Statements, WF&L Disclosure Schedule or in this Agreement; or (b) arose in the ordinary course of business since December 31, 1999 and are not required to be disclosed pursuant to this Agreement or the WF&L Disclosure Schedule.

            Section 5.22 Sole Representations and Warranties. WF&L shall not be deemed to have made to WPSR or Acquisition Corp. any representation or warranty other than as expressly made in this Article V. In particular, without limiting the generality of this Section, WF&L does not make any representation or warranty with respect to (a) any projections, estimates or budgets previously delivered or made available to WPSR or Acquisition Corp. concerning future revenues, expenses, expenditures or results of operations, or (b) any other information or documents made available to WPSR or Acquisition Corp. or their respective representatives except as expressly covered in Article V or the WF&L Disclosure Statement.

                                   ARTICLE VI

                CONDUCT OF BUSINESS BY WF&L PENDING THE MERGER

            Section 6.1 Covenants of the Parties. After the date hereof and prior to the Effective Time or earlier termination of this Agreement, WF&L agrees as set forth in this Article VI, as to itself and as to WFL Service, except as expressly contemplated or permitted in this Agreement, or to the extent WPSR shall otherwise consent in writing.

            Section 6.2 Ordinary Course of Business. WF&L shall, and shall cause WFL Service to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use all commercially reasonable efforts to preserve intact their present business organizations and goodwill, preserve the goodwill and relationships with customers, suppliers and others having business dealings with them and, subject to prudent management of workforce needs and ongoing programs currently in force, keep available the services of their present officers and employees. Except as set forth in Section 6.2 of the WF&L Disclosure Schedule, WF&L shall not, nor shall WF&L permit WFL Service to, enter into a new line of business, or make any change in the line of business it engages in as of the date hereof involving any material investment of assets or resources or any material exposure to liability or loss to WF&L and WFL Service taken as a whole or take any action that would make it materially less likely that WPSR can obtain the WPSR Required Statutory Approvals or that WF&L can obtain the WF&L Required Statutory Approvals. Notwithstanding the foregoing provisions of this Section 6.2, or any other provision of this Agreement, WF&L may prior to the Effective Time liquidate and dissolve WFL Service, assume its liabilities and cause its assets to be distributed to WF&L, merge WFL Service into WF&L, or, on terms previously approved in writing by WPSR, sell WFL Service or cause WFL Service to sell its business and assets to such party or parties as WPSR may approve.

            Section 6.3 Dividends. WF&L shall not, nor shall WF&L permit WFL Service to,

            (a) (i) declare or pay any dividends (including dividends payable in capital stock) on or make other distributions in respect of any of their capital stock other than

                    (A)  to WF&L or WFL Service,

                    (B) regular quarterly cash dividends on WF&L Common Stock, with usual record and payment dates during any fiscal year (provided, however, if it appears that the Closing Date will fall after the last day of any February, May, August or November (the normal record dates for payment of dividends on WPSC Common Stock) and on or before the 15th day of the immediately succeeding month (the usual record dates for payment of dividends on WF&L Common Stock), then WF&L may accelerate the record date for the dividend payment on WF&L Common Stock from the 15th day of the April, June, September or November in which the Closing Date is to occur to the date in such month immediately preceding the proposed Closing Date but further provided that WF&L shall not change the record date for payment of dividends on WF&L Common Stock from the usual record date if such change could result in holders of WF&L Common Stock being record holders in the same calendar quarter for payment of dividends on both WF&L Common Stock and WPSR Common Stock), which quarterly dividends shall not exceed the dividend per share paid in the last quarter preceding the execution of this Agreement,

                    (C) regular quarterly cash dividends on WF&L preferred stock at the dividend rate specified in the WF&L Articles of Incorporation as in effect on the date of this Agreement, and

                (ii) split, combine or reclassify any of their capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of their capital stock; or

                (iii) redeem, repurchase or otherwise acquire any shares of their capital stock, other than

                    (A) redemptions or repurchases in accordance with the terms of such capital stock,

                    (B) in connection with intercompany purchases of capital stock,

                    (C) for the purpose of funding dividend reinvestment and employee stock purchase plans in accordance with past practice, or

                    (D) as set forth on Section 6.3(a)(iii) of the WF&L Disclosure Schedule.

            Section 6.4  Issuance of Securities.

            (a) WF&L shall not, nor shall WF&L permit WFL Service to, issue, agree to issue, deliver, sell, award, pledge, dispose of or otherwise encumber or authorize or propose the issuance, delivery, sale, award, pledge, disposal or other encumbrance of, any shares of their capital stock of any class or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares or convertible or exchangeable securities, other than issuances by WFL Service to WF&L.

            (b) WF&L shall promptly furnish to WPSR such information as may be reasonably requested including financial information and take such action as may be reasonably necessary and otherwise fully cooperate with in the preparation of any registration statement under the Securities Act and other documents necessary in connection with issuance of securities as contemplated by this
Section 6.4, subject to obtaining customary indemnities.

            Section 6.5 Charter Documents. Except as set forth in Section 6.5 of the WF&L Disclosure Schedule and except as contemplated herein, WF&L shall not amend or propose to amend its articles of incorporation, by-laws or regulations, or similar organic documents.

            Section 6.6 No Acquisitions. Except as set forth in Section 6.6 of the WF&L Disclosure Schedule, WF&L shall not, nor shall WF&L permit WFL Service to, acquire, or publicly propose to acquire, or agree to acquire, by merger or consolidation with, or by purchase or otherwise, a substantial equity interest in or a substantial portion of the assets of, any business or any corporation, partnership, association or other business organization or division thereof, nor shall WF&L of WFL Service acquire or agree to acquire a material amount of assets other than in the ordinary course of business consistent with past practice. Neither WF&L nor WFL Service shall organize or acquire the shares of any Subsidiary or acquire equity interests in any Joint Venture.

            Section 6.7 Capital Expenditures. Except as set forth in Section 6.7 of the WF&L Disclosure Schedule, or as required by law, WF&L shall not, nor shall WF&L permit WFL Service to, make capital expenditures in excess of $100,000 over the amount budgeted by WF&L for capital expenditures as set forth in Section 6.7 of the WF&L Disclosure Schedule.

            Section 6.8 No Dispositions. Except as set forth in Section 6.8 of the WF&L Disclosure Schedule, other than dispositions by WF&L and its Subsidiaries of assets having a fair market value (singularly or in the aggregate) of less than $100,000 WF&L shall not, nor shall WF&L permit WFL Service to, sell, lease, license, encumber or otherwise dispose of, any of its assets, other than encumbrances or dispositions of assets held for resale in the ordinary course of its business or other dispositions in the ordinary course of business consistent with past practice.

            Section 6.9 Indebtedness. Except as contemplated by this Agreement, WF&L shall not, nor shall WF&L permit WFL Service to, incur or guarantee any indebtedness (including any debt borrowed or guaranteed or otherwise assumed including, without limitation, the issuance of debt securities or warrants or rights to acquire debt) or enter into any "keep well" or other agreement to maintain any financial condition of another person or enter into any arrangement having the economic effect of any of the foregoing other than (i) short-term indebtedness in the ordinary course of business consistent with past practice (such as the issuance of commercial paper or the use of existing credit facilities); (ii) long-term indebtedness not aggregating more than $100,000;
(iii) arrangements between WF&L and WFL Service; (iv) as set forth in Section
6.9 of the WF&L Disclosure Schedule; or (v) in connection with the refunding of existing indebtedness at a lower cost of funds.

            Section 6.10 Compensation, Benefits. Except as set forth in Section
6.10 of the WF&L Disclosure Schedule, or as may be required by applicable law or as contemplated by this Agreement, WF&L shall not, and WF&L shall use its best efforts to prevent WFL Services from taking any action to,

            (a) enter into, adopt or amend or increase the amount or accelerate the payment or vesting of any benefit or amount payable under, any employee benefit plan or other contract, agreement, commitment, arrangement, plan or policy maintained by, contributed to or entered into by WF&L or WFL Service, or increase, or enter into any contract, agreement, commitment or arrangement to increase in any manner, the compensation or fringe benefits, or otherwise to extend, expand or enhance the engagement, employment or any related rights, of any director, officer or other employee of such party or any of its Subsidiaries, except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, would not result in a material increase in benefits or compensation expense to WF&L or WFL Service, or

            (b) enter into or amend any employment, severance or special pay arrangement with respect to the termination of employment or other similar contract, agreement or arrangement with any director or officer or other employee, except as set forth in Section 6.10 of the WF&L Disclosure Schedule or otherwise in the ordinary course of business consistent with past practice that would not result in a material increase in benefits or compensation expense to WF&L or WFL Service.

            (c) Notwithstanding the foregoing, WF&L shall be permitted to enter into negotiations with respect to, and to execute and deliver, new collective bargaining agreements in the ordinary course of business after consultation with WPSR.

            Section 6.11 Certain Agreements. WF&L will not enter into any gas purchase, storage or pipeline or other transportation agreement for a term of more than six months or any derivative transaction in connection with gas purchases unless previously approved in writing by WPSR.

            Section 6.12 Accounting. Except as set forth in Section 6.12 of the WF&L Disclosure Schedule, WF&L shall not, nor shall WF&L permit WFL Service to, make any changes in its accounting methods, except as required by law, rule, regulation or GAAP.

            Section 6.13  Affiliate Transactions.

            (a) Except as set forth in Section 6.13 of the WF&L Disclosure Schedule, WF&L shall not, nor shall WF&L permit WFL Service to, enter into any material agreement or arrangement with any of their respective Affiliates on terms materially less favorable to WF&L than could reasonably be expected to have been obtained with an unaffiliated third party on an arm's-length basis.

            (b) As used in this Agreement (except as specifically otherwise defined):

                (i) "Affiliate" means, as to any person, any other person which directly or indirectly controls, or is under common control with, or is controlled by, such person; and

                (ii) "control" (including, with its correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

            Section 6.14 Tax Matters. Except as set forth in Section 6.14 of the WF&L Disclosure Schedule, WF&L shall not make or rescind any material express or deemed election relating to Taxes, settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or change any of its methods of Reporting income or deductions for Federal income Tax purposes from those historically employed.

            Section 6.15 Discharge of Liabilities. WF&L shall not, nor shall WF&L permit WFL Service to, pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice (which includes the payment of final and unappealable judgments) or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent of the WF&L Financial Statements (or the notes thereto) or incurred in the ordinary course of business consistent with past practice.

            Section 6.16 Contracts. WF&L shall not, nor shall WF&L permit WFL Service to, except in the ordinary course of business consistent with past practice, modify, amend, terminate, renew or fail to use reasonable business efforts to renew any material contract or agreement to which WF&L or WFL Service is a party or waive, release or assign any material rights or claims.

            Section 6.17 Insurance. WF&L shall, and shall cause WFL Service to, maintain with financially responsible insurance companies insurance coverage in such amounts and against such risks and losses as are customary for companies engaged in the gas distribution utility industry or engaged in business conducted by WFL Service.

            Section 6.18 Permits. WF&L shall, and shall cause WFL Service to, use reasonable efforts to maintain in effect all existing Permits pursuant to which WF&L or WFL Service operates.

            Section 6.19 Access to Information.

            (a) Upon reasonable notice, WF&L shall, and shall cause WFL Service to, afford to the officers, directors, employees, accountants, counsel, investment bankers, financial advisors and other representatives of WPSR (collectively, "Representatives") reasonable access, during normal business hours throughout the period prior to the Effective Time, to all of its properties, books, contracts, commitments and records (including, but not limited to, Tax Returns) and, during such period, WF&L shall, and shall cause WFL Service to, furnish promptly to the WPSR

                (i) access to each report, schedule and other document filed or received by it or WFL Service pursuant to the requirements of Federal or state securities laws or filed with or sent to the SEC, the Department of Justice, the Federal Trade Commission, the Public Service Commission of Wisconsin, or any other Federal or state regulatory agency or commission, and

               (ii) access to all information concerning itself and WFL Service and their directors, officers and shareholders and such other matters as may be reasonably requested by WPSR in connection with any filings, applications or approvals required or contemplated by this Agreement or for any other reason related to the transactions contemplated by this Agreement.

            (b) WPSR shall, and shall cause its Representatives to, continue to hold in confidence all documents and information furnished to it in connection with the transactions contemplated by this Agreement in accordance with the Confidentiality Agreement, dated April 4, 2000 between WPSR and WF&L, as it may be amended from time to time (the "Confidentiality Agreement").

                                  ARTICLE VII

                              ADDITIONAL AGREEMENTS

            Section 7.1 Proxy Statement and Registration Statement. The parties will prepare and file with the SEC as soon as reasonably practicable after the date hereof the Registration Statement and the Proxy Statement (together, the "Proxy/Registration Statement"). The parties hereto shall each use reasonable efforts to cause the Proxy/Registration Statement to be declared effective under the Securities Act as promptly as practicable after such filing. Each party hereto shall also take such action as may reasonably be required to cause the shares of WPSR Common Stock issuable in connection with the Merger to be registered (or to obtain an exemption from registration) under applicable state "blue sky" or securities laws; provided, however, that no party shall be required to register or qualify as a foreign corporation or to take other action which would subject it to service of process in any jurisdiction where it will not be, following the Merger, so subject. Each of the parties hereto shall furnish all information concerning itself which is required or customary for inclusion in the Proxy/Registration Statement. The parties shall use reasonable efforts to cause the shares of WPSR Common Stock issuable in the Merger to be approved for listing on the NYSE subject only to official notice of issuance. The information provided by any party hereto for use in the Proxy/Registration Statement shall be true and correct in all material respects without omission of any material fact which is required to make such information not false or misleading. No representation, covenant or agreement is made by any party hereto with respect to information supplied by any other party for inclusion in the Proxy/Registration Statement.

            Section 7.2  Regulatory Matters.

            (a) HSR Filings. Each party hereto shall file or cause to be filed with the Federal Trade Commission and the Department of Justice any notifications required to be filed by itself or its respective "ultimate parent" company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules and regulations promulgated thereunder with respect to the transactions contemplated hereby. Such parties will use all commercially reasonable efforts to make such filings as promptly as reasonably practicable after the date hereof, and to respond promptly to any requests for additional information made by either of such agencies.

           (b) Other Regulatory Approvals. Each party hereto shall cooperate and use its best efforts to prepare and file promptly all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to use all commercially reasonable efforts to obtain all necessary permits, consents, approvals and authorizations of all Governmental Authorities necessary or advisable to consummate the Merger, including, without limitation, the WPSR Required Statutory Approvals and the WF&L Required Statutory Approvals. Each party shall have the right to review and approve in advance all of the information concerning such party which appears in any filing made in connection with the transactions contemplated by this Agreement and the Merger. WPSR shall allow WF&L and its counsel a meaningful opportunity to consult with WPSR with respect to, and to participate with WPSR in, the efforts to obtain all necessary approvals from Governmental Authorities in connection with the transactions contemplated by this Agreement and the Merger, it being understood that all positions taken in the filings with such Governmental Authorities shall be consistent with one another and consistent with this Agreement.

            Section 7.3  Shareholder Approval.

            (a)  Approval of WF&L Shareholders.  Subject to the provisions of
Section 7.3(b), WF&L shall, as soon as reasonably practicable after the date hereof

                (i) take all steps necessary to duly call, give notice of, convene and hold a special meeting of its shareholders (the "WF&L Special Meeting") for the purpose of securing the WF&L Shareholders' Approval,

                (ii)  distribute to its shareholders the Proxy
      Statement/Prospectus in accordance with applicable Federal and state law and with its Articles of Incorporation and By-laws,

                (iii) subject to the fiduciary duties of its Board of Directors, recommend to its shareholders the approval of the Merger, this Agreement and the transactions contemplated hereby, and

                (iv) cooperate and consult with WPSR, including obtaining the prior approval of WPSR for proxy references discussing WPSR and/or its advisors with respect to each of the foregoing matters.

            (b) Meeting Date. The WF&L Special Meeting shall be held on such date as WF&L shall determine after consultation with WPSR.

            Section 7.4  Director and Officer Indemnification.

            (a) Indemnification. To the extent, if any, not provided by an existing right of indemnification or other agreement or policy, from and after the Effective Time, WPSR shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, an officer, director or employee of WF&L or of WFL Service (each an "Indemnified Party" and collectively, the "Indemnified Parties") against

                (i) all losses, expenses (including reasonable attorney's fees and expenses), claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time (and whether asserted or claimed prior to, at or after the Effective Time) that are, in whole or in part, based on or arising out of the fact that such person is or was a director, officer or employee of WF&L or WFL Service (the "Indemnified Liabilities"), and

                (ii) all Indemnified Liabilities to the extent that they are based on or arise out of or pertain to the transactions contemplated by this Agreement.

In the event of any such loss, expense, claim, damage or liability (whether or not arising before the Effective Time),

                    (A) WPSR shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to WPSR, promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred,

                    (B) WPSR will cooperate in the defense of any such matter, and

                    (C) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under Sections 180.0850 through 180.0859 of the WBCL and the Restated Articles of Incorporation or By-laws of WPSR (as the same shall be amended from time to time) shall be made by independent counsel mutually acceptable to WPSR and the Indemnified Party; provided, however, that WPSR shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld).

            The Indemnified Parties as a group may retain only one law firm with respect to each related matter except to the extent that there is, in the sole opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of such Indemnified Party and any other Indemnified Party or Indemnified Parties.

            (b) Insurance. For a period of six years after the Effective Time, WPSR shall (i) cause to be maintained in effect policies of directors' and officers' liability insurance maintained by WF&L for the benefit of those persons who are currently covered by such policies on terms no less favorable than the terms of such current insurance coverage or (ii) obtain new policies of such insurance with respect to such obligations at least as favorable as the most favorable coverage offered by policies currently maintained by WF&L; provided, however, that WPSR shall not be required to expend in any year an amount in excess of 200% of the annual aggregate premiums currently paid by WF&L for such insurance; and provided, further, that if the annual premiums of such insurance coverage exceed such amount, WPSR shall be obligated to obtain a policy with the best coverage available, in the reasonable judgment of the Board of Directors of WPSR, for a cost not exceeding such amount.

            (c) Successors. In the event WPSR or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provisions shall be made so that the successors and assigns of WPSR shall assume the obligations set forth in this Section 7.4.

            (d) Survival of Indemnification. To the fullest extent permitted by law, from and after the Effective Time, all rights to indemnification as of the date hereof in favor of the employees, agents, directors and officers of WF&L and WFL Service with respect to their activities as such prior to the Effective Time, as provided in their respective articles of incorporation and by-laws in effect on the date thereof, or otherwise in effect on the date hereof, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time.

            (e) Benefit. The provisions of this Section 7.4 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives.

            Section 7.5 Disclosure Schedules. On the date hereof,

            (a) WF&L has delivered to WPSR a WF&L Disclosure Schedule, accompanied by a certificate signed by the chief financial officer of WF&L stating the WF&L Disclosure Schedule is being delivered pursuant to this Section 7.5(a).

            (b) WPSR has delivered to WF&L a WPSR Disclosure Schedule, accompanied by a certificate signed by the chief financial officer of WPSR stating the WPSR Disclosure Schedule is being delivered pursuant to this Section 7.5(b).

            (c) The WPSR Disclosure Schedule and the WF&L Disclosure Schedule are collectively referred to herein as the "Disclosure Schedules."

            (d) The Disclosure Schedules constitute an integral part of this Agreement and modify the respective representations, warranties, covenants or agreements of the parties hereto contained herein to the extent that such representations, warranties, covenants or agreements expressly refer to the Disclosure Schedules. Anything to the contrary contained herein or in the Disclosure Schedules notwithstanding, any and all statements, representations, warranties or disclosures set forth in the Disclosure Schedules shall be deemed to have been made on and as of the date hereof.

            Section 7.6 Public Announcements. Subject to each party's disclosure obligations imposed by law, WPSR and WF&L will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any public announcement or statement with respect hereto or thereto without the consent of the other party (which consent shall not be unreasonably withheld).

            Section 7.7 Rule 145 Affiliates. Within 30 days before the Closing Date, WF&L shall identify in a letter to WPSR all persons who are, and to such person's knowledge who will be at the Closing Date, "affiliates" of WF&L, as such term is used in Rule 145 under the Securities Act. WF&L shall use all reasonable efforts to cause its affiliates (including any person who may be deemed to have become an affiliate after the date of the letter referred to in the prior sentence) to deliver to WPSR on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit 7.7 (an "Affiliate Agreement"). If any affiliate refuses to provide such a written agreement, WPSR shall, in lieu of receipt of such written agreement, be entitled to place restrictive legends on the certificates evidencing that WPSR Common Stock to be received by such affiliate pursuant to the terms of this Agreement, and to issue appropriate stock transfer instructions to the transfer agent for WPSR Common Stock, to the effect that the shares of WPSR Common Stock received or to be received by such affiliate pursuant to the terms of this Agreement may only be sold, transferred or otherwise conveyed pursuant to an effective registration statement under the Securities Act, in compliance with Rule 145, as amended from time to time, or in a transaction which, in the opinion of legal counsel satisfactory to WPSR, is exempt from the registration requirements of the Securities Act. The foregoing restrictions on the transferability of WPSR Common Stock shall apply to all purported sales, transfers and other conveyances of the shares of WPSR Common Stock received or to be received by such affiliate pursuant to this Agreement whether or not such affiliate has exchanged the certificates previously evidencing such affiliates' shares of WF&L Common Stock for certificates evidencing shares of WPSR Common Stock into which such shares were converted. The Proxy/Registration Statement shall disclose the foregoing in a reasonably prominent manner.

            Section 7.8 Employee Agreements. Subject to Section 7.9, WPSR and its Subsidiaries shall honor, without modification, all contracts, agreements, collective bargaining agreements and commitments of WF&L and WFL Service prior to the date hereof which apply to any current or former employee or current or former director of WF&L and WFL Service; provided, however, that this undertaking is not intended to prevent WPSR from enforcing such contracts, agreements, collective bargaining agreements and commitments in accordance with their terms, including, without limitation, any reserved right to amend, modify, suspend, revoke or terminate any such contract, agreement, collective bargaining agreement or commitment.

            Section 7.9 Employee Benefit Plans. Subject to Section 6.10, each of the WF&L Benefit Plans in effect at the date hereof shall be maintained in effect with respect to the employees or former employees of WF&L and WFL Service who are covered by any such Benefit Plan immediately prior to the Closing Date (the "Affiliated Employees") until WPSR otherwise determines after the Effective Time; provided, however, that nothing herein contained shall limit any reserved right contained in any such WF&L Benefit Plan, to amend, modify, suspend, revoke or terminate any such plan. Without limitation of the foregoing, each participant of any such WF&L Benefit Plan shall receive credit for purposes of eligibility to participate and vesting, under a benefit plan of WPSR or any of its Subsidiaries or Affiliates for service credited for the corresponding purpose under such benefit plan; provided, however, that such crediting of service shall not operate to duplicate any benefit to any such participant or the funding for any such benefit.

            Section 7.10 No Solicitations.

            (a) WF&L shall not, and shall use its best efforts to cause WFL Service not to, permit any of its Representatives, directly or indirectly initiate, solicit or encourage, or take any action to facilitate the making of any offer or proposal which constitutes or is reasonably likely to lead to, any Business Combination Proposal (as hereinafter defined), or, in the event of an unsolicited Business Combination Proposal, except to the extent required by their fiduciary duties under applicable law if so advised in a written opinion of outside counsel, engage in negotiations or provide any information or data to any person relating to any Business Combination Proposal.

            (b) WF&L shall notify WPSR orally and in writing of any such inquiries, offers or proposals (including, without limitation, the terms and conditions of any such proposal and the identity of the person making it), within 24 hours of the receipt thereof, shall take reasonable steps to keep WPSR informed of the status and details of any such inquiry, offer or proposal, and shall give WPSR five days' advance notice of any agreement to be entered into with or any information to be supplied to any person making such inquiry, offer or proposal. WF&L shall immediately cease and cause to be terminated all existing discussions and negotiations, if any, with any parties conducted heretofore with respect to any Business Combination Proposal, unless such discussions or negotiations are not solicited by WF&L and the Representatives of WF&L are required to engage in such discussions or negotiations by the fiduciary duties of such Representatives under applicable law if so advised by a written opinion of outside counsel.

            (c) As used in this Section 7.10, "Business Combination Proposal" shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving WF&L or WFL Service, or any proposal or offer (in each case, whether or not in writing and whether or not delivered to the shareholders of WF&L generally) to acquire in any manner, directly or indirectly, a substantial equity interest in or a substantial portion of the assets of WF&L or WFL Service, other than pursuant to the transactions contemplated by this Agreement.

            Section 7.11 WPSR Board of Directors.. WPSR's Board of Directors will take such action as may be necessary to cause the number of directors comprising the full Board of Directors of WPSR at the Effective Time to be increased by one member, the class thereof the then current term of which extends for the longest time beyond the Effective Time to be increased by one member and to fill the vacancy thereby created by electing to the WPSR Board of Directors a person previously designated by the WF&L Board of Directors and acceptable to the WPSR Board of Directors. The directors shall continue to be divided into three classes of approximately equal size. All of the directors of WPSR in office immediately preceding the Effective Time shall continue to be directors of WPSR thereafter until their respective successors have been duly elected and qualified.

            Section 7.12 Workforce Matters. Subject to applicable collective bargaining agreements, WPSR will offer employment opportunities to employees of WF&L and WFL Service on terms and conditions consistent with the employment opportunities offered to employees of WPSR or its subsidiaries. WPSR will provide relocation assistance and benefits. To the extent that any reductions in workforce to be implemented by involuntary terminations of employment are deemed to be required, such reductions shall be made on a fair and equitable basis, in light of the circumstances and the objective to be achieved giving appropriate consideration to previous work history, job experience, and qualifications, and treating all employees equally, without regard to whether prior employment was with WPSR or any of its Subsidiaries. WPSR and WF&L will consult with each other with respect to the retention of personnel pending the Effective Time.

            Section 7.13 Expenses. Subject to Section 9.3, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses provided that following the Effective Time all such costs and expenses not previously paid shall be paid by the surviving corporation in the Merger or its successors or assigns.

            Section 7.14 Further Assurances. Each party will, and will cause its Subsidiaries to and will use its best efforts to cause its Joint Ventures to, execute such further documents and instruments and take such further actions as may reasonably be requested by the terms hereof. The parties expressly acknowledge and agree that, although it is their current intention to effect a business combination between themselves in the form contemplated by this Agreement, it may be preferable to effectuate such a business combination by means of an alternative structure in light of the conditions set forth in
Section 8.1(e), Section 8.2(e), Section 8.2(f), Section 8.3(e) and Section 8.3(f). Accordingly, if the only conditions to the parties' obligations to consummate the Merger which are not satisfied or waived are receipt of any one or more of the WPSR Required Consents, WPSR Required Statutory Approvals, WF&L Required Consents, WF&L Required Statutory Approvals or the opinions referred to in Sections 8.2(e) and 8.3(e), and the adoption of an alternative structure (that otherwise substantially preserves for WPSR and WF&L the economic and other material benefits of the Merger) would result in such conditions being satisfied or waived, then the parties shall use their respective best efforts to effect a business combination among themselves by means of a mutually agreed upon structure other than the Merger that so preserves such benefits; provided that, prior to closing any such restructured transaction, all material third party and Governmental Authority declarations, filings, registrations, notices, authorizations, consents or approvals necessary to effect such alternative business combination shall have been obtained and all other conditions to the parties' obligations to consummate the Merger, as applied to such alternative business combination, shall have been satisfied or waived.

            Section 7.15 Charter and By-law Amendments. Prior to the Closing, WPSR shall cause its By-laws to be amended as contemplated in Section 7.11.

            Section 7.16 Tax-free Status. Neither party shall, nor shall either party permit any of its Subsidiaries or, within the exercise of its best efforts, its Joint Ventures to, take any actions which would, or would be reasonably likely to, adversely affect the status of the Merger as a reorganization under Section 368(a) of the Code, and each party hereto shall use all reasonable efforts to achieve such result.

            Section 7.17 Cooperation, Notification. Each party shall, and shall cause its Subsidiaries and shall use its best efforts to cause, its Joint Ventures to

            (a) cause its appropriate representatives to confer on a regular and frequent basis with one or more representatives of the other party to discuss, subject to applicable law, material operational matters and the general status of its ongoing operations;

            (b) promptly notify the other party of any significant changes in its business, properties, assets, condition (financial or other), results of operations or prospects;

            (c) advise the other party of any change or event which has, had or, insofar as reasonably can be foreseen, is reasonably likely to result in, in the case of WPSR, a WPSR Material Adverse Effect or in the case of WF&L, a WF&L Material Adverse Effect; and

            (d) promptly provide the other party with copies of all filings made by such party or any of its Subsidiaries with any state or Federal court, administrative agency, commission or other Governmental Authority in connection with this Agreement and the transactions contemplated hereby.

            Section 7.18  Third-party Consents.

            (a) WPSR shall, and shall cause Acquisition Corp. to, use all commercially reasonable efforts to obtain all WPSR Required Consents. WPSR shall promptly notify WF&L of any failure or prospective failure to obtain any such consents and, if requested by WF&L, shall provide copies of all WPSR Required Consents obtained by WPSR to WF&L.

            (b) WF&L shall, and shall cause WFL Service to, use all commercially reasonable efforts to obtain all WF&L Required Consents. WF&L shall promptly notify WPSR of any failure or prospective failure to obtain any such consents and, if requested by WPSR, shall provide copies of all WF&L Required Consents obtained by WF&L to WPSR.

                                  ARTICLE VIII

                                   CONDITIONS

            Section 8.1 Conditions to each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, except, to the extent permitted by applicable law, that such conditions may be waived in writing pursuant to Section 9.5 by the joint action of the parties hereto:

            (a) Shareholder Approval. The WF&L Shareholders' Approval shall have been obtained, and the holders of a majority of the shares of WPSC Preferred Stock shall have approved the merger of WF&L into WPSC on or before February 1, 2001 in accordance with the requirements of the Articles of Incorporation of WPSC or such approval shall not then be required, provided, however, the absence of such approval if required shall not after February 1, 2001 relieve WPSR, Acquisition Corp. or WF&L from consummating the Merger with Acquisition Corp. as the Surviving Corporation.

            (b) No Injunction. No temporary restraining order or preliminary or permanent injunction or other order by any Federal or state court preventing consummation of the Merger shall have been issued and be continuing in effect, and the Merger and the other transactions contemplated hereby shall not have been prohibited under any applicable Federal or state law or regulation.

            (c) Registration Statement. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect.

            (d) Listing of Shares. The shares of WPSR Common Stock issuable in the Merger pursuant to Article II shall have been approved for listing on the NYSE Stock Exchange subject only to official notice of issuance.

            (e) Statutory Approvals.

                (i) The WPSR Required Statutory Approvals and the WF&L Required Statutory Approvals, including the expiration or termination of any applicable waiting periods under the HSR Act and the continued effectiveness of clearance of the Merger under the HSR Act shall have been obtained at or prior to the Effective Time, such approvals shall have become Final Orders (as hereinafter defined) and such Final Orders shall not impose terms or conditions which, in the aggregate have, or insofar as reasonably can be foreseen, would have, a material adverse effect on the business, assets, financial condition or results of operations of WPSR or WF&L, as the case may be, or which would be materially inconsistent with the agreements of the parties contained herein.

               (ii) As used in this Agreement, "Final Order" means action by the relevant regulatory authority which has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by law before the transactions contemplated hereby may be consummated has expired, and as to which all conditions to the consummation of such transactions prescribed by law, regulation or order have been satisfied.

            Section 8.2 Further Conditions to Obligation of WF&L to Effect the Merger. The obligation of WF&L to effect the Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by WF&L in writing pursuant to Section 9.5:

            (a) Performance of Obligations of WPSR. WPSR (and/or its appropriate Subsidiaries) will have performed in all material respects their agreements and covenants contained in or contemplated by this Agreement.

            (b) Representations and Warranties. The representations and warranties of WPSR set forth in this Agreement shall be true and correct (i) on and as of the date hereof and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time other than the-date hereof or the Closing Date which need only be true and correct as of such date or time) except in each of cases (i) and (ii) for such failures of representations or warranties to be true and correct (without regard to any materiality qualifications contained therein) which, individually or in the aggregate do not, and insofar as reasonably can be foreseen, would not, result in a WPSR Material Adverse Effect.

            (c) Closing Certificates. WF&L shall have received a certificate signed by the chief executive officer or the chief financial officer of WPSR, dated the Closing Date, to the effect that, to such officer's knowledge, the conditions set forth in
Section 8.2(a) and Section 8.2(b) with respect to WPSR have been satisfied.

            (d) Material Adverse Effect. No WPSR Material Adverse Effect shall have occurred, and there shall exist no facts or conditions (other than facts or conditions of general applicability to electric or gas utility companies in the region in which WPSR conducts its utility operations) which have, or insofar as reasonably can be foreseen, would have a WPSR Material Adverse Effect.

            (e) Tax Opinions. WF&L shall have received an opinion of von Briesen, Purtell & Roper, S.C. dated as of the Closing Date, to the effect that the Merger will be treated as a tax-free reorganization under Section 368(a) of the Code.

            (f) Required Consents. The WPSR Required Consents, the failure of which to obtain would have a WPSR Material Adverse Effect shall have been obtained.

            (g) Legal Opinion. WF&L shall have received an opinion of Foley & Lardner substantially in the form of Exhibit 8.2(g).

            (h) Trigger of WPSR Rights. No event has occurred that would result in the triggering of any right or entitlement of WPSR shareholders under the WPSR Rights Agreement, including a "flip in" or "flip over" or similar event commonly described in such rights plans has occurred, which, in the reasonable judgment of WF&L, would have or be reasonably likely to result in a WPSR Material Adverse Effect or materially change the number of outstanding equity securities of WPSR, and the WPSR Rights shall not have become nonredeemable by any action of the WPSR Board of Directors.

            (i) Opinion of Financial Advisor. WF&L shall have received the opinion of Emory Business Valuation LLC referred to in Section 5.14.

            Section 8.3 Further Conditions to Obligation of WPSR and WPSC or Acquisition Corp. to Effect the Merger. The obligation of WPSR and WPSC or Acquisition Corp. to effect the Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by WPSR in writing pursuant to Section 9.5:

            (a) Performance of Obligations of WF&L. WF&L will have performed its agreements and covenants contained in Sections 6.3 and 6.4 and will have performed in all material respects its other agreements and covenants contained in or contemplated by this Agreement required to be performed by it at or prior to the Effective Time.

            (b) Representations and Warranties. The representations and warranties of WF&L set forth in this Agreement shall be true and correct (i) on and as of the date hereof and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time other than the date hereof or the Closing Date which need only be true and correct as of such date or time and except for representations and warranties respecting WFL Service which are no longer true because of action taken by WF&L or WFL Service pursuant to the last sentence of
Section 6.2) except in each of cases (i) and (ii) for such failures of representations or warranties to be true and correct (without regard to any materiality qualifications contained therein) which, individually or in the aggregate do not, and insofar as reasonably can be foreseen, would not, result in a WF&L Material Adverse Effect.

            (c) Closing Certificates. WPSR shall have received a certificate signed by the chief executive officer or chief financial officer of WF&L, dated the Closing Date, to the effect that, to such officer's knowledge, the conditions set forth in Section 8.3(a) and Section 8.3(b) with respect to WF&L have been satisfied.

            (d) Material Adverse Effect. No WF&L Material Adverse Effect shall have occurred, and there shall exist no facts or conditions (other than facts or conditions of general applicability to gas distribution utility companies in the State of Wisconsin including, but not limited to general restructuring orders or legislation) which have, or insofar as reasonably can be foreseen, would have a WF&L Material Adverse Effect.

            (e) Tax Opinions. WPSR shall have received an opinion of Foley & Lardner dated as of the Closing Date, to the effect that the Merger will be treated as a tax-free reorganization under Section 368(a) of the Code.

            (f) Required Consents. The WF&L Required Consents, the failure of which to obtain would have a WF&L Material Adverse Effect, shall have been obtained.

            (g) Affiliate Agreements. WPSR shall have received Affiliate Agreements, duly executed by each Affiliate of WF&L, substantially in the form of Exhibit 7.7, as provided in Section 7.7, or shall be satisfied by the alternative stock legend process described at Section 7.7 hereof.

            (h) Legal Opinion. WPSR shall have received an opinion of von Briesen, Purtell & Roper, S.C. substantially in the form of Exhibit 8.3(h) hereto.

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

            Section 9.1 Termination. This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the shareholders of WF&L contemplated by this Agreement:

            (a) by mutual written consent of WPSR, Acquisition Corp. and WF&L;

            (b) by any party hereto, by written notice to the other parties, if the Effective Time shall not have occurred on or before June 30, 2001 (the "Initial Termination Date"); provided, however, that the right to terminate the Agreement under this Section 9.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Initial Termination Date; and provided, further, that if on the Initial Termination Date the conditions to the Closing set forth in Sections 8.1(e), 8.2(f) and/or 8.3(f) shall not have been fulfilled but all other conditions to the Closing shall be fulfilled or shall be capable of being fulfilled, then the Initial Termination Date shall be extended to December 31, 2001;

            (c) by any party hereto, by written notice to the other parties, if the WF&L Shareholders' Approval shall not have been obtained at a duly held WF&L meeting thereof, including any adjournments thereof;

            (d) by any party hereto, if any state or Federal law, order, rule or regulation is adopted or issued, which has the effect, as supported by the written opinion of outside counsel for such party, of prohibiting the Merger or by either party hereto if any court of competent jurisdiction in the United States or any State shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Merger, and such order, judgment or decree shall have become final and nonappealable;

            (e) by WF&L, upon two days' prior notice to WPSR, if, as a result of a tender offer by a party other than WPSR or any WPSR Affiliate or any written offer or proposal with respect to a merger, sale of a material portion of its assets or other business combination (each, a "Business Combination") by a party other than WPSR or any WPSR Affiliates, the Board of Directors of WF&L determines in good faith that its fiduciary obligations under applicable law require that such tender offer or other written offer or proposal be accepted; provided, however, that

                (i) the Board of Directors of WF&L shall have been advised in a written opinion of outside counsel that after giving due consideration to a binding commitment to consummate an agreement of the nature of this Agreement entered into in the proper exercise of its applicable fiduciary duties, and after giving due consideration to all concessions which may be offered by WPSR in negotiations entered into pursuant to clause (ii) below, such fiduciary duties would require the directors to reconsider such commitment as a result of such tender offer or other written offer or proposal; and

                (ii) prior to any such termination, WF&L shall, and shall cause its respective financial and legal advisors to, negotiate with WPSR to make such adjustments in the terms and conditions of this Agreement as would enable WF&L to proceed with the transactions contemplated herein on such adjusted terms;

            (f)  by WF&L, by written notice to WPSR and Acquisition Corp., if

                (i) there exists any breach or breaches of the representations and warranties of WPSR and Acquisition Corp. made herein as of the date hereof which breaches, individually or in the aggregate have or, insofar as reasonably can be foreseen, would have, a WPSR Material Adverse Effect, and such breaches shall not have been remedied within 20 days after receipt by WPSR of notice in writing from WF&L specifying the nature of such breaches and requesting that they be remedied;

                (ii) WPSR or Acquisition Corp. shall have failed to perform and comply with, in all material respects, its other agreements and covenants hereunder and such failure to perform or comply shall not have been remedied within 20 days after receipt by WPSR of notice in writing from WF&L specifying the nature of such failure and requesting that it be remedied; or

                (iii)  the Board of Directors of WPSR or any committee thereof:

                    (A) shall withdraw or modify in any manner materially adverse to WF&L its approval of this Agreement, or the Merger, or

                    (B) shall fail to reaffirm such approval upon WF&L's request, or

                    (C) shall resolve to take any of the actions specified in clause (A) or (B);

            (g)  by WPSR, by written notice to WF&L, if

                (i) there exists any breach or breaches of the representations and warranties of WF&L made herein as of the date hereof which breaches, individually or in the aggregate have or, insofar as reasonably can be foreseen, would have, a WF&L Material Adverse Effect, and such breaches shall not have been remedied within 20 days after receipt by WF&L of notice in writing from WPSR specifying the nature of such breaches and requesting that they be remedied;

                (ii) WF&L shall not have performed and complied with its agreements and covenants contained in Sections 6.3 and 6.4 or shall have failed to perform and comply with, in all material respects, its other agreements and covenants hereunder, and such failure to perform or comply shall not have been remedied within 20 days after receipt by WF&L of notice in writing from WPSR specifying the nature of such failure and requesting that it be remedied; or

                (iii)  the Board of Directors of WF&L or any committee thereof:

                    (A) shall withdraw or modify in any manner materially adverse to WPSR its approval or recommendation of this Agreement, or the Merger,

                    (B)  shall fail to reaffirm such approval or
            recommendation upon WPSR's request,

                    (C) shall approve or recommend any Business Combination involving WF&L other than the Merger or any tender offer for the shares of capital stock of WF&L, in each case by or involving a party other than WPSR or any of its Affiliates or

                    (D) shall resolve to take any of the actions specified in clause (A), (B) or (C).

            Section 9.2 Effect of Termination. Subject to Section 10.1(b), in the event of termination of this Agreement by WPSR or WF&L pursuant to Section
9.1 there shall be no liability on the part of either WPSR or WF&L or their respective officers or directors hereunder, except that Section 6.19(b), Section 7.14, Section 9.3, Section 10.2 and Section 10.8 shall survive the termination.

            Section 9.3  Termination Fee.

            (a) Termination Fee Upon Breach. If this Agreement is terminated at such time that this Agreement is terminable pursuant to one (but not both) of
(x) Section 9.1(f)(i) or (ii) or (y) Section 9.1(g)(i) or (ii), then the breaching party shall promptly (but no later than five business days after receipt of notice from the non-breaching party) pay to the non-breaching party in cash One Million Five Hundred Thousand Dollars ($1,500,000); provided, however, that, if this Agreement is terminated by a party as a result of a willful breach of this Agreement by the other party, the non-breaching party may pursue any other remedies available to it at law or in equity, and its recovery shall not be limited to the applicable amount previously specified and the non-breaching party shall be entitled to such additional amounts as it may be entitled to receive at law or in equity, provided, however, that such termination damages shall be reduced by any amount paid pursuant to the liquidated damage amounts defined herein.

            (b)  Termination Fee Upon Certain Transactions Involving WF&L.  If

                (i)  this Agreement

                    (A)  is terminated by WF&L pursuant to Section 9.1(e),

                    (B) is terminated following a failure of the shareholders of WF&L to grant the necessary approvals described in Section
            5.13 or

                    (C) is terminated as a result of WF&L's material breach of Section 7.3, and

                (ii) at the time of such termination or prior to the meeting of WF&L's shareholders there shall have been a third-party tender offer for shares of, or a third-party offer or proposal with respect to a Business Combination involving, WF&L or any of its Affiliates which, at the time of such termination or of the meeting of WF&L's shareholders, shall not have been (A) rejected by WF&L and its board of directors or (B) withdrawn by the third party, and

                (iii) within two and one-half (2-1/2) years of any such termination described in clause (i) above, WF&L becomes a Subsidiary of such offeror or a Subsidiary of an Affiliate of such offeror or accepts a written offer to consummate or consummates a Business Combination with such offeror or an Affiliate thereof, then WF&L (jointly and severally with its Affiliates), at the closing (and as a condition to the closing) of WF&L becoming such a Subsidiary or of such Business Combination, will pay to WPSR in cash an aggregate termination fee of One Million Five Hundred Thousand Dollars ($1,500,000).

            (c) Expenses. The parties agree that the agreements contained in this Section 9.3 are an integral part of the transactions contemplated by the Agreement and the termination fees constitute liquidated damages (subject to the proviso to Section 9.3(a)) and are not penalties. If one party fails to promptly pay to the other party any fee due hereunder, the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Firstar Bank N.A., Milwaukee, Wisconsin from the date such fee was required to be paid.

            Section 9.4  Amendment.

            (a) This Agreement may be amended by the Boards of Directors of the parties hereto, at any time before or after approval hereof by the shareholders of WF&L and prior to the Effective Time, but after such approval, no such amendment shall

                (i) alter or change the amount or kind of shares, rights or any of the proceedings of the treatment of shares under Article II, or

                (ii) alter or change any of the terms and conditions of this Agreement if any of the alterations or changes, alone or in the aggregate, would materially adversely affect the rights of holders of WPSR and WF&L Common Stock.

            (b) This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

            Section 9.5  Waiver.

            (a)  At any time prior to the Effective Time, the parties hereto may

                (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,

                (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and

                (iii) waive compliance with any of the agreements or conditions contained herein, to the extent permitted by applicable law.

            (b) Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE X

                               GENERAL PROVISIONS

            Section 10.1 Non-survival; Effect of Representations and Warranties.

            (a) All representations, warranties and agreements in this Agreement shall not survive the Merger, except as otherwise provided in this Agreement and except for the agreements contained in this Section 10.1 and in Article II,
Section 7.4 (Director and Officer Indemnification), Section 7.8 (Employee Agreements), Section 7.9 (Employee Benefit Plans), Section 7.11 (WPSR Board of Directors), Section 7.13 (Expenses), Section 10.2 (Brokers) and Section 10.7 (Parties in Interest).

            (b) No party may assert a claim for breach of any representation or warranty contained in this Agreement (whether by direct claim or counterclaim) except in connection with the termination of this Agreement pursuant to Section 9.1(f)(i) or Section 9.1(g)(i) (or pursuant to any other subsection of Section
9.1 if the terminating party would have been entitled to terminate this Agreement pursuant to Section 9.1(f)(i) or Section 9.1(g)(i)).

            Section 10.2  Brokers.

            (a) WPSR represents and warrants that no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger, or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of WPSR.

            (b) WF&L represents and warrants that, except for Arthur Andersen LLP, whose fees have been disclosed to WPSR prior to the date hereof, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of WF&L.

            Section 10.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if (i) delivered personally, (ii) sent by reputable overnight courier service, (iii) telecopied (which is confirmed), or (iv) five days after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            (a)   If to WPSR or           WPS Resources
                  Acquisition Corp., to:  700 North Adams Street
                                          P.O. Box 19001
                                          Green Bay, WI  54307-9001

                  Attention:              Larry L. Weyers
                                          Chairman, President and
                                          Chief Executive Officer

                  Telephone:              (414) 433-1334
                  Telecopy:               (414) 433-1693

                  with a copy to:         Foley & Lardner
                                          777 East Wisconsin Avenue
                                          Milwaukee, WI  53202-5367

                  Attention:              Allen W. Williams, Jr., Esq.

                  Telephone:              (414) 297-5829
                  Telecopy:               (414) 297-4900

            (b)   If to WF&L, to:         Wisconsin Fuel and Light Company
                                          211 Forest Street
                                          P.O. Box 1627
                                          Wausau, WI  54402-1627

                  Attention:              Mark T. Maranger
                                          President and CEO

                  Telephone:              (715) 847-6238
                  Telecopy:               (715) 847-6208

                  With a copy to:         von Briesen, Purtell & Roper, S.C.
                                          411 East Wisconsin Avenue, Suite 700
                                          Milwaukee, WI  53202

                  Attention:              Robert J. Loots, Esq.

                  Telephone:              (414) 287-1362
                  Telecopy:               (414) 276-6281

            Section 10.4 Miscellaneous. This Agreement (including the documents and instruments referred to herein)

            (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof other than the Confidentiality Agreement;

            (b)  shall not be assigned by operation of law or otherwise; and

            (c) shall be governed by and construed in accordance with the laws of the State of Wisconsin applicable to contracts executed in and to be fully performed in such State, without giving effect to its conflicts of law rules or principles.

            Section 10.5 Interpretation. When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section or Exhibit of this Agreement, respectively, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

            Section 10.6 Counterparts; Effect. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

            Section 10.7 Binding Effect; Benefits. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; except as provided in Section 7.5(e) nothing in this Agreement, express or implied, shall confer upon any person, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

            Section 10.8 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

            IN WITNESS WHEREOF, WPSR, WPSC, Acquisition Corp. and WF&L have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                          WPS RESOURCES CORPORATION

Attest:


By:   /s/ Barth J. Wolf                   By:   /s/ Patrick D. Schrickel
   ---------------------------------         -----------------------------------
      Barth J. Wolf                             Name:  Patrick D. Schrickel
      Secretary and Manager -                   Title: Executive Vice President
                  Legal Services


                                          WISCONSIN PUBLIC SERVICE
                                          CORPORATION

Attest:


By:   /s/ Barth J. Wolf                   By:   /s/ Patrick D. Schrickel
   ---------------------------------         -----------------------------------
      Barth J. Wolf                             Name:  Patrick D.Schrickel
      Secretary and Manager -                   Title: President and Chief
                  Legal Services                            Operating Officer


                                          WF&L ACQUISITION CORP.

Attest:


By:   /s/ Barth J. Wolf                   By:   /s/ Patrick D. Schrickel
   ---------------------------------         -----------------------------------
      Barth J. Wolf                             Name:  Patrick D. Schrickel
      Secretary and Manager -                   Title: Vice President
     `            Legal Services

                                          WISCONSIN FUEL AND LIGHT
                                          COMPANY
Attest:


By:   /s/ Barth J. Wolf                   By:   /s/ Mark T. Maranger
   ---------------------------------         -----------------------------------
      Barth J. Wolf                             Name:  Mark T. Maranger
      Secretary and Manager -                   Title: President and Chief
                  Legal Services                            Executive Officer
      WPS Resources Corporation

                                               Exhibit 1.3.1 to Merger Agreement

                                 PLAN OF MERGER


       THIS PLAN OF MERGER, dated as of ______________ (the "Plan of Merger"), is entered into by and between Wisconsin Fuel and Light Company, a Wisconsin corporation ("WF&L"), and Wisconsin Public Service Corporation, a Wisconsin corporation ("WPSC"). This Plan of Merger is being entered into pursuant to an Agreement and Plan of Merger, dated as of July 13, 2000, (the "Merger Agreement"), among WPS Resources Corporation ("WPSR"), WPSC, WF&L Acquisition Corp. ("Acquisition") and WF&L. The Merger Agreement, provides for the merger of WF&L with and into WPSC provided that such merger shall have been approved by the holders of a majority of the outstanding shares of preferred stock of WPSC on or before February 1, 2001 or if such approval is then no longer required under the WPSC Articles of Incorporation (the "WPSC Preferred Shareholder Approval") and for the merger of WF&L into Acquisition if the WPSC Preferred Shareholder Approval shall be then required under the WPSC Articles of Incorporation and shall not have been obtained (the "Merger"); and

       WHEREAS, the WPSC Preferred Shareholder Approval has been obtained or is no longer required under the WPSC Articles of Incorporation.

       NOW, THEREFORE, in consideration of the premises and the agreements herein contained, the parties hereto, intending to be legally bound hereby, agree to as follows:

                                   ARTICLE I
                                   THE MERGER

       1.01. The Merger. Subject to the terms and conditions of the Merger Agreement and this Plan of Merger, WF&L shall be merged with and into WPSC (the "Merger") in accordance with and with the effect as provided in the Wisconsin Business Corporation Law (the "WBCL"). WPSC shall be the surviving corporation in the Merger (sometimes hereafter referred to as the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Wisconsin. The separate corporate existence of WF&L shall cease.

       1.02. Effective Time of the Merger. Subject to the provisions of the Merger Agreement and this Plan of Merger, articles of merger (the "Articles of Merger") shall be duly prepared by or on behalf of WF&L and WPSC and executed as required by the WBCL and thereafter delivered to the Department of Financial Institutions of the State of Wisconsin for filing, as provided in the WBCL, on the Closing Date (as defined in the Merger Agreement). The Merger shall become effective at the time specified in the Articles of Merger filed with the Department of Financial Institutions of the State of Wisconsin (the "Effective Time"), or absent such specification upon such filing.

       1.03. Articles of Incorporation and By-laws of the Surviving Corporation. At the Effective Time, (a) the Articles of Incorporation of Acquisition in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation; and (b) the By-laws of Acquisition in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation.

       1.04. Directors and Officers of the Surviving Corporation. The directors and officers of Acquisition at the Effective Time shall, from and after the Effective Time, continue as the directors and officers, respectively, of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal.

       1.05. Outstanding Shares. The designation and number of outstanding shares of WF&L is as set forth in Section 5.3 of the Merger Agreement. The designation and number of outstanding shares of WPSC is _____ shares of common stock, $4.00 par value and _____ shares of preferred stock, $100 par value. Shares of WPSC may be issued or retired as may be approved by its Boards of Directors.

                                   ARTICLE II
                              CONVERSION OF SHARES

       2.01. Cancellation and Conversion of WF&L Common Stock. At the Effective Time, in accordance with the terms and conditions set forth in the Merger Agreement, and by virtue of the Merger and without any action on the part of any holder of shares of Common Stock, $10.00 par value, of WF&L ("WF&L Common Stock"):

              (a) Cancellation of Certain WF&L Common Stock. Each share of WF&L Common Stock that is owned by WF&L or WPSR or any of their respective subsidiaries shall be canceled and cease to exist, and no consideration shall be delivered in exchange therefor.

              (b) Conversion of Certain WF&L Common Stock. Each share of WF&L Common Stock issued and outstanding immediately prior to the Effective Time (other than shares canceled pursuant to Section 2.01(a) and other than Dissenting Shares (as defined in Section 2.01(d) shall be converted into the right to receive [insert Merger Ratio as determined in accordance with the Merger Agreement] _____ shares of Common Stock, $1.00 par value, of WPSR ("WPSR Common Stock"), together with any associated rights to purchase shares of WPSR Common Stock (the "Rights") pursuant to the terms of that certain Rights Agreement between WPSR and Firstar Trust Company (subsequently succeeded by Firstar Bank N.A., Milwaukee, Wisconsin), as Rights Agent thereunder, dated as of December 12, 1996. Until the Distribution Date (as defined in the Rights Agreement), all references in this Plan of Merger to the WPSR Common Stock shall be deemed to include the Associated Rights.

              (c) No Fractional Shares. Notwithstanding any other provision of this Plan of Merger to the contrary, no certificates or scrip representing fractional shares of WPSR Common Stock shall be issued in the Merger, and such fractional shares shall not entitle the owner thereof to vote as, or to any rights of, a holder of, WPSR Common Stock. In lieu of any such fractional shares, a holder of WPSR Common Stock who would otherwise have been entitled to a fractional share of WPSR Common Stock shall receive a cash payment in an amount equal to the product (rounded to the nearest cent) of such fraction (rounded to the nearest thousandth) multiplied by the average of the last reported sales price, per share of WPSR Common Stock as reported in the New York Stock Exchange ("NYSE") Composite Tape transactions as reported in The Wall Street Journal for the last ten trading days immediately preceding the last trading day immediately preceding the Effective Time on which WPSR Common Stock was traded on the NYSE, without any interest thereon.

              (d) Dissenters' Rights. Notwithstanding anything in this Agreement to the contrary, if Sections 180.1301 through 180.1331 of the WBCL ("Subchapter XIII") shall be applicable to the Merger, shares of WF&L Common Stock that are issued and outstanding immediately prior to the Effective Time and which are held by shareholders who have not voted such shares in favor of the Merger, who shall have delivered, prior to any vote on the merger, a written objection to the Merger in the manner provided in Subchapter XIII and who as of the Effective Time, shall not have effectively withdrawn or lost such right to dissenters' rights ("Dissenting Shares") shall not be converted into or represent a right to receive WPSR Common Stock and WPSR Rights pursuant to Section 2.1(b), and cash in lieu of a fractional share pursuant to Section 2.01(c) (collectively the "Merger Consideration"), but the holders of Dissenting Shares shall be entitled only to such rights as are granted by Subchapter
       XIII. Each holder of Dissenting Shares who becomes entitled to payment for such shares pursuant to Subchapter XIII shall receive payment therefor from the Surviving Corporation in accordance with Subchapter XIII; provided, however, that if any such holder of Dissenting Shares shall have effectively withdrawn such holder's demand for appraisal of such shares or lost such holder's right to appraisal and payment of such shares under Subchapter XIII, such holder or holders (as the case may be) shall forfeit the right to appraisal of such shares and each such share shall thereupon be deemed, as of the Effective Time, to have been cancelled, extinguished and converted into and represent the right to receive payment of the Merger Consideration.

              (e) Cancellation and Conversion of WF&L Preferred Stock. Each share of WF&L Preferred Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive $103 in cash plus any accrued and unpaid dividends including a pro-rata portion of the dividend accrued from the last dividend payment date to the Closing Date.

       2.02. WPSC Common Stock. The shares of WPSC common stock or preferred stock issued and outstanding immediately prior to the Effective Time shall not be affected in any manner by virtue of the Merger and after the Effective Time shall constitute the outstanding shares of common stock and preferred stock of the Surviving Corporation.

                                  ARTICLE III
                                   TERMINATION

       3.01. Termination. This Plan of Merger shall terminate forthwith in the event that the Merger Agreement shall be terminated as therein provided. In the event of the termination of this Plan of Merger as provided above, this Plan of Merger shall forthwith become void and there shall be no liability on the part of any of the parties hereto, except as otherwise provided in the Merger Agreement.

                                   ARTICLE IV
                               GENERAL PROVISIONS

       4.01. Counterparts. This Plan of Merger may be executed in counterparts, each of which shall constitute one and the same instrument.

       4.02. Headings. The headings in this Plan of Merger are inserted for convenience only and shall not constitute a part hereof.

       IN WITNESS WHEREOF, the parties hereto have caused this Plan of Merger to be duly executed as of the date first above written.

                                      WISCONSIN FUEL AND LIGHT COMPANY
                                      ("WF&L")


                                      By:_______________________________________


                                      Attest:___________________________________


                                      WISCONSIN PUBLIC SERVICE CORPORATION
                                      ("WPSC")


                                      By:_______________________________________


                                      Attest:___________________________________

                                               Exhibit 1.3.2 to Merger Agreement


                                 PLAN OF MERGER


       THIS PLAN OF MERGER, dated as of ______________ (the "Plan of Merger"), is entered into by and between Wisconsin Fuel and Light Company, a Wisconsin corporation ("WF&L"), and WF&L Acquisition Corp., a Wisconsin corporation ("Acquisition"). This Plan of Merger is being entered into pursuant to an Agreement and Plan of Merger, dated as of _____________, (the "Merger Agreement"), among WPS Resources Corporation ("WPSR"), WF&L and Acquisition. The Merger Agreement, provides under certain circumstances which are now prevailing for the merger of WF&L with and into Acquisition (the "Merger").

       NOW, THEREFORE, in consideration of the premises and the agreements herein contained, the parties hereto, intending to be legally bound hereby, agree to as follows:

                                   ARTICLE I
                                   THE MERGER

       1.01. The Merger. Subject to the terms and conditions of the Merger Agreement and this Plan of Merger, WF&L shall be merged with and into Acquisition in accordance with and with the effect as provided in the Wisconsin Business Corporation Law (the "WBCL"). Acquisition shall be the surviving corporation in the Merger (sometimes hereafter referred to as the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Wisconsin. The separate corporate existence of WF&L shall cease.

       1.02. Effective Time of the Merger. Subject to the provisions of the Merger Agreement and this Plan of Merger, articles of merger (the "Articles of Merger") shall be duly prepared by or on behalf of WF&L and Acquisition and executed as required by the WBCL and thereafter delivered to the Department of Financial Institutions of the State of Wisconsin for filing, as provided in the WBCL, on the Closing Date (as defined in the Merger Agreement). The Merger shall become effective at the time specified in the Articles of Merger filed with the Department of Financial Institutions of the State of Wisconsin (the "Effective Time"), or absent such specification upon such filing.

       1.03. Articles of Incorporation and By-laws of the Surviving Corporation. At the Effective Time, (a) the Articles of Incorporation of Acquisition in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, except that (i) Article I thereof shall be amended in its entirety to provide as follows: "The name of the Corporation is Wisconsin Fuel and Light Company Inc."; and (b) the By-laws of Acquisition in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation.

       1.04. Directors and Officers of the Surviving Corporation. The directors and officers of Acquisition at the Effective Time shall, from and after the Effective Time, continue as the directors and officers, respectively, of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal.

       1.05. Outstanding Shares. The designation and number of outstanding shares of WF&L is as set forth in Section 5.3 of the Merger Agreement. The designation and number of outstanding shares of Acquisition is 1,000 shares of common stock, $1.00 par value. Shares of Acquisition may be issued or retired as may be approved by its Boards of Directors.

                                   ARTICLE II
                              CONVERSION OF SHARES

       2.01. Cancellation and Conversion of WF&L Common Stock. At the Effective Time, in accordance with the terms and conditions set forth in the Merger Agreement, and by virtue of the Merger and without any action on the part of any holder of shares of Common Stock, $10.00 par value, of WF&L ("WF&L Common Stock"):

              (a) Cancellation of Certain WF&L Common Stock. Each share of WF&L Common Stock that is owned by WF&L or WPSR or any of their respective subsidiaries shall be canceled and cease to exist, and no consideration shall be delivered in exchange therefor.

              (b) Conversion of Certain WF&L Common Stock. Each share of WF&L Common Stock issued and outstanding immediately prior to the Effective Time (other than shares canceled pursuant to Section 2.01(a) and other than Dissenting Shares (as defined in Section 2.01(d) shall be converted into the right to receive [insert Merger Ratio as determined in accordance with the Merger Agreement] _____ shares of Common Stock, $1.00 par value, of WPSR ("WPSR Common Stock"), together with any associated rights to purchase shares of WPSR Common Stock (the "Rights") pursuant to the terms of that certain Rights Agreement between WPSR and Firstar Trust Company (subsequently succeeded by Firstar Bank N.A., Milwaukee, Wisconsin), as Rights Agent thereunder, dated as of December 12, 1996. Until the Distribution Date (as defined in the Rights Agreement), all references in this Plan of Merger to the WPSR Common Stock shall be deemed to include the Associated Rights.

              (c) No Fractional Shares. Notwithstanding any other provision of this Plan of Merger to the contrary, no certificates or scrip representing fractional shares of WPSR Common Stock shall be issued in the Merger, and such fractional shares shall not entitle the owner thereof to vote as, or to any rights of, a holder of, WPSR Common Stock. In lieu of any such fractional shares, a holder of WPSR Common Stock who would otherwise have been entitled to a fractional share of WPSR Common Stock shall receive a cash payment in an amount equal to the product (rounded to the nearest cent) of such fraction (rounded to the nearest thousandth) multiplied by the average of the last reported sales price, per share of WPSR Common

       Stock as reported in the New York Stock Exchange ("NYSE") Composite Tape transactions as reported in The Wall Street Journal for the last ten trading days immediately preceding the last trading day immediately preceding the Effective Time on which WPSR Common Stock was traded on the NYSE, without any interest thereon.

              (d) Dissenters' Rights. Notwithstanding anything in this Agreement to the contrary, if Sections 180.1301 through 180.1331 of the WBCL ("Subchapter XIII") shall be applicable to the Merger, shares of WF&L Common Stock that are issued and outstanding immediately prior to the Effective Time and which are held by shareholders who have not voted such shares in favor of the Merger, who shall have delivered, prior to any vote on the merger, a written objection to the Merger in the manner provided in Subchapter XIII and who as of the Effective Time, shall not have effectively withdrawn or lost such right to dissenters' rights ("Dissenting Shares") shall not be converted into or represent a right to receive WPSR Common Stock and WPSR Rights pursuant to Section 2.1(b), and cash in lieu of a fractional share pursuant to Section 2.01(c) (collectively the "Merger Consideration"), but the holders of Dissenting Shares shall be entitled only to such rights as are granted by Subchapter
       XIII. Each holder of Dissenting Shares who becomes entitled to payment for such shares pursuant to Subchapter XIII shall receive payment therefor from the Surviving Corporation in accordance with Subchapter XIII; provided, however, that if any such holder of Dissenting Shares shall have effectively withdrawn such holder's demand for appraisal of such shares or lost such holder's right to appraisal and payment of such shares under Subchapter XIII, such holder or holders (as the case may be) shall forfeit the right to appraisal of such shares and each such share shall thereupon be deemed, as of the Effective Time, to have been cancelled, extinguished and converted into and represent the right to receive payment of the Merger Consideration.

              (e) Cancellation and Conversion of WF&L Preferred Stock. Each share of WF&L Preferred Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive $103 in cash plus any accrued and unpaid dividends including a prorata portion of the dividend accrued from the last dividend payment date to the Closing Date.

       2.02. Acquisition Common Stock. The shares of Acquisition Common Stock issued and outstanding immediately prior to the Effective Time shall not be affected in any manner by virtue of the Merger and after the Effective Time shall constitute the outstanding shares of Common Stock of the Surviving Corporation.

                                  ARTICLE III
                                   TERMINATION

       3.01. Termination. This Plan of Merger shall terminate forthwith in the event that the Merger Agreement shall be terminated as therein provided. In the event of the termination of this Plan of Merger as provided above, this Plan of Merger shall forthwith become void and there shall be no liability on the part of any of the parties hereto, except as otherwise provided in the Merger Agreement.

                                   ARTICLE IV
                               GENERAL PROVISIONS

       4.01. Counterparts. This Plan of Merger may be executed in counterparts, each of which shall constitute one and the same instrument.

       4.02. Headings. The headings in this Plan of Merger are inserted for convenience only and shall not constitute a part hereof.

       IN WITNESS WHEREOF, the parties hereto have caused this Plan of Merger to be duly executed as of the date first above written.

                                      WISCONSIN FUEL AND LIGHT COMPANY
                                      ("WF&L")


                                      By:_______________________________________


                                      Attest:___________________________________


                                      WF&L ACQUISITION CORP.
                                      ("Acquisition")


                                      By:_______________________________________


                                      Attest:___________________________________

                                                                      Appendix B


July 11, 2000

                            PERSONAL AND CONFIDENTIAL

Board of Directors
Wisconsin Fuel & Light Company
211 Forest Street
P.O. Box 1627
Wausau, WI 54402-1627

Dear Directors:

       We understand that Wisconsin Fuel & Light Company (the "Company") is considering entering into the Agreement and Plan of Merger (the "Merger Agreement") to be dated July 13, 2000, among the Company, WPS Resources Corporation ("WPS"), Wisconsin Public Service Corporation, and WF&L Acquisition Corp. Under the Merger Agreement, the Company would merge with and into a wholly owned subsidiary of WPS, and the holders (the "Shareholders") of the Company's common stock ("Company Stock") would receive consideration of a certain number of shares of WPS' common stock for each share of Company Stock, according to the Merger Ratio (defined in the Merger Agreement). We will refer to such transaction as the "Transaction." We further understand the Transaction will be structured as a tax-free exchange for the Shareholders.



       You have asked Emory Business Valuation, LLC to provide its opinion as to whether the consideration to be received by the Shareholders in connection with the Transaction is fair to them from a financial point of view (this "Opinion").

In the course of our analyses for rendering this Opinion, we have:

       1.     reviewed the Merger Agreement;

       2. reviewed the Company's audited financial statements for the six years ended December 31, 1999, and unaudited interim financial statements through June 30, 2000, which the Company's management has identified as being the most current financial statements available;

       3. reviewed certain operating and financial information provided us by management relating to the Company's business and prospects;

Board of Directors
Wisconsin Fuel & Light Company
July 13, 2000
Page 2

       4. interviewed certain members Arthur Andersen LLP's Global Corporate Finance Group (the "AA Finance Group"), which assisted the Board in obtaining and analyzing offers by third parties considering purchasing or merging with the Company ("Third Party Offers");

       5. reviewed certain materials prepared by the AA Finance Group for the Company's Board of Directors (the "Board") dated December 10, 1999, April 27, 2000, and May 26, 2000, regarding the Company's strategic alternatives and the process of obtaining Third Party Offers;

       6. reviewed the Confidential Information Memorandum prepared by the AA Finance Group, dated April 2000, which was sent to certain third parties that were considering extending Third Party Offers;

       7. interviewed certain members of the Company's senior management to discuss its operations, regulatory environment, historical financial statements, and future prospects;

       8. reviewed certain publicly available filings, financial data and stock market performance data regarding the Company and WPS;

       9. reviewed publicly available financial data and stock market performance data of publicly traded companies we considered somewhat similar to the Company, and publicly available prices and premiums paid in other transactions we considered somewhat similar to the Transaction; and

       10. conducted such other studies, analyses, inquiries, and investigations, as we deemed appropriate for purposes of this Opinion.

In providing this Opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all financial information that was available to us from public sources and all the financial and other information provided to us by the Company or its representatives. We have further relied upon the assurances of the Company's management that they are unaware of any facts that would make the information the Company or its representatives provided to us incomplete or misleading.

We have not solicited Third Party Offers, nor have we negotiated the Transaction's terms nor advised you with respect to alternatives to it.

This Opinion is provided for the information and assistance of the Board in its consideration of the Transaction. This Opinion does not constitute a recommendation to the Shareholders as to how they should vote with respect to the Transaction.

We have not reviewed any proxy statement, registration statement or similar documents that have been or may be prepared for use in connection with the Transaction.

Board of Directors
Wisconsin Fuel & Light Company
July 13, 2000
Page 3

With respect to the projected financial results, we have assumed they have been reasonably prepared on bases reflecting the best currently available estimates and judgment of the Company's management. We do not express an opinion or any other form of assurance as to the reasonableness of the underlying assumptions.

We have not performed or obtained an independent appraisal of any of the Company's assets.

We have not conducted or provided environmental liability assessments of any kind, so this Opinion does not reflect any actual or contingent environmental liabilities.

This Opinion is necessarily based on economic, market, financial, and other conditions as they exist and can be evaluated by us as of the date of this letter.

Based on the foregoing, it is our opinion that the consideration to be received by the Shareholders in connection with the Transaction is fair to them from a financial point of view.

Very truly yours,

  /s/ Emory Business Valuation, LLC

EMORY BUSINESS VALUATION, LLC

                                   APPENDIX C

                               DISSENTERS' RIGHTS
                                 Subchapter XIII
                       Sections 180.1301 through 180.1331
                    of the Wisconsin Business Corporation Law


180.1301  DEFINITIONS.  IN ss. 180.1301 TO 180.1331:

          (1) "Beneficial shareholder" means a person who is a beneficial owner of shares held by a nominee as the shareholder.

          (lm) "Business combination" has the meaning given in s. 180.1130(3).

          (2) "Corporation" means the issuer corporation or, if the corporate action giving rise to dissenters' rights under s. 180.1302 is a merger or share exchange that has been effectuated, the surviving domestic corporation or foreign corporation of the merger or the acquiring domestic corporation or foreign corporation of the share exchange.

          (3) "Dissenter" means a shareholder or beneficial shareholder who is entitled to dissent from corporate action under s. 180.1302 and who exercises that right when and in the manner required by ss. 180.1320 to 180.1328.

          (4) "Fair value", with respect to a dissenter's shares other than in a business combination, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. "Fair value", with respect to a dissenter's shares in a business combination, means market value, as defined in s. 180.1130(9)(a) 1 to 4.

          (5) "Interest" means interest from the effectuation date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all of the circumstances.

          (6) "Issuer corporation means a domestic corporation that is the issuer of the shares held by a dissenter before the corporate action.

          History: 1989 a. 303; 1991 a. 16.

180.1302 RIGHT TO DISSENT.

          (1) Except as provided in sub. (4) and s. 180.1008(3), a shareholder or beneficial shareholder may dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

                    (a) Consummation of a plan of merger to which the issuer corporation is a party if any of the following applies:

                              1. Shareholder approval is required for the merger
                    by s. 180.1103 or by the articles of incorporation.

                              2. The issuer corporation is a subsidiary that is
                    merged with its parent under s. 180.1104.

                    (b) Consummation of a plan of share exchange if the issuer corporation's shares will be acquired, and the shareholder or the shareholder holding shares on behalf of the beneficial shareholder is entitled to vote on the plan.

                    (c) Consummation of a sale or exchange of all, or substantially all, of the property of the issuer corporation other than in the usual and regular course of business, including a sale in dissolution, but not including any of the following:

                              1. A sale pursuant to court order.

                              2. A sale for cash pursuant to a plan by which all
                    or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale.

                    (d) Except as provided in sub. (2), any other corporate action taken pursuant to a shareholder vote to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that the voting or nonvoting shareholder or beneficial shareholder may dissent and obtain payment for his or her shares.

          (2) Except as provided in sub. (4) and s. 180.1008(3), the articles of incorporation may allow a shareholder or beneficial shareholder to dissent from an amendment of the articles of incorporation and obtain payment of the fair value of his or her shares if the amendment materially and adversely affects rights in respect of a dissenter's shares because it does any of the following:

                    (a) Alters or abolishes a preferential right of the shares.

                    (b) Creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares.

                    (c) Alters or abolishes a preemptive right of the holder of shares to acquire shares or other securities.

                    (d) Excludes or limits the right of the shares to vote on any matter or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights.

                    (e) Reduces the number of shares owned by the shareholder or beneficial shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under s. 180.0604.

          (3) Notwithstanding sub. (1)(a) to (c), if the issuer corporation is a statutory close corporation under ss. 180.1801 to 180.1837, a shareholder of the statutory close corporation may dissent from a corporate action and obtain payment of the fair value of his or her shares, to the extent permitted under sub. (1)(d) or (2) or s. 180.1803, 180.1813(1)(d) or (2)(b), 180.1815(3) or
180.1829(1)(c).

          (4) Except in a business combination or unless the articles of incorporation provide otherwise, subs. (1) and (2) do not apply to the holders of shares of any class or series if the shares of the class or series are registered on a national securities exchange or quoted on the National Association of Securities Dealers, Inc., automated quotations system on the record date fixed to determine the shareholders entitled to notice of a shareholders meeting at which shareholders are to vote on the proposed corporate action.

          (5) Except as provided in s. 180.1833, a shareholder or beneficial shareholder entitled to dissent and obtain payment for his or her shares under ss. 180.1301 to 180.1331 may not challenge the corporate action creating his or her entitlement under the action is unlawful or fraudulent with respect to the shareholder, beneficial shareholder or issuer corporation.

          History: 1989 a. 303; 1991 a. 16.

180.1303 DISSENT BY SHAREHOLDERS AND BENEFICIAL SHAREHOLDERS.

          (1) A shareholder may assert dissenters' rights as to fewer than all of the shares registered in his or her name only if the shareholder dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he or she asserts dissenters' rights. The rights of a shareholder who under this subsection asserts dissenters' rights as to fewer than all of the shares registered in his or her name are determined as if the shares as to which he or she dissents and his or her other shares were registered in the names of different shareholders.

          (2) A beneficial shareholder may assert dissenters' rights as to shares held on his or her behalf only if the beneficial shareholder does all of the following:

                    (a) Submits to the corporation the shareholder's written consent to the dissent not later than the time that the beneficial shareholder asserts dissenters' rights.

                    (b) Submits the consent under par. (a) with respect to all shares of which he or she is the beneficial shareholder.

          History: 1989 a. 303.

180.1320 NOTICE OF DISSENTERS' RIGHTS.

          (1) If proposed corporate action creating dissenters' rights under s.
180.1302 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders and beneficial shareholders are or may be entitled to assert dissenters' right under ss. 180.1301 to 180.1331 and shall be accompanied by a copy of those sections.

          (2) If corporate action creating dissenters' rights under s. 180.1302 is authorized without a vote of shareholders, the corporation shall notify, in writing and in accordance with s. 180.0141, all shareholders entitled to assert dissenters' rights that the action was authorized and send them the dissenters' notice described in s. 180.1322.

          History: 1989 a. 303.

180.1321 NOTICE OF INTENT TO DEMAND PAYMENT.

          (1) If proposed corporate action creating dissenters' rights under s.
180.1302 is submitted to vote at a shareholders' meeting, a shareholder or beneficial shareholder who wishes to assert dissenters' rights shall do all of the following:

                    (a) Deliver to the issuer corporation before the vote is taken written notice that complies with s. 180.0 141 of the shareholder's or beneficial shareholder's intent to demand payment for his or her shares if the proposed action is effectuated.

                    (b) Not vote his or her shares in favor of the proposed action.

          (2) A shareholder or beneficial shareholder who fails to satisfy sub.
(1) is not entitled to payment for his or her shares under ss. 180.1301 to 180.1331.

          History: 1989 a. 303.

180.1322 DISSENTERS' NOTICE.

          (1) If proposed corporate action creating dissenters' rights under s.
180.1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders and beneficial shareholders who satisfied s. 180.1321.

          (2) The dissenters' notice shall be sent no later than 10 days after the corporate action is authorized at a shareholders' meeting or without a vote of shareholders, whichever is applicable. The dissenters' notice shall comply with s. 180.0 141 and shall include or have attached all of the following:

                    (a) A statement indicating where the shareholder or beneficial shareholder must send the payment demand and where and when certificates for certified shares must be deposited.

                    (b) For holders of uncertificated shares, an explanation of the extent to which transfer of the shares will be restricted after the payment demand is received.

                    (c) A form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and that requires the shareholder or beneficial shareholder asserting dissenters' rights to certify whether he or she acquired beneficial ownership of the shares before that date.

                    (d) A date by which the corporation must receive the payment demand, which may not be fewer than 30 days nor more than 60 days after the date on which the dissenters' notice is delivered.

                    (e) A copy of ss. 180.1301 to 180.1331.

          History: 1989 a. 303.

180.1323 DUTY TO DEMAND PAYMENT.

          (1) A shareholder or beneficial shareholder who is sent a dissenters' notice described in s. 180.1322, or a beneficial shareholder whose shares are held by a nominee who is sent a dissenters' notice described in s. 180.1322, must demand payment in writing and certify whether he or she acquired beneficial ownership of the shares before the date specified in the dissenters' notice under s. 180.1322(2)(c). A shareholder or beneficial shareholder with certificated shares must also deposit his or her certificates in accordance with the terms of the notice.

          (2) A shareholder or beneficial shareholder with certificated shares who demands payment and deposits his or her share certificates under sub. (1) retains all other rights of a shareholder or beneficial shareholder until these rights are canceled or modified by the effectuation of the corporate action.

          (3) A shareholder or beneficial shareholder with certificated or uncertificated shares who does not demand payment by the date set in the dissenters' notice, or a shareholder or beneficial shareholder with certificated shares who does not deposit his or her share certificates where required and by the date set in the dissenters' notice is not entitled to payment for his or her shares under ss. 180.1301 to 180.1331.

          History: 1989 a. 303.

180.1324 RESTRICTIONS ON UNCERTIFICATED SHARES.

          (1) The issuer corporation may restrict the transfer of uncertificated shares from the date that the demand for payment for those shares is received until the corporate action is effectuated or the restrictions released under s. 180.1326.

          (2) The shareholder or beneficial shareholder who asserts dissenters' rights as to uncertificated shares retains all of the rights of a shareholder or beneficial shareholder, other than those restricted under sub. (1), until these rights are canceled or modified by the effectuation of the corporate action.

          History: 1989 a. 303.

180.1325 PAYMENT.

          (1) Except as provided in s. 180.1327, as soon as the corporate action is effectuated or upon receipt of a payment demand, whichever is later, the corporation shall pay each shareholder or beneficial shareholder who has complied with s. 180.1323 the amount that the corporation estimates to be the fair value of his or her shares, plus accrued interest.

          (2) The payment shall be accompanied by all of the following:

                    (a) The corporation's latest available financial statements, audited and including footnote disclosure if available, but including not less than a balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year and the latest available interim financial statements, if any.

                    (b) A statement of the corporation's estimate of the fair value of the shares.

                    (c) An explanation of how the interest was calculated.

                    (d) A statement of the dissenter's right to demand payment under s. 180.1328 if the dissenter is dissatisfied with the payment.

                    (e) A copy of ss. 180.1301 to 180.1331.

         History:  1989 a. 303.

180.1326  FAILURE TO TAKE ACTION.

          (1) If an issuer corporation does not effectuate the corporate action within 60 days after the date set under s. 180.1322 for demanding payment, the issuer corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

          (2) If after returning deposited certificates and releasing transfer restrictions, the issuer corporation effectuates the corporate action, the corporation shall deliver a new dissenters' notice under s. 180.1322 and repeat the payment demand procedure.

          History: 1989 a. 303.

180.1327 AFTER-ACQUIRED SHARES.

          (1) A corporation may elect to withhold payment required by s.
180.1325 from a dissenter unless the dissenter was the beneficial owner of the shares before the date specified in the dissenters' notice under s. 180.1322(2)(c) as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

          (2) To the extent that the corporation elects to withhold payment under sub. (1) after effectuating the corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his or her demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand under s. 180.1328 if the dissenter is dissatisfied with the offer.

          History: 1989 a. 303.

180.1328 PROCEDURE IF DISSENTER DISSATISFIED WITH PAYMENT OR OFFER.

          (1) A dissenter may, in the manner provided in sub. (2), notify the corporation of the dissenter's estimate of the fair value of his or her shares and amount of interest due, and demand payment of his or her estimate, less any payment received under s. 180.1325, or reject the offer under s. 180.1327 and demand payment of the fair value of his or her shares and interest due, if any of the following applies:

                    (a) The dissenter believes that the amount paid under s.
          180.1325 or offered under s. 180.1327 is less than the fair value of his or her shares or that the interest due is incorrectly calculated.

                    (b) The corporation fails to make payment under s. 180.1325 within 60 days after the date set under s. 180.1322 for demanding payment.

                    (c) The issuer corporation, having failed to effectuate the corporate action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set under s. 180.1322 for demanding payment.

          (2) A dissenter waives his or her right to demand payment under this section unless the dissenter notifies the corporation of his or her demand under sub. (1) in writing within 30 days after the corporation made or offered payment for his or her shares. The notice shall comply with s. 180.0141.

          History: 1989 a. 303.

180.1330 COURT ACTION.

          (1) If a demand for payment under s. 180.1328 remains unsettled, the corporation shall bring a special proceeding within 60 days after receiving the payment demand under s. 180.1328 and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not bring the special proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

          (2) The corporation shall bring the special proceeding in the circuit court for the county where its principal office or, if none in this state, its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall bring the special proceeding in the county in this state in which was located the registered office of the issuer corporation that merged with or whose shares were acquired by the foreign corporation.

          (3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the special proceeding. Each party to the special proceeding shall be served with a copy of the petition as provided in s. 801.14.

          (4) The jurisdiction of the court in which the special proceeding is brought under sub. (2) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. An appraiser has the power described in the order appointing him or her or in any amendment to the order. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

          (5) Each dissenter made a party to the special proceeding is entitled to judgment for any of the following:

                    (a) The amount, if any, by which the court finds the fair value of his or her shares, plus interest, exceeds the amount paid by the corporation.

                    (b) The fair value, plus accrued interest, of his or her shares acquired on or after the date specified in the dissenter's notice under s. 180.1322(2)(c), for which the corporation elected to withhold payment under s. 180.1327.

          History: 1989 a. 303.

180.1331 COURT COSTS AND COUNSEL FEES.

          (1) (a) Notwithstanding ss. 814.01 to 814.04, the court in a special proceeding brought under s. 180.1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court and shall assess the costs against the corporation, except as provided in par. (b).

                    (b) Notwithstanding ss. 814.01 and 814.04, the court may assess costs against all or some of the dissenters, in amounts that the court finds to be equitable, to the extent what the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment under s. 180.1328.

          (2) The parties shall bear their own expenses of the proceeding, except that, notwithstanding ss. 814.01 to 814.04, the court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts that the court finds to be equitable, as follows:

                    (a) Against the corporation and in favor of any dissenter if the court finds that the corporation did not substantially comply with ss. 180.1320 to 180.1328.

                    (b) Against the corporation or against a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by this chapter.

          (3) Notwithstanding ss. 814.01 to 814.04, if the court finds that the services of counsel and experts for any dissenter were of substantial benefit to other dissenters similarly situated, the court may award to these counsel and experts reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

         History:  1989 a. 303.

                                   APPENDIX D

                      WISCONSIN PUBLIC SERVICE CORPORATION
                       RESTATED ARTICLES OF INCORPORATION


PARAGRAPH III.C.(8)(b)
     (8) Special Voting Rights on Certain Additional Issues and Merger or Consolidation
     So long as any shares of the Preferred Stock of any series are outstanding the corporation shall not without the affirmative vote of the holders of record of a majority of the total number of shares of Preferred Stock of all series then outstanding:

                                      *    *    *

     (b) Merge or consolidate with or into any corporation unless such merger or consolidation or the issuance or assumption of all securities to be issued or assumed in connection therewith shall have been ordered, approved or permitted by the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935, or by the Federal Power Commission under the Federal Power Act, or by any successor commission or regulatory authority of the United States of America having jurisdiction in the premises; provided that the provisions of this subdivision (b) shall not apply to a purchase or other acquisition by the corporation of the franchises or assets of another company or otherwise apply in any manner which does not involve a merger or consolidation.

PARAGRAPH III.C.(9)
     (9) Special Voting Rights on Incurring Certain Unsecured Indebtedness
     So long as any shares of the Preferred Stock of any series are outstanding the corporation shall not without the affirmative vote of the holders of record of a majority of the total number of shares of Preferred Stock present in person or by proxy at a meeting duly called for the purpose:
     Issue or assume any unsecured notes, debentures or other securities representing unsecured indebtedness for any purpose other than (1) the refunding of outstanding unsecured securities theretofore issued or assumed by the corporation or (2) the redemption or other retirement of outstanding shares of one or more series of the Preferred Stock, if, immediately after such issue or assumption the total principal amount of all unsecured notes, debentures or other unsecured securities representing unsecured indebtedness issued or assumed by the corporation and then outstanding (including unsecured securities then to be issued or assumed but excluding unsecured securities theretofore so consented to by the holders of Preferred Stock) will exceed twenty per cent (20%) of the total principal amount of all bonds or other securities representing secured indebtedness issued or assumed by the corporation and then to be outstanding and the capital and surplus of the corporation as then to be stated on the books of account of the corporation.

     For the purpose of the foregoing subparagraph the presence in person or by proxy of the holders of record of a majority of all outstanding Preferred Stock shall be necessary to constitute a quorum; provided that if such quorum shall not have been obtained at such meeting or any adjournment thereof within thirty
(30) days of the date of such meeting as originally called the presence in person or by proxy of the holders of record of one-third of all outstanding Preferred Stock shall constitute a quorum; provided further that in the absence of quorum such meeting or any adjournment thereof may be adjourned from time to time by an officer of the corporation who shall have called the meeting without notice other than announcement at the meeting.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS


                   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The Wisconsin Business Corporation Law and the By-Laws of WPS Resources Corporation permit indemnification of WPS Resources Corporation's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933. In addition, WPS Resources Corporation has purchased insurance permitted by the law of Wisconsin on behalf of directors, officers, employees or agents which may cover liabilities under the Securities Act.

          The Merger Agreement among WPS Resources Corporation, two subsidiaries thereof and Wisconsin Fuel and Light Company provides that, to the extent not prohibited by law, all rights of indemnification in favor of current or former directors or officers of Wisconsin Fuel and Light Company as provided in the Articles of Incorporation or By-laws of Wisconsin Fuel and Light Company for acts or omissions occurring prior to the effective time of the Merger, will continue in full force and effect for a period of not less than six years from the effective time of the Merger. The Merger Agreement also provides that, to the extent permitted by law and not provided by an existing right of indemnification or other agreement or policy, WPS Resources Corporation shall indemnify, defend and hold harmless all current or former directors or officers of Wisconsin Fuel and Light Company for acts or omissions occurring prior to the effective time that are, in whole or in part, based on or arise out of the fact that such person is or was a director, officer or employee of Wisconsin Fuel and Light Company or of any Wisconsin Fuel and Light Company subsidiary or that are based on or arise out of or pertain to the transactions contemplated by the Merger Agreement, and that for a period of six years from the effective time of the Merger, WPS Resources Corporation will cause to be maintained, Wisconsin Fuel and Light Company's directors' and officers' insurance and indemnification policy to the extent that it provides coverage for events occurring prior to the effective time of the Merger for directors and officers of Wisconsin Fuel and Light Company who were covered under such policy as in effect on July 13, 2000, or obtain new policies of such insurance at least as favorable as the most favorable coverage offered by policies currently maintained by Wisconsin Fuel and Light Company and WPS Resources Corporation, so long as the annual premium would not be in excess of 200% of the aggregate premiums paid by Wisconsin Fuel and Light Company for such insurance as of July 13, 2000, and provided that if the annual premiums of such insurance coverage exceed such amount, WPS Resources Corporation shall be obligated to obtain a policy with the best coverage available, in the reasonable judgment of the board of directors of WPS Resources Corporation, for a cost not exceeding such amount.

                   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT NO.                DESCRIPTION
--------------------------------------------------------------------------------

2.1 Agreement and Plan of Merger, dated as of July 13, 2000, by and among WPS Resources Corporation, WF&L Acquisition Corp. and Wisconsin Fuel and Light Company (included as Appendix A to the Joint Proxy Statement/Prospectus forming part of this Registration Statement).

3(a)-1 Restated Articles of Incorporation of WPS Resources Corporation. (Incorporated by reference to Appendix B to Amendment No. 1 to WPS'S Registration Statement on Form S-4, filed February 28, 1994 [Reg. No. 33-52199])

EXHIBIT NO.                DESCRIPTION
--------------------------------------------------------------------------------

3(a)-2 Articles of Incorporation of Wisconsin Public Service Corporation as effective May 26, 1972 and amended through May 31, 1988 (Incorporated by reference to Exhibit 3A to Form 10K for the year ended December 31, 1999 [File No. 1-3016]); Articles of Amendment to Articles of Incorporation dated June 1, 1993 (Incorporated by reference to Exhibit 3 to Form 8-K filed June 10, 1993 [File No. 1-3016]).

3(b)-1 By-Laws of WPS Resources Corporation as in effect February 10, 2000. (Incorporated by reference to Exhibit 3B-1 to Form 10-K for the year ended December 31, 1999 [File No. 1-11337]).

3(b)-2 By-Laws of Wisconsin Public Service as in effect February 10, 2000 (Incorporated by reference to Exhibit 3B-2 to Form 10-K for the year ended December 31, 1999 [File No. 1-3016].

4 Copy of Rights Agreement, dated December 12, 1996 between WPS and Firstar Trust Company (Incorporated by reference to Exhibit 4.1 to Form 8-A filed December 13, 1996 [File No. 1-11337]).

5 Opinion of Foley & Lardner, counsel for WPS, regarding validity of Securities being registered.

8(a) Opinion of Foley & Lardner, regarding certain federal income tax matters.

8(b) Opinion of von Briesen, Purtell & Roper, s.c., regarding certain federal income tax matters.

l0(a) Copy of Joint Power Supply Agreement among Wisconsin Public Service Corporation, Wisconsin Power and Light Company, and Madison Gas and Electric Company, dated February 2, 1967 (Incorporated by reference to
          Exhibit 4.09 [File No. 2-27308]).

10(b) Copy of Joint Power Supply Agreement (Exclusive of Exhibits) among Wisconsin Public Service Corporation, Wisconsin Power and Light Company, and Madison Gas and Electric Company dated July 26, 1973 (Incorporated by reference to Exhibit 5.04A in File No. 2-48781).

10(c) Settlement and Ownership Transfer Agreement dated September 28, 1998 between Wisconsin Public Service Corporation and Madison Gas and Electric Company (Incorporated by reference to Exhibit 99-2 to Form 8-K filed March 2, 1999 [File No. 1-03016]).

10(d)(1) Copy of Basic Generating Agreement, Unit 4, Edgewater Generating Station, dated June 5, 1967, between Wisconsin Power and Light Company and Wisconsin Public Service Corporation (Incorporated by reference to
          Exhibit 4.10 in File No. 2-27308).

10(d)(2) Copy of Agreement for Construction and Operation of Edgewater 5 Generating Unit, dated February 24, 1983, between Wisconsin Power and Light Company, Wisconsin Electric Power Company, and Wisconsin Public Service Corporation (Incorporated by reference to Exhibit 10C-l to Form 10-K of Wisconsin Public Service Corporation for the year ended December 31, 1983 [File No. 1-3016]).

EXHIBIT NO.                DESCRIPTION
--------------------------------------------------------------------------------

10(d)(3) Amendment No. 1 to Agreement for Construction and Operation of Edgewater 5 Generating Unit, dated December 1, 1988 (Incorporated by reference to Exhibit 10C-2 to Form 10-K of Wisconsin Public Service Corporation for the year ended December 31, 1988 [File No. 1-3016]).

10(e) Copy of revised Agreement for Construction and Operation of Columbia Generating Plant among Wisconsin Public Service Corporation, Wisconsin Power and Light Company, and Madison Gas and Electric Company, dated July 26, 1973 (Incorporated by reference to Exhibit 5.07 in File No. 2-48781).

10(f) Copy of Guaranty and Agreements and Note Agreements for Wisconsin Public Service Corporation Employee Stock Ownership Plan and Trust
          (ESOP) dated November 1, 1990 (Incorporated by reference to Exhibits
          10.1 and 10.2 to Form 8-K of Wisconsin Public Service Corporation filed November 2, 1990 [File No. 1-3016]).

10(g) Copy of Power Purchase Agreement Between DePere Energy LLC and Wisconsin Public Service Corporation dated November 8, 1995 and amended by a Letter Agreement dated February 19, 1997. (Incorporated by a reference to Exhibit 10f-1 to the Form 10-K for the year ended December 31, 1997 [File No. 1-3016]).

10(h)(1) Copy of amended and restated WPS Resources Corporation Deferred Compensation Plan for executives and non-employee directors, effective March 1, 1999. (Incorporated by reference to Exhibit 10H-1 to Form 10-K for the year ended December 31, 1999 [File No. 1-1137]).

10(h)(2) Copy of Form of Executive Employment and Severance Agreement entered into between WPS Resources Corporation and each of Ralph G. Baeten, Daniel P. Bittner, Diane L. Ford, Richard E. James, Thomas P. Meinz, Phillip M. Mikulsky, Wayne J. Peterson, Patrick D. Schrickel, Charlie
          A. Schrock, Clark R. Steinhardt, Bernard J. Treml and Larry L. Weyers. (Incorporated by reference to Exhibit 10.6 to Form 10-Q for the quarter ended June 30, 1997 [File No. 1-1137]).

10(h)(3) Copy of WPS Resources Corporation Short-Term Variable Pay Plan effective January 1, 1998. (Incorporated by reference to Exhibit 10G-3 in the Form 10-K for the year ended December 31, 1997 [File No. 1-11337]).

10(h)(4) Copy of WPS Resources 1999 Stock Option Plan effective May 6, 1999 (Incorporated by reference to Exhibit 10-2 in the Form 10-Q for the quarter ended June 30, 1999, filed August 11, 1999. [File No. 1-11337]).


10(h)(5) WPS Resources Corporation 1999 Non-Employee Directors Stock Option Plan (Incorporated by reference to Exhibit 4.2 in Form S-8 December 21, 1999. [File No. 333-93193]).

21 Subsidiaries of the Registrant. (Incorporated by reference to Exhibit 21 of WPS Resources Corporation--Wisconsin Public Service Corporation Form 10-K filed March 7, 1997 [File No. 1-11337]).

23 (a) Consent of Arthur Andersen LLP regarding WPS Resources Corporation and Wisconsin Public Service Corporation

23(b)     Consent of Arthur Anderson LLP regarding Wisconsin Fuel and Light
          Company

23(c)     Consent of Emory Business Valuation, LLC.

24        Powers of Attorney (included in signature pages).

99.1 Form of Proxy to be used in connection with the Special Meeting of Shareholders of Wisconsin Fuel and Light Company.

99.2 Form of Proxy to be used in connection with the Special Meeting of Preferred Shareholders of Wisconsin Public Service Corporation.

                              ITEM 22. UNDERTAKINGS

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section l0(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

          (6) That every prospectus (i) that is filed pursuant to paragraph (5) immediately preceding, or (ii) that purports to meet the requirements of Section l0(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this Registration Statement and will not be used until such amendment is effective, and that, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (7) To respond to requests for information that is incorporated by reference into the Proxy Statement/Prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

          (8) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF GREEN BAY, STATE OF WISCONSIN, ON AUGUST 29, 2000.

                                        WPS RESOURCES CORPORATION

                                        By:/s/ Larry L. Weyers
                                           ------------------------------------
                                           Larry L. Weyers
                                           President and Chief Executive Officer

                       ----------------------------------

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.* Each person whose signature appears below hereby appoints Ralph G. Baeten and Barth J. Wolf, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection herewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.


NAME                             CAPACITY
----                             --------


/s/ Larry L. Weyers
------------------------------   Chairman, President and Chief Executive Officer
Larry L. Weyers                  (Principal Executive Officer and Director)


/s/ Daniel P. Bittner
------------------------------   Vice President and Chief Financial Officer
Daniel P. Bittner                (Principal Financial Officer)


/s/ Diane L. Ford
------------------------------   Controller
Diane L. Ford                    Principal Accounting Officer)


____________________
*    Each of the above signatures is affixed as of August 29, 2000

NAME                                       CAPACITY
----                                       --------


/s/ A. Dean Arganbright
--------------------------------------
A. Dean Arganbright                        Director


/s/ Michael S. Ariens
--------------------------------------
Michael S. Ariens                          Director


/s/ Richard A. Bemis
--------------------------------------
Richard A. Bemis                           Director


/s/ Clarence R. Fisher
--------------------------------------
Clarence R. Fisher                         Director


/s/ Robert S. Gallagher
--------------------------------------
Robert S. Gallagher                        Director


/s/ John C. Meng
--------------------------------------
John C. Meng                               Director


/s/ Kathryn M. Hasselblad-Pascale
--------------------------------------
Kathryn M. Hasselblad-Pascale              Director


/s/ James L. Kemerling
--------------------------------------
James L. Kemerling                         Director



    * Each of the above signatures is affixed as of August 29, 2000.

                                  EXHIBIT INDEX


EXHIBIT NO.                DESCRIPTION
--------------------------------------------------------------------------------

2.1 Agreement and Plan of Merger, dated as of July 13, 2000, by and among WPS Resources Corporation, WF&L Acquisition Corp. and Wisconsin Fuel and Light Company (included as Appendix A to the Joint Proxy Statement/Prospectus forming part of this Registration Statement).

3(a)-1 Restated Articles of Incorporation of WPS Resources Corporation. (Incorporated by reference to Appendix B to Amendment No. 1 to WPS'S Registration Statement on Form S-4, filed February 28, 1994 [Reg. No. 33-52199])

3(a)-2 Articles of Incorporation of Wisconsin Public Service Corporation as effective May 26, 1972 and amended through May 31, 1988 (Incorporated by reference to Exhibit 3A to Form 10K for the year ended December 31, 1999 [File No. 1-3016]); Articles of Amendment to Articles of Incorporation dated June 1, 1993 (Incorporated by reference to Exhibit 3 to Form 8-K filed June 10, 1993 [File No. 1-3016]).

3(b)-1 By-Laws of WPS Resources Corporation as in effect February 10, 2000. (Incorporated by reference to Exhibit 3B-1 to Form 10-K for the year ended December 31, 1999 [File No. 1-11337]).

3(b)-2 By-Laws of Wisconsin Public Service as in effect February 10, 2000 (Incorporated by reference to Exhibit 3B-2 to Form 10-K for the year ended December 31, 1999 [File No. 1-3016].

4 Copy of Rights Agreement, dated December 12, 1996 between WPS and Firstar Trust Company (Incorporated by reference to Exhibit 4.1 to Form 8-A filed December 13, 1996 [File No. 1-11337]).

5 Opinion of Foley & Lardner, counsel for WPS, regarding validity of Securities being registered.

8(a) Opinion of Foley & Lardner, regarding certain federal income tax matters.

8(b) Opinion of von Briesen, Purtell & Roper, S.C., regarding certain federal income tax matters.

l0(a) Copy of Joint Power Supply Agreement among Wisconsin Public Service Corporation, Wisconsin Power and Light Company, and Madison Gas and Electric Company, dated February 2, 1967 (Incorporated by reference to
          Exhibit 4.09 [File No. 2-27308]).

10(b) Copy of Joint Power Supply Agreement (Exclusive of Exhibits) among Wisconsin Public Service Corporation, Wisconsin Power and Light Company, and Madison Gas and Electric Company dated July 26, 1973 (Incorporated by reference to Exhibit 5.04A in File No. 2-48781).

10(c) Settlement and Ownership Transfer Agreement dated September 28, 1998 between Wisconsin Public Service Corporation and Madison Gas and Electric Company (Incorporated by reference to Exhibit 99-2 to Form 8-K filed March 2, 1999 [File No. 1-03016]).

EXHIBIT NO.                DESCRIPTION
--------------------------------------------------------------------------------

10(d)(1) Copy of Basic Generating Agreement, Unit 4, Edgewater Generating Station, dated June 5, 1967, between Wisconsin Power and Light Company and Wisconsin Public Service Corporation (Incorporated by reference to
          Exhibit 4.10 in File No. 2-27308).

10(d)(2) Copy of Agreement for Construction and Operation of Edgewater 5 Generating Unit, dated February 24, 1983, between Wisconsin Power and Light Company, Wisconsin Electric Power Company, and Wisconsin Public Service Corporation (Incorporated by reference to Exhibit 10C-l to Form 10-K of Wisconsin Public Service Corporation for the year ended December 31, 1983 [File No. 1-3016]).

10(d)(3) Amendment No. 1 to Agreement for Construction and Operation of Edgewater 5 Generating Unit, dated December 1, 1988 (Incorporated by reference to Exhibit 10C-2 to Form 10-K of Wisconsin Public Service Corporation for the year ended December 31, 1988 [File No. 1-3016]).

10(e) Copy of revised Agreement for Construction and Operation of Columbia Generating Plant among Wisconsin Public Service Corporation, Wisconsin Power and Light Company, and Madison Gas and Electric Company, dated July 26, 1973 (Incorporated by reference to Exhibit 5.07 in File No. 2-48781).

10(f) Copy of Guaranty and Agreements and Note Agreements for Wisconsin Public Service Corporation Employee Stock Ownership Plan and Trust
          (ESOP) dated November 1, 1990 (Incorporated by reference to Exhibits
          10.1 and 10.2 to Form 8-K of Wisconsin Public Service Corporation filed November 2, 1990 [File No. 1-3016]).

10(g) Copy of Power Purchase Agreement Between DePere Energy LLC and Wisconsin Public Service Corporation dated November 8, 1995 and amended by a Letter Agreement dated February 19, 1997. (Incorporated by a reference to Exhibit 10f-1 to the Form 10-K for the year ended December 31, 1997 [File No. 1-3016]).

10(h)(1) Copy of amended and restated WPS Resources Corporation Deferred Compensation Plan for executives and non-employee directors, effective March 1, 1999. (Incorporated by reference to Exhibit 10H-1 to Form 10-K for the year ended December 31, 1999 [File No. 1-1137]).

10(h)(2) Copy of Form of Executive Employment and Severance Agreement entered into between WPS Resources Corporation and each of Ralph G. Baeten, Daniel P. Bittner, Diane L. Ford, Richard E. James, Thomas P. Meinz, Phillip M. Mikulsky, Wayne J. Peterson, Patrick D. Schrickel, Charlie
          A. Schrock, Clark R. Steinhardt, Bernard J. Treml and Larry L. Weyers. (Incorporated by reference to Exhibit 10.6 to Form 10-Q for the quarter ended June 30, 1997 [File No. 1-1137]).

10(h)(3) Copy of WPS Resources Corporation Short-Term Variable Pay Plan effective January 1, 1998. (Incorporated by reference to Exhibit 10G-3 in the Form 10-K for the year ended December 31, 1997 [File No. 1-11337]).

EXHIBIT NO.                DESCRIPTION
--------------------------------------------------------------------------------

10(h)(4) Copy of WPS Resources 1999 Stock Option Plan effective May 6, 1999 (Incorporated by reference to Exhibit 10-2 in the Form 10-Q for the quarter ended June 30, 1999, filed August 11, 1999. [File No. 1-11337]).


10(h)(5) WPS Resources Corporation 1999 Non-Employee Directors Stock Option Plan (Incorporated by reference to Exhibit 4.2 in Form S-8 December 21, 1999. [File No. 333-93193]).

21 Subsidiaries of the Registrant. (Incorporated by reference to Exhibit 21 of WPS Resources Corporation--Wisconsin Public Service Corporation Form 10-K filed March 7, 1997 [File No. 1-11337]).

23(a) Consent of Arthur Andersen LLP regarding WPS Resources Corporation and Wisconsin Public Service Corporation

23(b)     Consent of Arthur Andersen LLP regarding Wisconsin Fuel and Light
          Company

23(c)     Consent of Emory Business Valuation, LLC.

24        Powers of Attorney (included on signature pages).

99.1 Form of Proxy to be used in connection with the Special Meeting of Shareholders of Wisconsin Fuel and Light Company.

99.2 Form of Proxy to be used in connection with Special Meeting of Preferred Shareholders of Wisconsin Public Service Corporation



                                      -3-